As filed with the Securities and Exchange Commission on November 10, 2020

Registration No. 333-249949

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

______________________

PAYA HOLDINGS INC.
(Exact name of registrant as specified in its charter)

______________________

Delaware	7389	85-2199433
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

303 Perimeter Center North Suite 600
Atlanta, Georgia 30346
(800) 261-0240
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

Glenn Renzulli
Chief Financial Officer
303 Perimeter Center North Suite 600
Atlanta, Georgia 30346
(800) 261-0240
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copies to:
Mark A. Fennell, P.C.
Christian O. Nagler
Robert E. Goedert, P.C.
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
(312) 862-2000 — Phone
(312) 862-2200 — Facsimile

______________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☒
Non-accelerated filer:	☐	Smaller reporting company:	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2020

PRELIMINARY PROSPECTUS

PAYA HOLDINGS INC.

17,715,000 Shares of Common Stock
Up to 102,359,084 Shares of Common Stock by the Selling Stockholders
465,000 Warrants by the Selling Stockholders

This prospectus relates to (a) the issuance by us of up to 17,715,000 shares of our common stock, par value $0.0001 per share (“Common Stock”), upon the exercise of warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (“Warrants”) and (b) the resale from time to time of (i) up to 102,359,084 shares of Common Stock, consisting of 87,894,084 shares of Common Stock, 465,000 shares of Common Stock issuable upon the exercise of Warrants and up to 14,000,000 shares of Common Stock to be issued if certain threshold price conditions are met and (ii) 465,000 Warrants by the selling security holders named in this prospectus (each a “Selling Stockholder” and collectively, the “Selling Stockholders”).

On October 16, 2020, we consummated the business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of August 3, 2020 (the “Merger Agreement”), by and among Paya Holdings Inc. (“we,” “us,” “Paya” or the “Company”), FinTech Acquisition Corp. III (“FinTech”), FinTech III Merger Sub Corp. (“Merger Sub”), GTCR-Ultra Holdings, LLC (“Ultra”), GTCR-Ultra Holdings II, LLC (“Holdings”), GTCR/Ultra Blocker, Inc. and GTCR Fund XI/C LP. The Merger Agreement provided for (i) the existing owners of Holdings to contribute to us all of their direct and indirect equity interests in Holdings in exchange for cash and the issuance of shares of Common Stock plus the right to receive up to an additional 14,000,000 shares of Common Stock in the future if certain price targets are met and (ii) Merger Sub to merge with and into FinTech with FinTech being the surviving corporation in the merger and a wholly-owned subsidiary of us, with each outstanding share of FinTech common stock converting into one share of our Common Stock.

We will bear all costs, expenses and fees in connection with the registration of the Common Stock and will not receive any proceeds from the sale of the Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock.

Our Common Stock and Warrants are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “PAYA” and “PAYAW,” respectively. On November 9, 2020, the closing sale prices of our Common Stock and Warrants were $10.99 and $2.36, respectively.

Investing in our Common Stock involves risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On October 16, 2020, we consummated the business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of August 3, 2020 (“Merger Agreement”), by and among Paya Holdings Inc. (f/k/a FinTech Acquisition Corp. III Parent Corp.) (“we,” “us,” “Paya” or the “Company”), FinTech Acquisition Corp. III (“FinTech”), FinTech III Merger Sub Corp. (“Merger Sub”), GTCR-Ultra Holdings, LLC (“Ultra”), GTCR-Ultra Holdings II, LLC (“Holdings”), GTCR/Ultra Blocker, Inc. and GTCR Fund XI/C LP. The Merger Agreement provided for (i) the existing owners of Holdings to contribute to us all of their direct and indirect equity interests in Holdings in exchange for cash and the issuance of shares of Common Stock plus the right to receive up to an additional 14,000,000 shares of Common Stock in the future if certain price targets are met and (ii) Merger Sub to merge with and into FinTech with FinTech being the surviving corporation in the merger and a wholly-owned subsidiary of us, with each outstanding share of FinTech common stock converting into one share of our Common Stock.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the heading “Risk Factors.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Paya,” “we,” “us,” “our” and similar terms refer to Paya Holdings Inc. (f/k/a FinTech Acquisition Corp. III Parent Corp.) and its consolidated subsidiaries. References to “FinTech” refer to our FinTech Acquisition Corp. III.

Our Business

We are a leading independent integrated payments and commerce platform providing card, ACH, and Check payment processing solutions via software to middle-market businesses in the United States. See “Business — Industry Overview — Market Data.” Our solutions integrate with our customers’ core business software to enable payments acceptance, reconcile invoice detail, and post payment information to their core accounting systems. In this manner, we enable our customers to collect revenue from their consumer (B2C) and business (B2B) customers with a seamless experience and high-level of security across payment types. Given the focus on B2B and consumer bill payments integrated into software, 85% of our payment card volume is card-not-present and our average customer accepts $450,000 of credit and debit card volume per year. These metrics are both significantly higher than industry average according to the Nilson Report published in March 2020.

We concentrate on strategic vertical markets defined by strong secular growth and low penetration of electronic payments that are non-cyclical in nature such as B2B Goods & Services, Healthcare, Faith-based & Non-profit, Government & Utilities, and Education. Our technology, distribution, and support are tailored to the specific and complex payment needs of customers in these verticals. We have deep expertise of industry-specific considerations and believe this makes us a leading provider of integrated payment solutions in these markets with a sustainable competitive advantage.

In these strategic verticals, Paya delivers our payment solutions through front-end CRM and back-end accounting independent software vendors (“ISVs”) who sell or refer our integrated payments bundled with their proprietary software solutions to their customers. We enter into contracts with these ISVs where they deliver new customers to Paya in exchange for a portion of transaction revenue those customers generate. We refer to these ISVs as “Partners” and the customers they bring to Paya as “customers.” Our partners choose Paya because of our easy to use and feature rich technology platform, vertical expertise, and commitment to customer service. To our partners, embedding payments in their software increases customer life-time value and generates a new revenue stream through a share of Paya’s payments revenue. See “— Partner-centric Distribution” for a description of our partners.

Our payment technology is centered around Paya Connect, a proprietary, API-driven and service-oriented payments platform which integrates with our customers’ front-end CRM and back-end accounting software and acts as a universal gateway which connects to multiple card processors as well as Paya’s proprietary ACH processing platform. Paya Connect also serves as the foundation for modular value-added solutions including digital boarding, flexible funding, e-Invoicing, auto-billing and recurring payments, tokenized and secure transactions, and robust customer and partner reporting, which are differentiators in our key end markets. Further, Paya Connect’s architecture allows us to easily add incremental value-added services into our ecosystem through API integration.

We have built industry-leading scale with a highly diverse customer portfolio. As of September 30, 2020, we served close to 100,000 businesses, representing over $30 billion in card and ACH payment volume for the twelve months ended September 30, 2020. Our customer portfolio is highly diversified with no single customer representing more than 1% of payment volume for the year ended December 31, 2019 or the nine months ended September 30, 2020.

For the nine months ended September 30, 2020, we derived 86% of our revenue from fees paid by our customers, which principally include a processing fee that is charged as a percentage of total payment volume as well as fixed interchange fees and convenience based fees. We also derive service-based revenue from monthly and annual fees for customers to use the Company’s suite of value-added services, which represented 13% of our revenues for the nine months ended September 30, 2020, and revenue from sales of equipment, which represented 1% of our revenue over the same period. Our revenue is re-occurring in nature because of the consistency of B2B and consumer bill payments, the mission-critical and embedded nature of the solutions we provide, and the high switching costs associated with these solutions given complex levels of integration. We also benefit from a high degree of operating leverage given the combination of our highly scalable payments platform and low customer acquisition costs resulting from our partner-centric model.

Paya’s net revenue increased to $203.4 million for fiscal year ended December 31, 2019 from $185.1 million for fiscal year ended December 31, 2018, representing year-over-year growth of 9.9%. Our adjusted EBITDA increased to $50.3 million for fiscal year ended December 31, 2019 from $42.2 million for fiscal year ended December 31, 2018, representing year-over-year growth of 19.0%. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key performance indicators and non-GAAP Measures — Adjusted EBITDA” for a reconciliation of our non-GAAP measures to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Corporate information

We are headquartered in Atlanta, Georgia. Our business was founded as Verus Financial Management in 2003 and acquired by Sage Group plc in 2006. In August 2017, GTCR, LLC acquired the business from Sage and rebranded the Company as Paya. Paya Holdings Inc. was incorporated as a Delaware corporation on July 28, 2020 to serve as a public holding company in connection with the Business Combination. On October 16, 2020, we became a publicly-listed company through our combination with FinTech Acquisition Corp. III, a Delaware special purpose acquisition company formed in March 2017 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets.

Risk Associated with our Business

There are a number of risks related to our business and investing in our Common Stock and Warrants that you should consider before deciding to invest. You should carefully consider all the information presented in the section entitled “Risk Factors” in this prospectus. Some of the principal risks related to our business include the following:

•        The highly competitive nature of the payment processing industry in which we compete;

•        Our dependence on distribution partners that may not serve us exclusively and are subject to attrition;

•        The risk of unauthorized disclosure of merchant or cardholder data through breach of our computer systems, computer viruses, or otherwise;

•        The possible degradation of the quality of the products and services we offer, which could adversely impact our ability to attract and retain merchants and partners;

•        The potential reluctance of distribution partners and merchants to switch to, or integrate with, our services and products;

•        The impact of the extensive government regulation and industry standards with which we must comply;

•        The possibility that we could be required to register as a money services business under the Bank Secrecy Act or state money transmission laws;

•        The impact of regulations designed to protect or limit access to or use of consumer information;

•        Potential changes to tax laws or interpretations, which could negatively impact our business;

•        The transition away from the London Interbank Offered Rate (“Libor”), which could adversely impact the calculation of interest on our indebtedness;

•        Increases in card network fees and other changes to fee arrangements, which may result in the loss of merchants or a reduction in our earnings;

•        Our dependence on banks to provide ACH And wire transfer services to support our processing services; and

•        Our ability to comply with the applicable requirements of card networks and industry self-regulatory organizations in order to continue providing our services.

THE OFFERING

Issuer	Paya Holdings Inc.
Shares of Common Stock to be issued upon exercise of all Warrants	17,715,000 shares.
Shares of Common Stock Offered by the Selling Stockholders	Up to 102,359,084 shares (including 465,000 shares issuable upon exercise of Warrants and 14,000,000 contingently issuable shares).
Warrants Offered by the Selling Stockholders	465,000 Warrants.
Shares of Common Stock Outstanding	116,697,441 shares (as of October 22, 2020).
Use of Proceeds

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. With respect to the shares of Common Stock underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We intend to use any such proceeds for general corporate purposes.

Market for Common Stock and Warrants	Our Common Stock and Public Warrants are currently traded on the Nasdaq Capital Market under the symbols “PAYA” and “PAYAW,” respectively.
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that reflect our current views with respect to future events and financial performance, business strategies, expectations for our business and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this prospectus in relation to the Company and our management, and forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•        our ability to maintain current profit levels due to the competitive nature of the payment processing industry;

•        the level of market acceptance for our products or new products;

•        our ability to capitalize on attractive opportunities;

•        competition and changes in the economy;

•        the potential impact of COVID-19 on our business and results of operations;

•        our potential dependence on our business partners to acquire and retain merchants;

•        any liability we may incur due to the unauthorized disclosure of merchant or cardholder data;

•        our ability to attract and retain merchants and partners;

•        any disruptions in our business due to requirements to register as a money services business;

•        any limitations on our ability to provide services due to government regulation;

•        any changes in tax laws that could negatively impact our business or financial condition; and

•        other risks and uncertainties, including those described under the heading “Risk Factors.”

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this prospectus. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included elsewhere in this prospectus.

Risks Relating to Our Business

The novel coronavirus, or COVID-19, global pandemic has had and is expected to continue to have a material adverse effect on our business and results of operations.

In late 2019, COVID-19 was first detected in Wuhan, China. In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures, including “shelter-in-place” orders suggested or mandated by governmental authorities or otherwise elected by companies as a preventive measure, have adversely affected workforces, customers, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn in the United States.

Numerous state and local jurisdictions, including in markets where we operate, have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, travel restrictions, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. For example, the federal and state governments in the United States have imposed social distancing measures and restrictions on movement, only allowing essential businesses to remain open in certain areas. Such orders or restrictions have resulted in the temporary closure of many of our customers’ operations, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other effects, any of which may materially impact our business and results of operations.

The COVID-19 pandemic and subsequent shelter-in-place and social distancing policies, as well as the broader economic decline, had a material impact on our business in the year-to-date period. Many of our customers experienced a decline in transaction volumes from pre COVID-19 levels. However, given many of our customers leverage our payment technology to accept transactions in a card-not-present environment, their business operations were not impacted dramatically. Further, most of our recurring or contractual transactions are B2B and not tied to consumer discretionary spend and, as such, were not significantly impacted. This was evident by stable or growing volumes in our B2B Goods & Services, Government & Utilities, and Non-Profit verticals. Lastly, we benefited from our lack of concentration in end markets which saw steep declines, such as restaurants, travel, hospitality, and brick-and-mortar retail.

In response to these developments, we took precautionary measures to ensure the safety of our employees, support our customers, and mitigate the impact on our financial position and operations. We seamlessly implemented remote working capabilities for our entire organization with minimal disruption to our operations or key operating performance indicators. We also identified opportunistic expenses reductions which increased operating efficiencies and provided additional profitability in the period.

Due to the uncertainty of COVID-19, we will continue to assess the situation, including abiding by any government-imposed restrictions, market by market. We are unable to accurately predict the ultimate impact that COVID-19 will have on our operations due to the unknown duration and severity of the COVID-19 pandemic, effect of new government regulations arising in response to the pandemic, and the speed and extent to which economic and operating conditions and consumer behavior will return to normal. Even as our customers re-open their operations, we cannot accurately predict the ongoing impact of government regulations and changing consumer behavior on our business. While we have not seen a meaningful degradation in new customer enrollment or an increase in existing customer attrition as a result of COVID-19, it is possible that those business trends may change if economic hardship across the country forces business closures. Any significant reduction in consumer visits to, or spending at, our customers’ establishments would result in a loss of revenue to us. In particular, we cannot accurately forecast the potential impact of additional outbreaks as government restrictions are relaxed, further shelter-in-place or other government restrictions are implemented in response to such outbreaks, or the impact on the ability of our customers to remain in business as a result of the ongoing pandemic, which could result in additional chargeback or customer receivable losses. Further, disruptions in the business operations of our prospective partners because of their responses to COVID-19 may result in delays in the formation or implementation of new partnerships.

In addition, the global deterioration in economic conditions, which may have an adverse impact on discretionary consumer spending, could also impact our business. For instance, consumer spending may be negatively impacted by general macroeconomic conditions, including a rise in unemployment, and decreased consumer confidence resulting from the COVID-19 pandemic. Changing consumer behaviors because of the COVID-19 pandemic may also have a material impact on our revenue for the foreseeable future.

In the past, governments have taken unprecedented actions in attempts to address and rectify these extreme market and economic conditions by providing liquidity and stability to financial markets. If these actions are not successful, the return of adverse economic conditions may cause a material impact on our ability to raise capital, if needed, in a timely basis and on acceptable terms or at all.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those relating to our liquidity, indebtedness and our ability to comply with the covenants contained in the agreements that govern our indebtedness.

The payment processing industry is highly competitive and such competition is likely to increase, which may adversely influence the prices we can charge to merchants for our services and the compensation we must pay to our distribution partners, and as a result, our profit margins.

The payment processing industry is highly competitive. We primarily compete in the middle market merchant industry. Competition has increased recently as other providers of payment processing services have established a sizable market share in the middle market. Our primary competitors for middle market merchants include financial institutions and their affiliates and well-established payment processing companies that target middle market merchants directly and through third parties, including EVO Payments, REPAY, i3 Verticals, Stripe, and the acquiring arms of FIS, FISERV, and Global Payments. We also compete with many of these same entities for distribution partners. For example, many of our distribution partners are not exclusive to us but also have relationships with our competitors, such that we must continually expend resources to maintain those distribution partner relationships. Our growth will depend on our ability to increase our market share through successful competitive efforts to gain new merchants and distribution partners.

In addition, many financial institutions, subsidiaries of financial institutions or well-established payment processing companies with which we compete, have substantially greater capital, technological, and marketing resources than we have. These factors may allow our competitors to offer better pricing terms to merchants and more attractive compensation to distribution partners, which could result in a loss of our potential or current merchants and distribution partners. This competition may effectively limit the prices we can charge our merchants, cause us to increase the compensation we pay to our distribution partners and require us to control costs aggressively to maintain acceptable profit margins. Our future competitors may also develop or offer services that have price or other advantages over the services we provide.

We are also facing new competition from emerging and non-traditional payment processing companies as well as traditional companies offering alternative electronic payments services and products. Certain of these competitors integrate proprietary software and service solutions with electronic payments services and have significant financial resources and robust networks that could allow them to have access to merchants needing electronic payments services. If these new entrants gain a greater share of total electronic payments transactions, they could impact our ability to retain and grow our relationships with merchants and distribution partners. These new entrants also may compete in ways that minimize or remove the role of traditional payment gateways in the electronic payments process upon which our services are based, which could also limit our ability to retain or grow those relationships.

To acquire and retain a segment of our merchants, we depend in part on distribution partners that may not serve us exclusively and are subject to attrition.

We rely in significant part on the efforts of integrated software vendors and referral partners to market our services to merchants seeking to establish an integrated payment processing relationship. These distribution partners seek to introduce us, as well as our competitors, to newly established and existing middle market merchants. Generally, our agreements with distribution partners (except for a portion of our Integrated Solutions and Payment Services segments) are not exclusive and distribution partners retain the right to refer merchants to other merchant acquirers. Gaining and maintaining loyalty or exclusivity can require financial concessions to maintain current distribution partners and merchants or to attract potential distribution partners and merchants from our competitors. In the course of negotiations for partnership renewal, we may increase the revenue share percentage the partner receives, offer marketing resources, or add bonuses for reaching certain performance targets. Some of our competitors also offer signing bonuses or financial support for development and integration for new partners. If these distribution partners switch to another merchant acquirer, cease operations or become insolvent, we will no longer receive new merchant referrals from them, and we risk losing existing merchants that were originally enrolled by them. We cannot accurately predict the level of attrition of our distribution partners or merchants in the future, particularly those merchants we acquired as customers in the portfolio acquisitions we have completed in the past three years, which makes it difficult for us to forecast growth. If we are unable to establish relationships with new distribution partners or merchants, or otherwise increase our transaction processing volume to counter the effect of this attrition, our revenues will decline.

Unauthorized disclosure of merchant or cardholder data, whether through breach of our computer systems, computer viruses, or otherwise, could expose us to liability, protracted and costly litigation and damage our reputation.

We are responsible for data security for ourselves and for third parties with whom we partner and under the rules and regulations established by the payment networks, such as Visa, MasterCard, Discover and American Express, and debit card networks and by industry regulations and standards that may be promulgated by organizations such as National Automated Clearing House Association (“NACHA”), which manages the governance of the Automated Clearing House (“ACH”) network. These third parties include merchants, our distribution partners and other third-party service providers and agents. We and other third parties collect, process, store and/or transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers and expiration dates, driver’s license numbers and bank account numbers. We have ultimate liability to the payment networks and our bank that sponsors our registration with Visa or MasterCard for our failure or the failure of third parties with whom we contract to protect this data in accordance with Payment Card Industry Data Security Standards (“PCI DSS”) and network requirements. The loss, destruction or unauthorized modification of merchant or cardholder data by us or our contracted third parties could result in significant fines, sanctions and proceedings or actions against us by the payment networks, card issuing banks, governmental entities, consumers or others.

Threats may derive from human error, fraud, or malice on the part of employees or third parties, or from accidental technological failure. For example, certain of our employees have access to sensitive data that could be used to commit identity theft or fraud. Concerns about security increase when we transmit information electronically because such transmissions can be subject to attack, interception, or loss. Also, computer viruses can be distributed and spread rapidly over the Internet and could infiltrate our systems or those of our contracted third parties. Denial of service or other attacks could be launched against us for a variety of purposes, including interfering with our services or to create a diversion for other malicious activities. These types of actions and attacks and others could disrupt our delivery of services or make them unavailable. Any such actions or attacks against us or our contracted third parties could impugn our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liability, result in the loss of our bank sponsors or our ability to participate in the payment networks, subject us to lawsuits, fines or sanctions, distract our management or increase our costs of doing business.

We and our contracted third parties could be subject to security breaches by hackers. Our encryption of data and other protective measures may not prevent unauthorized access to or use of sensitive data. A breach of a system may subject us to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation, or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm our reputation and deter merchants from using electronic payments generally and our services specifically, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, and result in the imposition of material penalties and fines under state and federal laws or by the payment networks. While we maintain insurance coverage that may, subject to policy terms and conditions, cover certain aspects of cyber risks, our insurance coverage may be insufficient to cover all losses.

In addition, a significant cybersecurity breach of our systems or communications could result in payment networks prohibiting us from processing transactions on their networks or the loss of our bank sponsors that facilitate our participation in the payment networks, either of which could materially impede our ability to conduct business.

Although we generally require that our agreements with distribution partners or our service providers which may have access to merchant or cardholder data include confidentiality obligations that restrict these parties from using or disclosing any merchant or cardholder data except as necessary to perform their services under the applicable agreements, we cannot guarantee that these contractual measures will prevent the unauthorized use, modification, destruction or disclosure of data or allow us to seek reimbursement from the contracted party. In addition, many of our merchants are middle market businesses that may have limited competency regarding data security and handling requirements and thus may experience data breaches. Any unauthorized use, modification, destruction, or disclosure of data could result in protracted and costly litigation, and our incurring significant losses.

In addition, our agreements with our bank sponsors and our third-party payment processors (as well as payment network requirements) require us to take certain protective measures to ensure the confidentiality of merchant and consumer data. Any failure to adequately comply with these protective measures could result in fees, penalties, litigation, or termination of our bank sponsor agreements.

Any significant unauthorized disclosure of sensitive data entrusted to us would cause significant damage to our reputation, and impair our ability to attract new distribution partners, and may cause parties with whom we already have such agreements to terminate them.

Degradation of the quality of the products and services we offer, including support services, could adversely impact our ability to attract and retain merchants and partners.

Our merchants and partners expect a consistent level of quality in the provision of our products and services, which are a significant element of the value proposition we offer to them. If the reliability or functionality of our products and services is compromised or the quality or support of such products and services is otherwise degraded, we could lose existing merchants and partners and find it harder to attract new merchants and partners. If we are unable to scale our support functions to address the growth of our merchant portfolio and partner network, the quality of our support may decrease, which could also adversely affect our ability to attract and retain merchants and partners.

Failing to successfully implement initiatives to grow or improve our products and services could also adversely impact our business. While we offer redundant back-up capabilities inside of our data center environments, we still have site specific risk related to physical or communication network-based outages. Additionally, we rely on Amazon Web Services (“AWS”) to operate certain aspects of our service, including providing a distributed computing infrastructure platform for business operations, or what is commonly referred to as a “cloud” computing service. While we are in the process of building out full redundancy to prevent downtime in the case of an outage, we currently may encounter disruptions or interference in connection with our use of AWS. This could have an impact on our operations and consequently, our business would be adversely impacted if our partners and merchants leave due to a downtime or disruption.

Potential distribution partners and merchants may be reluctant to switch to a new merchant acquirer, which may adversely affect our growth.

Many potential distribution partners and merchants worry about potential disadvantages associated with switching payment providers, such as a loss of accustomed functionality, increased costs, and business disruption. For our distribution partners, switching to us from another payment provider or integrating with us may constitute a significant undertaking. As a result, many distribution partners and merchants often resist change. There can be no assurance that our strategies for overcoming potential reluctance to change vendors or initiate a relationship with us will be successful, and this resistance may adversely affect our growth and performance results.

We are subject to extensive government regulation, and any new laws and regulations, industry standards or revisions made to existing laws, regulations or industry standards affecting the electronic payments industry may have an unfavorable impact on our business, financial condition and results of operations.

In addition to those regulations discussed below that are imposed by the cards networks, NACHA and PCI DSS, we are subject to numerous regulations that affect electronic payments including, U.S. financial services regulations, consumer protection laws, escheat regulations, the Family Educational Rights and Privacy Act (“FERPA”), the Protection of Pupil Rights Amendment (“PPRA”), the Health Insurance Portability and Accountability Act (“HIPAA”) and other privacy and information security regulations. Regulation and proposed regulation of our industry has increased significantly in recent years, with states enacting regulations in areas that have historically only been federally regulated. Changes to statutes, regulations, or industry standards, including interpretation and implementation of statutes, regulations, or standards, could increase our cost of doing business, affect our competitive balance, and significantly increase the difficulty of compliance. Failure to comply with regulations may have an adverse effect on our business, including the limitation, suspension or termination of services provided to, or by, third parties, and the imposition of penalties or fines.

Interchange fees, which are typically paid by the payment processor to the issuer in connection with electronic payments, are subject to increasingly intense legal, regulatory, and legislative scrutiny. In particular, the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act, (“ the Dodd-Frank Act”), significantly changed the U.S. financial regulatory system by regulating and limiting debit card fees charged by certain issuers, allowing merchants to set minimum dollar amounts for the acceptance of credit cards and allowing merchants to offer discounts or other incentives for different payment methods.

Rules implementing the Dodd-Frank Act also contain certain prohibitions on payment network exclusivity and merchant routing restrictions. These restrictions could limit the number of debit transactions, and prices charged per transaction, which would negatively affect our business. The Dodd-Frank Act also created the Consumer Financial Protection Bureau (“the CFPB”), which has assumed responsibility for most federal consumer protection laws, and the Financial Stability Oversight Council, which has the authority to determine whether any non-bank financial company, such as us, should be supervised by the Board of Governors of the Federal Reserve System (“the Federal Reserve”), because it is systemically important to the U.S. financial system. Because we provide data processing and other services to U.S. banks, we are subject to regular oversight and examination by the Federal Financial Institutions Examination Council (the “FFIEC”), which is an inter-agency body of federal banking regulators. Any such designation would result in increased regulatory burdens on our business, which increases our risk profile and may have an adverse impact on our business, financial condition, and results of operations.

We and many of our merchants are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices. That statement and other laws, rules and or regulations, including the Telemarketing Sales Act, may directly impact the activities of certain of our merchants and, in some cases, may subject us, as the merchant’s electronic processor or provider of certain services, to investigations, fees, fines and disgorgement of funds if we were deemed to have improperly aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of the merchant through our services. Various federal and state regulatory enforcement agencies, including the Federal Trade Commission and state attorneys general, have authority to take action against non-banks that engage in unfair or deceptive practices or violate other laws, rules and regulations and to the extent we are processing payments or providing services for a merchant that may be in violation of laws, rules and regulations, we may be subject to enforcement actions and as a result may incur losses and liabilities that may impact our business.

Our business may also be subject to the Fair Credit Reporting Act (“the FCRA”), which regulates the use and reporting of consumer credit information and imposes disclosure requirements on entities that take adverse action based on information obtained from credit reporting agencies. We could be liable if our practices under the FCRA are not in compliance with the FCRA or regulations under it.

Separately, the Housing Assistance Tax Act of 2008 included an amendment to the Internal Revenue Code of 1986, as amended (the “Code”), that requires the filing of yearly information returns by payment processing entities and third-party settlement organizations with respect to payments made in settlement of electronic payment transactions and third-party payment network transactions occurring in that calendar year. Reportable transactions are also subject to backup withholding requirements. We could be liable for penalties if our information returns do not comply with these regulations.

These and other laws and regulations, even if not directed at us, may require us to make significant efforts to change our products and services and may require that we incur additional compliance costs and change how we price our services to merchants. Implementing new compliance efforts may be difficult because of the complexity of new regulatory requirements and may cause us to devote significant resources to ensure compliance. Furthermore, regulatory actions may cause changes in business practices by us and other industry participants which could affect how we market, price and distribute our products and services, which could limit our ability to grow, reduce our revenues, or increase our costs. In addition, even an inadvertent failure to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage our business or our reputation.

We may be required to register under the Bank Secrecy Act as a money services business or to become licensed under state money transmission statutes.

We provide payment processing services through our subsidiary, Paya, Inc., including card processing and ACH processing services. We have taken the position that Paya, Inc. is: (i) exempt from registration under the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001 (as amended, the “BSA”), as Paya is a payment processor and therefore able to avail itself of the payment processor exemption in accordance with guidance from the Financial Crimes Enforcement Network, or FinCEN, including FinCEN Administrative Letter Ruling FIN-2014-R009; and (ii) exempt from licensure under various state money transmission laws, either expressly as a payment processor or agent of the payee, or pursuant to common law as an agent of the payee.

While we believe we have defensible arguments in support of our positions under the BSA and the state money transmission statutes, we have not expressly obtained confirmation of such positions from either FinCEN or the state banking departments who administer the state money transmission statutes. It is possible that FinCEN or certain state banking departments may determine that our activities are not exempt, Any determination that Paya, Inc. is in fact required to be registered either under the BSA or licensed under the state money transmission statutes may require substantial expenditures of time and money and could lead to liability in the nature of penalties or fines, as well as cause us to be required to cease operations in some or all of the US jurisdictions we service, which would have a materially adverse effect on our business and our financial results.

While we believe we are exempt from the BSA we are contractually required to comply with certain obligations in the BSA pursuant to our agreements with those federally-insured depository institutions that sponsor our card processing activities and our ACH activities.

In addition, we, and those federally-insured depository institutions that sponsor our card processing activities and our ACH activities, are subject to the sanctions programs enforced by the Office of Foreign Assets Control (“OFAC”). If we fail to comply with these sanctions programs or our sanctions compliance program is found to be deficient then the fines or penalties we face may be severe and our efforts to remediate our sanctions compliance program may be costly and result in diversion of management time and effort and may still not guarantee compliance.

Governmental regulations designed to protect or limit access to or use of consumer information could adversely affect our ability to effectively provide our services to merchants.

Governmental bodies in the United States have adopted, or are considering the adoption of, laws and regulations restricting the use, collection, storage, and transfer of, and requiring safeguarding of, non-public personal information. Our operations are subject to certain provisions of these laws. Relevant federal privacy laws include the Gramm-Leach-Bliley Act of 1999, which applies directly to a broad range of financial institutions and indirectly, or in some instances directly, to companies that provide services to financial institutions. These laws and regulations restrict the collection, processing, storage, use and disclosure of personal information, require notice to individuals of privacy practices and provide individuals with certain rights to prevent the use and disclosure of protected information. These laws also impose requirements for safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. The Federal Trade Commission’s information safeguarding rules under the Gramm-Leach-Bliley Act require us to develop, implement and maintain a written, comprehensive information security program containing safeguards that are appropriate for our size and complexity, the nature and scope of our activities and the sensitivity of any customer information at issue. Our financial institution clients are subject to similar requirements under the guidelines issued by the federal banking regulators. As part of their compliance with these requirements, each of our financial institution clients is expected to have a program in place for responding to unauthorized access to, or use of, customer information that could result in substantial harm or inconvenience to customers and they are also responsible for our compliance efforts as a major service provider. Changes in our relationships with service providers, such as our plan to use AWS to provide additional redundancy, could further complicate the applicability of these regulations to our business. In addition, regulators are proposing new laws or regulations which could require us to adopt certain cybersecurity and data handling practices. In many jurisdictions, consumers must be notified in the event of a data breach, and such notification requirements continue to increase in scope and cost. The changing privacy laws in the United States create new individual privacy rights and impose increased obligations on companies handling personal data. In addition, there are state laws restricting the ability to collect and utilize certain types of information such as Social Security and driver’s license numbers. Certain state laws impose similar privacy obligations as well as obligations to provide notification of security breaches of computer databases that contain personal information to affected individuals, state officers and consumer reporting agencies and businesses and governmental agencies that own data.

In connection with providing services to our merchants, we are required by regulations and contracts with our merchants and with our financial institution referral partners to provide assurances regarding the confidentiality and security of non-public consumer information. These contracts require periodic audits by independent companies regarding our compliance with industry standards and allow for similar audits regarding best practices established by regulatory guidelines. The compliance standards relate to our infrastructure, components and operational procedures designed to safeguard the confidentiality and security of non-public consumer personal information shared by our merchants with us. Our ability to maintain compliance with these standards and satisfy these audits will affect our ability to attract, grow and maintain business in the future.

Additionally, privacy and data security have become significant issues in North America. With the recent increase in publicity regarding data breaches resulting in improper dissemination of consumer information, all 50 states have passed laws regulating the actions that a business must take if it experiences a data breach, such as prompt disclosure to affected customers. As we receive, collect, process, use, and store personal and confidential data, we are subject to diverse laws and regulations relating to data privacy and security, including, local state laws such as the New York Stop Hacks and Improve Data Security Act (the “SHIELD Act”), and the California Consumer Privacy Act (the “CCPA”).

The SHIELD Act requires companies to implement a written information security program that contains appropriate administrative, technical, and physical safeguards. The CCPA, which became effective on January 1, 2020, gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. The CCPA may increase our potential liability and may require us to modify our data collection or processing practices and policies and to incur substantial costs and expenses in effort to comply. Some observers have noted that the CCPA could mark the beginning of a trend toward more stringent privacy legislation in the United States, which could increase our potential liability and adversely affect our business.

If we fail to comply with the laws and regulations relating to the protection of data privacy, we could be exposed to suits for breach of contract or to governmental proceedings. In addition, our relationships and reputation could be harmed, which could inhibit our ability to retain existing merchants and distribution partners and obtain new merchants and distribution partners.

If more restrictive privacy laws or rules are adopted by authorities in the future, our compliance costs may increase and our ability to perform due diligence on, and monitor the risk of, our current and potential merchants may decrease, which could create liability for us. Additionally, our opportunities for growth may be curtailed by our compliance capabilities or reputational harm, and our potential liability for security breaches may increase.

Changes in tax laws or their interpretations, or becoming subject to additional U.S., state or local taxes that cannot be passed through to our clients, could negatively affect our business, financial condition and results of operations.

We are subject to extensive tax liabilities, including federal and state and transactional taxes such as excise, sales/use, payroll, franchise, withholding, and ad valorem taxes. Changes in tax laws or their interpretations could decrease the amount of revenues we receive, the value of any tax loss carryforwards and tax credits recorded on our balance sheet and the amount of our cash flow, and have a material adverse impact on our business, financial condition and results of operations. Some of our tax liabilities are subject to periodic audits by the respective taxing authority which could increase our tax liabilities. Furthermore, companies in the payment processing industry, including us, may become subject to incremental taxation in various tax jurisdictions. Taxing jurisdictions have not yet adopted uniform positions on this topic. If we are required to pay additional taxes and are unable to pass the tax expense through to our clients, our costs would increase and our net income would be reduced, which could have a material adverse effect on our business, financial condition and results of operations.

Changes in the method pursuant to which the London Interbank Offered Rate (“LIBOR”) is determined and the transition to other benchmarks may adversely affect our results of operations.

LIBOR and certain other “benchmarks” have been the subject of continuing national, international, and other regulatory guidance and proposals for reform. These reforms may cause such benchmarks to perform differently than in the past or have other consequences which cannot be predicted. In July 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, publicly announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. To identify a successor rate for U.S. dollar LIBOR, the Alternative Reference Rates Committee or ARRC, a U.S. based group convened by the Federal Reserve Board and the Federal Reserve Bank of New York, was formed. The ARRC is comprised of a diverse set of private sector entities and a wide array of official-sector entities, banking regulators, and other financial sector regulators. The ARRC has identified the Secured Overnight Financing Rate, or SOFR, as its preferred alternative rate for LIBOR. SOFR is a measure of the cost of borrowing cash overnight, collateralized by U.S. Treasury securities, and is based on directly observable U.S. Treasury-backed repurchase transactions. Financial regulators in the United Kingdom, the European Union, Japan, and Switzerland also have formed working groups with the aim of recommending alternatives to LIBOR denominated in their local currencies. Although SOFR appears to be the preferred replacement rate for U.S. dollar LIBOR, it is unclear if other benchmarks may emerge or if other rates will be adopted outside of the United States.

As of September 30, 2020, approximately $229.3 million of our outstanding indebtedness had interest rate payments determined directly or indirectly based on LIBOR. Uncertainty regarding the continued use and reliability of LIBOR as a benchmark interest rate could adversely affect the performance of LIBOR relative to its historic values. Even if financial instruments are transitioned to alternative benchmarks, such as SOFR, successfully, the new benchmarks are likely to differ from LIBOR, and our interest expense associated with our outstanding indebtedness or any future indebtedness we incur may increase. Further, transitioning to an alternative benchmark rate, such as SOFR, may result in us incurring significant expense and legal risks, as renegotiation and changes to documentation may be required in effecting the transition. Any alternative benchmark rate may be calculated differently than LIBOR and may increase the interest expense associated with our existing or future indebtedness. In addition, it is possible that LIBOR quotes will become unavailable prior to 2021, in which case risks associated with the transition away from LIBOR would be accelerated.

Any of these occurrences could materially and adversely affect our borrowing costs, financial condition, and results of operations.

Increases in card network fees and other changes to fee arrangements may result in the loss of merchants or a reduction in our earnings.

From time to time, card networks, including Visa and Mastercard, increase the fees that they charge merchant service providers. At their sole discretion, our sponsoring banks have the right to pass any increases in interchange fees on to us. Our sponsoring banks may seek to increase the sponsorship fees they charge us, all of which are based upon the dollar amount of the payment transactions we process. In addition, our back-end payment processors may seek to increase the fees they charge us, which are also based upon the floor amount of the payment transactions we process as well as the number of merchants we support. We could attempt to pass these increases along to our merchants, but this strategy might result in the loss of merchants to our competitors who do not pass along the increases. If competitive practices prevent us from passing along the higher fees to our merchants in the future, we may have to absorb all or a portion of such increases, which may increase our operating costs and reduce our earnings. In addition, in certain of our markets, card issuers pay merchant acquirers fees based on debit card usage in an effort to encourage debit card use. If this practice were discontinued, our revenue and margins in jurisdictions where we receive these fees would be adversely affected.

If the banks that currently provide ACH and wire transfers fail to properly transmit ACH or terminate their relationship with us or limit our ability to process funds or we are not able to increase our ACH capacity with our existing and new banks, our ability to process funds on behalf of our clients and our financial results and liquidity could be adversely affected.

We currently have agreements with two sponsor banks to execute ACH and wire transfers to support our processing services. If one or more of the banks fails to process ACH transfers on a timely basis, or at all, then our relationship with our clients could be harmed and we could be subject to claims by a client with respect to the failed transfers. In addition, these banks have no obligation to renew their agreements with us on commercially reasonable terms, if at all. Currently, some agreements with our bank sponsors give them substantial discretion in approving certain aspects of our business practices, including our solicitation, application and qualification procedures for clients and the terms of our agreements with clients. If these banks terminate their relationships with us or restrict the dollar amounts of funds that they will process on behalf of our clients, their doing so may impede our ability to process funds and could have an adverse impact on our financial results and liquidity.

If we fail to comply with the applicable requirements of card networks and industry self-regulatory organizations, those card networks or organizations could seek to fine us, suspend us, or terminate our registrations through our bank sponsors. If our merchants or sales partners incur fines or penalties that we cannot collect from them, we may have to bear the cost of such fines or penalties.

We do not directly access the payment card networks, such as Visa, MasterCard and Discover, which enable our acceptance of credit cards and debit cards. Instead, we rely on sponsor banks and third-party processors to access such networks and settle transactions, and we must pay fees for such services.

As such, Visa, Mastercard and other card networks set complex and evolving rules and standards with which we must comply. The payment networks and their member financial institutions routinely update, generally expand and modify requirements applicable to merchant acquirers, including rules regulating data integrity, third-party relationships (such as those with respect to sponsor banks and Independent Sales Organizations (“ISO”)), merchant chargeback standards and PCI DSS. Under certain circumstances, we are required to report incidents to the card networks within a specified time frame.

The rules of card networks are set by their boards, which include members that are card issuers that directly or indirectly sell processing services to merchants in competition with us. There is a risk that these members could use their influence to enact changes to the card network rules or policies that are detrimental to us. Any changes in network rules or standards that increase the cost of doing business or limit our ability to provide processing services to our merchants will adversely affect the operation of our business.

If we or our bank sponsors fail to comply with the applicable rules and requirements of the Visa or Mastercard payment networks, Visa or Mastercard could suspend or terminate our registration. Further, our transaction processing capabilities, including with respect to settlement processes, could be delayed or otherwise disrupted, and recurring non-compliance could result in the payment networks seeking to fine us, or suspend or terminate our registrations which allow us to process transactions on their networks, which would make it impossible for us to conduct our business on its current scale. Under certain circumstances specified in the payment network rules, we may be required to submit to periodic audits, self-assessments, or other assessments of our compliance with the PCI DSS. Such activities may reveal that we have failed to comply with the PCI DSS. In addition, even if we comply with the PCI DSS, there is no assurance that we will be protected from a security breach.

The termination of our registration with the payment networks, or any changes in payment network or issuer rules that limit our ability to provide merchant acquiring services, could have an adverse effect on our payment processing volumes, revenues and operating costs. If we are unable to comply with the requirements applicable to our settlement activities, the payment networks may no longer allow us to provide these services, which would require us to spend additional resources to obtain settlement services from a third-party provider. In addition, if we were precluded from processing Visa and Mastercard electronic payments, we would lose a substantial portion of our revenues.

In addition, if a merchant or sales partner fails to comply with the applicable requirements of the card networks, it could be subject to a variety of fines or penalties that may be levied by those card networks. We may have to bear the cost of such fines or penalties if we are unable to collect them from the applicable merchant or sales partner. The termination of our member registration, any change in our status as a service provider or merchant processor, or any changes in network rules or standards could prevent us from providing processing services relating to the affected card network and could adversely affect our business, financial condition, or results of operations.

We are also subject to the operating rules of NACHA. NACHA is a self-regulatory organization which administers and facilitates private-sector operating rules for ACH payments and defines the roles and responsibilities of financial institutions and other ACH network participants. The NACHA Rules and Operating Guidelines impose obligations on us and our partner financial institutions. These obligations include audit and oversight by the financial institutions and the imposition of mandatory corrective action, including termination, for serious violations. If an audit or self-assessment under PCI DSS or NACHA identifies any deficiencies that we need to remediate, the remediation efforts may distract our management team and be expensive and time consuming.

Similarly, our ACH sponsor banks have the right to audit our compliance with NACHA’s rules and guidelines and are given wide discretion to approve certain aspects of our business practices and terms of our agreements with ACH customers. Like the payment networks, NACHA may update its operating rules and guidelines at any time, which could require us to take more costly compliance measures or to develop more complex monitoring systems.

There may be a decline in the use of Electronic Payments as a payment mechanism for consumers or adverse developments with respect to the electronic payments industry in general, which could adversely affect our business, financial condition, and operating results.

Maintaining or increasing our profitability is dependent on consumers and businesses continuing to use credit cards, debit cards and make ACH payments at the same or greater rate than previously. If consumers do not continue to use these cards for their transactions or if there is a change in the mix of payments between cash and Electronic Payments which is adverse to us, our business could decline and we could incur material losses. Regulatory changes may also result in merchants seeking to charge customers additional fees for use of Electronic Payments. Additionally, in recent years, increased incidents of security breaches have caused some consumers to lose confidence in the ability of businesses to protect or store their information, causing consumers to discontinue use of electronic payment methods. In addition, security breaches could result in financial institutions cancelling large numbers of credit and debit cards, or consumers electing to cancel their cards following such an incident.

In order to remain competitive and to continue to increase our revenues and earnings, we must continually update our products and services, a process which could result in increased costs and the loss of revenues, earnings, merchants and distribution partners if the new products and services do not perform as intended or are not accepted in the marketplace.

The electronic payments industry in which we compete is subject to rapid technological changes and is characterized by new technology, product and service introductions, evolving industry standards, changing merchant needs and the entrance of non-traditional competitors. We are subject to the risk that our existing products and services become obsolete, and that we are unable to develop new products and services in response to industry demands. Our future success will depend in part on our ability to develop or adapt to technological changes and evolving industry trends. We are continually involved in a number of projects, such as ongoing enhancements to our Paya Connect platform and other new offerings emerging in the electronic payments industry, many of which require investment in non-revenue generating products or services that our distribution partners and merchants expect to be included in our product and service offerings. These projects carry the risks associated with any development effort, including difficulty in determining market demand and timing for delivery of new products and services, cost overruns, delays in delivery and performance problems.

In addition, new products and offerings may not perform as intended or generate the business or revenue growth expected. Defects in our software and errors or delays in our processing of electronic transactions could result in additional development costs, diversion of technical and other resources from our other development efforts, loss of credibility with current or potential distribution partners and merchants, harm to our reputation, fines imposed by card networks, or exposure to liability claims. Any delay in the delivery of new products or services or the failure to differentiate our products and services could render them less desirable, or possibly even obsolete, to our merchants. Additionally, the market for alternative payment processing products and services is evolving, and it may develop too rapidly or not rapidly enough for us to recover the costs we have incurred in developing new products and services.

We may not be able to continue to expand our share of our existing vertical markets or expand into new vertical markets, which would inhibit our ability to grow and increase our profitability.

Our future growth and profitability depend, in part, upon our continued expansion within the vertical markets in which we currently operate, the emergence of other vertical markets for electronic payments and our integrated solutions, and our ability to penetrate new vertical markets and our current distribution partners’ customer base. As part of our strategy to expand into new vertical markets, we look for acquisition opportunities and partnerships with other businesses that will allow us to increase our market penetration, technological capabilities, product offerings and distribution capabilities. We may not be able to successfully identify suitable acquisition or partnership candidates in the future, and if we do, they may not provide us with the benefits we anticipated.

Our expansion into new vertical markets also depends upon our ability to adapt our existing technology or to develop new technologies to meet the particular needs of each new vertical market. We may not have adequate financial or technological resources to develop effective and secure services or distribution channels that will satisfy the demands of these new vertical markets. Penetrating these new vertical markets may also prove to be more challenging or costly or take longer than we may anticipate. If we fail to expand into new vertical markets and increase our penetration into existing vertical markets, we may not be able to continue to grow our revenues and earnings.

Our ability to grow our business will depend in part on the addition of new partners, and our inability to effectively onboard these new partners could have a material adverse effect on our business, financial condition and results of operations.

Our ability to grow our business will depend in part on the addition of new partners, and our inability to effectively onboard these new partners could have a material adverse effect on our business, financial condition and results of operations. We may encounter delays onboarding partners due to COVID-19, issues integrating the partner into Paya Connect, or other unforeseen circumstances. If we do not effectively onboard our new partners, including assisting such partners to quickly resolve any post-onboarding issues and provide effective ongoing support, our reputation could be damaged and our ability to add new partners and our relationships with our existing partners could be adversely affected. Additionally, if we fail to onboard these partners in a timely manner, it could lead to delays in collecting revenues that we may otherwise receive, causing our financial condition and results of operations to be adversely affected.

Our inability to maintain our strategic relationship with Sage could adversely affect our business.

We have a strategic relationship with Sage Group plc, a global provider of integrated accounting, payroll, and payment solutions, which previously acquired Paya in 2006 and remained a strategic partner after GTCR, LLC acquired us in 2017. As part of this strategic relationship, we offer integration into Sage Intacct and other Sage products. During 2019 and 2018, we derived approximately 8.5% and 8.9%, respectively, of our net revenue from this relationship. We depend on Sage to refer new merchants to Paya and deliver an acceptable level of software functionality and service to our joint customers. There can be no assurance we will realize the expected benefits from this strategic relationship or that it will continue in the future. If successful, this relationship may be mutually beneficial and result in the continued growth in joint customers. However, such a relationship carries an element of risk given the ongoing competition for this customer base. Also, if Sage fails to perform or if the relationship fails to continue as expected, we could suffer reduced sales or other operational difficulties and our business, results of operations and financial condition could be materially adversely affected.

We may not be able to successfully execute our strategy of growth through acquisitions.

A significant part of our growth strategy is to enter new vertical markets through platform acquisitions of vertically focused integrated payment and software solutions providers and to expand within our existing vertical markets through selective tuck-in acquisitions. Although we are continually evaluating acquisition opportunities, we do not currently have any material plans or agreements relating to acquisitions.

Although we expect to continue to execute our acquisition strategy:

•        we may not be able to identify suitable acquisition candidates or acquire additional assets on favorable terms;

•        we may compete with others to acquire assets, which competition may increase, and any level of competition could result in decreased availability or increased prices for acquisition candidates;

•        we may compete with others for select acquisitions and our competition may consist of larger, better-funded organizations with more resources and easier access to capital;

•        we may experience difficulty in anticipating the timing and availability of acquisition candidates;

•        we may not be able to obtain the necessary financing, on favorable terms or at all, to finance any of our potential acquisitions; and

•        we may not be able to generate the cash necessary to execute our acquisition strategy.

•        we may be unable to maintain uniform standards, controls, procedures, and policies as we attempt to integrate the acquired businesses, and this may lead to operational inefficiencies.

The occurrence of any of these factors could adversely affect our growth strategy.

Potential changes in the competitive landscape, including disintermediation from other participants in the payments value chain, could harm our business.

We expect that the competitive landscape will continue to change, including the following developments.

•        Rapid and significant changes in technology may result in new and innovative payment methods and programs that could place us at a competitive disadvantage and reduce the use of our services.

•        Competitors, merchants, distribution partners, and other industry participants may develop products that compete with or replace our value-added products and services.

•        Participants in the financial services payments and technology industries may merge, create joint ventures, or form other business combinations that may strengthen their existing business services or create new payment services that compete with us.

Failure to compete effectively against any of these competitive threats could have a material adverse effect on our business, financial condition, and results of operations.

We may not be able to successfully manage our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark and trade secret laws to establish and protect our proprietary technology. Third parties may challenge, circumvent, infringe or misappropriate our intellectual property, or such intellectual property may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive advantages, which could result in costly redesign efforts, discontinuance of service offerings or other competitive harm. Others, including our competitors, may independently develop similar technology, duplicate our services or design around our intellectual property and, in such cases, we could not assert our intellectual property rights against such parties. Further, our contractual arrangements may not effectively prevent disclosure of our confidential information or provide an adequate remedy in the event of unauthorized disclosure of our confidential information. We may have to litigate to enforce or determine the scope and enforceability of our intellectual property rights and knowhow, which is expensive, could cause a diversion of resources and may not prove successful. Also, because of the rapid pace of technological change in our industry, aspects of our business and our services rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms or at all. The loss of intellectual property protection or the inability to license or otherwise use third-party intellectual property could harm our business and ability to compete.

We may also be subject to costly litigation if our services and technology are alleged to infringe upon or otherwise violate a third party’s proprietary rights. Third parties may have, or may eventually be issued, patents that could be infringed by our products, services, or technology. Any of these third parties could make a claim of infringement against us with respect to our products, services, or technology. We may also be subject to claims by third parties for patent, copyright or trademark infringement, breach of license or violation of other third-party intellectual property rights. Any claim from third parties may result in a limitation on our ability to use the intellectual property subject to these claims. Additionally, in recent years, individuals and groups have been purchasing intellectual property assets for the sole purpose of making claims of infringement or other violations and attempting to extract settlements from companies like ours. Even if we believe that intellectual property related claims are without merit, defending against such claims is time consuming and expensive and could result in the diversion of the time and attention of our management and employees. Claims of intellectual property infringement or violation also might require us to redesign affected products or services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our products or services. Even if we have an agreement for indemnification against such costs, the indemnifying party, if any in such circumstances, may be unable to uphold its contractual obligations. If we cannot or do not license the infringed technology on reasonable terms or substitute similar technology from another source, our revenue and earnings could be adversely impacted.

We are subject to economic and political risk, the business cycles of our merchants and distribution partners and the overall level of consumer and commercial spending, which could negatively impact our business, financial condition, and results of operations.

The Electronic Payments industry depends heavily on the overall level of consumer, commercial and government spending. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income and changes in consumer purchasing habits. A sustained deterioration in general economic conditions or increases in interest rates could adversely affect our financial performance by reducing the number or aggregate dollar volume of transactions made using Electronic Payments. If our merchants make fewer sales of their products and services using Electronic Payments, or consumers spend less money through Electronic Payments, we will have fewer transactions to process at lower dollar amounts, resulting in lower revenue. In addition, a weakening in the economy could force merchants to close at higher than historical rates, resulting in exposure to potential losses and a decline in the number of transactions that we process. We also have material fixed and semi-fixed costs, including rent, debt service, contractual minimums, and salaries, which could limit our ability to quickly adjust costs and respond to changes in our business and the economy.

A substantial portion of our merchants are middle market businesses, which may increase the impact of economic fluctuations and merchant attrition on us.

We market and sell our solutions to middle market merchants. Middle market merchants are typically more susceptible to the adverse effects of economic fluctuations than larger businesses. We experience attrition in merchants and merchant charge volume in the ordinary course of business resulting from several factors, including business closures, transfers of merchants’ accounts to our competitors and account closures that we initiate due to heightened credit risks relating to, or contract breaches by, a merchant. Adverse changes in the economic environment or business failures of our middle market merchants may have a greater impact on us than on our competitors who do not focus on middle market merchants to the extent that we do. We cannot accurately predict the level of middle market merchant attrition in the future. If we are unable to establish accounts with new merchants or otherwise increase our payment processing volume to counter the effect of this attrition, our revenues will decline.

Our systems and our third-party providers’ systems may fail due to factors beyond our control, which could interrupt our service, resulting in our inability to process payments, cause us to lose business, increase our costs and expose us to liability.

We depend on the efficient and uninterrupted operation of numerous systems, including our computer network systems, software, data centers and telecommunication networks, as well as the systems and services of our bank sponsors, the payment networks, third-party providers of processing services and other third parties. Our systems and operations or those of our third-party providers, such as our provider of authorization services, or the payment networks themselves, could be exposed to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, unauthorized entry, computer viruses, denial-of-service attacks, acts of terrorism, human error or sabotage, financial insolvency and similar events. Our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur. At present, our systems are not fully redundant. Therefore, certain aspects of our operations may be subject to interruption. While we have disaster recovery policies and arrangements in place, they have not been tested under actual disasters or similar events.

Defects in our systems or those of third parties, errors or delays in the processing of payment transactions, delays or discrepancies in merchant funding and settlement processes, telecommunications failures or other difficulties could result in failure to process transactions, additional operating costs, diversion of technical and other resources, loss of revenue, merchants and distribution partners, loss of merchant and cardholder data, harm to our business or reputation, exposure to fraud losses or other liabilities and fines and other sanctions imposed by payment networks.

We rely on other service and technology providers. If they fail or discontinue providing their services or technology generally or to us specifically, our ability to provide services to merchants may be interrupted, and, as a result, our business, financial condition and results of operations could be adversely impacted.

We rely on third parties to provide or supplement card processing services and for infrastructure hosting services. We also rely on third parties for specific software and hardware used in providing our products and services. The termination by our service or technology providers of their arrangements with us or their failure to perform their services efficiently and effectively may adversely affect our relationships with our merchants and, if we cannot find alternate providers quickly, may cause those merchants to terminate their relationship with us.

We also rely in part on third parties for the development of and access to new technologies, or updates to existing products and services for which third parties provide ongoing support, which increases the cost associated with new and existing product and service offerings. Failure by these third-party providers to devote an appropriate level of attention to our products and services could result in delays in introducing new products or services, or delays in resolving any issues with existing products or services for which third-party providers provide ongoing support.

Fraud by merchants or others could cause us to incur losses.

We face potential liability for fraudulent electronic payment transactions initiated by merchants or others. Merchant fraud occurs when a merchant opens a fraudulent merchant account and conducts fraudulent transactions or when a merchant, rather than a customer (though sometimes working in collusion with a customer engaged in fraudulent activities), knowingly uses a stolen or counterfeit card or card number to record a false sales transaction, or intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. Any time a merchant is unable to fund a chargeback, we are responsible for that chargeback.

Additionally, merchant fraud occurs when employees of merchants change the merchant demand deposit accounts to their personal bank account numbers, so that payments are improperly credited to the employee’s personal account. We have established systems and procedures to detect and reduce the impact of merchant fraud, but we cannot be sure that these measures are or will be effective. Failure to effectively manage risk and prevent fraud could increase our chargeback or other liability. In addition, beginning in October 2015, U.S. merchants that cannot process Europay, Mastercard and Visa (“EMV”), chip-based cards are held financially responsible for certain fraudulent transactions conducted using such cards. This has increased the risk to merchants who are not yet EMV-compliant and shifted a substantial amount of fraud to card-not-present transactions, which is the primary environment in which we operate. This increased risk and the shift to card-not-present fraud has resulted in us having to seek increased chargebacks from such merchants. Increases in chargebacks, failure to recover fraud-related losses from our merchants that have not yet complied with EMV standards or other liability could have a material adverse effect on our business, financial condition, and results of operations.

We also have potential liability for losses caused by fraudulent card-based payment transactions. Card fraud occurs when a merchant’s customer uses a stolen card (or a stolen card number in a card-not-present transaction) to purchase merchandise or services. In a card-present transaction, if the merchant swipes or dips the card, receives authorization for the transaction from the issuer and verifies the signature on the back of the card against the paper receipt signed by the customer, the issuer remains liable for any loss. In a card-not-present transaction, even if the merchant receives authorization for the transaction, the merchant is liable for any loss arising from the transaction.

Many of the merchants that we serve transact a substantial percentage of their sales in card-not-present transactions over the Internet or in response to telephone or mail orders, which makes these merchants more vulnerable to fraud than merchants whose transactions are conducted largely in card-present transactions.

Criminals are using increasingly sophisticated methods to engage in illegal activities such as counterfeiting and fraud. For example, bust-out fraud is a first-party fraud scheme where legitimate business credentials are combined with legitimate personal identity credentials and used to open a merchant account. After a period of either no processing or normal processing activity, typically ranging from four to 12 months, and processing minimal volume, the criminal quickly processes a substantial volume from fraudulent cards, receives the corresponding deposits and exits before chargebacks or returns are assessed. Incidents and types of fraud and counterfeiting may increase in the future. Failure to effectively identify and manage risk and prevent fraud could increase our chargeback liability or cause us to incur other liabilities.

We rely on bank sponsors, which have substantial discretion with respect to certain elements of our business practices, to process electronic payment transactions. If these sponsorships are terminated and we are not able to secure new bank sponsors, we will not be able to conduct our business.

Because we are not a bank, we are not eligible for membership in the Visa, MasterCard, and other payment networks, and are, therefore, unable to directly access these payment networks, which are required to process transactions. These networks’ operating regulations require us to be sponsored by a member bank to process Electronic Payment transactions. We are currently registered with Visa and MasterCard through BMO Harris. We are also subject to network operating rules promulgated by the NACHA relating to payment transactions processed by us using the ACH Network. For ACH payments, our ACH network is sponsored by Wells Fargo and Fifth Third. The term of the agreements with Wells Fargo and Fifth Third, which automatically renew annually, do not have a termination date but are terminable with written notice. From time to time, we may enter into other sponsorship relationships as well.

The current term of our agreement with BMO Harris lasts through November 1, 2022 and will thereafter automatically renew for one year periods unless either party provides the other at least six months’ notice of its intent to terminate.

Our bank sponsors may terminate their agreements with us if we materially breach the agreements and do not cure the breach within an established cure period, if our membership with Visa and/or MasterCard terminates, if we enter bankruptcy or file for bankruptcy, or if applicable laws or regulations, including Visa and/or MasterCard regulations, change to prevent either the applicable bank or us from performing services under the agreement. If these sponsorships are terminated and we are unable to secure a replacement bank sponsor within the applicable wind down period, we will not be able to process electronic payment transactions.

Although we do not believe that we are substantially dependent on any of these agreements, bank sponsors do have discretion in these agreements and there is a possibility that the termination of a sponsorship could have an adverse impact on our business due to the need to transition services to an alternative provider. If any of these contracts were terminated, we believe we would be able to enter into alternative arrangements, although we may not be able to procure terms of an equal or more advantageous nature. Additionally, each of these agreements have wind down and de-conversion periods, which we believe would allow sufficient time for us to replace any of the aforementioned sponsors during such de-conversion periods. We are unable to predict with any certainty which terms might change in such alternative arrangements.

Furthermore, our agreements with our bank sponsors provide the bank with substantial discretion in approving certain elements of our business practices, including our solicitation, application, and underwriting procedures for merchants. We cannot guarantee that our bank sponsors’ actions under these agreements will not be detrimental to us, nor can we provide assurance that any of our bank sponsors will not terminate their sponsorship of us in the future. Our bank sponsors have broad discretion to impose new business or operational requirements on us, which may materially adversely affect our business. If our sponsorship agreements are terminated and we are unable to secure another bank sponsor, we will not be able to offer Visa or MasterCard transactions or settle transactions which would likely cause us to terminate our operations.

Our bank sponsors also provide or supplement authorization, funding, and settlement services in connection with our bankcard processing services. If our sponsorships agreements are terminated and we are unable to secure another bank sponsor, we will not be able to process Visa and MasterCard transactions, which would have a material adverse effect on our business, financial condition and results of operations.

In July 2018, the Office of the Comptroller of the Currency (“OCC”) announced that it will begin accepting special purpose national bank charter applications from financial technology companies (“FinTech Charter”). No applications for a FinTech Charter have been submitted to date, and we cannot predict which, if any, of our current or future competitors would take advantage of the charter. However, such a development could increase the competitive risks discussed above or create new competitive risks, such as our nonbank competitors being able to more easily access the payment networks without the requirement of a bank sponsor, which could provide them with a competitive advantage.

We incur liability when our merchants refuse or cannot reimburse us for chargebacks resolved in favor of their customers.

We have potential liability for chargebacks associated with the transactions we process. If a billing dispute between a merchant and a cardholder is not ultimately resolved in favor of the merchant, the disputed transaction is “charged back” to the merchant’s bank and credited or otherwise refunded to the cardholder. The risk of chargebacks is typically greater with those merchants that promise future delivery of goods and services rather than delivering goods or rendering services at the time of payment. If we or our bank sponsors are unable to collect the chargeback from the merchant’s account or reserve account (if applicable), or if the merchant refuses or is financially unable (due to bankruptcy or other reasons) to reimburse the merchant’s bank for the chargeback, we may bear the loss for the amount of the refund paid to the cardholder. Any increase in chargebacks not paid by our merchants could increase our costs and decrease our revenues. Additionally, an ACH transaction could be rejected in certain situations, including instances where we attempt to pull fees out of a bank account with insufficient funds, where an account has been closed, or where the account number is invalid. If an ACH reject occurs, we may bear the loss for the amount not pulled from the applicable account, which could increase our costs and decrease our revenues.

Our risk management policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risks.

We operate in a rapidly changing industry. Accordingly, our risk management policies and procedures may not be fully effective to identify, monitor, manage and remediate our risks. Some of our risk evaluation methods depend upon information provided by others and public information regarding markets, merchants or other matters that are otherwise inaccessible by us. In some cases, that information may not be accurate, complete, or current. Additionally, our risk detection system is subject to a high degree of “false positive” risks being detected, which makes it difficult for us to identify real risks in a timely manner. If our policies and procedures are not fully effective or we are not always successful in capturing all risks to which we are or may be exposed, we may suffer harm to our reputation or be subject to litigation or regulatory actions that materially increase our costs and subject us to reputational damage that could limit our ability to grow and cause us to lose existing merchant clients.

Legal proceedings could have a material adverse effect on our business, financial condition or results of operations.

In the ordinary course of business, we may become involved in various litigation matters, including but not limited to commercial disputes and employee claims, and from time to time may be involved in governmental or regulatory investigations or similar matters arising out of our current or future business. Any claims asserted against us, regardless of merit or eventual outcome, could harm our reputation and have an adverse impact on our relationship with our merchants, distribution partners and other third parties and could lead to additional related claims. Certain claims may seek injunctive relief, which could disrupt the ordinary conduct of our business and operations or increase our cost of doing business. Our insurance or indemnities may not cover all claims that may be asserted against us, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation and cause us to expend resources in our defense. Furthermore, there is no guarantee that we will be successful in defending ourselves in future litigation. Should the ultimate judgments or settlements in any pending litigation or future litigation or investigation significantly exceed our insurance coverage, they could have a material adverse effect on our business, financial condition, and results of operations.

The loss of key personnel or of our ability to attract, recruit, retain and develop qualified employees could adversely affect our business, financial condition, and results of operations.

Our success depends upon the continued services of our senior management and other key personnel who have substantial experience in the electronic payments industry and the markets in which we offer our services. In addition, our success depends in large part upon the reputation within the industry of our senior managers who have, developed relationships with our distribution partners, payment networks and other payment processing and service providers. Further, for us to continue to successfully compete and grow, we must attract, recruit, develop and retain personnel who will provide us with expertise across the entire spectrum of our intellectual capital needs. Our success is also dependent on the skill and experience of our sales force, which we must continuously work to maintain. While we have key personnel who have substantial experience with our operations, we must also develop our personnel to provide succession plans capable of maintaining the continuity of our operations. The market for qualified personnel is competitive, and we may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors.

Failure to retain or attract key personnel could impede our ability to grow and could result in our inability to operate our business profitably. In addition, contractual obligations related to confidentiality, assignment of intellectual property rights, and non-solicitation may be ineffective or unenforceable and departing employees may share our proprietary information with competitors in ways that could adversely impact us, or seek to solicit our distribution partners or merchants or recruit our key personnel to competing businesses.

Risks Relating to Our Indebtedness

Certain subsidiaries of Company have and will continue to have high levels of indebtedness.

GTCR-Ultra Holdings III, LLC (“Ultra III”), Holdings and certain other indirect subsidiaries are party to a Credit Agreement, dated as of August 1, 2017 (the “Credit Agreement”). As of September 30, 2020, there were no outstanding borrowings under the revolving credit facility thereunder (the “2017 Revolving Credit Facility”) and $229.3 million outstanding under the term loan facility thereunder (the “2017 Term Credit Facility” and together with the 2017 Revolving Credit Facility, the “2017 Credit Facility”). Because borrowings under the 2017 Credit Facility bear interest at variable rates, any increase in interest rates on debt that has not been fixed using interest rate hedges will increase interest expense, reduce cash flow or increase the cost of future borrowings or refinancings. Ultra III’s indebtedness could have important consequences to our investors, including, but not limited to:

•        increasing vulnerability to, and reducing its flexibility to respond to, general adverse economic and industry conditions;

•        requiring the dedication of a substantial portion of cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions, joint ventures or other general corporate purposes;

•        limiting flexibility in planning for, or reacting to, changes in its business and the competitive environment; and

•        limiting Ultra III’s ability to borrow additional funds and increasing the cost of any such borrowing.

We believe our business is relatively capital intensive, which could cause revenue fluctuations in its operating results. As a result, a decline in our revenue may lead to a relatively larger impact on operating results. A substantial portion of our operating expenses will be related to personnel costs, regulation and corporate overhead, none of which can be adjusted quickly and some of which cannot be adjusted at all. Our operating expense levels will be based on our expectations for future revenue. If actual revenue is below management’s expectations, or if our expenses increase before revenues do, both revenues less transaction-based expenses and operating results would be materially and adversely affected. Because of these factors, it is possible that our operating results or other operating metrics may fail to meet the expectations of stock market analysts and investors. If this happens, the market price of our common stock may be adversely affected.

The Credit Agreement contains a change of control provision that could require us to amend or refinance the existing indebtedness.

The Credit Agreement provides that an event of default will occur upon a Change in Control, which includes Holdings ceasing to beneficially own directly or indirectly through wholly owned subsidiaries all of the interests of Ultra III. In addition, a Change in Control event occurs if any person or group beneficially owns directly or indirectly a majority of Holding’s voting equity interests (other than certain specified persons). Although we do not currently anticipate that any such person will beneficially own a majority of the voting equity interests prior to the amendment or refinancing of this indebtedness, except as described elsewhere in the prospectus, no person is contractually obligated to retain the voting equity interests it holds. If we are unable to amend these agreements or refinance this indebtedness, we will be limited in our ability to issue additional equity to any person which would acquire a majority of common stock following such issuance and will need to rely on other sources of financing, including additional borrowings.

Our ability to pay dividends in the future will be subject to our subsidiaries’ ability to distribute cash to us.

We do not anticipate that our board of directors will declare dividends in the foreseeable future. If we do decide to declare dividends in the future, as a holding company, we will require dividends and other payments from our subsidiaries to meet such cash requirements. Our credit agreements place certain contractual restrictions on our subsidiaries’ ability to make distributions to us. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Overview” for a discussion of the Credit Agreement’s restrictions on our subsidiaries’ ability to make distributions to us. In addition, minimum capital requirements may indirectly restrict the amount of dividends paid upstream, and repatriations of cash from our subsidiaries may be subject to withholding, income and other taxes in various applicable jurisdictions. If our subsidiaries are unable to distribute cash to us and we are unable to pay dividends, our common stock may become less attractive to investors and the price of our common stock may become volatile.

Risks Relating to Ownership of our Common Stock

We may issue additional common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common stock.

We may issue an aggregate of 14,000,000 shares of common stock to our existing equityholders upon achievement of milestone targets. Our issuance of additional common stock or other equity securities of equal or senior rank would have the following effects:

•        Our existing shareholders’ proportionate ownership interest will decrease;

•        the amount of cash available per share, including for payment of dividends in the future, may decrease;

•        the relative voting strength of each previously outstanding share of common stock may be diminished; and

•        the market price of our common stock may decline.

Our only significant asset is ownership of Paya’s business through our ownership interest in Holdings. If Paya’s business is not profitably operated, Holdings may be unable to pay us dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

We have no direct operations and no significant assets other than our ownership of Holdings, which will operate Paya’s business. We will depend on profits generated by Paya’s business for distributions, debt repayment and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to our capital stock. Legal and contractual restrictions in agreements governing our indebtedness, as well as our financial condition and operating requirements, may limit our ability to receive distributions from Holdings and the Paya business.

Provisions in our charter and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation and bylaws contain provisions to limit the ability of others to acquire control of the Company or cause us to engage in change-of-control transactions, including, among other things:

•        provisions that authorize our board of directors, without action by our stockholders, to authorize by resolution the issuance of shares of preferred stock and to establish the number of shares to be included in such series, along with the preferential rights determined by our board of directors; provided that, our board of directors may also, subject to the rights of the holders of preferred stock, authorize shares of preferred stock to be increased or decreased by the approval of the board of directors and the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the corporation;

•        provisions that permit only a majority of our board of directors or the chairman of the board of directors at the direction of a majority of the board of directors or, for so long as Ultra and its affiliates beneficially own at least 35% of our common stock, the Chairman of the board of directors at the written request of the holders of a majority of the voting power of the then outstanding shares of voting stock, to call shareholder meetings, and therefore do not permit stockholders to call special stockholder meetings;

•        provisions that impose advance notice requirements, minimum shareholding periods and ownership thresholds, and other requirements and limitations on the ability of stockholders to propose matters for consideration at stockholder meetings; provided, however, that at any time when Ultra beneficially owns, in the aggregate, at least 10% of our common stock, such advance notice procedure will not apply to it; and

•        a staggered board whereby our directors are divided into three classes, with each class subject to retirement and reelection once every three years on a rotating basis.

These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our business in a tender offer or similar transaction. With our staggered board of directors, at least two annual meetings of stockholders will generally be required in order to effect a change in a majority of our directors. Our staggered board of directors can discourage proxy contests for the election of directors and purchases of substantial blocks of our shares by making it more difficult for a potential acquirer to gain control of our board of directors in a relatively short period of time.

Our amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

We will incur increased costs and obligations as a result of being a public company.

As a privately held company, Paya has not been required to comply with many corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, the Company will incur significant legal, accounting and other expenses that Paya was not required to incur in the recent past. These expenses will increase once the Company is no longer an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and Nasdaq, have increased the costs and the time that must be devoted to compliance matters. We expect these rules and regulations will increase the Company’s legal and financial costs and lead to a diversion of management time and attention from revenue-generating activities.

For as long as the Company remains an “emerging growth company” as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” The Company will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering (its predecessor), (b) in which it has total annual gross revenue of at least $1.07 billion, or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. To the extent the Company chooses not to use exemptions from various reporting requirements under the JOBS Act, or if it no longer can be classified as an “emerging growth company,” we expect that the Company will incur additional compliance costs, which will reduce its ability to operate profitably.

As an “emerging growth company,” the Company cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make its common stock less attractive to investors.

As an “emerging growth company,” the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to obtain an assessment of the effectiveness of its internal controls over financial reporting from its independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which the Company has elected to do.

The Company cannot predict if investors will find its common stock less attractive because it will rely on these exemptions. If some investors find its common stock less attractive as a result, there may be a less active market for its common stock, its share price may be more volatile and the price at which its securities trade could be less than if the Company did not use these exemptions.

As a public reporting company, we are subject to rules and regulations established from time to time by the SEC and Nasdaq regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results, or report them in a timely manner.

We are a public reporting company subject to the rules and regulations established from time to time by the SEC and Nasdaq. These rules and regulations require, among other things, that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Public company reporting obligations place a considerable burden on our financial and management systems, processes and controls, as well as on our personnel.

In addition, as a public company we will be required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting by the time our second annual report is filed with the SEC and thereafter, which will require us to document and make significant changes to our internal control over financial reporting. Likewise, our independent registered public accounting firm will be required to provide an attestation report on the effectiveness of our internal control over financial reporting at such time as we cease to be an “emerging growth company,” as defined in the JOBS Act, if we are an “accelerated filer” or “large accelerated filer” at such time.

We expect to incur costs related to our internal control over financial reporting in the upcoming years to further improve our internal control environment. If we identify deficiencies in our internal control over financial reporting or if we are unable to comply with the requirements applicable to us as a public company, including the requirements of Section 404 of the Sarbanes-Oxley Act, in a timely manner, we may be unable to accurately report our financial results, or report them within the timeframes required by the SEC. If this occurs, we also could become subject to sanctions or investigations by the SEC or other regulatory authorities. In addition, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, or express an adverse opinion, investors may lose confidence in the accuracy and completeness of our financial reports, we may face restricted access to the capital markets and our stock price may be adversely affected.

We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interest in us and may depress the market price of our common stock.

We may issue additional shares of common stock or other equity securities in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or grants under the Omnibus Plan without stockholder approval in a number of circumstances.

The issuance of additional common stock or other equity securities could have one or more of the following effects:

•        our existing stockholders’ proportionate ownership interest will decrease;

•        the amount of cash available per share, including for payment of dividends in the future, may decrease;

•        the relative voting strength of each previously outstanding share of common stock may be diminished; and

•        the market price of our common stock may decline.

The Company may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

The Company will have the ability to redeem outstanding warrants (excluding any placement warrants held by our Sponsor or its permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of its common stock in the event the shares of its common stock are not traded on any specific trading day) of its common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date the Company sends proper notice of such redemption, provided that on the date it gives notice of redemption and during the entire period thereafter until the time it redeems the warrants, the Company has an effective registration statement under the Securities Act covering the shares of the Company common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force a warrant holder: (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, will be substantially less than the market value of your warrants.

Our Warrants become exercisable on November 15, 2020, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 17,715,000 shares of Company common stock become exercisable on November 15, 2020 (the 30th day following the closing of the Business Combination) in accordance with the terms of the warrant agreement governing those securities. These warrants consist of 17,250,000 warrants originally included in the units issued in FinTech’s IPO and 465,000 warrants included as private placement units. Each warrant entitles its holder to purchase one share of our common stock at an exercise price of $11.50 per share and will expire at 5:00 p.m., New York time, on October 16, 2025 or earlier upon redemption of our common stock. To the extent warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to our then existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of our common stock.

The Company’s ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for its common stock.

The trading market for the Company’s common stock will be influenced by the research and reports that industry or securities analysts may publish about it, its business, its market, or its competitors. If no securities or industry analysts commence coverage of the Company, its stock price would likely be less than that which would be obtained if it had such coverage and the liquidity, or trading volume of its common stock may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. If any analysts do cover the Company, their projections may vary widely and may not accurately predict the results it actually achieves. The Company’s share price may decline if its actual results do not match the projections of research analysts covering it. Similarly, if one or more of the analysts who write reports on the Company downgrades its stock or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on it regularly, its share price or trading volume could decline.

Future sales of Company common stock issued to Ultra may reduce the market price of common stock that you might otherwise obtain.

In connection with the consummation of the Business Combination, Ultra received approximately 54.5 million shares of Company common stock pursuant to the Merger Agreement and an additional 0.7 million shares in connection with the concurrent private placement. The Company also entered into a registration rights agreement with Ultra and certain other stockholders, pursuant to which it granted certain registration right to Ultra and the other stockholders party thereto. Following the expiration of any lockup period applicable to shares of Company common stock held by Ultra, it or its affiliates may sell large amounts of Company common stock in the open market or in privately negotiated transactions. The registration and availability of such a significant number of shares of common stock for trading in the public market may increase the volatility in the Company’s stock price or put significant downward pressure on the price of its stock. In addition, the Company may use shares of its common stock as consideration for future acquisitions, which could further dilute its stockholders.

The Company is a “controlled company” under Nasdaq rules, which exempts the Company from certain obligations to comply with certain corporate governance requirements.

As of October 22, 2020, GTCR, through Ultra, owned approximately 47.3% of our outstanding common stock and was entitled to direct the voting of an additional 8.4% of our outstanding common stock as a result of the arrangements described under “Certain Relationships and Related Transactions — Sponsor Support Agreement.” Accordingly, the Company is a “controlled company” for purposes of the Nasdaq listing requirements. As such, the Company is exempt from the obligation to comply with certain corporate governance requirements, including the requirements that a majority of its board of directors consists of independent directors, and that it has nominating and compensation committees that are each composed entirely of independent directors. These exemptions do not modify the requirement for a fully independent audit committee. If the Company ceases to be a “controlled company,” it must comply with the independent board committee requirements as they relate to the nominating and compensation committees, subject to certain “phase-in” periods.

We may be substantially influenced by GTCR, whose interests may conflict with yours. The concentrated ownership of our common stock could prevent you and other shareholders from influencing significant decisions.

As of October 22, 2020, GTCR controlled the voting of in excess of 50% of our outstanding common stock. As a result, GTCR has the ability to control the outcome of most matters requiring stockholder consent. Moreover, for so long as it controls at least a majority of our outstanding common stock, it has the ability, through the board of directors, to control decision-making with respect to our business direction and policies. Matters over which GTCR may, directly or indirectly, exercise control include:

•        the election of our board of directors and the appointment and removal of our officers;

•        mergers and other business combination transactions requiring stockholder approval, including proposed transactions that would result in our stockholders receiving a premium price for their shares; and

•        amendments to our certificate of incorporation or increases or decreases in the size of our board of directors.

Even if GTCR’s deemed ownership subsequently falls below 50%, GTCR may continue to be able to strongly influence or effectively control our decisions.

The Company’s amended and restated certificate of incorporation will renounce any interest or expectancy that the Company has in corporate opportunities that may be presented to the Company’s officers, directors or shareholders or their respective affiliates, other than those officers, directors, shareholders or affiliates who are the Company’s or the Company’s subsidiaries’ employees. As a result, these persons will not be required to offer certain business opportunities to the Company and may engage in business activities that compete with the Company.

GTCR and its affiliates, as well as our other non-employee directors, may engage in activities where their interests conflict with the Company’s interests, such as investing in or advising businesses that directly or indirectly compete with certain portions of the Company’s business. The Company’s amended and restated certificate of incorporation will provide that it does not have an interest or expectancy in corporate opportunities that may be presented to the Company’s officers, directors or shareholders or their respective affiliates, other than those officers, directors, shareholders or affiliates who are the Company’s or the Company’s subsidiaries’ employees. Accordingly, neither GTCR, its affiliates or any of the Company’s non-employee directors has any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which the Company operates. GTCR also may pursue acquisition opportunities that may be complementary to the Company’s business, and, as a result, those acquisition opportunities may not be available to the Company. In addition, GTCR may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to other stockholders of the Company. See “Description of Securities — Conflicts of Interest” for more information.

USE OF PROCEEDS

All of the Common Stock and Warrants offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

We will receive the proceeds from the exercise of the Warrants, but not from the sale of the Common Stock issuable upon such exercise.

DETERMINATION OF OFFERING PRICE

Our Common Stock and Warrants are listed on Nasdaq under the symbols “PAYA” and “PAYAW,” respectively. The actual offering price by the Selling Stockholders of the shares of Common Stock and the Warrants covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Stockholders or as otherwise described in the section entitled “Plan of Distribution.”

MARKET PRICE OF COMMON STOCK AND DIVIDENDS

Market Price of Our Common Stock

Our Common Stock and Warrants are currently listed on Nasdaq under the symbols “PAYA,” and “PAYAW,” respectively.

On November 9, 2020, the closing price of our Common Stock was $10.99 per share. As of October 22, 2020, we had 116,697,441 shares of Common Stock outstanding held by approximately 30 holders of record. The number of record holders of our Common Stock does not include DTC participants or beneficial owners holding shares through nominee names.

Dividend Policy

We have never declared or paid, and do not anticipate declaring or paying, any cash dividends on our Common Stock in the foreseeable future. It is presently intended that we will retain our earnings for use in business operations and, accordingly, it is not anticipated that our board of directors will declare dividends in the foreseeable future. In addition, the terms of our credit facilities include restrictions on our ability to issue dividends. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Overview” for a discussion of our credit facilities’ restrictions on our subsidiaries’ ability to pay dividends or other payments to us.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial information is prepared in accordance with Article 11 of Regulation S-X to give effect to the acquisition of GTCR Ultra Holdings II, LLC (“Holdings”) by FinTech Acquisition Corp. III (“FinTech”).

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of FinTech and Holdings as adjusted to give effect to the Business Combination and related financing transactions. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination and the related financing transactions were completed on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 give pro forma effect to the Business Combination and the related financing transactions as if they had occurred on January 1, 2019.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with, the following:

•        FinTech’s unaudited condensed financial statements and related notes as of and for the nine months ended September 30, 2020 included elsewhere in this prospectus.

•        Holdings’ unaudited condensed consolidated financial statements and related notes as of and for the nine months ended September 30, 2020 included elsewhere in this prospectus.

•        FinTech’s audited financial statements and related notes for the year ended December 31, 2019 included elsewhere in this prospectus.

•        Holdings’ audited consolidated financial statements and related notes for the year ended December 31, 2019 included elsewhere in this prospectus.

•        FinTech’s Management’s Discussion and Analysis of Financial Condition and Results of Operations, which is included in the proxy statement/prospectus relating to the Business Combination filed by us on September 23, 2020.

•        Our Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus.

Certain direct and incremental costs related to the Business Combination will be recorded as a reduction against additional-paid-in-capital, consistent with the accounting for reverse recapitalizations. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2020
(Amounts in thousands of U.S. dollars, except per share data)

	FinTech (Historical)	GTCR-Ultra Holdings II, LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma
Assets
Current assets:
Cash and cash equivalents	$75	$32,318	$352,207	2a	$29,620
	—	—	200,000	2b
	—	—	50,000	2c
	—	—	(900)	2d
	—	—	2,872	2f
	—	—	(6,000)	2i
	—	—	(38,957)	2i
	—	—	(499,660)	2j
	—	—	(4,073)	2i, 2n
	—	—	(58,262)	2o
Trade receivables, net	—	18,696	—		18,696
Prepaid Expenses	416	1,567	—		1,983
Income tax receivable	—	1,840	—		1,840
Receivable from parent	—	2,872	(2,872)	2f	—
Other current assets	—	4,267	—		4,267
Total current assets before funds held for clients	491	61,560	(5,645)		56,406
Funds held for clients	—	63,194	—		63,194
Total current assets	491	124,754	(5,645)		119,600

Cash and marketable securities held in Trust Account	352,842	—	(352,207)	2a	—
			(635)	2a
Property and equipment, net	—	11,542	—		11,542
Goodwill	—	193,885	—		193,885
Intangible assets, net	—	121,927	—		121,927
Other long-term, assets	—	855	—		855
Total assets	$353,333	$452,963	$(358,487)		$447,809

Liabilities and Shareholders’ Equity
Current liabilities:
Trade payables	$1,021	$7,531	$—		$8,552
Accrued liabilities	—	10,497	—		10,497
Accrued revenue share	—	8,174	—		8,174
Promissory note – related parties	900	—	(900)	2d	—
Other current liabilities	—	3,419	—		3,419
Total current liabilities before client fund obligations	1,921	29,621	(900)		30,642
Client fund obligations	—	62,455	—		62,455
Total current liabilities	1,921	92,076	(900)		93,097

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2020 — (continued)
(Amounts in thousands of U.S. dollars, except per share data)

	FinTech (Historical)	GTCR-Ultra Holdings II, LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma
Deferred underwriting fee payable	14,700	—	(14,700)	2i	—
Deferred tax liability, net	—	24,640	(9,736)	2m	14,904
Long-term debt	—	220,509	(3,823)	2n	216,686
Tax receivable agreement liability	—	—	19,799	2m	19,799
Other long-term liabilities	—	779	—		779
Total liabilities	16,621	338,004	(9,360)		345,265

Common stock subject to possible redemption, 33,171,235 shares at redemption value as of September 30, 2020	331,712	—	(331,712)	2e	—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
Class A common stock, $0.0001 par value; 85,000,000 shares authorized; 2,258,765 issued and outstanding (excluding 33,171,235 shares subject to possible redemption) as of September 30, 2020	—	—	11	2b,2c,2e, 2g,2k, 2o	11
Class B common stock, $0.0001 par value; 15,000,000 shares authorized; 8,857,500 issued and outstanding as of September 30, 2020	1	—	(1)	2g	—
Additional paid-in capital	1,084		199,998	2b	103,418
			50,000	2c
			273,447	2e, 2o
			(5)	2k
			3,915	2h
			8,700	2i
			(38,957)	2i
			(499,660)	2j
			(10,063)	2m
			114,959	2l
Retained earnings	3,915		(3,915)	2h	(885)
			(250)	2n
			(635)	2a
Total shareholders’ equity	$5,000	$—	$97,544		$102,544

Member’s equity	—	114,959	(114,959)	2l	—
Total liabilities and shareholders’ equity	$353,333	$452,963	$(358,487)		$447,809

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2020
(Amounts in thousands of U.S. dollars, except per share data)

	FinTech (Historical)	GTCR-Ultra Holdings II, LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma
Revenue	$—	$152,045	$—		$152,045
Cost of services exclusive of depreciation and amortization	—	(75,328)	—		(75,328)
Selling, general & administrative expenses	(2,396)	(43,548)	1,192	3b, 3c	(44,752)
Depreciation and amortization	—	(17,966)	—		(17,966)
Income (loss) from Operations	(2,396)	15,203	1,192		13,999
Other income (expense)
Interest expense	—	(13,494)	61	3d	(13,433)
Other income (expense)	1,850	(31)	(1,850)	3a	(31)
Total other income (expense)	1,850	(13,525)	(1,789)		(13,464)
Income (loss) before income taxes	(546)	1,678	(597)		535
Income tax benefit (expense)	(357)	(127)	432	3e	(52)
Net income (loss)	$(903)	$1,551	$(165)		$483

Weighted average shares outstanding of Class A redeemable common stock	34,500,000				111,015,607
Basic and diluted net income per share, Class A	$0.04				$0.00
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	9,787,500
Basic and diluted net loss per share, Class A and Class B	$0.23

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2019
(Amounts in thousands of U.S. dollars, except per share data)

	FinTech (Historical)	GTCR-Ultra Holdings II, LLC (Historical)	Pro Forma Adjustments		Combined Pro Forma
Revenue	$—	$203,374	$—		$203,374
Cost of services exclusive of depreciation and amortization	—	(101,564)	—		(101,564)
Selling, general & administrative expenses	(2,065)	(69,943)	1,000	3c	(71,008)
Depreciation and amortization	—	(22,436)	—		(22,436)
Income (loss) from Operations	(2,065)	9,431	1,000		8,366
Other income (expense)
Interest expense	—	(832)	81	3d	(751)
Other income (expense)	7,977	(20,043)	(7,977)	3a	(20,043)
Total other income (expense)	7,977	(20,875)	(7,896)		(20,794)
Income (loss) before income taxes	5,912	(11,444)	(6,977)		(12,428)
Income tax benefit (expense)	(1,637)	2,420	2,876	3e	3,659
Net income (loss)	$4,275	$(9,024)	$(4,101)		$(8,769)

Weighted average shares outstanding of Class A redeemable common stock	34,500,000				111,015,607
Basic and diluted net income per share, Class A	$0.18				$(0.08)
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	9,787,500
Basic and diluted net loss per share, Class A and Class B	$(0.19)

Note 1. Basis of Pro Forma Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on our results.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor do they purport to project the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of FinTech and Holdings.

There were no significant intercompany balances or transactions between FinTech and Holdings as of the date and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had FinTech and Holdings filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of FinTech’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2019.

Note 2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

a)      Reflects the reclassification of $352.8 million of cash and cash equivalents held in FinTech’s trust account that becomes available for transaction consideration, transaction expenses, redemption of public shares and the operating activities following the Business Combination assuming no redemptions. The cash and cash equivalents held within the FinTech trust account include a net $0.6 million reduction of trust cash due to payment of certain operating expenses partially offset by interest earned subsequent to September 30, 2020 through the closing date of the transaction.

b)      Reflects the gross cash proceeds from financing of 20.0 million shares of FinTech Class A common stock for $200.0 million from private investors.

c)      Reflects the gross cash proceeds from financing of 5.0 million FinTech shares of Class A common stock for $50.0 million from affiliates of the Sponsors.

d)      Reflects the cash settlement of $0.9 million of FinTech promissory notes with related parties.

e)      Represents the reclassification of $331.7 million of common stock subject to possible redemption to permanent equity assuming no redemptions.

f)      Reflects the settlement of $2.9 million of Holdings intercompany loan receivables with Ultra which was settled in cash at closing.

g)      Reflects the reclassification of $1 thousand for the par value of FinTech Class B common stock to the par account for Class A common stock to account for the conversion of all outstanding, non-forfeited Class B common stock to Class A common stock (refer to Note 4 herein).

h)      Reflects the elimination of $3.9 million of FinTech’s historical retained earnings.

i)       Reflects the payment of FinTech and Holdings’ transaction costs of $45.0 million, expected to be incurred related to the closing of the Business Combination. Of that amount, $1.3 million is related to closing debt financing costs referenced in Note (2n) and $6.0 million relates to the cash settlement of deferred underwriting compensation incurred as part of FinTech’s IPO to be paid upon the consummation of a Business Combination, while the remaining $8.7 million has been forgiven by the underwriters and has been recorded as an offset to Additional Paid in Capital. The remaining transaction costs of $37.7 million include direct and incremental costs, such as legal, third party advisory, investment banking, other miscellaneous fees and equity financing fees associated with the PIPE financing described at Notes 2(b) and 2(c). As of September 30, 2020, no transaction costs were accrued on the historical balance sheet of Holdings.

j)       Reflects the payment of $499.7 million of cash consideration paid to Ultra in connection with the Business Combination.

k)      Reflects the issuance of 54.5 million shares to Ultra at $0.0001 par value as consideration for the Business Combination.

l)       Reflects the recapitalization of Holdings, including the reclassification of members’ equity to common stock and Additional Paid in Capital.

m)     Reflects the net $9.7 million decrease in deferred tax liabilities, consisting of $20.5 million of net deferred tax assets (“DTA”) primarily related to an increase in tax basis for goodwill, intangible assets, transaction costs, and imputed interest, offset by a valuation allowance of $10.8 million related to a portion of such tax attributes not expected to be fully realized, for a net DTA of $9.7 million. The DTA and corresponding valuation allowance have been accounted for in accordance with ASC 740 and recorded as an offset to deferred tax liabilities, net on the pro forma balance sheet.

A potential Tax Receivable Agreement liability of approximately $37.1 million has been calculated, which represents 85% of deferred tax benefit related to the specified tax attributes in the Tax Receivable Agreement to be realized by the Company, and could be paid to Ultra if realizable. The Tax Receivable Agreement liability has been considered in accordance with ASC 450 which requires that a liability be probable of occurrence and estimable. As noted above, it was concluded that it was more likely than not that a portion of the deferred tax assets subject to the Tax Receivable Agreement would not be realized, and therefore, FinTech has not recorded a Tax Receivable Agreement liability for the portion of the tax savings it may not realize from the utilization of such deferred tax assets. Additionally, there are other tax benefits that it is not probable FinTech will realize and FinTech has not recorded a Tax Receivable Agreement liability for this portion either. Together, the portion of the $37.1 million TRA liability that is not probable, and therefore not being recorded is $17.3 million. The remaining $19.8 million Tax Receivable Agreement liability meets the probability criteria for recognition and it is estimable based on the realization of potential future benefits. The expected future payments under the Tax Receivable Agreement are dependent upon a number of factors, including The Company’s cash tax savings, the applicable tax rate in the years in which it utilizes tax attributes subject to the Tax Receivable Agreement as well as current tax forecasts. These estimated rates and forecasts are subject to change based on actual results and realizations which could have a material impact on the actual liability to be paid.

n)      Reflects the costs incurred to amend the existing debt facility of Holdings’. The amendment extends the maturity date of the debt facility and includes additional change of control language specific related to the proposed Business Combination, but does not change the lenders, modify the principal outstanding or the stated interest rate. $1.3 million of fees will be paid upon closing of the Business Combination and have been included in transaction costs. Refer to Note (2i) for additional information. The amendment will be accounted for as a modification resulting in a reduction of net debt of $3.8 million for creditor costs and $0.3 million of third-party costs expensed as incurred. The creditor costs will be amortized through interest expense over the remaining life of the debt. Refer to Note 3(d) for the tax impact.

o)      Reflects $58.3 million withdrawal of funds from the trust account to fund the redemption of 5.7 million shares of FinTech common stock at approximately $10.23 per share.

Note 3. Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are as follows:

a)      Represents the elimination of $1.9 million of interest income on FinTech’s trust account for the nine months ended September 30, 2020 and $8.0 million for the year ended December 31, 2019.

          b)      Reflects the elimination of $0.4 million in non-recurring transaction costs incurred by Holdings for the nine months ended September 30, 2020 that are directly related to the Business Combination. No transaction costs were incurred for the year ended December 31, 2019.

c)      Holdings had previously entered into an advisory agreement with an affiliate for business consulting services. In exchange for those services Holdings paid an annual advisory fee. This agreement has been terminated, which resulted in the elimination of $0.8 million of selling, general and administrative expenses for the nine months ended September 30, 2020 and $1.0 million for the year ended December 31, 2019.

d)      Reflects the reduction of interest expense of less than $0.1 million for the nine months ended September 30, 2020 and for the year ended December 31, 2019, resulting from the deferred financing costs associated with the debt modification described in Note 2(n).

e)      Reflects the tax effect on the pro forma adjustments recorded in Notes 3(a) through 3(d) which was calculated using an estimated statutory blended rate of 27.2% for the nine months ended September 30, 2020 and the year ended December 31, 2019. Additionally, the previously disregarded entities (“DREs”) for tax purposes will become part of a consolidated tax structure. The DREs incurred losses that would be included in FinTech’s consolidated income. Utilizing the pro forma effective tax rate of 20.4% a benefit of $1.0 million has been recorded for the year ended December 31, 2019 after considering the incremental taxable losses of the DREs. Utilizing the estimated 2020 pro forma effective tax rate of 42.8% a benefit of $0.3 million has been recorded for the nine months ended September 30, 2020 after considering the incremental taxable losses of the DREs.

Note 4. Loss Per Share

Pro Forma Weighted Average Shares (Basic and Diluted)

The following pro forma weighted average shares calculations have been performed for the nine months ended September 30, 2020 and the year ended December 31, 2019. The unaudited condensed combined pro forma loss per share (“LPS”), basic and diluted, are computed by dividing loss by the weighted-average number of shares of common stock outstanding during the period.

Prior to the Business Combination, FinTech had two classes of shares: Class A shares and Class B shares. The Class B shares are held by the Sponsor. Each currently issued and outstanding share of FinTech’s Class B common stock not forfeited, will automatically convert on a one-for-one basis, into shares of FinTech’s Class A common stock. Immediately thereafter, each currently issued and outstanding share of Class A common stock will automatically convert one-for-one basis, into shares of the Company.

FinTech had 17.3 million outstanding public warrants sold during the initial public offering and 0.5 million warrants sold in a private placement to purchase an aggregate of 0.9 million Class A shares simultaneous to the initial public offering. The warrants are exercisable at $11.50 per share, amounts which exceeds the current market price of the Company’s Class A common stock. These warrants are considered anti-dilutive and excluded from the earnings per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period.

An additional 14.0 million shares of the Company’s common stock are issuable to Ultra and 5.7 million shares of the Company’s common stock are issuable to the Sponsor, in each case contingent upon the closing sale price of the Company’s common stock exceeding certain threshold. Because these shares are contingently issuable based upon the share price of the Company reaching specified thresholds that are not currently met, these contingent shares have been excluded from basic and diluted pro forma LPS.

As a result, pro forma diluted LPS is the same as pro forma basic LPS for the periods presented.

In thousands, except per share data	For the nine months ended September 30, 2020	For the year ended December 31, 2019
Pro forma net income (loss)	$483	$(8,769)
Basic and Diluted weighted average shares outstanding	111,016	111,016
Pro Forma Basic and Diluted loss per share	$0.00	$(0.08)

Pro Forma Basic and Diluted weighted average shares
FinTech Public Shareholders	28,803	28,803
FinTech Sponsor Public Shares	930	930
FinTech Sponsor Promote Shares	1,748	1,748
FinTech Sponsor PIPE	5,000	5,000
Total FinTech	36,482	36,482

Seller Shares	54,534	54,534
GTCR Funds PIPE	700	700
Other PIPE Investor(s)	19,300	19,300
Total Pro Forma Basic and Diluted weighted average shares	111,016	111,016

SELECTED HISTORICAL FINANCIAL INFORMATION OF FINTECH

The following table shows the selected historical financial information of FinTech for the periods and as of the dates indicated.

FinTech’s statement of operations data for the years ended to December 31, 2019 and 2018 and balance sheet data as of December 31, 2019 and 2018 are derived from FinTech’s audited financial statements included elsewhere in this prospectus. FinTech’s statement of operations data for the period ended December 31, 2017 and the balance sheet as of December 31, 2017 were derived from audited financial statements included elsewhere in this prospectus. FinTech’s statement of operations data for the nine months ended September 30, 2020 and 2019 and balance sheet data as of September 30, 2020 are derived from FinTech’s unaudited financial statements included elsewhere in this prospectus. FinTech’s balance sheet data as of September 30, 2019 is derived from unaudited financial information not included in this prospectus.

The information is only a summary and should be read in conjunction with FinTech’s consolidated financial statements and related notes included elsewhere in this prospectus. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of FinTech, Holdings or the combined businesses.

In thousands except shares and per share data	For the nine months ended September 30, 2020	For the nine months ended September 30, 2019	For the year ended December 31, 2019	For the year ended December 31, 2018	For the period from March 21, 2017 (inception) through December 31, 2017
	(Unaudited)	(Unaudited)
Income Statement Data:
Loss from operations	$(2,396)	$(1,478)	$(2,065)	$(215)	$(1)
Net income (loss)	$(903)	$3,471	$4,276	$543	$(1)
Weighted average shares outstanding of Class A redeemable common stock	34,500,000	34,500,000	34,500,000	34,500,000	—
Basic and diluted net income per share, Class A	$0.04	$0.14	$18.00	$0.02	$—
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	9,787,500	9,787,500	9,787,500	9,787,500	7,732,500
Basic and diluted net loss per share, Class A and Class B	$(0.23)	$(0.14)	$(0.19)	$(0.01)	$(0.00)
Balance Sheet Data (at period end):
Cash	$75	$1,104	$451	$2,300	$—
Cash and marketable securities held in Trust Account	352,842	350,537	351,860	345,940	—
Total assets	353,333	351,755	352,558	348,333	2
Total liabilities	16,621	14,944	14,942	14,993	3
Common stock subject to possible redemption	331,712	331,811	332,616	328,340	—
Total stockholders’ equity	5,000	5,000	5,000	5,000	2

SELECTED HISTORICAL FINANCIAL INFORMATION OF HOLDINGS

The following table shows the selected historical financial information of Holdings for the periods and as of the dates indicated.

The selected statement of operations data of Holdings for the years ended December 31, 2019 and 2018, for the period January 1, to July 31, 2017 (“Predecessor Period”), the period August 1, to December 31, 2017 (“Successor Period”) and the balance sheet data as of December 31, 2019, 2018, 2017 and July 31, 2017 were derived from the audited historical consolidated financial statements of Holdings. The selected statement of operations data of Holdings for the nine months ended September 30, 2020 and 2019 and the balance sheet data as of September 30, 2020 was derived from the unaudited interim consolidated financial statements of Holdings. The balance sheet data as of September 30, 2019 and as of July 31, 2017 were derived from unaudited interim information not included in this prospectus.

The following selected historical financial information should be read together with the consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The selected historical financial information in this section is not intended to replace Holdings’ consolidated financial statements and the related notes. Holdings’ historical results are not necessarily indicative of Holdings’ future results, and Holdings’ results as of and for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

As explained elsewhere in this prospectus, the financial information contained in this section relates to Holdings, prior to and without giving pro-forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of the results Paya will experience going forward.

	Successor					Predecessor
In thousands except shares	For the nine months ended September 30, 2020	For the nine months ended September 30, 2019	For the year Ended December 31, 2019	For the year Ended December 31, 2018	Period from August 1, to December 31, 2017	Period from January 1, to July 31, 2017
	(Unaudited)	(Unaudited)
Income Statement Data:
Revenue	$152,045	$152,201	$203,374	$185,078	$75,227	$106,912
Cost of services exclusive of depreciation and amortization	(75,328)	(76,046)	(101,564)	(96,027)	(40,352)	(55,586)
Income (loss) from operations	15,203	9,114	9,431	6,329	(12,854)	16,976
Interest expense	(13,494)	(15,316)	(20,043)	(13,630)	(5,420)	(460)
Income tax benefit (expense)	(127)	1,736	2,420	3,879	17,761	(6,660)
Net income (loss)	$1,551	$(3,940)	$(9,024)	$(3,318)	$(567)	$9,966
Less: Net loss attributable to non-controlling interests	—	—	—	(148)	—	—
Net income (loss) attributable to GTCR-Ultra Holdings II, LLC	$1,551	$(3,940)	$(9,024)	$(3,170)	$(567)	$9,966
Balance Sheet Data (at period end):
Cash and cash equivalents	$32,318	$24,289	$25,957	$14,164	$12,290	$1,243
Total assets	452,963	479,640	484,371	495,451	422,269	349,557
Total liabilities	338,004	341,387	350,007	359,366	291,763	93,436
Total member’s equity	114,959	138,253	134,364	136,085	130,506	256,121

BUSINESS

Company Overview

We are a leading independent integrated payments and commerce platform providing card, ACH, and Check payment processing solutions via software to middle-market businesses in the United States. See “— Industry Overview — Market Data.” Our solutions integrate with our customers’ core business software to enable payments acceptance, reconcile invoice detail, and post payment information to their core accounting systems. In this manner, we enable our customers to collect revenue from their consumer (B2C) and business (B2B) customers with a seamless experience and high-level of security across payment types. Given the focus on B2B and consumer bill payments integrated into software, 85% of our payment card volume is card-not-present and our average customer accepts $450,000 of credit and debit card volume per year. These metrics are both significantly higher than industry average according to the Nilson Report published in March 2020.

We concentrate on strategic vertical markets defined by strong secular growth and low penetration of electronic payments that are non-cyclical in nature such as B2B Goods & Services, Healthcare, Faith-based & Non-profit, Government & Utilities, and Education. Our technology, distribution, and support are tailored to the specific and complex payment needs of customers in these verticals. We have deep expertise of industry-specific considerations and believe this makes us a leading provider of integrated payment solutions in these markets with a sustainable competitive advantage.

In these strategic verticals, we deliver our payment solutions through front-end CRM and back-end accounting independent software vendors (“ISVs”) who sell or refer our integrated payments bundled with their proprietary software solutions to their customers. We enter into contracts with these ISVs where they deliver new customers to us in exchange for a portion of transaction revenue those customers generate. We refer to these ISVs as “Partners” and the customers they bring to us as “customers.” Our partners choose us because of our easy to use and feature rich technology platform, vertical expertise, and commitment to customer service. To our partners, embedding payments in their software increases customer life-time value and generates a new revenue stream through a share of our payment revenue. See “— Partner-centric Distribution” for a description of our partners.

Our payment technology is centered around Paya Connect, a proprietary, API-driven and service-oriented payments platform which integrates with our customers’ front-end CRM and back-end accounting software and acts as a universal gateway which connects to multiple card processors as well as our proprietary ACH processing platform. Paya Connect also serves as the foundation for modular value-added solutions including digital boarding, flexible funding, e-Invoicing, auto-billing and recurring payments, tokenized and secure transactions, and robust customer and partner reporting, which are differentiators in our key end markets. Further, Paya Connect’s architecture allows us to easily add incremental value-added services into our ecosystem through API integration.

We have built industry-leading scale with a highly diverse customer portfolio. As of September 30, 2020, we served close to 100,00 businesses, representing over $30 billion in card and ACH payment volume for the twelve months ended September 30, 2020. Our customer portfolio is highly diversified with no single customer representing more than 1% of payment volume for the year ended December 31, 2019 or the nine months ended September 30, 2020.

For the nine months ended September 30, 2020, we derived 86% of our revenue from fees paid by our customers, which principally include a processing fee that is charged as a percentage of total payment volume as well as fixed interchange fees and convenience based fees. We also derive service-based revenue from monthly and annual fees for customers to use the Company’s suite of value-added services, which represented 13% of our revenues for the nine months ended September 30, 2020, and revenue from sales of equipment, which represented 1% of our revenue over the same period. Our revenue is re-occurring in nature because of the consistency of B2B and consumer bill payments, the mission-critical and embedded nature of the solutions we provide, and the high switching costs associated with these solutions given complex levels of integration. We also benefit from a high degree of operating leverage given the combination of our highly scalable payments platform and low customer acquisition costs resulting from our partner-centric model.

Our net revenue increased to $203.4 million for fiscal year ended December 31, 2019 from $185.1 million for fiscal year ended December 31, 2018, representing year-over-year growth of 9.9%. Our adjusted EBITDA increased to $50.3 million for fiscal year ended December 31, 2019 from $42.2 million for fiscal year ended December 31,

2018, representing year-over-year growth of 19.0%. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key performance indicators and non-GAAP Measures — Adjusted EBITDA” for a reconciliation of our non-GAAP measures to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Segments

We have two reportable segments, Integrated Solutions and Payment Services.

Integrated Solutions

Our Integrated Solutions segment represents the delivery of our credit and debit card payment processing solutions to customers via integrations with software partners across our strategic vertical markets. Our Integrated Solutions partners include vertical focused front-end Customer Relationship Management software providers as well as back-end Enterprise Resource Planning and accounting solutions. Integrated Solutions represented 59.1% of revenue for the nine months ended September 30, 2020.

Payment Services

The Payment Services segment represents the delivery of card payment processing solutions to our customers through resellers, as well as ACH, check, and gift card processing. Card payment processing solutions in this segment do not originate through a software integration but utilizes our core technology infrastructure. ACH, check, and gift card processing may or may not be integrated with third-party software, however, we focus on strategically cross selling these products with new software partners. Payment Services represented 40.9% of revenue for the nine months ended September 30, 2020.

Industry Overview

The payment processing industry enables businesses to accept and deliver credit, debit, ACH, and other payment processing services. The industry continues to experience growth driven by broader acceptance of electronic payments methods and continued delivery of value-added functionality via payment technology and related solutions.

Payment Processing Value Chain

We provide mission-critical services in what we believe is the most economically advantageous part of the payment processing value chain. We operate the technology behind, and facilitate the experience around, the actual acceptance of the payment transaction. We have direct relationships with both our partners and our end customers. Shown below is a graphic outlining the steps in a typical payment card or ACH transaction in the Paya ecosystem, along with descriptions of each key step.

Front-end CRM
Back-end Accounting
ERP
Paya Partner
Enriched Data
Create Invoice
1
2
Send Invoice
Bill Payor
Business
3
Card or ACH
(credit, debit, virtual
or HSA/FSA)
Paya
Optician
Utility
Manufacturer
Paya Customer
7 (C)
4 (Card)
4 (ACH)
ACH
Payment Processor
7(C)
Sponsor Bank
Payment Processor Account
FBO Paya Merchants
8 (C)
5 (C)
5 (C)
5 (A)
Originating Depository
Financial Institution (ODFI)
Account FBO Paya
Merchants
6 (A)
Card Networks
(VISA, MC, Discover & Amex)
6 (C)
Issuing/Payor Bank
7 (A)
9 (C)
Optician / Utility / Manufacturer
Bank Account
Bank Card (C)
ACH (A)
Data
Funds

A typical transaction in one of our core verticals consists of the following steps:

1.      A payment usually starts with the business creating an invoice for services rendered or goods sold. Businesses can leverage Paya Connect for this feature, but also leverage the capabilities built into their core software.

2.      The business will then send the invoice through their core software to their customer, the payor, which may be either a consumer or another business.

3.      The transaction process begins when the payor (consumer or business) navigates to the invoice sender’s website or payment portal, or leverages our click-to-pay functionality contained within an invoice email. The payor can choose to pay with a credit or debit card via a card-not-present transaction or with a bank account via an ACH transaction. The actual payment transaction and the experience of submitting the payment takes place on Paya’s gateway. This keeps the software provider (our partner) and the business accepting the payment (our customer) out of the scope of PCI DSS compliance and enables us to offer other value added services alongside the transaction (e.g. encryption, tokenization, stored payment method recurring & installment payments).

4.      After the payor initiates the payment, we route the transaction information to a back-end payment processor. The processor provides the technology needed for transaction authorization, data transmission, and settlement of funds. In our case, we leverage multiple relationships with back-end processors for card processing and utilize our proprietary ACH platform for ACH processing.

5.      For credit and debit card transactions, the processor then transmits the data to the issuing/payor bank using card network rails. The card networks, such as MasterCard or Visa, provide the rails to route transactions and data between the key parties in a card transaction: issuing/payor banks, processors, and us. Data is transmitted in real-time over sophisticated communication networks which require compliance with various rules and regulations to use. ACH transactions are validated by us directly with the issuing bank through our Original Depository Financial Institution partners (ODFIs) and are submitted by the ODFIs into the ACH network for settlement. ACH transactions do not utilize the card network rails for authorization or settlement.

6.      For debit and credit card transactions, the issuing/payor bank then receives the transaction information and is responsible for authorizing the transaction (by checking for sufficient funds and fraud). After authorization, the issuing/payor bank then transfers the funds to the card network. The issuing/payor bank is the financial institution that issued the payor the debit or credit card. For ACH transactions, the issuing/payor bank (the bank that holds the payor’s deposit account) receives the transaction information and is responsible for authorizing the transaction. After authorization, the issuing/payor bank transfers the funds through the ACH network to our ODFI.

7.      The debit and credit card authorization data is routed back to Paya’s gateway to accept the transaction. This entire process takes milliseconds.

8.      For debit and credit card transactions, the card network then routes the funds to our sponsor bank. The sponsor bank, in our case BMO Harris, is a member of the card networks and ultimately provides us access to the card networks. In the case of ACH transactions (7A in the diagram), Our ODFI funds the business’ bank account without funds flowing through any third-party payment processor.

9.      Finally, for debit and credit card transactions, the sponsor bank routes the funds to the bank account of the card accepting business.

10.    We send enriched transaction data back to the core software to reduce manual data entry, ease the reconciliation process, and provide valuable insights to the business.

This example demonstrates a simplified version of a card-not-present or ACH payment transaction.

Key Trends Impacting Our Market

We specialize in delivering payment processing solutions to middle-market businesses in the United States. The middle-market has historically been reliant on banks and networks of local resellers with installation and service capabilities to provision access to payments. However, as internet access and software penetration increased, local bank partnerships became less relevant, and a new generation of high-tech, integrated payment processors emerged to serve businesses’ needs. Today, integrated-focused payments providers marry their payment acceptance capabilities and solutions with owned or third-party software to deliver differentiated solutions to customers with value-added services such as general ledger post-back capabilities, digital onboarding, and more. Traditional bank processors have had limited success in this area given gaps in technological capabilities and lack of vertical-specific knowledge. Key trends defining the market include the following:

•        Businesses require electronic payment solutions (card-not-present and ACH) that are integrated with electronic invoicing, recordkeeping, and other reporting tools.

•        Software vendors have become critical to payments distribution. Software vendors and payments providers have developed mutually beneficial relationships where software vendors provide unique customer leads to the payments providers and in turn are able to monetize payments.

•        Proliferation of payments and software solutions catering to specific end markets with differentiated features that streamline business operations.

•        Increasing demand for a unified payment processing solution that provides access to both card and ACH capabilities, including combined underwriting, pricing, and reporting.

We believe our core market opportunity is large and growing faster than the broader payments market because our five strategic vertical markets (B2B goods and services, healthcare, faith-based & non-profit, government & utilities, and education) are high growth sectors.

Market Data

We determined that we are a leading independent integrated payments and commerce platform based on data published by the Nilson Report, which is a trade publication specializing in the global card and payment industry. According to the Nilson Report, Paya was the second largest independent payments provider for U.S. Card Not Present transactions on the basis of both total number of transactions and dollar volume during 2019. We define an independent payments provider as one that is not owned by a bank or FIS. Data from the Nilson Report shows that Paya’s proportion of card-not-present transactions, volume per transaction and volume per customer are all considerably higher than other independent payment providers with which we compete. This combination of high volume and favorable card metrics demonstrates that we are a leading platform among integrated payment providers.

Recent Developments — COVID-19

The COVID-19 pandemic and subsequent shelter-in-place and social distancing policies, as well as the broader economic decline, had a material impact on our business in the year-to-date period. Many of our customers experienced a decline in transaction volumes from pre COVID-19 levels. However, given many of our customers leverage our payment technology to accept transactions in a card-not-present environment, their business operations were not impacted dramatically. Further, most of our recurring or contractual transactions are B2B and not tied to consumer discretionary spend and, as such, were not significantly impacted. This was evident by stable or growing volumes in our B2B Goods & Services, Government & Utilities, and Non-Profit verticals. Lastly, we benefited from our lack of concentration in end markets which saw steep declines, such as restaurants, travel, hospitality, and brick-and-mortar retail.

In response to these developments, we took precautionary measures to ensure the safety of our employees, support our customers, and mitigate the impact on our financial position and operations. We seamlessly implemented remote working capabilities for our entire organization with minimal disruption to our operations or key operating performance indicators. We also identified opportunistic expenses reductions which increased operating efficiencies and provided additional profitability in the period.

While our business was impacted by the COVID-19 pandemic, we have demonstrated resilience due to our portfolio of attractive, less-cyclical end markets. The ultimate impact that COVID-19 will have on our consolidated results of operations throughout 2020 remains uncertain. While we have not seen a meaningful degradation in new customer enrollment or an increase in existing customer attrition as a result of COVID-19, it is possible that those business trends change if economic hardship across the country forces business closures. We will continue to evaluate the nature and extent of these potential impacts to our business, consolidated results of operations, and liquidity.

Growth Strategies

Our growth strategy will continue to be driven by diverse organic initiatives and strategic acquisitions to help solve the most complex business challenges facing our customers. The key elements of this strategy include:

•        Continue fundamental execution.    We continue to make investments in our product, sales, and marketing efforts, centered around our proprietary technology-enabled payment solutions, to grow our existing software partner network and customer base. We also expect to increase customer life-time value through ongoing optimization of our customer support, retention management and pricing initiatives. Further, the company should continue to benefit from fixed cost operating leverage generated by our historical investments in a scalable platform.

•        Penetrate existing partners.    A key aspect of our value proposition is our track-record of driving penetration of our payment solutions into the underlying customer bases of our existing software partners. Our success in this area is driven by the ability of our software partners and us to sell payment capabilities to their existing customers that are not yet leveraging integrated payments modules. Our partners are often multi-platform software providers and we benefit from expanding our library of integrations with those partners to access additional attractive customer bases. We also benefit from the natural growth of our partners who themselves are typically growing franchises within their verticals, and we help accelerate new customer acquisition through co-marketing efforts and payment capabilities.

•        Drive new software partnerships.    The Paya Connect platform, coupled with our deep vertical expertise, positions us well to continue winning new software partners in our core markets. We have also seen great success entering new verticals organically or through acquisition and will continue to identify attractive end markets that could benefit from our unique payment solutions. We have an extensive pipeline of partnership opportunities that we will continue to convert.

•        Leverage proprietary ACH.    The Paya Connect platform seamlessly integrates card and ACH processing and reporting, a differentiated feature proving to be a winning factor in our strategic vertical markets as customers prefer to offer a payment type agnostic experience. Cross-selling ACH into our existing base of integrated card customers is a large opportunity.

•        Pursue strategic M&A.    We will continue to opportunistically make strategic acquisitions to enhance our scale, expand into new verticals, add product capabilities and embed payments in vertical software. Our success with First Billing Services (“FBS” or “First Billing”) and Stewardship Technology, Inc. (“Stewardship”) and our dedicated M&A team position us for success in this area.

Strategic Vertical Markets

We are a leading provider of integrated payment solutions in attractive vertical markets where we have a sustainable competitive advantage. Our technology solutions are tailored to the specific, complex needs of customers in these verticals, and we have deep expertise of industry-specific considerations. Strategic vertical markets include:

B2B Goods & Services

We have a leading presence in the B2B goods and services end market given our long history as part of Sage and deep expertise in accounting software integrations. We offer integrations into back-end Enterprise Resource Planning (ERP) and accounting solutions, including Sage Intacct, 50, 100, 500 and X3, as well as Acumatica and Intuit Quickbooks. In this vertical, we leverage value-added resellers as distribution, in addition to receiving referrals directly from our software partners. We also integrate with ISVs that focus on sub-verticals such as manufacturing and construction. This end market is characterized by under-penetration of electronic payments and high retention due to the required levels of integration.

Healthcare

Our healthcare portfolio is primarily comprised of ambulatory, chiropractic, and orthodontic practices that we serve through ISV partners. Our differentiated solutions in this end market are HIPPA compliant and include flexible funding and pre-authorization capabilities, acceptance of HSA & FSA cards, and multi-layer location management. While our existing customers focus on these sub-verticals, our core capabilities are broadly applicable to software providers focused on specialty medicine. The healthcare end market is characterized by underlying secular growth and complex payment functionality needs that serve as a barrier to entry for competitors.

Faith-based & Non-profit

Our faith-based and non-profit customers, which utilize our payments technology for donation collection and fundraising, have unique feature requirements including recurring billing, event management, and integrated e-Commerce. In this end market, we utilize both ISV partner and direct distribution models. Our direct distribution model was acquired as part of our acquisition of Stewardship, which delivers payment processing solutions via a proprietary donation management software platform. The Non-profit market is characterized by late adoption of electronic payments, with adoption accelerating in recent years due to advances in payment technology.

Government & Utilities

Like the faith-based and non-profit vertical, our government and utilities portfolio consists of both ISV partner and direct distribution models. Our direct distribution model was developed through our acquisition of First Billing Services, which provides e-billing and payment portal software. Since acquisition, we have also found success selling First Billing’s software through partnerships in this vertical. Electronic payment methods in this end market are significantly underpenetrated, providing attractive underlying customer growth and high retention, while also benefiting from low cyclicality given the nature of these services. New competitor entry into this vertical is challenging given the importance of track-record and reference clients servicing government and municipal entities effectively.

Education

The education vertical represents a high growth area for us, with increasingly strong relationships with education-specific ISVs that deliver tuition collection tools, cafeteria and school store management software, and other administrative solutions. Education is generally non-cyclical and benefits from attractive levels of electronic payment adoption and the need for flexible settlement solutions.

Partner-centric Distribution

Our overall strategy is built with our partner-centric distribution model in mind, including our technology roadmap, customer service capabilities, and sales focus. This results in an attractive integrated experience of software and payments for the customers of our partners. Our approach allows us to flexibly and scalably address multiple attractive verticals at once and invest in technology rather than a “feet on the street” direct salesforce.

To understand our strategy requires a better understanding of our partners. We serve independent software vendors ranging from front-end CRM applications to back-end accounting solutions. These partners are typically differentiated in their vertical markets and serve a sophisticated, middle-market business customer, who in turn uses the software to sell their goods and services to other businesses (B2B) or consumers (B2C). Our core function is allowing these businesses to accept payments from their customers in a way that improves customer experience and automates the invoice to payment reconciliation.

The first pillar of our sales strategy is to sign new partnerships in our core markets. Our go-to-market organization utilizes a solutions-oriented approach that focuses on understanding our software partners’ payments needs and helping them craft solutions that differentiate themselves in a specific marketplace. We believe that successfully embedding payments in our partners software greatly enhances their customer retention and provides them a substantial new revenue stream in excess of the typical monthly subscription.

In addition to signing new partnerships, we also focus on increasing the penetration of our offerings among the installed base of our existing partners. We do this effectively by selling our Paya Connect functionality to an installed base that may not be fully utilizing integrated payment capabilities.

We go-to-market via two primary partner channels: ISVs and value-added resellers. While we have existing ISO partners that focus primarily on reselling payments, technological advances have driven growth of the ISV and VAR channels, which are in turn displacing the ISO channel and growing far more rapidly.

Integrated Software Vendors.    Our ISV partners strive for business growth, relying on our comprehensive, secure payments solutions to support their vertical-specific needs. We work with these software companies to provide modern payments platform to their client base, constantly innovating to provide new payment functionality and maintaining compliance with evolving industry standards and regulations. Integrating their business management software seamlessly into our platform creates higher lifetime customer value and provides a more complete end-to-end experience.

Our integrations ensure seamless delivery of our full suite of payment processing capabilities to our customers. These integrations are also a critical part of our marketing strategy, as we work with partners to actively promote our preferred relationship and the advantages of an integrated payment solution to their existing base of customers.

Finally, these ISVs typically focus on a specific vertical or sub-vertical market and chose Paya because the payment functionality and support we offer is tailored to the specific needs of their given vertical.

Value-Added Resellers.    We work with value-added resellers that bundle our suite of features and services with an existing software product and resell the package as an integrated or complete turn-key solution. This is a key channel for our B2B vertical given the prevalence of the value-added reseller distribution model among ERP/accounting software providers.

Direct Sales.    Although our sales force is primarily focused on winning channel partners, the acquisitions of First Billing Services and Stewardship have provided us with a direct sales force that brings our proprietary software solutions with embedded payments directly to customers in the government & utilities and faith-based & non-profit end markets.

Independent Sales Organizations.    We partner with ISOs in our Payment Services segment that have their own distribution capabilities and technologies. We provide them with the products and tools necessary to acquire new customers and grow their adoption of electronic payments. In addition to payment functionality, we deliver valuable back office support, training, and the tools necessary for independent sales organizations to manage their business.

ACH Sales.    For our ACH product, we deploy a go-to-market model leveraging ISOs and third-party resellers combined with cross-selling to our integrated partnerships to expand distribution of our capabilities. These efforts are represented in our Payment Services segment.

Products, Solutions and Technology

We provide a robust suite of proprietary technology solutions tailored to address the evolving needs of our sophisticated partners and customers. Our offerings are developed with vertical specific needs in-mind and are designed to support the end-to-end payments requirements of tech-savvy, middle market businesses. Our solutions are highly scalable, built for exceptional up-time, sustain high transaction volume, and offer an omni-channel, payment method agnostic experience.

Organization

We have significantly invested in our IT and product teams and capabilities. Our product management team employs a customer-centric approach. This team maintains a close connection with the sales force, a strong understanding of customer feature requirement needs in the pipeline, and a continuous assessment of market trends. The team of product management professionals is supported by an agile IT development organization and robust on-shore and off-shore development support focused on building payments applications into integrated solutions. Our technology infrastructure team is focused on maintaining the integrity and security of client data and ensuring the best-in-class cyber security technology is deployed.

Paya Connect

In October 2018, we launched Paya Connect, a fully integrated payment platform that allows software developers to quickly create flexible, secure, and cost-efficient payment and commerce solutions tailored to businesses, health care providers, utilities, schools, non-profits and other entities with complex payment needs. Paya Connect’s ability to securely handle a range of payment methods from a variety of access points makes it ideal for meeting the evolving demands of sophisticated, multi-channel businesses. Paya Connect features a suite of APIs, code libraries, and testing environments to help partners create, test, and deploy payment and commerce solutions in a quick and autonomous fashion. Paya Connect also ensures that software partners can easily consume new features and services while keeping them fully compliant with industry regulations by leveraging a service-oriented architecture.

Business or Consumer
Invoice
Transaction
(Paya charges bps on volume)
Business
Funds
Enriched Data
Card & ACH Processors
paya
globalpayments
fiserv.
worldpay from FIS
paya Connect
Partner & Customer Services
Cloud-Based Support and Service
Flexible Merchant Pricing
Partner Co-Marketing Engine
Data-Rich Portal
Payment Acceptance
Hosted Pay Pages
Virtual Terminal
Client-Driven
Click-to-Pay
IVR
Cloud EMV Terminal
Payment Methods
Credit & Debit Card
ACH
Check
Value-Added Solutions
Vertical Capabilities
PCI Compliance, Encryption, Tokenization
Comprehensive API Library
Partner Core Business Software
Extensive Library of Front-End CRM & Back-End Accounting Integrations
Transaction Instruction
Card Brands
VISA
mastercard.
AMERICAN EXPRESS
DISCOVER
Bank Sponsors
BMO
Fifth Third Bank
WELLS FARGO
Deep Feature Rich Integration
Paya Connect is embedded in software user interface enabling seamless, secure, & reliable payment collection & reconciliation

Paya Connect offers the following features:

•        Developer tools and integration support:    Robust developer portal with a full suite of documentation, testing environments, and end-to-end testing capabilities.

•        Customizable boarding experiences:    Tailored customer acquisition through digital experiences that provide a streamlined merchant processing application and increase speed to revenue.

•        Pricing Flexibility:    Multiple customer pricing options for partners to choose from, including simplified swipe/non-swipe, interchange, and tiered structures.

•        Omni-channel payment capabilities:    Ability to accept credit and debit cards, ACH or electronic funds transfer (EFT) transactions, electronic benefit transfer (EBT), and flexible spending account (FSA) transactions in both card/check present and non-present use cases.

•        Scheduled, Recurring, and installment payment capabilities:    Support for any payment cycle, skip or defer payments based on use cases defined by customers leveraging card-on-file encryption and vaulting.

•        Cloud EMV integration at the point of sale:    Directly integrated terminals with no extra software or connections required at the point of sale. This streamlines the customer experience by enabling a true omni-channel commerce offering.

•        Secure vaulting and updating:    Secure storage and tokenization of all cardholder information to enable our customers to run recurring payments. In addition, our technology automatically updates expired credit and debit cards via the Account Updater (as defined below) feature for increased approvals. The Account Updater feature provides a direct connection with card networks (Visa and MasterCard) to allow for a continuous link between cardholder and the stored payment method if a card is lost, stolen, or expired.

•        Support for Level 2 and Level 3 payment processing:    Data integration to enhance authorization and lower the cost of interchange for certain types of B2B transactions.

•        Quick invoicing:    e-Invoicing with click-to-pay functionality, helping businesses get paid faster. It also sends payment reminders and posts back to the partner’s software.

•        Reporting to support complex organizational hierarchies:    Flexible reporting for organizations large and small with complex data needs.

•        Secure processing environment:    Secure processing environment, allowing compliance with requirements such as PCI, PCIe, NIST and HIPAA.

Operations

Our Operations division is focused on delivering commercially differentiated customer and partner support to the integrated payments ecosystem. We achieve this goal by deploying a comprehensive set of user engagement tools to facilitate continued service excellence. These include a cloud-based telephony infrastructure and CRM system with a robust ticketing module, case management, chat bots, a customer accessible knowledgebase, and targeted call routing for premium service. The operations team represents a significant competitive advantage in core markets due to (1) large acquirers lacking deep technical knowledge and implementation efforts tailored for the middle market and (2) software providers lacking payments expertise and scale to deliver the dedicated customer support that we offer.

Business Operations

•        Advanced Client Solutions — Technical personnel with advanced payment knowledge and deep-rooted expertise in our integrations and solutions help partners and customers identify the right solutions during the sales process and throughout the lifetime of the relationship as they add new products and functionality.

•        Implementation — White-glove onboarding for integration partners and large ERP end customers when needed; ensuring rapid activation for all new partners and customers to maximize the revenue opportunity for all parties.

•        Partner and Accounts Support — Dedicated team provides personalized service to top 40 partners and 400+ customers.

•        Card and ACH Customer Care — Experienced front-line end-customer support teams that provide phone, ticket, chat and email support to customers for all payments related questions, including integrated solutions, ACH Services and Card Processing.

•        Government & Utilities Operations — Vertical specific implementation, relationship management, and customer support resources focused on serving municipal clients and government focused software partners.

Technology Operations

•        Product Development — Our product development function manages the deployment and expansion of our payments product suite, primarily consisting of Paya Connect. Our developers work closely with our product managers to ensure they are actively addressing client demands and understanding trends in specific customer needs.

•        Technology Infrastructure — Our technology infrastructure function ensures that systems are reliable, secure and fully operational while meeting industry and PCI-DSS security standards.

Security, Disaster Recovery and Back-up Systems

We have a robust technology security framework to manage and protect the large amount of information we store relating to customer transaction history and payment card information. We encrypt card information and customer data that are stored in our databases and continue to deploy the strongest commercially available encryption methods. We have relationships with several third-party security technology vendors to disrupt threats including email threat protection (anti-phishing), endpoint security (anti-virus), network next-gen security, and firewalls. Beyond that, we have an external Security Operations Center which monitors activity during the 40-hour workweek and vendor relationships which bring coverage to 24 hours a day, 7 days a week. This team is responsible for detecting intrusions, data leakage, malware, and other events that could jeopardize data integrity, availability, and confidentiality. Upon detection, they move to protect against and contain the risk. We also leverage vendors for internal and external penetration testing, and for forensic incident response. Our security processes and procedures have been evaluated and validated by several third-party compliance tests:

•        Payment Card Industry Data Security Standard (“PCI-DSS”)

•        Payment Application Data Security Standard (“PA-DSS”)

•        Health Insurance Portability and Accountability Act (“HIPAA”)

•        System and Organization Controls Report (“SOC 1”)

•        Electronic Remittance Advice (“ERA”)

•        National Automated Clearing House Association (“NACHA”)

•        NIST Cybersecurity Framework

•        Protiviti cyber assessment

In the summer of 2019, we completed a total platform modernization and infrastructure refresh. This included the relocation and upgrade of our physical infrastructure to a Tier 1 hardened location. In doing so, we significantly improved the performance of our platforms, raised our availability numbers, more efficiently satisfied current compliance mandates, and reduced our licensing profile. Within this new operating construct, we now have multiple levels of redundancy covering network, servers, storage, and applications via virtualization. We also modernized the network infrastructure of all our office locations and installed multiple redundant network paths. Our infrastructure roadmap includes further expansion into off premise Cloud infrastructure, leveraging AWS and continuous dual location processing, removing the occurrence of service interruptions during scheduled maintenance periods. This will also dramatically reduce physical site risk.

Third Party Processors and Sponsor Banks

In the course of facilitating credit and debit card processing services, we rely on third parties to provide authorization, settlement and funding services in connection with our customers’ transactions. These institutions include third-party processors (such as Global Payments, FIS and Fiserv) and sponsor banks, who facilitate our access to the payment networks, such as Visa, MasterCard, and Discover. The processors and sponsor banks in turn have agreements with the payment networks, which permit them to route transaction information through their networks in exchange for fees.

For much of our credit and debit card payment volume, we engage Global Payments. Global Payments handles approximately two-thirds of our payment volume, providing authorization and settlement services, which include communicating with the credit card networks and providing funding instructions to the sponsor bank to facilitate the cash clearing process. Once a business accepts a payment transaction, Global Payments records the sale amount, type of transaction, location at which the transaction was processed, and other relevant information. We have built an entire value-added ecosystem around the transaction and control these aspects internally.

Our original processing agreement with Global Payments (the “Global Payments Agreement”) was entered into in April 2012. We entered into a new agreement in July 2018, which is in effect through July 2021 and automatically renews for successive one-year terms unless either party provides written notice of non-renewal to the other party.

BMO Harris is our sponsor bank for debit and credit card transactions. BMO Harris provides cash collection, and funding services for our card processing customers. Additionally, we adhere to the underwriting guidelines provided by our sponsor bank. Because we are not a “member bank” as defined by Visa and MasterCard, in order to process and settle these bankcard transactions for our customers, we have entered into sponsorship agreements with member banks. Visa and MasterCard rules restrict us from performing funds settlement or accessing customer settlement funds.

The sponsorship agreement with BMO Harris is for a three-year term expiring in November 2022 and will automatically renew for successive one-year periods unless either party provides six months written notice of non-renewal to the other party. Our sponsorship agreement enables us to route Visa and MasterCard bankcard transactions under the member bank’s control and under the member bank’s identification numbers to clear credit and signature debit bankcard transactions through Visa and MasterCard.

Our sponsorship agreements with the member banks require, among other things, that we abide by the bylaws and regulations of the Visa and MasterCard networks. If we were to breach these sponsorship agreements, the sponsor banks can terminate the agreement and, under the terms of the agreement, we would have 180 days to identify an alternative sponsor bank. As of September 30, 2020, we have not been notified of any such issues by our sponsor banks, Visa or MasterCard.

In addition to bankcard processing, we process EFT transactions through the ACH network. We process ACH transactions, which require requesting customer-processed funds from the bank each day, receiving the funds, and then repaying those funds to the customer. We perform this service using the Enterprise ACH system (“eACH”) and the eMagnus system, our proprietary database and transaction processing system. eMagnus automatically calculates splits with our customers and determines the pay-out schedule. Owning the ACH processing engine represents a key differentiator for us as we control the end-to-end user experience and provide a payment-method agnostic experience to our partners. We have longstanding relationships with multiple ODFIs, including Wells Fargo and Fifth Third Bank. ODFIs interface between the Federal Reserve and ACH processors to facilitate payment flows.

Customer and Transaction Risk Management

We maintain a complete underwriting and risk monitoring management infrastructure with a dedicated team of underwriters, credit analysts, and risk and compliance management leads. Given that our core end markets are primarily focused on B2B and less focused on C2B and retail e-Commerce, we experience low levels of fraud and chargeback risk. Card brand networks generally allow chargebacks up to four months after the later of the date the transaction is processed or the delivery of the product or service to the cardholder. If the business incurring the chargeback is unable to fund the refund to the card issuing bank, we are required to do so. For the nine months ended September 30, 2020, Bad Debt Expense of $1.3 million represented 0.84% of revenue, which is very low compared to the broader payments industry.

Despite the low risk profile, we believe our security and risk offerings are differentiators in the marketplace. We utilize a comprehensive risk framework profile, which is essential in delivering low loss rates while maximizing approval rates and customer satisfaction. As such, our underwriting criteria is tailored towards our end markets and related business models. For example, we deploy vertical-specific monitoring relating to large ticket sizes and monthly patterns of utility and non-profit businesses.

Customer Underwriting

Our credit underwriting criteria consists of evaluating the nature of the business, end market, volume history, length of time between payment and delivery of goods or services, pricing, proposed transaction levels, and overall financial condition of the applicant. We may require cash or non-cash collateral as a condition for processing approval. These processes are documented and used for ongoing monitoring as the customer begins processing. Based on experience level, our underwriting staff is given various levels of autonomy to adjust transaction or volume thresholds, establish funding delays, establish daily discount funding and call-or-return collateral. These levels are originally set, reviewed, and signed off on by management. Our sponsor banks evaluate our customer underwriting policies and procedures to ensure compliance with card brand rules and regulations.

Risk Management/Transaction Monitoring

We take a sophisticated approach to risk management that involves intra-day reporting and monitoring of customer-level transaction activity to evaluate potential for credit and fraud risk. The risk management team reviews all unusual activity, which may include ticket size, rolling volume levels, refund and chargeback levels as well as authorization history. Risk management tools and reporting are reviewed daily to suspend unusual processing activity if sufficient abnormalities are observed. Accounts with suspended funds are investigated daily and the risk management team decides if any transactions should be held for further review. This allows us to minimize credit and fraud risk by providing time to formally review the processing with our customer, the cardholders and the issuing banks.

Investigation and Loss Prevention

If a customer exceeds the thresholds established by our underwriting process, or if ongoing risk management processes identify suspicious activity or a potential breach of card brand rules and regulations or the terms of our merchant agreement, we utilize a robust documentation and review process. The review will include the actions taken to reduce our exposure to loss and the exposure of our customer, which can start with requesting additional information and can be escalated to withholding or diverting funds, verifying delivery of merchandise or even deactivating the merchant account. The financial condition of the business may also be considered during these investigations.

Collateral

As a condition for processing approval, we may require some customers to post collateral including certificates of deposits, letters of credit, cash, upfront or rolling reserves. This collateral is held in order to offset potential credit losses or risk liability that we may incur during the life of the relationship.

Acquisitions

We seek to identify and acquire business that provide vertical-specific payment processing solutions and/or payment-focused software applications to high growth, non-cyclical end markets that are early in the adoption curve of electronic payments. We look for companies that enhance our scale and distribution and provide access to unique or differentiated technology that further enhances our value proposition to customers and software providers. Our disciplined approach to M&A includes identifying these attractive end markets, efficiently evaluating opportunities, executing high-quality acquisitions, and effectively integrating these businesses from a technology, back-office, and cultural perspective. We have acquired two companies in our recent history, Stewardship and First Billing Services, which met the above criteria in the faith-based and non-profit and government and utilities end markets. Both acquisitions are integrated to our centralized technology and services and benefit from the broader company support, including continued investment in the go-to-market strategy.

First Billing Acquisition

In January 2019, we acquired First Billing Services, for a purchase price of $57.0 million in total consideration including $51.8 million in cash. FBS offers an omni-channel payment and electronic bill presentment suite with a compelling value proposition to municipalities by streamlining customer collections and increasing adoption of electronic payments and customer engagement. The transaction accelerated our expansion into the highly attractive government and utilities end market.

Stewardship Acquisition

In November 2018, we acquired Stewardship, a provider of digital payment solutions to faith-based and non-profit organizations, for a purchase price of $9.8 million in total consideration including $5.8 million in cash. The acquisition enhanced our organic growth profile, technology capabilities, and brand presence in the attractive non-profit end-market.

Competition

We compete with a variety of merchant acquirers that have different business models, go-to-market strategies and technical capabilities. Many merchant acquirers provide integrated payments solutions and/or related hardware to customers within our existing verticals. Our competition comes from a combination of niche players and horizontal acquirers which differ by individual vertical, including, EVO Payments, REPAY, i3 Verticals, Stripe, and the acquiring arms of FIS, FISERV and Global Payments.

We believe the most significant competitive factors in the markets in which we compete are the following: (1) product offering, including depth of integration capabilities and ability to deliver differentiated value-added solutions; (2) customer service, including integration, transaction, and technology support for payors, customers, and software integration partners; (3) processing and technology reliability, and (4) transaction economics, including fees charged to customers and commission payouts to software integration partners.

Our competitors also include banks, credit card providers, technology and ecommerce companies.

Government Regulation and Payment Network Rules

We operate in an increasingly complex legal and regulatory environment. Our business and the products and services that we offer are subject to a variety of federal, state and local laws and regulations, and the rules and standards of the payment networks that we utilize to provide our electronic payment services, as more fully described below.

Dodd-Frank Act

The Dodd-Frank Act and the related rules and regulations have resulted in significant changes to the regulation of the financial services industry. Changes impacting the electronic payment industry include providing merchants with the ability to set minimum dollar amounts for the acceptance of credit cards and to offer discounts or incentives to entice consumers to pay with cash, checks, debit cards or credit cards, as the merchant prefers. New rules also contain certain prohibitions on payment network exclusivity and merchant routing restrictions of debit card transactions. Additionally, the Durbin Amendment to the Dodd-Frank Act provides that the interchange fees that certain issuers charge merchants for debit transactions will be regulated by the Federal Reserve and must be “reasonable and proportional” to the cost incurred by the issuer in authorizing, clearing and settling the transactions. Rules released by the Federal Reserve in July 2011 to implement the Durbin Amendment mandate a cap on debit transaction interchange fees for issuers with assets of $10 billion or greater.

The Dodd-Frank Act also created the Consumer Financial Protection Bureau (the “CFPB”), which has assumed responsibility for most federal consumer protection laws, and the Financial Stability Oversight Council, which has the authority to determine whether any non-bank financial company, such as us, should be supervised by the Board of Governors of the Federal Reserve System because it is systemically important to the U.S. financial system. Any new rules or regulations implemented by the CFPB or the Financial Stability Oversight Council or in connection with the Dodd-Frank Act that are applicable to us, or any changes that are adverse to us resulting from litigation brought by third parties challenging such rules and regulations, could increase our cost of doing business or limit permissible activities.

Privacy and Information Security Regulations

We provide services that may be subject to privacy laws and regulations of a variety of jurisdictions. Relevant federal privacy laws include the Gramm-Leach-Bliley Act of 1999, which applies directly to a broad range of financial institutions and indirectly, or in some instances directly, to companies that provide services to financial institutions. These laws and regulations restrict the collection, processing, storage, use and disclosure of personal information, require notice to individuals of privacy practices and provide individuals with certain rights to prevent the use and disclosure of certain nonpublic or otherwise legally protected information. These laws also impose requirements for safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. Our business may also be subject to the Fair Credit Reporting Act and the Fair and Accurate Credit Transactions Act of 2003, which regulate the use and reporting of consumer credit information and also impose disclosure requirements on entities who take adverse action based on information obtained from credit reporting agencies. In addition, there are state laws restricting the ability to collect and utilize certain types of personal information such as Social Security and driver’s license numbers and imposing secure disposal requirements for personal data. Certain state laws mandate businesses to implement reasonable data security measures. Massachusetts requires any business that processes the personal information of a Massachusetts resident to adopt and implement a written information security program. States are increasingly legislating data protection requirements for a broader list of personal data, such as biometric data, and are strengthening protections for students’ personal information. All fifty states, Puerto Rico, and the U.S. Virgin Islands have now enacted data breach notification laws requiring businesses that experience a security breach of their computer databases that contain personal information to notify affected individuals, consumer reporting agencies and governmental agencies that possess data. In June 2018, the State of California enacted the California Consumer Privacy Act of 2018 (the “CCPA”), which went into effect on January 1, 2020. The CCPA will require companies that process personal information of California residents to make new disclosures to consumers about their data collection, use and sharing practices, will grant consumers specific access rights to their data, will allow consumers to opt out of certain data sharing with or sales to third parties and will create a new cause of action for data breaches. The CCPA has broadly defined personal information to include any information that is linked or reasonably linkable to a consumer. Each privacy law and regulation that applies to us could increase our cost of doing business or limit permissible activities.

Anti-Money Laundering and Counter-Terrorism Regulation

Our business is subject to U.S. federal anti-money laundering laws and regulations, including the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, which we refer to collectively as the “BSA.” The BSA, among other things, requires money services businesses to develop and implement risk-based anti-money laundering programs, report large cash transactions and suspicious activity and maintain transaction records. We are also subject to certain economic and trade sanctions programs that are administered by the Office of Foreign Assets Control (“OFAC”) that prohibit or restrict transactions to or from (or transactions dealing with) specified countries, their governments and, in certain circumstances, their nationals, such as those who might be narcotics traffickers and terrorists or terrorist organizations. Similar anti-money laundering, counter terrorist financing and proceeds of crime laws apply to movements of currency and payments through electronic transactions and to dealings with persons specified on lists maintained by organizations similar to OFAC in several other countries and which may impose specific data retention obligations or prohibitions on intermediaries in the payment process. We have developed and continue to enhance compliance programs and policies to monitor and address related legal and regulatory requirements and developments.

Unfair or Deceptive Acts or Practices

We and many of our clients are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices. In addition, laws prohibiting these activities and other laws, rules and or regulations, including the Telemarketing Sales Act, may directly impact the activities of certain of our clients, and in some cases may subject us, as the client’s payment processor or provider of certain services, to investigations, fees, fines and disgorgement of funds if we are deemed to have aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of the client through our services. Various federal and state regulatory enforcement agencies, including the Federal Trade Commission and the states attorneys general, have authority to take action against non-banks that engage in unfair or deceptive acts or practices or violate other laws, rules and regulations and to the extent we are processing payments or providing services for a client that may be in violation of laws, rules and regulations, we may be subject to enforcement actions and as a result may incur losses and liabilities that may impact our business.

In addition, the CFPB has recently attempted to extend certain provisions of the Dodd-Frank Act that prevent the employment of unfair, deceptive or abusive acts or practices (“UDAAP”) to payment processors. Though there is still litigation involving whether payment processing companies are subject to these requirements (and the extent of their application), these requirements may apply or be applicable in the future. UDAAPs could involve omissions or misrepresentations of important information to consumers or practices that take advantage of vulnerable consumers, such as elderly or low-income consumers.

Payment Network Rules and Standards

Payment networks establish their own rules and standards that allocate liabilities and responsibilities among the payment networks and their participants. These rules and standards, including the PCIDSS, govern a variety of areas including how consumers and clients may use their cards, the security features of cards, security standards for processing, data security and allocation of liability for certain acts or omissions including liability in the event of a data breach. The payment networks may change these rules and standards from time to time as they may determine in their sole discretion and with or without advance notice to their participants. These changes may be made for any number of reasons, including as a result of changes in the regulatory environment, to maintain or attract new participants, or to serve the strategic initiatives of the networks and may impose additional costs and expenses on or be disadvantageous to certain participants. Participants are subject to audit by the payment networks to ensure compliance with applicable rules and standards. The networks may fine, penalize or suspend the registration of participants for certain acts or omissions or the failure of the participants to comply with applicable rules and standards.

To provide our electronic payment services, we must be registered either indirectly or directly as a service provider with each of the payment networks that we utilize. Because we are not a bank, we are not eligible for primary membership in certain payment networks, including Visa and Mastercard, and are therefore unable to directly access these networks. The operating regulations of certain payment networks, including Visa and Mastercard, require us to be sponsored by a member bank as a service provider. We are registered with certain payment networks, including Visa and Mastercard, through various sponsor banks. The agreements with our bank sponsors give them substantial discretion in approving certain aspects of our business practices including our solicitation, application and qualification procedures for clients and the terms of our agreements with clients. We are also subject to network operating rules and guidelines promulgated by the NACHA relating to payment transactions we process using the ACH Network. Like the card networks, NACHA may update its operating rules and guidelines at any time, and we will be subject to these changes. These operating rules and guidelines allocate responsibility and liabilities to the various participants in the payment network. Recently, NACHA has focused upon data security and privacy responsibilities. We are subject to audit by our partner financial institutions for compliance with the rules and guidelines. Our sponsor financial institutions have substantial discretion in approving certain aspects of our business practices, including the terms of our agreements with our ACH processing clients.

Money Transmitter Regulation

We are subject to various U.S. federal, state, and foreign laws and regulations governing money transmission and the issuance and sale of payment instruments, including some of the prepaid products we may sell.

In the United States, most states license money transmitters and issuers of payment instruments. These states not only regulate and control money transmitters, but they also license entities engaged in the transmission of funds. Many states exercise authority over the operations of our services related to money transmission and payment instruments and, as part of this authority, subject us to periodic examinations. Many states require, among other things, that proceeds from money transmission activity and payment instrument sales be invested in high-quality marketable securities before the settlement of the transactions or otherwise restrict the use and safekeeping of such funds. Such licensing laws also may cover matters such as regulatory approval of consumer forms, consumer disclosures and the filing of periodic reports by the licensee and require the licensee to demonstrate and maintain specified levels of net worth. Many states also require money transmitters, issuers of payment instruments, and their agents to comply with federal and/or state anti-money laundering laws and regulations.

Stored Value Services

Stored value cards, store gift cards and electronic gift certificates are subject to various federal and state laws and regulations, which may include laws and regulations related to consumer and data protection, licensing, consumer disclosures, escheat, anti-money laundering, banking, trade practices and competition and wage and employment. The clients who utilize the gift card processing products and services that we may sell may be subject to these laws and regulations. In the future, if we seek to expand these stored value card products and services, or as a result of regulatory changes, we may be subject to additional regulation and may be required to obtain additional licenses and registrations which we may not be able to obtain.

The Credit Card Accountability Responsibility and Disclosure Act of 2009 (the “Card Act”) created new requirements applicable to general-use prepaid gift cards, store gift cards and electronic gift certificates. The Card Act, along with the Federal Reserve’s amended Regulation E, created new requirements with respect to these cards and electronic certificates. These include certain prohibited features and revised disclosure obligations. Prepaid services may also be subject to the rules and regulations of Visa, Mastercard, Discover and American Express and other payment networks with which our clients and the card issuers do business. The clients who utilize the gift card processing products and services that we may sell are responsible for compliance with all applicable rules and requirements relating to their gift product program.

Additionally, the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, or “FinCEN”, issued a final rule in July 2011 regarding the applicability of the BSA’s regulations to “prepaid access” products and services. This rulemaking clarifies the anti-money laundering obligations for entities engaged in the provision and sale of prepaid services, such as prepaid gift cards. We are not registered with FinCEN based on our determination that our current products and services do not constitute a “prepaid program” as defined in the BSA and we are not a “provider” of prepaid access. We may in the future need to register with FinCEN as a “money services business-provider of prepaid access” in accordance with the rule based on changes to our products or services.

Other Regulation

We are subject to U.S. federal and state unclaimed or abandoned property (escheat) laws which require us to turn over to certain government authorities the property of others we hold that has been unclaimed for a specified period of time such as account balances that are due to a distribution partner or client following discontinuation of its relationship with us. The Housing Assistance Tax Act of 2008 requires certain merchant acquiring entities and third-party settlement organizations to provide information returns for each calendar year with respect to payments made in settlement of electronic payment transactions and third-party payment network transactions occurring in that calendar year. Reportable transactions are also subject to backup withholding requirements.

The foregoing is not an exhaustive list of the laws and regulations to which we are subject and the regulatory framework governing our business is changing continuously.

Intellectual Property

Certain of our products and services are based on proprietary software and related payment systems solutions. We rely on a combination of copyright, trademark, and trade secret laws, as well as employee and third-party non-disclosure, confidentiality, and other contractual arrangements to establish, maintain, and enforce our intellectual property rights in our technology, including with respect to our proprietary rights related to our products and services. In addition, we license technology from third parties that is integrated into some of our solutions.

We own several registered trademarks, including Paya, First Billing, FirstCloud, FirstUtility, and Stewardship and we have other pending applications. We also own multiple domain names, including www.paya.com.

Employees

As of September 30, 2020, we employed 257 employees across five US office locations, with some employees working remotely. None of our employees are represented by a labor union and we have experienced no work stoppages. We consider our employee relations to be good.

Facilities

We maintain several offices across the United States, all of which we lease.

Our office locations include:

•        Corporate headquarters in Atlanta, Georgia with approximately 23,000 leased square feet;

•        Finance and Operations in Reston, Virginia with approximately 10,000 leased square feet;

•        Sales and Operations in Fort Walton Beach, Florida with approximately 11,000 leased square feet;

•        FBS Sales and Operations in Dayton, Ohio with approximately 6,000 leased square feet; and

•        Stewardship Sales and Operations in Mount Vernon, Ohio with approximately 2,000 leased square feet.

Legal Proceedings

We are currently not a party to any legal proceedings that would be expected to have a material adverse effect on our business or financial condition. From time to time, we are subject to litigation incidental to our business, as well as other litigation of a non-material nature in the ordinary course of business.

Organizational Structure and Corporation Information

We are headquartered in Atlanta, Georgia. Our business was founded as Verus Financial Management in 2003 and acquired by Sage Group plc in 2006. In August 2017, GTCR, LLC acquired the business from Sage and our business to Paya. The Company was incorporated as a Delaware corporation on July 28, 2020.

Executive Compensation

Overview

This section discusses the material components of the executive compensation program for our Chief Executive Officer and our two most highly compensated officers other than our current Chief Executive Officer, who we refer to as our “Named Executive Officers.” For the year ended December 31, 2019, our Named Executive Officers and their positions were as follows:

•        Jeffrey Hack, Chief Executive Officer and Director;

•        Glenn Renzulli, Chief Financial Officer and Director; and

•        Mark Engels, Chief Revenue Officer.

Historically, the compensation of our Named Executive Officers has consisted of a base salary, an annual bonus, equity compensation in Holdings in the form of Class C Units (referred to herein as “Incentive Units”), and health and welfare benefits. As described below, our Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances in accordance with the terms of their senior management agreements.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently anticipated programs summarized in this discussion.

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to, or earned by the Named Executive Officers for the fiscal year ended December 31, 2019.

Name and principal position	Year	Salary		Bonus		Option awards(4)	Non-equity incentive plan compensation(5)	All other compensation(6)	Total
Jeffrey Hack, Chief Executive Officer	2019	$500,000		—		—	$500,000	$12,500	$1,012,500
Glenn Renzulli, Chief Financial Officer	2019	$336,575	(1)	$65,000	(3)	$1,024,468	$210,000	$9,500	$1,645,543
Mark Engels, Chief Revenue Officer	2019	$173,425	(2)	—		$1,064,223	$175,000	$4,673	$1,417,321

____________

(1)      Mr. Renzulli commenced employment on January 14, 2019. The amount included herein is the base salary earned by Mr. Renzulli for the portion of 2019 that he was employed with us.

(2)      Mr. Engels commenced employment with on June 3, 2019. The amount included herein is the base salary earned by Mr. Engels for the portion of 2019 that he was employed with us.

(3)      Amount represents Mr. Renzulli’s cash-sign on bonus received in connection with the commencement of his employment.

(4)      Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of Class C Units of Holdings (also referred to herein as “Incentive Units”) granted to Mesrrs. Renzulli and Engels. The Class C Units represent membership interests in Holdings that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Class C Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” The assumptions used in calculating the grant date fair value of the Incentive Units reported in this column are set forth in Note 2 to the consolidated financial statements included elsewhere in this prospectus. For more information on the Incentive Units, see the “Outstanding Equity Awards at 2019 Fiscal Year-End” table and — “Equity Incentives” below.

(5)      Amounts represent the annual bonus earned by each of our Named Executive Officers with respect to the 2019 Fiscal Year pursuant to their respective senior management agreements based on the achievement of the applicable performance conditions. See — “Senior Management Agreements” below.

(6)      Amounts represent the amount of matching contributions under our 401(k) plan. See — “401(k) Plan” below.

Narrative Disclosure to Summary Compensation Table

Senior Management Agreements

We have entered into senior management agreements with each of our Named Executive Officers.

Base Salary

Each senior management agreement provides for the payment of an annualized base salary. For 2019, annualized base salary amounts for our Named Executive Officers were as follows: $500,000 for Mr. Hack, $350,000 for Mr. Renzulli, and $300,000 for Mr. Engels.

Annual Bonuses; Sign-On Bonus

Pursuant to the senior management agreements, each Named Executive Officer is also eligible for an annual bonus based on achievement of performance objectives established by the board of managers of Holdings (the “Board”) or a committee of the Board. The annual target bonus amount set forth in each Named Executive Officer’s senior management agreement is as follows: 100% of annual base salary for each of Messrs. Hack and Engels and 60% of annual base salary for Mr. Renzulli. Mr. Renzulli also received a one-time $65,000 signing bonus pursuant to his senior management agreement.

Although we do not have a formal annual bonus plan in place, the Board generally sets performance targets within the first three months of each fiscal year and communicates these targets to our Named Executive Officers. For 2019, the performance targets were based on adjusted EBITDA, and were achieved at target levels. See “Summary Compensation Table” above for each Named Executive Officer’s 2019 annual bonus earned in fiscal 2019.

Incentive Units

Each Named Executive Officer was also granted Incentive Units pursuant to the terms of their respective senior management agreements. See — “Equity Incentives” below for a description of the Incentive Units granted to our Named Executive Officers.

401(k) Plan

We maintain a tax-qualified retirement plan that provides all full-time employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Internal Revenue Code (the “Code”). Employee elective deferrals are 100% vested at all times. The 401(k) Plan requires the Company to make matching contributions equal to 50% of a participant’s elective deferrals each year, up to 7% of compensation contributed by the participant to the 401(k) Plan, subject to applicable limits under the Code and 401(k) Plan. These matching contributions are immediately 100% vested. We may also make discretionary contributions to the 401(k) Plan.

Outstanding Equity Awards at Fiscal Year End

The following reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2019, which consist exclusively of Class C Units in Holdings. Please see “Equity Incentives” below for additional information regarding the Incentive Units.

Option Awards(1)
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Option exercise price ($)(5)	Option expiration date(5)
Jeffrey Hack	3,249,814	12,999,257	(2)	N/A	N/A
Glenn Renzulli	—	4,704,792	(3)	N/A	N/A
Mark Engels		4,093,165	(4)	N/A	N/A

____________

(1)      The equity awards disclosed in this table are Class C Unit in Holdings, which are intended to be profits interests for federal income tax purposes. For more information on the Incentive Units, see — “Incentive Units,” below. Despite the fact that the Incentive Units do not require the payment of an exercise price or have an option expiration date, we believe they are economically similar to stock options and, as such, they are reported in this table as “Option” awards. Awards reflected as “Unexercisable” are Incentive Units that have not yet vested. Awards reflected as “Exercisable” are Incentive Units that have vested, but remain outstanding.

(2)      25% of these Incentive Units will vest on each of November 12, 2020, November 12, 2021, November 12, 2022 and November 12, 2023, in each case, so long as Mr. Hack remains continuously employed by the Company through the applicable vesting date.

(3)      20% of these Incentive Units vested on January 14, 2020, and 20% of these Incentive Units will vest on each of January 14, 2021, January 14, 2022, January 14, 2023 and January 14, 2024, in each case, so long as Mr. Renzulli remains continuously employed by the Company through the applicable vesting date.

(4)     20% of these Incentive Units vested on June 3, 2020, and 20% of these Incentive Units will vest on each of June 3, 2021, June 3, 2022, June 3, 2023 and June 3, 2024, in each case, so long as Mr. Engels remains continuously employed by the Company through the applicable vesting date.

(5)      These awards are not traditional options, and therefore, there is no exercise price or expiration date associated with them.

Co-Invest Units and Incentive Units

The following table summarizes the following purchased equity and incentive equity held by each of our Named Executive Officers as of August 1, 2020:

Name	Issuance or Grant Date	Number of Co-Invest Class A Units (#)(a)	Value of Co-Invest Class A Units ($)(b)	Number of Co-Invest Class B Units (#)(c)	Value of Co-Invest Class B Units ($)(d)	Number of Incentive Units (#)(e)	Value of Incentive Units ($)(f)
Jeffrey Hack	11/12/2018	728	820,971	728,384	1,664,335	16,249,071	31,116,465
Glenn Renzulli	1/14/2019	—	—	—	—	4,704,792	9,009,530
	4/19/2019	204	223,292	204,154	466,486	—	—
Mark Engels	6/3/2019	—	—	—	—	4,093,165	7,838,283
	6/12/2019	183	197,474	182,482	416,965	—	—
	6/3/2020	158	160,054	158,228	361,546	—	—

____________

(a)      Represents Class A-2 Units of Holdings purchased by each Named Executive Officer.

(b)      Represents the estimated value of proceeds that would be distributable to the Named Executive Officer with respect to his Class A-2 Units upon a hypothetical “sale of the company” (as defined in the Holdings LLC Agreement), assuming such sale occurred on August 1, 2020 at the then-current equity value of Holdings.

(c)      Represents Class B Units of Holdings purchased by each Named Executive Officer.

(d)      Represents the estimated value of proceeds that would be distributable to the Named Executive Officer with respect to his Class B Units upon a hypothetical “sale of the company,” assuming such sale occurred on August 1, 2020 at the then-current equity value of Holdings.

(e)      Represents Class C Units of Holdings held by each named Executive Officer as of December 31, 2019.

(f)      Represents the estimated value of proceeds that would be distributable to the Named Executive Officer with respect to his Class C Units upon a hypothetical “sale of the company,” assuming such sale occurred on August 1, 2020 at the then-current equity value of Holdings.

Equity Incentives

Pursuant to the Holdings LLC Agreement, Holdings may, subject to approval of the Board, issue Class C Units of Holdings (“Incentive Units”) to any employee, officer, director, consultant or other service provider of Holdings or any of its subsidiaries. The Incentive Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43. As profits interests, the Incentive Units have no value for tax purposes on the date of grant, but instead are designed to gain value only after holders of certain other classes of equity in Holdings have received a certain level of returns. Subject to adjustment pursuant to the terms of the Holdings LLC Agreement, 50,000,000 Incentive Units are authorized for issuance under the Holdings LLC Agreement, and as December 31, 2019, there were 43,451,157 Incentive Units outstanding. See the “Outstanding Equity Awards” table for additional details on the Incentive Units granted to our Named Executive Officers.

Each Named Executive Officer was granted Incentive Units pursuant to the terms and conditions set forth in the Holdings LLC Agreement and each executive’s respective senior management agreement. The number of Incentive Units granted to each of our Named Executive Officers was not determined pursuant to any formulaic equation or benchmarking to any peer groups; rather, the number of Incentive Units is determined by the Board in its sole discretion, after taking into account discussions among management team and overall retention goals. The Incentive Units held by our Named Executive Officers generally vest 20% on each of the first five anniversaries of the grant date (subject to their continued employment). For information about treatment of the Incentive Units upon termination of employment or a “sale of the company,” please see “Potential Payments Upon Termination or Change in Control” below.

Subject to the terms of the Holdings LLC Agreement and the senior management agreements, holders of vested Incentive Units are entitled to participate in distributions made by Holdings following a return of capital contributions to the holders of Class A-1 Preferred Units and Class A-2 Units and certain other preferred distribution rights, and subject to the achievement of certain “participation thresholds” (as set forth in senior management agreements).

The Incentive Units remained outstanding following consummation of the Business Combination, and will generally remain subject to the same terms and conditions, except as described in the “Changes to Incentive Unit Terms” section below.

Purchased Equity

Each of Named Executive Officers has also invested personally in Holdings through the purchase of a combination of Class A-2 Units of Holdings (“Co-Invest Class A Units”) and Class B Units of Holdings (“Co-Invest Class B Units”, and together with the Co-Invest Class A Units, the “Co-Invest Units”). The Co-Invest Units were fully vested as of the date of grant. See “Co-Invest Units and Incentive Units” table above for additional details on the Co-Invest Units.

Potential Payments Upon Termination or Change in Control

Severance Benefits

Each senior management agreements provides for severance benefits (as described below) in the event the Named Executive Officer’s employment is terminated by the Board without “cause” or by the executive for “good reason” (each as defined in the senior management agreements). Such severance benefits are subject to each executive’s execution and non- revocation of a general release of claims and continued compliance with the restrictive covenants set forth in the executive’s senior management agreement (as further described below).

•        Mr. Hack’s severance benefits consist of (a) continued payment of base salary for a period of 12 months (the “severance period”); provided that Holdings may elect to extend the severance period for an additional 12 months, and if so elected, the amount payable during the second year of the severance period will be $1,250,000 and paid within 60 days of Holding’s election to extend the severance period, (b) reimbursement of Mr. Hack’s premiums incurred for participation in Consolidated Omnibus Budget Reconciliation Act (COBRA) coverage for the applicable severance period, and (c) a pro-rated annual bonus for the fiscal year during which Mr. Hack’s termination occurs (the “termination year”), payable at the time annual bonuses are otherwise paid to senior management and calculated based on the portion of target bonuses received by the remaining senior management team members with respect to the applicable termination year.

•        Mr. Renzulli’s severance benefits consist of an amount equal to one year of his base salary, payable over six months.

•        Mr. Engels’ severance benefits consist of (i) continued payment of base salary for one year, and (ii) if his termination occurs in (a) 2019, 100% of his target annual bonus, (b) 2020, 75% of his target annual bonus (c) 2021, pro-rated annual bonus for 2021, but in no event less than 50% of his target annual bonus, or (d) 2022 or thereafter, a pro-rated annual bonus for 2022, in each case, payable at the time annual bonuses are otherwise paid to senior management.

For purposes of Messrs. Renzulli’s and Engels’s senior management agreements, “good reason” generally means, subject to certain notice and cure provisions, (i) a reduction in base salary, target bonus, and employee benefits, or (ii) a material diminution in title, or the assignment of duties materially inconsistent with the executive’s position. For Mr. Engels, “good reason” also includes relocation of his principal place of employment to a location more than 50 miles from Austin, Texas or a material breach of his senior employment agreement. For purposes of Mr. Hack’s senior management agreement, “good reason” generally means, subject to certain notice and cure provisions, (i) a reduction in base salary, a material reduction in employee benefits, or failure to pay an annual bonus consistent with the bonus plan adopted by the Board, (ii) any change to his title, or the assignment of duties materially inconsistent with his position, or (iii) a material breach of his senior management agreement or breach of any representation set forth in his senior management agreement.

For purposes of the senior management agreements, “Cause” generally means (i) the commission (in the case of Messrs. Renzulli and Engels) or the conviction (in the case of Mr. Hack) of a felony or crime involving moral turpitude, or the commission of any other act or omission involving fraud, (ii) substantial and repeated failure to perform duties of the office held by the executive, (iii) gross negligence or willful misconduct, (iv) conduct by the executive which would reasonably be expected to bring Holdings or Paya into substantial public disgrace or disrepute and, in the case of Messrs. Renzulli and Engels, causes adverse damage to Holdings or Paya, (v) breach of the restrictive covenants set forth in the executive’s senior management agreement, and/or (vi) failure to observe or a violation of any written policies of Holdings or Paya.

The senior management agreements also subject the Named Executive Officers to certain restrictive covenants, including non-competition and non-solicitation covenants and perpetual mutual non-disparagement and confidentiality covenants. The non-competition and non-solicitation covenants apply during each executive’s employment and for 12 months thereafter (the “post-termination restricted period”); provided that (i) if Mr. Hack’s severance period is extended to 24 months, his post-termination restricted period will be increased to 24 months and (ii) if Mr. Renzulli’s employment is terminated for “good reason” or without “cause”, his post-termination restricted period will be reduced to 6 months.

Sale Bonus for Mr. Hack

Mr. Hack’s senior management agreement entitles Mr. Hack to a sale bonus upon a “sale of the company” (as defined in the Limited Liability Company Agreement of Holdings (the “Holdings LLC Agreement”)) in the amount of (i) $3,000,000 if such sale occurs prior to November 18, 2019, or (ii) $2,000,000 if such sale occurred after November 18, 2019, but on or prior to, November 18, 2020.

Incentive Equity

The below is a summary of the current terms and conditions of the Incentive Units held by the Named Executive Officers. See “Contemplated Changes to Incentive Unit Terms” for additional details with respect to contemplated changes to the Incentive Unit terms.

Pursuant to the terms of the senior management agreements, the Incentive Units fully vest upon a “sale of the Company” (as defined in the Holdings LLC Agreement), subject to an executive’s continued employed through such sale. A “Sale of the Company” is generally defined as an event, whereby any “person” or group of related “persons” (other than the Investors and their controlled affiliates), in the aggregate, acquire(s) (a) a majority of the Class B Units of Holdings (or successor securities thereto) then outstanding or (b) all or substantially all of Holdings’ assets determined on a consolidated basis, provided that a “public offering” (as defined in the Holdings LLC Agreement) does not constitute a “Sale of the Company”.

In the event a Named Executive Officer experiences a termination of employment, his unvested Incentive Units will be immediately forfeited without consideration. In addition, if a Named Executive Officer’s termination of employment is for “cause” (as defined in the executive’s senior management agreement), all Incentive Units (whether vested or unvested) will be immediately forfeited without consideration. If a Named Executive Officer resigns without “good reason” (as defined in the executive’s senior management agreement), his Incentive Units (whether vested or unvested) will be immediately forfeited without consideration; provided that if such resignation occurs after a certain specified date, a certain portion of his vested Incentive Units will not automatically be forfeited and, instead, will be subject to repurchase at fair market value. For Mr. Hack, such portion is 25% if such resignation occurs following the fourth anniversary of the grant date, 50% if such resignation occurs following the fifth anniversary of the grant date, 75% such resignation occurs following the sixth anniversary of the grant date, and 100% if such resignation occurs following the seventh anniversary of the grant date. For Mr. Engels, such portion is 25% if such resignation occurs following the third anniversary of the grant date, 50% if such resignation occurs following the fourth anniversary of the grant date, 75% such resignation occurs following the fifth anniversary of the grant date, and 100% if such resignation occurs following the sixth anniversary of the grant date.

For Mr. Renzulli, such portion is 50% if such resignation occurs following the third anniversary of the grant date, 75% such resignation occurs following the fifth anniversary of the grant date, and 100% if such resignation occurs following the sixth anniversary of the grant date.

Changes to Incentive Unit Terms.

The following summarizes changes that went into upon the closing of the Business Combination (the “Closing”) with respect to the terms and conditions of the Incentive Units held by our Named Executive Officers:

•        Partial Acceleration of Vesting upon Closing:    Any Incentive Units scheduled to vest on or prior to January 31, 2021 will automatically accelerate upon the Closing.

•        Distribution upon Closing:    Pursuant to the terms of the Holdings LLC Agreement, distributions that would otherwise have been made in respect of unvested Incentive Units had such units been vested at the time of the applicable distribution event, are held back until the time that such Incentive Units vest or, if earlier, a “sale of the company” (“Holdback Amounts”). Notwithstanding the foregoing, upon Closing, each Named Executive Officer will receive, in addition to the distributions payable with respect to the Named Executive Officer’s vested Incentive Units, an additional cash distribution equal to 20% of the total cash distributions that such Named Executive Officer would have been entitled to if 100% of the Named Executive Officer’s Incentive Units had been vested at the time of Closing. Such additional distribution will offset the Named Executive Officer’s Holdback Amounts.

•        Treatment upon Termination of Employment:    If a Named Executive Officer’s employment is terminated, the executive’s then-unvested Incentive Units will automatically be forfeited; provided that if such termination is by the executive with “good reason”, due to death or disability, or by Holdings or an affiliate without “cause,” then an additional 20% of the Incentive Units will become vested as of the date of such termination. If a Named Executive Officer is terminated for “cause” or without “good reason,” all of his vested and unvested Incentive Units will be automatically forfeited; provided that in the event a Named Executive Officer resigns without “good reason,” the following portion of the executive’s vested Incentive Units will not be automatically forfeited: 50% if such resignation occurs prior to November 1, 2024, 75% if such resignation occurs on or following November 1, 2024, and 100% if such resignation occurs following November 1, 2025.

•        No Repurchase Rights on Vested Equity:    Vested Incentive Units will not be subject to repurchase.

•        Treatment upon Investor Complete Selldown:    In the event Holdings has sold all of its assets (an “Investor Complete Selldown”), all Incentive Units will automatically accelerate upon consummation of such Investor Complete Selldown, subject to the executive’s continued employment through such Investor Complete Selldown. The vesting of the Incentive Units will also fully accelerate upon a “sale of the company.”

•        Additional Distributions:    If, as of the fourth anniversary of the Closing, Holdings owns any shares of our common stock (“Company Shares”), then Holdings will distribute to each Named Executive Officer a number of Company Shares equal to 50% of the number of Company Shares that the executive would otherwise be entitled to receive in respect of his vested Incentive Units and Co-Invest Units if Holdings distributed all of its remaining Company Shares. If, as of the fifth anniversary of Closing, Holdings owns any Company Shares, then Holdings will distribute a number of Company Shares equal to 75% of the number of Company Shares that the executive would otherwise be entitled to receive in respect of executive’s vested Incentive Units and Co-Invest Units if Holdings distributed all of its remaining Company Shares, less the number of Company Shares distributed to the executive pursuant to the immediately prior sentence. Any such distributions will reduce the executive’s equity ownership in Holdings by an amount corresponding to the value of the Company Shares distributed hereunder.

New Employment Agreements.

Each of the Named Executive Officers entered into a new employment agreement, dated as of October 16, 2020 (the “New Employment Agreements”) that supersede each Named Executive Officer’s senior management agreement. The material terms and conditions set forth in each Named Executive Officer’s New Employment Agreements are substantially the same as those set forth in each Named Executive Officer’s existing senior management agreement and described herein. However, the New Employment Agreements do not include provisions with respect to the Named Executive Officer’s Incentive Units. Such equity terms will be included in a separate equity agreement, which is reflect the terms described in the “Changes to Incentive Unit Terms” section above.

Non-Employee Director Compensation

The following table provides information concerning the compensation of each director to the Company Board who served as member of the Board, but did not serve as a named executive officer of the Company in fiscal 2019.

For 2019, Mr. Yarbrough was entitled to a quarterly fee of $22,500, and received a grant of 613,975 Incentive Units on March 28, 2019. Mr. Yarbrough’s Incentive Units vest 20% on each of the first five anniversaries of the grant date, and fully vest upon a “Sale of the Company”, subject to, in each case, Mr. Yarborough’s continued provision of services through the applicable vesting date or sale. In the event Mr. Yarborough’s service terminates, all then- unvested Incentive Units would be automatically forfeited for no consideration, and his vested Inventive Units would be subject to repurchase by Holdings or the Investors at fair market value.

	Fees earned or paid in cash ($)	Option Awards ($)	Total ($)
Stuart Yarbrough	$63,471(1)	159,633(2)	223,104

____________

(1)      Represents total director fee paid to Mr. Yarbrough in connection with his services on the Board.

(2)      Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of Class C Units of Holdings (also referred to herein as “Incentive Units”) granted to Mr. Yarbrough. The Class C Units represent membership interests in Holdings that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Class C Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” The assumptions used in calculating the grant date fair value of the Incentive Units reported in this column are set forth in Note 2 to the consolidated financial statements included elsewhere in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with the financial statements and related notes included elsewhere in this prospectus. Such discussion and analysis reflect the historical results of operations and financial position of Holdings and its subsidiaries. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus.

Certain monetary amounts, percentages and other figures included below have been subject to rounding adjustments as amounts are presented in millions. Percentage amounts included in this prospectus have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements included elsewhere in this prospectus. Certain other amounts that appear in this prospectus may not sum due to rounding.

Overview

We are a leading independent integrated payments platform providing Card, automated clearing house (“ACH”), & Check payment processing solutions via software to middle-market businesses in the United States. Our solutions integrate with customers’ core business software to enable payments acceptance, reconcile invoice detail, and post payment information to their core accounting system. In this manner, we enables our customers to collect revenue from their consumer (“B2C”) and business (“B2B”) customers with a seamless experience and high-level of security across payment types. Prior to the Business Combination, the Company was wholly owned by GTCR-Ultra Holdings, LLC.

Basis of Presentation

We have presented results of operations, including the related discussion and analysis, for the following periods:

•        the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019;

•        the year ended December 31, 2019 compared to the year ended December 31, 2018; and

•        the year ended December 31, 2018 compared to the period from August 1, 2017 through December 31, 2017 (Successor) and the period from January 1, 2017 to July 31, 2017 (Predecessor).

Recent Transactions

We seek to identify and acquire businesses that further enhance our value proposition to customers and software providers or expand our distribution into new or adjacent verticals. We have acquired the following two companies in the periods presented:

Stewardship transaction overview

Stewardship was purchased on November 1, 2018 for total consideration of $9.8, which consisted of cash of $5.8 and $4.0 of preferred and common stock of Ultra. The acquisition enhanced our organic growth profile, technology capabilities, and presence in the attractive non-profit and faith-based end-markets.

First Billing Services transaction overview

Paya Vertical Software, LLC, a wholly owned subsidiary, purchased First Billing Services on January 1, 2019 for total consideration of $57.0 which consisted of cash of $51.8, $0.7 fair value of contingent consideration to be paid based upon the achievement of certain growth metrics related to the financial performance of First Billing Services in the 12 months from January 1, 2019 through December 31, 2019, and $4.5 of preferred and common stock of Ultra. The transaction accelerated our expansion into the attractive government and utilities end market which is characterized by fragmented service providers and low penetration of electronic payments creating opportunity for continued accelerated growth from both new and existing customers.

Impact of the COVID-19 Pandemic

The COVID-19 pandemic and subsequent shelter-in-place and social distancing policies, as well as the broader economic decline, had a material impact on our business in the year-to-date period. Many of our merchants experienced a decline in transaction volumes from pre COVID-19 levels. However, given many of our customers leverage our payment technology to accept transactions in a card-not-present environment, their business operations were not impacted dramatically. Further, most of our recurring or contractual transactions are often B2B and not tied to consumer discretionary spend and, as such, were not significantly impacted. This was evident by stable or growing volumes in our B2B Goods & Services, Government & Utilities, and Non-Profit verticals. Lastly, we benefited from our lack of concentration in end markets which saw steep declines, such as restaurants, travel, hospitality, and brick-and-mortar retail.

In response to these developments, we took precautionary measures to ensure the safety of our employees, support our customers, and mitigate the impact on our financial position and operations. We seamlessly implemented remote working capabilities for our entire organization with minimal disruption to our operations or key operating performance indicators. We also identified opportunistic expenses reductions which increased operating efficiencies and provided additional profitability in the period.

For the nine-month period ended September 30, 2020, we experienced an increase of approximately 2.6% of total volume when compared to the same period of the prior year and an increase of approximately 7.6% for the three-month period ended September 30, 2020 compared to the same period of the prior year despite the impact of COVID-19.

While our business was impacted by the COVID-19 pandemic, we have demonstrated resilience due to our portfolio of attractive, less-cyclical end markets. The ultimate impact that COVID-19 will have on our consolidated results of operations throughout 2020 remains uncertain. We will continue to evaluate the nature and extent of these potential impacts to our business, consolidated results of operations, and liquidity. Despite recent events, there are no existing conditions or events which raise substantial doubt regarding the Company’s ability to continue as a going concern.

Factors impacting our business and results of operations

A number of factors impact our business, results of operations, financial condition, and forecasts, including, but not limited to, the following:

•        Increased adoption of integrated payments solutions.    We generate revenue through volume-based rates and per item fees attributable to payment transactions between our customers and their customers. We expect to grow our customer base by bringing on new software partners, continuing to sell payment capabilities to customers of our existing software partners not yet leveraging our payment integrations, and by adding integrations within existing multi-platform software partners to access additional customer bases. Further, we expect to benefit from the natural growth of our partners who are typically growing franchises within their respective verticals.

•        Acquisition, retention, and growth of software partnerships.    We leverage a partner-first distribution network to grow our client base and payment volume. Continuing to innovate and deliver new commerce products and wraparound services is critical to our ability to attract, retain, and grow relationships with software partners in our target verticals and adjacent markets.

•        Growth in customer life-time value.    We benefit from, and aid-in, the growth of online electronic payment transactions to our customers. This is dependent on the sales growth of the customers’ businesses, the overall adoption of online payment methods by their customer bases, and the adoption of our additional integrated payment modules such as our proprietary ACH capabilities. Leveraging these solutions helps drive increased customer retention, as well as higher volume and revenue per customer.

•        Pursuit and integration of strategic acquisitions.    We look to opportunistically make strategic acquisitions to enhance our scale, expand into new verticals, add product capabilities, and embed payments in vertical software. These acquisitions are intended to increase the long-term growth of the business, while helping us achieve greater scale, but may increase operating expenses in the short-term until full synergies are realized.

•        Economic conditions.    Changes in macro-level consumer spending trends, including those related to COVID-19, could affect the amount of volumes processed on our platform, thus resulting in fluctuations to our revenue streams.

Key Components of Revenue and Expenses

The period to period comparisons of our results of operations have been prepared using the historical periods included in our consolidated financial statements. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this document.

Revenue

The Company’s business model provides payment services, credit and debit card processing, and ACH processing to customers through enterprise or vertically focused software partners, direct sales, reseller partners, other referral partners, and a limited number of financial institutions. The Company recognizes processing revenues at the time customer transactions are processed and periodic fees over the period the service is performed. Transaction based revenue represents revenue generated from transaction fees based on volume and are recognized net basis of interchange fees and assessments. Service based fee revenue is generated from charging a service fee, a fee charged to the client for facilitating bankcard processing, which are recognized on a gross basis.

Cost of services exclusive of depreciation and amortization

Cost of services includes card processing costs, ACH costs, other fees paid to card networks, and equipment expenses directly attributable to payment processing and related services to merchants. These costs are recognized as incurred. Cost of services also includes revenue share amounts paid to reseller and referral partners and are calculated monthly based on monthly customer activity. These expenses are recognized as transactions are processed. Accrued revenue share represents amounts earned during the month but not yet paid at the end of the period.

Selling general & administrative

Selling, general and administrative expenses consist primarily of salaries, wages, commissions, marketing costs, professional services costs, technology costs, occupancy costs of leased space, and bad debt expense. Stock based compensation expense is also included in this category.

Depreciation & Amortization

Depreciation and amortization consist primarily of amortization of intangible assets, including customer relationships, internally developed software, revenue share buyouts, trade names, and to a lesser extent, depreciation on our investments in property, equipment, and software. We depreciate and amortize our assets on a straight-line basis in accordance with our accounting policies. These lives are 3 years for computers and equipment and acquired internal-use software, 5 years for furniture, fixtures, and office equipment, and the lesser of the asset useful life or remaining lease term for leasehold improvements. Repair and maintenance costs are expensed as incurred and included in selling, general and administrative expenses on the consolidated statements of operations. Customer relationships are amortized over a period of 5-15 years, developed technology 3-5 years, and tradenames over 25 years.

Results of Operations

The period to period comparisons of our results of operations have been prepared using the historical periods included in our consolidated financial statements. The following discussion should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus. We have derived this data from our interim and annual consolidated financial statements included elsewhere in this prospectus.

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

The following table presents our results of operations for the periods indicated:

	Nine Months Ended September 30,		Change
	2020	2019	Amount	%
Revenue	$152.0	$152.2	$(0.2)	-0.1%
Cost of services exclusive of depreciation and amortization	(75.3)	(76.0)	0.7	-0.9%
Selling, general & administrative expenses	(43.5)	(50.4)	6.9	-13.7%
Depreciation and amortization	(18.0)	(16.6)	(1.4)	8.4%
Income from operations	15.2	9.2	6.0	65.2%
Other income (expense)
Interest expense	(13.5)	(15.3)	1.8	-11.8%
Other income (expense)	—	0.5	(0.5)	NM
Total other expense	(13.5)	(14.8)	1.3	-8.8%
Income (loss) before income taxes	1.7	(5.6)	7.3	NM
Income tax benefit (expense)	(0.1)	1.7	(1.8)	NM
Net income (loss)	$1.6	(3.9)	5.5	NM

Revenue

Total revenue was $152.0 for the nine months ended September 30, 2020 as compared to total revenue of $152.2 for the nine months ended September 30, 2019. The decrease of $0.2, or 0.1%, was driven by a $0.7 or 1.1% decrease in Payment Services revenue offset by a $0.5 or 0.6% increase in Integrated Solutions for the nine months ended September 30, 2020.

Cost of services exclusive of depreciation and amortization

Cost of services decreased by $0.7, or 0.9%, to $75.3 for the nine months ended September 30, 2020 from $76.0 for the nine months ended September 30, 2019. The decrease was driven by lower revenue share, partially offset by higher processing costs in Integrated Solutions.

Selling, general & administrative

Selling, general, & administrative expenses decreased by $6.9, or 13.7%, to $43.5 for the nine months ended September 30, 2020 from $50.4 for the nine months ended September 30, 2019. The decrease is primarily due to transaction related expenses of $3.7 relating to the First Billing Services acquisition in 2019, in addition to $1.7 lower restructuring costs and $1.2 lower employee compensation expense compared to the nine months ended September 30, 2019.

Depreciation and amortization

Depreciation and amortization increased by $1.4, or 8.4%, to $18.0 for the nine months ended September 30, 2020 as compared to $16.6 for the nine months ended September 30, 2019, primarily due to higher amortization of capitalized software.

Interest Expense

Interest expense decreased by $1.8, or 11.8%, to $13.5 for the nine months ended September 30, 2020 from $15.3 for the nine months ended September 30, 2019, primarily due to a lower interest rate pursuant to LIBOR on the revolver and term loan credit.

Other Income

Other income decreased by $0.5, or 100.0%, to $0 for the nine months ended September 30, 2020 from $0.5 for the nine months ended September 30, 2019. The change period over period is attributable to the write-off of liabilities related to contingent consideration related to the acquisition of First Billing Services in the third quarter of 2019.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

The following table presents our results of operations for the periods indicated:

	For the year ended		Change
(in millions)	December 31, 2019	December 31, 2018	Amount	%
Revenue	$203.4	$185.1	$18.3	9.9%
Cost of services exclusive of depreciation and amortization	(101.6)	(96.0)	(5.6)	(5.8)%
Selling, general & administrative expenses	(69.9)	(64.5)	(5.4)	(8.4)%
Depreciation and amortization	(22.4)	(18.3)	(4.1)	(22.4)%
Income from operations	9.5	6.3	3.2	50.8%
Other income (expense)
Interest expense	(20.1)	(13.6)	(6.5)	(47.8)%
Other income (expense)	(0.8)	0.1	(0.9)	(900.0)%
Total other income (expense)	(20.9)	(13.5)	(7.4)	(54.8)%
Loss before income taxes	(11.4)	(7.2)	(4.2)	(58.3)%
Income tax benefit	2.4	3.9	(1.5)	(38.5)%
Net loss	(9.0)	(3.3)	(5.7)	(172.7)%
Less: Net loss attributable to non-controlling interests	—	(0.1)	0.1	100.0%
Net loss attributable to GTCR-Ultra Holdings II, LLC.	$(9.0)	$(3.2)	$(5.8)	(181.3)%

Revenue

Revenue increased by $18.3, or 9.9%, to $203.4 for the year ended December 31, 2019 from $185.1 for the year ended December 31, 2018. The increase was driven by the Integrated Solutions segment, increasing $19.5 or 19.4%. The increase in Integrated Solutions revenue was driven by increased volume partially aided by the First Billing Services and Stewardship acquisitions.

Cost of services exclusive of depreciation and amortization

Cost of services increased by $5.6, or 5.8%, to $101.6 for year ended December 31, 2019 from $96.0 for the year ended December 31, 2018. In addition, these expenses decreased as a percentage of revenue by 1.9% driven by lower revenue share expense as a percentage of revenue as well as lower third-party processing costs.

Selling, general & administrative

Selling, general, & administrative expenses increased by $5.4, or 8.4%, to $69.9 for the year ended December 31, 2019 from $64.5 for the year ended December 31, 2018. The increase was primarily due to $5.9 increase in transaction related expenses in the year ended December 31, 2019.

Depreciation and amortization

Depreciation and amortization increased by $4.1, or 22.4%, to $22.4 for the year ended December 31, 2019 as compared to $18.3 for the year ended December 31, 2018. We acquired customer relationships, acquired technology, and tradename resulting in an additional $1.9 of expenses from the First Billing Services acquisition and $0.7 of incremental expenses from the Stewardship acquisition for the year ended December 31, 2019. The remaining increase is driven by the capitalization of internal use software and various revenue share buyouts.

Interest Expense

Interest expense increased by $6.5, or 47.8%, to $20.1 for the year ended December 31, 2019 from $13.6 for the year ended December 31, 2018, primarily driven by the Holdings increasing the amount borrowed from their amendment to the term loan balance in December 2018.

Other Income (Expense)

Other expense was $0.8 for the year ended December 31, 2019 and other income was $0.1 for the year ended December 31, 2018. The change period over period is attributable to the write-off of liabilities related to contingent consideration related to the acquisition of First Billing Services in 2019.

Year Ended December 31, 2018 Compared to Period from August 1, 2017 through December 31, 2017 (Successor) and the Period from January 1, 2017 to July 31, 2017 (Predecessor)

The following table presents our results of operations for the periods indicated:

	Successor		Predecessor
(in millions)	Year ended December 31, 2018	Period from August 1, 2017 to December 31, 2017	Period from January 1, 2017 to July 31, 2017
Revenue	$185.1	$75.2	$106.9
Cost of services exclusive of depreciation and amortization	(96.0)	(40.4)	(55.6)
Selling, general & administrative expenses	(64.5)	(40.4)	(33.2)
Depreciation and amortization	(18.3)	(7.3)	(1.0)
Income from operations	6.3	(12.9)	17.1
Other income (expense)
Interest expense	(13.6)	(5.4)	(0.5)
Other income (expense)	0.1	(0.1)	0.1
Total other income (expense)	(13.5)	(5.5)	(0.4)

Income (loss) before income taxes	(7.2)	(18.4)	16.7
Income tax benefit (expense)	3.9	17.8	(6.7)
Net income (loss)	(3.3)	(0.6)	10.0
Less: Net loss attributable to non-controlling interests	(0.1)	—	—
Net income (loss) attributable to GTCR-Ultra Holdings II, LLC.	$(3.2)	$(0.6)	$10.0

Revenue

Total revenue was $185.1 for the year ended December 31, 2018. Total revenue amounted to $75.2 and $106.9 for the period from August 1st, 2017 to December 31, 2017 and the predecessor period, respectively. Revenue increased by $2.9, or 1.6% in 2018 compared to the combined 2017 period. The revenue increase was driven by a $3.4, or 3.6% increase in the Integrated Solutions segment which was aided by increased customer volume.

Cost of services exclusive of depreciation and amortization

Cost of services was $96.0 for the year ended December 31, 2018 and $40.4 and $55.6 for the period from August 1st, 2017 to December 31, 2017 and the predecessor period, respectively. These expenses did not see a material change in the comparison period.

Selling, general & administrative

Selling, general, and administrative expenses amounted to $64.5 for the year ended December 31, 2018 and $40.4 and $33.2 for the period from August 1st, 2017 to December 31, 2017 and the predecessor period, respectively. Selling, general and administrative expenses increased in the period from August 1, 2017 to December 31, 2017 and the predecessor period, as compared to 2018, due to transaction related costs from the Sage acquisition of $13.8. Excluding acquisition related transaction costs, selling, general, and administrative expenses increased in 2018 primarily due to the company standing-up certain corporate functions post transaction with Sage.

Depreciation and amortization

Depreciation and amortization amounted to $18.3 for the year ended December 31, 2018 and $7.3 and $1.0 for the period from August 1, 2017 to December 31, 2017 and the predecessor period, respectively, primarily due to greater amortization expense resulting from the creation of intangible assets in the Sage acquisition.

Interest Expense

Interest expense amounted to $13.6 for the year ended December 31, 2018 and $5.4 and $0.5 for the period from August 1, 2017 to December 31, 2017 and the predecessor period, respectively. The interest expense increase is largely the result of debt issuance that occurred in connection with financing the Sage acquisition as well as the amendment to the credit agreement in December 2018 to finance the First Billing Services transaction. The total long-term debt outstanding amounted to $225.5 and $144.7 for the year ended December 31, 2018 and December 31, 2017, respectively.

Key performance indicators and non-GAAP Measures

Our management uses a variety of financial and operating metrics to evaluate our business, analyze our performance, and make strategic decisions. We believe these metrics and non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as management. However, these measures are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for financial measures that have been calculated in accordance with GAAP. We primarily review the following key performance indicators and non-GAAP measures when assessing our performance:

Revenue

We analyze our revenues by comparing actual revenues to our internal projections for a given period and to prior periods to assess our performance. We believe that revenues are a meaningful indicator of the demand and pricing for our services. Key drivers to change in revenues are primarily by the dollar volume, basis point spread earned, and number of transactions processed in a given period.

Payment Volume

Payment volume is defined as the total dollar amount of all payments processed by our customers through our services. Volumes for the nine months ended September 30 are shown in the table below:

	For the nine months ended September 30,		Change
(in millions)	2020	2019	Amount	%
Payment volume	$24,092.0	$23,473.8	618.2	2.6%

The increase in volume for the nine months ended September 30 was primarily driven by continued strong growth in government and utilities, non-profit and ACH.

Volumes for the years ended December 31 are shown in the table below:

	For the year ended December 31,
(in millions)	2019	2018
Payment volumes	$31,408.0	$28,924.6

The increase reflects higher payment volume resulting from same store sales growth and, to a lesser extent, payment volume from the First Billing Services and Stewardship acquisitions.

Volumes for the period from August 1, 2017 through December 31, 2017 (Successor) and the period from January 1, 2017 to July 31, 2017 (Predecessor) are shown in the table below:

(in millions)	Period from August 1, 2017 to December 31, 2017	Period from January 1, 2017 to July 31, 2017
Payment volumes	$11,545.4	$15,749.0

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measures that represents earnings before interest expense, income taxes, depreciations, and amortization, or EBITDA and further adjustments to EBITDA to exclude certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted EBITDA.

The Company discloses EBITDA, Adjusted EBITDA and Adjusted Net Income in this prospectus because these non-GAAP measures are key measures used by its management to evaluate our business, measure its operating performance and make strategic decisions. We believe EBITDA, Adjusted EBITDA and Adjusted Net Income are useful for investors and others in understanding and evaluating our operations results in the same manner as its management. However, EBITDA, Adjusted EBITDA and Adjusted Net Income are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, income before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA and Adjusted Net Income or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider EBITDA, Adjusted EBITDA and Adjusted Net Income alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated:

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

	For the nine months ended September 30,
	2020	2019
	(in millions)
Net income, (loss)	$1.6	$(3.9)
Depreciation & amortization	18.0	16.6
Tax benefit	0.1	(1.8)
Interest and other expense	13.4	14.8
EBITDA	33.1	25.7

Transaction-related expenses(a)	0.9	4.1
Stock based compensation(b)	1.1	1.1
Restructuring costs(c)	1.3	3.0
Discontinued IT service costs(d)	—	2.0
Management fees and expenses(e)	0.9	0.8
Sage carve-out expenses(f)	—	0.9
Other costs(g)	1.0	0.2
Total adjustments	5.2	12.1
Adjusted EBITDA	$38.3	$37.8

____________

(a)      Represents professional service fees related to business combinations such as legal fees, consulting fees, accounting advisory fees, and other costs.

(b)      Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

(c)      Represents costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of headquarters from Reston, VA to Atlanta, GA and certain staff restructuring charges, including severance.

(d)      Represents costs incurred to retire certain tools, applications and services that are no longer in use.

(e)      Represents advisory fees associated with the former owner that we will not be required to pay after the closing of the business combination. See notes to our consolidated financial statements included elsewhere in this prospectus for more information about these related party transactions.

(f)      Expenses related to carving out the entity from former Corporate owner Sage PLC including rebranding, technology implementation, consulting and transitional service agreement expenses.

(g)      Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and other.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

	For the year ended
(in millions)	December 31, 2019	December 31, 2018
Net loss	$(9.0)	$(3.3)
Depreciation & amortization	22.4	18.3
Tax benefit	(2.4)	(3.9)
Interest and other expense	20.9	13.5
EBITDA	31.9	24.6

Transaction-related expenses(a)	6.9	1.0
Stock based compensation(b)	2.3	1.3
Restructuring costs(c)	4.0	1.6
Discontinued service costs(d)	2.3	2.2
Management fees and expenses(e)	1.1	1.2
Sage carve-out expenses(f)	1.0	9.5
Other costs(g)	0.8	0.8
Total adjustments	18.4	17.6
Adjusted EBITDA	$50.3	$42.2

____________

(a)      Represents professional service fees related to business combinations such as legal fees, consulting fees, accounting advisory fees, and other costs.

(b)      Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

(c)      We incurred costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of headquarters from Reston, VA to Atlanta, GA and certain staff restructuring charges, including severance.

(d)      Represents costs incurred to retire certain tools, applications and services that are no longer in use.

(e)      Represents advisory fees associated with the to be former control owner that we will not be required to pay after the closing of the business combination. See notes to our consolidated financial statements included elsewhere in this prospectus for more information about these related party transactions.

(f)      Expenses related to carving out the entity from former Corporate owner Sage PLC including rebranding, technology implementation, consulting and transitional service agreement expenses.

(g)      Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and other.

Adjusted Net Income

Adjusted Net Income is a non-GAAP financial measures that represents net income prior to amortization and further adjustments to exclude certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted Net Income.

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

	For the nine months ended September 30,
	2020	2019
	(in millions)
Net income, (loss)	$1.6	$(3.9)

Amortization add back(a)	15.1	14.7

Transaction-related expenses(b)	0.9	4.1
Stock based compensation(c)	1.1	1.1
Restructuring costs(d)	1.3	3.0
Discontinued IT service costs(e)	—	2.0
Management fees and expenses(f)	0.9	0.8
Sage carve-out expenses(g)	—	0.9
Other Costs(h)	1.0	0.2
Total adjustments	20.3	26.8
Adjusted Net Income	$21.9	$22.9

____________

(a)      Represents amortization of acquisition related intangibles.

(b)      Represents professional service fees related to business combinations such as legal fees, consulting fees, accounting advisory fees, and other costs.

(c)      Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

(d)      Represents costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of headquarters from Reston, VA to Atlanta, GA and certain staff restructuring charges, including severance.

(e)      Represents costs incurred to retire certain tools, applications and services that are no longer in use.

(f)      Represents advisory fees associated with the former owner that we will not be required to pay post public transaction. See notes to our consolidated financial statements included elsewhere in this prospectus for more information about these related party transactions.

(g)      Expenses related to carving out the entity from former Corporate owner Sage PLC  including rebranding, technology implementation, consulting and transitional service agreement expenses.

(h)      Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and other.

Segments

We provide our services through two reportable segments 1) Integrated Solutions and 2) Payment Services. The Company’s reportable segments are the same as the operating segments.

More information about our two reportable segments:

•        Integrated Solutions — Our Integrated Solutions segment represents the delivery of our credit and debit card payment processing solutions to customers via integrations with software partners across our strategic vertical markets. Our Integrated Solutions partners include vertical focused front-end Customer Relationship Management software providers as well as back-end Enterprise Resource Planning and accounting solutions.

•        Payment Services — Our Payment Services segment represents the delivery of card payment processing solutions to our customers through resellers, as well as ACH, check, and gift card processing. Card payment processing solutions in this segment do not originate via a software integration but still utilize Paya’s core technology infrastructure. ACH, check, and gift card processing may or may not be integrated with third-party software.

The Company has not earned revenue from transactions with any other operating segments as all revenue is from external customers.

The following table shows our segment income statement data and selected performance measures for the periods indicated:

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

	Nine months ended September 30,		Change
	2020	2019	Amount	%
	(in millions, except percentages)
Integrated Solutions
Segment revenue	$89.9	$89.4	$0.5	0.6%
Segment gross profit	$48.0	$46.8	$1.2	2.6%
Segment gross profit margin	53.4%	52.3%

Payment Services
Segment revenue	$62.1	$62.8	$(0.7)	-1.1%
Segment gross profit	$28.7	$29.3	$(0.6)	-2.0%
Segment gross profit margin	46.2%	46.7%

____________

(1)      Segment gross profit is revenue less cost of services excluding depreciation and amortization

Integrated Solutions

Revenue for the Integrated Solutions segment was $89.9 for the nine months ended September 30, 2020 as compared to $89.4 for the nine months ended September 30, 2019. The increase of $0.5 was primarily driven by government and utilities and non-profit growth.

Gross profit for the Integrated Solutions segment was $48.0 resulting in a gross profit margin of 53.4% for the nine months ended September 30, 2020 as compared to $46.8 with a gross profit margin of 52.3% for the nine months ended September 30, 2019. The increase of $1.2 in segment gross profit, was primarily driven by revenue growth and a mix shift towards lower revenue share partners, partially offset by higher processing costs.

Payment Services

Revenue for the Payment Services segment was $62.1 for the nine months ended September 30, 2020 as compared to $62.8 for the nine months ended September 30, 2019. The decrease of $0.7 was primarily driven by the economic impact from COVID-19 and a mix shift towards lower rate ACH customers.

Gross profit for the Payment Services segment was $28.7 resulting in a gross profit margin of 46.2% for the nine months ended September 30, 2020 as compared to $29.3 with a gross profit margin of 46.7% for the nine months ended September 30, 2019. The decrease of $0.6 in segment gross profit, was primarily driven by the decline in revenue.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

	For the year ended		Change
(in millions, except for percentages)	December 31, 2019	December 31, 2018	Amount	%
Integrated Solutions
Segment revenue	$119.8	$100.3	$19.5	19.4%
Segment gross profit(1)	$62.7	$49.8	$12.9	25.9%
Segment gross profit margin	52.3%	49.7%

Payment Services
Segment revenue	$83.6	$84.8	$(1.2)	(1.4)%
Segment gross profit(1)	$39.1	$39.2	$(0.1)	(0.3)%
Segment gross profit margin	46.8%	46.2%

____________

(1)      Segment gross profit is revenue less cost of services excluding depreciation and amortization

Integrated Solutions

Revenue for the Integrated Solutions segment was $119.8 for the year ended December 31, 2019 as compared to $100.3 for the year ended December 31, 2018. The increase of $19.5 was due to an increase in payment volume and pricing optimization and partially aided by the First Billing Services and Stewardship acquisitions.

Gross profit for the Integrated Solutions segment was $62.7 resulting in a gross profit margin of 52.3% for the year ended December 31, 2019 as compared to $49.8 with a gross profit margin of 49.7% for the year ended December 31, 2018. The increase of $12.9, or 2.6% improvement in segment gross profit margin, was due to lower transaction related processing cost as a result of the acquisitions as well as a decrease in revenue share due to a mix shift towards lower revenue share partners.

Payment Services

Revenue for the Payment Services segment was $83.6 for the year ended December 31, 2019 as compared to $84.8 for the year ended December 31, 2018. The decrease of $1.2 was due to a mix shift towards lower rate ACH customers.

Gross profit for the Payment Services segment was $39.1 for the year ended December 31, 2019 as compared to $39.2 for the year ended December 31, 2018.

Year Ended December 31, 2018 Compared to Period from August 1, 2017 through December 31, 2017 (Successor) and the Period from January 1, 2017 to July 31, 2017 (Predecessor)

	Successor		Predecessor
(in millions, except for percentages)	Year ended December 31, 2018	Period from August 1, 2017 to December 31, 2017	Period from January 1, 2017 to July 31, 2017
Integrated Solutions
Segment revenue	$100.3	$39.9	$56.9
Segment gross profit(1)	$49.8	$18.7	$27.2
Segment gross profit margin	49.7%	46.9%	47.8%

Payment Services
Segment revenue	$84.8	$35.3	$50.0
Segment gross profit(1)	$39.2	$16.1	$24.1
Segment gross profit margin	46.2%	45.6%	48.2%

____________

(1)      Segment gross profit is revenue less cost of services excluding depreciation and amortization

Integrated Solutions

Revenue for the Integrated Solutions segment was $100.3 for the year ended December 31, 2018 as compared to $39.9 and $56.9 for the period from August 1, 2017 to December 31, 2017 and January 1, 2017 to July 31, 2017, respectively. These increases in 2018 compared to the 2017 periods were driven by increased payment volume.

Gross profit for the Integrated Solutions segment was $49.8 resulting in a gross profit margin of 49.7% for the year ended December 31, 2018 as compared to $18.7 and $27.2 with a gross profit margins of 46.9% and 47.8% for the period from August 1, 2017 to December 31, 2017 and January 1, 2017 to July 31, 2017, respectively. The increase of $3.9, was due to lower transaction related processing cost as well as increased volume.

Payment Services

Revenue for the Payment Services segment was $84.8 for the year ended December 31, 2018 as compared to $35.3 and $50.0 for the period from August 1, 2017 to December 31, 2017 and January 1, 2017 to July 31, 2017, respectively. These decreases in 2018 compared to the 2017 periods were driven by a mix shift towards lower rate ACH.

Gross profit for the Payment Services segment was $39.2 resulting in a gross profit margin of 46.2% for the year ended December 31, 2018 as compared to $16.1 and $24.1 with a gross profit margins of 45.6% and 48.2% for the period from August 1, 2017 to December 31, 2017 and January 1, 2017 to July 31, 2017, respectively. The decrease of $1.0, was due to higher transaction related processing cost.

Liquidity and Capital Resources

Overview

We have historically sourced our liquidity requirements primarily with cash flow from operations and, when needed, with borrowings under our Credit Facilities. As of September 30, 2020, we had $32.3 of cash and cash equivalents on hand and borrowing capacity of $25.0 from our revolving Credit Facility.

The following tables present a summary of cash flows from operating, investing and financing activities for the following comparative periods.

Nine Months Ended September 30, 2020 Compared to Nine Months Ended September 30, 2019

	Nine Months Ended September 30,
	2020	2019
	(in millions)
Net cash provided (used) by operating activities	$16.3	$16.8
Net cash provided (used) by investing activities	(5.0)	(4.4)
Net cash provided (used) by financing activities	(5.0)	(2.3)
Change in cash	$6.3	$10.1

Operating Activities

Net cash provided by operating activities decreased $0.5 to $16.3 for the nine months ended September 30, 2020 compared to $16.8 for the nine months ended September 30, 2019. The decrease in operating cash compared to 2019 was partially driven by the payments for professional services in preparation for the proposed transaction and the impact of COVID-19 on the operations and revenue of the company.

Investing Activities

Net cash used in investing activities increased $0.6 to $5.0 in the nine months ended September 30, 2020 from $4.4 in the nine months ended September 30, 2019. We used $4.4 for capital expenditures and capitalization of internal use software along with $0.6 for purchase of customer lists in the nine months ended September 30, 2020. In the nine months ended September 30, 2019 we used $4.4 for capital expenditures and capitalization of internal use software.

Financing Activities

Net cash used in financing activities increased $2.7 to $5.0 for the nine months ended September 30, 2020 from $2.3 for the nine months ended September 30, 2019. Net cash used in financing activities for the nine months ended September 30, 2020 was primarily as a result of payments on long-term debt of $1.8, payments of debt issuance costs of $2.6 and payments to GTCR parent of $0.7. For the nine months ended September 30, 2019, net cash used by financing activities was primarily a result of payments on long-term debt of $1.8, payments to GTCR parent of $1.0, and capital contributions from GTCR parent of $0.5.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

	Year Ended December 31,
	2019	2018
	(in millions)
Net cash provided (used) by operating activities	$23.9	$4.8
Net cash provided (used) by investing activities	(8.1)	(66.0)
Net cash provided (used) by financing activities	(4.0)	63.1
Change in cash	$11.8	$1.9

Operating Activities

Net cash provided by operating activities increased $19.1 to $23.9 for the year ended December 31, 2019 compared to $4.8 for the year ended December 31, 2018. The increase in operating cash in 2019 was primarily driven by an increase in revenue and payment volume, partially aided by the acquisitions of First Billing Services and Stewardship. In addition, net cash provided by operating activities in the year ended December 31, 2018 included payments made related to the Sage carve-out accrued in 2017.

Investing Activities

Net cash used in investing activities decreased $57.9 to $8.1 in the year ended December 31, 2019 from $66.0 in the year ended December 31, 2018. This decrease was primarily driven by amounts paid in advance related to the First Billing Services acquisition of $55.3 in the year ended December 31, 2018, $5.8 for the acquisition of Stewardship, net of cash received, partially offset by an increase in purchase of customer lists of $2.2 in the year ended December 31, 2019.

We used $5.2 for capital expenditures and capitalization of internal use software in the year ended December 31, 2019. In the year ended December 31, 2018 we used $4.6 for capital expenditures and capitalization of internal use software.

Financing Activities

Net cash provided by (used in) financing activities decreased $67.1 to a use of $4.0 for the year ended December 31, 2019 compared to cash provided by financing activities of $63.1 in the year ended December 31, 2018. This decrease was primarily due to proceeds of $85.0 related to the amendment of the credit agreement partially offset by payments of debt issuance costs and payments in advance related to subsequent First Billing Services acquisition of $22.1 in the year ended December 31, 2018.

Year Ended December 31, 2018 Compared to Period from August 1, 2017 through December 31, 2017 (Successor) and the Period from January 1, 2017 to July 31, 2017 (Predecessor)

	Year ended December 31, 2018	Period from August 1, 2017 to December 31, 2017	Period from January 1, 2017 to July 31, 2017
	(in millions)
Net cash provided (used) by operating activities	$4.8	$(9.5)	$6.3
Net cash provided (used) by investing activities	(66.0)	(239.0)	(0.0)
Net cash provided (used) by financing activities	63.1	260.7	(18.2)
Change in cash	$1.9	$12.3	$(11.9)

Operating Activities

Net cash provided by (used in) operating activities increased $14.3 to $4.8 for the year ended December 31, 2018 compared to cash used in operating activities of $9.5 for period from August 1, 2017 to December 31, 2017. Cash flow from operating activities has continued to grow as payment volume and revenue have increased. We expect cash flow from operating activities to increase going forward, as payment volumes and revenues increase.

Investing Activities

Net cash used in investing activities increased $173.0 to $66.0 in the year ended December 31, 2018 from $239.0 for period from August 1, 2017 to December 31, 2017. This increase was primarily driven by the assets and liabilities acquired from the Sage Group for the Paya acquisition of $237.8 partially offset by amounts paid in advance related to the First Billing Services acquisition of $55.3 in the year ended December 31, 2018 and $5.8 for the acquisition of Stewardship.

We used $4.6 for capital expenditures and capitalization of internal use software in the year ended December 31, 2018. In the period from August 1, 2017 to December 31, 2017 we used $1.1 for capital expenditures and capitalization of internal use software.

Financing Activities

Net cash provided by financing activities decreased $197.6 to $63.1 for the year ended December 31, 2018 compared to $260.7 in the period from August 1, 2017 to December 31, 2017. This decrease was primarily due to proceeds of $150.5 from the issuance of the term loan and capital contributions of $116.0 from Ultra in connection with the Paya acquisition from the Sage Group in the period from August 1, 2017 to December 31, 2017.

For the period from January 1, 2017 to July 31, 2017, cash used in financing activities was $18.2 as a result of the transfers to the Sage Group.

Indebtedness

On August 1, 2017, Paya, Inc., as borrower, and certain affiliates thereof entered into the Credit Agreement under which Paya, Inc. obtained a $150.5 term loan facility (the “Term Loan”) and a $25.0 revolving credit facility (the “Revolver”).

In December 2018, Paya, Inc. amended the Credit Agreement, and Ultra III, a wholly owned subsidiary of the Company, thereby assumed all of Paya, Inc.’s rights and obligations as “Borrower” under the Credit Agreement and related documents. Additionally, as part of the amendment, the Company incurred incremental debt, increasing the Term Loan by $85.0.

The Company makes quarterly amortization payments on the Term Loan. As of September 30, 2020, $229.3 remains outstanding under the Term Loan.

As of September 30, 2020, there is no outstanding indebtedness under the Revolver. On March 20, 2020, the Company borrowed $10.0 under the Revolver, and on March 23, 2020 the Company borrowed an additional $15.0, for an aggregate $25.0 outstanding. On June 5, 2020, the Company repaid the total outstanding amount of $25.0.

The Company’s senior secured first lien net leverage ratio, calculated pursuant to the definitions in the Credit Agreement, was 3.84x on September 30, 2020. The maximum ratio permitted by the financial covenant in the Credit Agreement is 7.25x for September 30, 2020.

On July 24, 2020, the Company amended the Credit Agreement to, among other things, extend the maturity of the Revolver to July 24, 2025 and the maturity of the Term Loan to August 1, 2027.

Contractual Obligations

The following table summarizes our contractual obligations from the balance sheet date of December 31, 2019 without giving effect to the Transactions, including the Business Combination and concurrent private placement and the use of proceeds therefrom.

	Payments due by period
(in millions)	Total	1 year	2 – 3 years	4 – 5 years	More than 5 years
Long-term debt(a)	$231.0	$2.4	$4.7	$223.9	$—
Interest on long-term debt(b)	$63.6	$14.4	$28.3	$20.9	$—
Operating leases(c)	$4.4	$1.3	$1.1	$1.0	$1.0

____________

(a)      Reflects contractual principal payments. The Term Loan was amended on 7/24/2020 which extended the maturity from August 1, 2024 to August 1, 2027.

(b)      Reflects minimum interest payable under the Term Loan. In July 2018, the interest rate was reduced to LIBOR plus a margin of 5.25% and remained unchanged at December 31, 2019. Due to historical fluctuations in the LIBOR rate, we have assumed a LIBOR rate of 1.0% for purposes of calculating interest payable on the Term loan. Payments herein are subject to change, as payments for variable rate debt have been estimated.

(c)      We lease certain property and equipment for various periods under noncancelable operating leases.

Off-balance sheet arrangements

During the periods presented, we did not engage in any off-balance sheet financing activities other than those reflected in the notes to our consolidated financial statements included elsewhere in this prospectus.

Critical accounting policies

Our discussion and analysis of our historical financial condition and results of operations for the periods described is based on our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these historical financial statements in conformity with U.S. GAAP requires management to make estimates, assumptions and judgments in certain circumstances that affect the reported amounts of assets, liabilities and contingencies as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. We evaluate our assumptions and estimates on an ongoing basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. These estimates may change as new events occur or additional information is obtained, and we may periodically be faced with uncertainties, the outcomes of which are not within its control and may not be known for a prolonged period of time. Because the use of estimates is inherent in the financial reporting process, actual results may differ from these estimates under different assumptions or conditions. Additionally, the full impact of COVID-19 is unknown and cannot be reasonably estimated.

The following critical accounting discussion pertains to accounting policies management believes are most critical to the portrayal of our historical financial condition and results of operations and that require significant, difficult, subjective or complex judgments.

Revenue Recognition

Application of the accounting principles in U.S. GAAP related to the measurement and recognition of revenue requires us to make judgments and estimates. Complex arrangements with nonstandard terms and conditions may require significant contract interpretation to determine the appropriate accounting. Specifically, the determination of whether we are a principal to a transaction, or an agent can require considerable judgment. We have concluded that we are the agent in providing merchants access to credit card networks as we are performing this service on behalf of the principal, the card companies. In addition, we are not primarily responsible for fulfilling this promise to the customer, do not bear risk or take possession of funds to be paid to issuing banks for interchange fees, and do not have discretion in setting the price for interchange fees charged by the card companies. For all other aspects of our services provided to merchants, we determined we are the principal as we control the service being provided before transfer to the customer. Additionally, our payment processing services consist of variable consideration under a stand-ready service of distinct days of service that are substantially the same with the same pattern of transfer to the customer. The variable consideration is as a result of the number or volume of transactions to be processed.

We determined to use each day as a time-based measure of progress toward satisfaction of the single performance obligation of each contract. We determined this method most accurately depicts the pattern by which services are transferred to the merchant, as performance depends on the extent of transactions processed for that merchant on a given day. Likewise, consideration to which we expect to be entitled is determined according to our efforts to provide service each day. Changes in judgments with respect to these assumptions and estimates could impact the amount of revenue recognized.

Business Combinations

Upon acquisition of a company, we determine if the transaction is a business combination, which is accounted for using the acquisition method of accounting. Under the acquisition method, once control is obtained of a business, the assets acquired, and liabilities assumed, including amounts attributed to noncontrolling interests, are recorded at fair value. We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. The determination of the fair values is based on estimates and judgments made by management. Our estimates of fair value are based upon assumptions we believe to be reasonable, but which are inherently uncertain and unpredictable. Measurement period adjustments are reflected at the time identified, up through the conclusion of the measurement period, which is the time at which all information for determination of the values of assets acquired and liabilities assumed is received and is not to exceed one year from the acquisition date. We may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill.

Additionally, uncertain tax positions and tax-related valuation allowances are initially recorded in connection with a business combination as of the acquisition date. We continue to collect information and reevaluate these estimates and assumptions periodically and record any adjustments to preliminary estimates to goodwill, provided we are within the measurement period. If outside of the measurement period, any subsequent adjustments are recorded to the consolidated statement of operations.

Goodwill and other intangible assets, net

Goodwill represents the premium paid over the fair value of the net tangible and identifiable intangible assets acquired in the Company’s business combinations. The Company evaluates goodwill and intangible assets in accordance with ASC 350, Goodwill and Other Intangible Assets (“ASC 350”). ASC 350 requires goodwill to be either qualitatively or quantitatively assessed for impairment annually (or more frequently if impairment indicators arise) for each reporting unit. The Company tests goodwill annually for impairment as of September 30 of each year, and at interim periods upon a potential indication of impairment, using a qualitative approach. There was no goodwill impairment recognized in any period presented in the consolidated financial statements contained in this prospectus.

Intangible assets with finite lives consist of developed technology and customer relationships and are amortized on a straight-line basis over their estimated useful lives. The Company capitalizes software development costs and website development costs incurred in accordance with ASC 350-40, Internal Use Software. Factors that could trigger an impairment review include significant under-performance relative to expected historical or projected future operating results, significant changes in the manner of our use of the acquired assets or the strategy for our overall business or significant negative industry or economic trends. If this evaluation indicates that the value of the intangible asset may be impaired, the Company assesses the recoverability of the net book value of the asset over its remaining useful life. If this assessment indicates that the intangible asset is not recoverable, based on the estimated undiscounted future cash flows of the asset over the remaining amortization period, the Company reduces the net book value of the related intangible asset to fair value and may adjust the remaining amortization period.

The Company evaluates its intangible assets with finite lives for indications of impairment whenever events or changes in circumstances indicate that the net book value may not be recoverable. There were no indicators of impairment identified nor was impairment recognized in intangible assets in any period presented in the consolidated financial statement.

Income taxes

As an LLC, classified as a disregarded entity for federal and most state tax purposes, Ultra and its wholly owned subsidiaries Holdings and First Billing Services do not pay tax. Intermediate, Paya, Paya EFT, and Stewardship, all classified as C-corporations, pay taxes.

Deferred tax assets and liabilities are recognized principally for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts, using currently enacted tax rates. The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company recognizes a tax benefit for uncertain tax positions if the Company believes it is more likely than not that the position will be upheld on audit based solely on the technical merits of the tax position. The Company evaluates uncertain tax positions after the consideration of all available information.

On December 22, 2017, the Tax Cuts and Jobs Act (the “TCJA”) was signed into law. The TCJA includes a number of provisions impacting the Company, including the lowering of the U.S. corporate tax rate from 35% to 21%, effective January 1, 2018 and 100% immediate expensing for qualifying capital asset expenditures acquired and placed into service after September 27, 2017, among others.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act featured significant tax provisions and other measures to assist businesses impacted by the economic effects of the COVID-19 pandemic, a number of which impacted the Company. In particular, the CARES Act increased the 30% adjusted taxable income limitation to 50% for tax years beginning in 2019 and 2020 related to the Section 163(j) interest expense limitation provisions. Additionally, the CARES Act permitted for a delay of payment of applicable 2020 employer payroll taxes from the date of enactment through December 31, 2020 and also made a technical correction to the 2017 TCJA to provide a 15-year recovery period for qualified improvement property, thus making qualified improvement property eligible for bonus depreciation. As of December 31, 2019, the Company had an interest expense limitation tax asset of $3.2. Through the CARES Act, Holdings has recognized a portion of the benefit of the interest expense limitation tax asset in its 2019 tax return as well as in 2020 with an estimated $1.0 remaining as of December 31, 2020.

See Note 9, Income taxes, for the impact on the consolidated financial statements as a result of the TCJA and CARES Act. As of December 31, 2018, and September 30, 2020 we completed our assessment of the tax impact of the TCJA and CARES Act, respectively.

Recently Issued Accounting Pronouncements

For information regarding new accounting pronouncements, and the impact of these pronouncements on our consolidated financial statements, if any, refer to Note 1 to our consolidated financial statements for the year ended December 31, 2019 included elsewhere in this prospectus.

Quantitative and Qualitative Disclosure About Market Risk

Effects of Inflation

While inflation may impact our revenues and cost of services, we believe the effects of inflation, if any, on our results of operations and financial condition have not been significant. However, there can be no assurance that our results of operations and financial condition will not be materially impacted by inflation in the future.

Interest Rate Risk

Our future income, cash flows and fair values relevant to financial instruments are subject to risks relating to interest rates. We are subject to interest rate risk in connection with our Credit Facilities, which have variable interest rates. The interest rates on these facilities are based on a fixed margin plus a market interest rate, which can fluctuate accordingly but is subject to a minimum rate. Interest rate changes do not affect the market value of such debt, but could impact the amount of our interest payments, and accordingly, our future earnings and cash flows, assuming other factors are held constant.

The Company utilizes derivative instruments to manage risk from fluctuations in interest rates on its term loan credit agreement. On November 16, 2017 the Company entered into an interest rate cap agreement with a notional amount of $125.0 for the initial period, reducing consistent with the required quarterly debt payments, and an effective date of December 29, 2017. The agreement terminates on December 31, 2020. The Company paid a premium of $0.2 for the right to receive payments if the LIBOR rises above the cap percentage, thus effectively ensuring interest expense is capped at a maximum rate of the cap plus 6% for the duration of the agreement. The premium is recorded in other long-term assets on the consolidated balance sheet. The interest rate cap agreement is a derivative not designated as a hedging instrument for accounting purposes.

We may incur additional borrowings from time to time for general corporate purposes, including working capital and capital expenditures.

Related Party Transactions

Contributions from Ultra

In connection with the acquisition of First Billing Services, Ultra contributed all of its shares in Stewardship valued at $4.0 as of the acquisition date of Stewardship to the Company as a capital contribution. Subsequent to the acquisition of First Billing Services, Ultra also contributed all of its acquired membership interest in First Billing Services valued at $4.5 as of the acquisition date of First Billing Services to the Company as a capital contribution. The Company received cash contributions from Ultra in the amounts of $0.5 and $3.6 for the years ended December 31, 2019 and 2018, respectively. The Company received cash contributions from Ultra in the amounts of $0 and $0.5 for the nine months ended September 30, 2020 and 2019, respectively.

Distribution to GTCR Parent

In the quarter ended September 30, 2020, GTCR-Ultra III forgave an intercompany balance as part of a settlement, which resulted in a distribution to Ultra in the amount of $22.1.

Receivable from affiliate

The Company, as a wholly-owned subsidiary of Ultra, funds certain transactions on behalf of its parent company that result in a receivable between the two entities. These transactions include but are not limited to, audit and tax fees and share repurchases. The Company had a related party intercompany receivable of $24.3 and $0 as of December 31, 2019 and December 31, 2018, respectively. The Company had a related party intercompany receivable of $2.9 and $23.1 as of September 30, 2020 and September 30, 2019, respectively.

Advisory Agreement

The Company entered into an advisory agreement with GTCR Management XI LP, an affiliate of Ultra, on August 1, 2017 for business consulting services (the “Advisory Agreement”). In exchange for those services the Company will pay GTCR management XI LP an annual advisory fee of $1.0 payable in advance in quarterly installments. The Company recorded total charges of $1.0 related to the Advisory Agreement in selling, general & administrative expenses on the consolidated statement of operations for the year ended December 31, 2019 and year ended December 31, 2018, respectively. For the 5-month period ended December 31, 2017 the Company recorded total charges of $0.4 related to the Advisory Agreement in selling, general & administrative expenses on the consolidated statement of operations. The Company recorded no related party payable — GTCR as of December 31, 2019 and 2018 on the consolidated balance sheet.

The Company reimburses Ultra for expenses incurred as a result of the Acquisition and for services related to the Advisory Agreement. The Company has recorded total charges for expenses incurred of $0 and $0.4 for the year ended December 31, 2019 and year ended December 31, 2018, respectively, in selling, general & administrative expenses on the consolidated statement of operations. For the 5-month period ended December 31, 2017 the Company recorded total charges for expenses incurred of $0.2 in selling, general & administrative expenses on the consolidated statement of operations. The Company recorded no related party payable — GTCR as of December 31, 2019 and 2018 on the consolidated balance sheet. The Advisory Agreement was terminated on October 16, 2020 in connection with the consummation of the Business Combination.

MANAGEMENT

Executive Officers and Board of Directors

The following persons serve as our executive officers and directors:

Name	Age	Position
Jeff Hack	55	Chief Executive Officer and Director
Glenn Renzulli	41	Chief Financial Officer
Mark Engels	49	Chief Revenue Officer
Darrell Winfield	56	Chief Information Officer
Christina Scappa	50	Senior Vice President and the Head of Advanced Client Solutions and Support
Ben Weiner	30	Head of Corporate Development and Strategic Initiatives
Andrea Kando	42	Head of Product and Marketing
Aaron Cohen	44	Director
KJ McConnell	35	Director
Collin Roche	49	Director
Anna May Trala	54	Director
Stuart Yarbrough	69	Director
Jim Bonetti	43	Director
Mike Gordon	50	Director
Christine Larsen	59	Director

Executive Officers

Jeff Hack.    Mr. Hack has served as our Chief Executive Officer since November 2018. Mr. Hack is an experienced executive who has spent his career building successful technology-centric financial services businesses. He brought his passion for leveraging innovative technology to deliver a world-class partner and customer experience to us when he joined as CEO. Under his leadership the rebranded company, which brought more than 20 years of tenured customers, quickly accelerated its technology and product roadmaps, enhanced its client implementation scale, integrated its First Billing and Stewardship acquisitions, and expanded its sales and go to market strategy with a focus on serving software providers with flexible and custom integrated payment solutions.

From February 2017 to October 2018, Mr. Hack was an advisor and investor in financial technology and data/analytics companies. From June 2017 to October 2018, Mr. Hack was a Board Member of Boost Payment Solutions, a global provider of B2B payment technologies. From September 2013 to January 2017, Mr. Hack was an Executive Vice President and Management Committee Member at First Data Corporation, a global provider of payments technology and the largest US merchant processor. Mr. Hack was an integral part of the leadership team that transformed First Data, leading to a successful IPO. During his tenure, he held various leadership roles at the firm, including serving as Chief Operating Officer of Global Business Solutions, First Data’s largest division. At First Data, Mr. Hack led the commercialization of integrated payments and software solutions to SMB clients, resulting in increased sales and retention.

Prior to First Data, Mr. Hack was Chief Operating Officer at Morgan Stanley Smith Barney from 2011 to 2013, where he was part of the new management team that led the successful integration of Smith Barney into Morgan Stanley following its acquisition from Citigroup. Prior to joining Morgan Stanley, Mr. Hack spent seven years at J.P. Morgan Chase in a variety of leadership roles as Executive Vice President and Managing Director. Among his responsibilities were leading Corporate Strategy and serving as Chief Operating Officer of J.P. Morgan’s Treasury and Securities Services businesses.

Earlier in his career, Mr. Hack spent 10 years at Smith Barney in leadership positions in product management, strategy, and finance. He served as Smith Barney’s Chief Operating Officer and Chief Financial Officer from 2000 to 2004. He previously worked at McKinsey & Company as Engagement Manager advising major financial services companies from 1991 to 1994. Mr. Hack received his MBA from Harvard Business School and a Bachelor of Science degree in Economics from The Wharton School at the University of Pennsylvania.

Glenn Renzulli.    Mr. Renzulli has served as our Chief Financial Officer since January 2019. Mr. Renzulli has experience in scaling and expediting growth in software and service businesses. As Paya’s Chief Financial Officer, he leads financial reporting, analysis, accounting, risk, and underwriting functions. Mr. Renzulli has decades of experience managing all aspects of finance teams, including financial planning and analysis, cash management, corporate development, and investor and lender relations. Prior to joining the Company, Mr. Renzulli served as CFO of Opus Global, a compliance and risk management SaaS company and GTCR portfolio company, from June 2017 to January 2019. From May 2016 to June 2017, he was Chief Financial Officer for PeopleAdmin, a talent management SaaS provider serving the Education and Government sectors. From October 2015 to May 2016, he was the Chief Financial Officer of TeacherMatch, a human capital SaaS provider which was purchased by PeopleAdmin. Prior to those roles, he was the Chief Financial Officer of TCS Education System. He holds a Bachelor of Science degree in Finance from Fairfield University and is a graduate of GE’s Financial Management Program (FMP).

Mark Engels.    Mr. Engels has served as our Chief Revenue Officer since June 2019 and has more than 20 years of experience building world class sales organizations. As Chief Revenue Officer, Mr. Engels has transformed the sales and client management organizations, developing a structured and solution focused approach to deliver portfolio growth. From June 2016 to May 2019, Mr. Engels led vertical diversification and expansion into Europe and Asia Pacific for PayPal’s Hyperwallet, a global payout platform. From August 2011 to February 2016, Mr. Engels served as Executive Vice President of Business and Channel Development at SecureNet, a multi-channel payments company now part of Worldpay. Mr. Engels has also held various senior leadership roles at other leading financial technology companies. He holds both a bachelor’s degree in Managerial Economics from the University of California, Davis and an MBA from the University of Texas at Austin.

Darrell Winfield.    Mr. Winfield has served as our Chief Information Officer since January 2018 and was previously the Chief Information Officer as Sage Payment Solutions. Mr. Winfield builds high performing technology teams which deliver innovative financial technology solutions. As ourChief Information Officer, Mr. Winfield leads our software development, infrastructure, and cyber security functions. He has decades of experience in the financial technology industry, leading large-scale IT transformation across companies such as Vantiv, Global Payments, and InComm. Prior to joining the Company, Mr. Winfield founded Collective 937 Consulting, a financial technology software delivery life cycle consulting and services provider. From March 2016 to May 2017, Mr. Winfield was the Executive Director of Client Services at Lusis Payments, a software and services provider to the global retail payments industry. Prior to his financial technology roles, Mr. Winfield served as an Assistant Program Manager and Science Mission Director for the National Aeronautics and Space Administration. Mr. Winfield is a decorated flight combat veteran and previously served as a flight research officer in the US Air Force and a Major in the California Air National Guard. He holds a Bachelor of Science degree in Mechanical Engineering from Virginia Military Institute and an MBA from Embry-Riddle Aeronautical University.

Christina Scappa.    Ms. Scappa has served as a Senior Vice President and the Head of Advanced Client Solutions and Support since August 2017 and has been an operational leader at the Company, and previously Sage Payment Solutions, for more than 20 years. At Sage Payment Solutions, Ms. Scappa served as Senior Vice President, Operations from 2006 through August 2017. Ms. Scappa has deep knowledge of our partners and integrations, delivering high quality and efficient operational teams. Ms. Scappa manages all operational and service aspects of our portfolio, including implementations, technical support, partner support, client and partner on-boarding, retention, and training. Ms. Scappa is the most tenured member of the leadership team, with years of experience serving our customers, and building the teams critical to ensuring partner success. She holds a Bachelor of Science degree from George Mason University.

Andrea Kando.    Ms. Kando has served as our Head of Product, Marketing, and Communications at the Company since May 2019. She builds exceptional end to end partner and client experiences to bring differentiated solutions to market. Ms. Kando manages our solutions portfolio, oversees the company’s marketing assets, and champions client and employee engagement. Prior to joining the Company, she spent fourteen years at First Data Corporation, most recently as Vice President of Commercialization and Client Experience from May 2015 to May 2019. Ms. Kando’s experience includes progressive leadership roles within product, customer service, operations, and strategic program management within First Data, Toysrus.com and Airborne Express (now DHL). She holds a Bachelor of Science from Marymount College at Fordham University.

Ben Weiner.    Mr. Weiner has served as Head of Corporate Development and Strategic Initiatives at the Company since August 2017. Mr. Weiner focuses on developing our core organic and inorganic strategies, leveraging industry and vertical expertise. As Head of Corporate Development and Strategic Initiatives, Mr. Weiner leads several of our core business units, M&A and strategic partnerships, sales operations, firm-wide pricing, and facilitates the Company’s expansion of solutions into new and existing markets. Mr. Weiner previously worked at GTCR from July 2014 to August 2017 evaluating investment opportunities across the payments space. He holds a Bachelor of Business Administration degree from the Ross School of Business at the University of Michigan.

Directors

Aaron Cohen.    Mr. Cohen joined GTCR in 2003 and currently serves as a Managing Director of the firm. He previously worked at Hicks, Muse, Tate & Furst and in the Mergers & Acquisitions group of Salomon Smith Barney. He holds a bachelor’s degree in accountancy with high honors from the University of Illinois at Urbana — Champaign. Mr. Cohen is a Certified Public Accountant.

Mr. Cohen previously played an instrumental role in GTCR’s investments in Prestige Brands, a publicly-listed company.

We determined that Mr. Cohen’s directorship experience with similar companies, deep accounting background, and extensive experience in the financial services, technology and payments industries qualifies him to serve as a director on the Board of Directors.

KJ McConnell.    Mr. McConnell joined GTCR in 2014 and is currently a Principal with the firm. Prior to joining GTCR, Mr. McConnell worked as an Associate at TPG Capital and as an Analyst in the Financial Institutions group at Goldman Sachs. He holds an MBA from Harvard Business School, where he was a Baker Scholar, and a bachelor’s degree in finance with highest honors from the Indiana University Kelley School of Business.

We determined that Mr. McConnell’s directorship experience with similar companies and extensive experience in the financial services, technology and payments industries qualifies him to serve as a director on the Board of Directors.

Collin Roche.    Mr. Roche has been with GTCR since 1996 and currently serves as a Managing Director of the firm. Prior to joining GTCR, Mr. Roche was an Associate at EVEREN Securities in Chicago and an Analyst with Goldman, Sachs & Company in New York. He holds an MBA from Harvard Business School, where he was a Baker Scholar and Henry Ford II Scholar, and a bachelor’s degree in political economy with honors from Williams College.

Mr. Roche is head of the Financial Services & Technology group at GTCR. Mr. Roche was previously a director of GTCR public company investments including PrivateBancorp, Syniverse, Transaction Network Services and VeriFone.

We determined that Mr. Roche’s extensive public company experience, directorship experience with similar companies, and extensive experience in the financial services, technology and payments industries qualifies him to serve as a director on the Board of Directors.

Anna May Trala.    Ms. Trala has served as GTCR’s Chief Financial Officer since 2003 and currently serves as a Managing Director of the firm. She was previously a partner in the Transaction Advisory Services group at Ernst & Young. While at Ernst & Young, Ms. Trala was involved in more than 100 transactions in multiple sectors, including transaction processing, IT services, healthcare, and education. She holds a Bachelor of Science in accounting from Goldey Beacom College and is a CPA.

We determined that Ms. Trala’s expertise in public accounting and corporate finance and extensive experience in the financial services industry qualifies her to serve as a director on the Board of Directors.

Stuart Yarbrough.    Stuart’s professional experience includes over 20 years in public accounting, primarily with Ernst & Young and BDO Seidman, LLP. Since June 2008, Mr. Yarbrough has been a private investor. From February 2007 through its final distributions during June 2008, Mr. Yarbrough served as the chief executive officer of 3Point Capital Partners, a private equity firm. From 1994 through February 2007, Mr. Yarbrough was a principal at CrossHill Financial Group Inc., a company he co-founded, which provided investment banking services and venture debt financing to growth companies. Mr. Yarbrough previously served on the board of directors of Solera Holdings, Inc., Cision Ltd. and DigitalNet Holdings, Inc., as well as several other public companies. Mr. Yarbrough has a bachelor’s degree in management sciences from Duke University.

We determined Mr. Yarbrough’s expertise in public accounting and corporate finance and directorship experience with public companies, including service on audit and other board of directors committees, qualifies him to serve as a director on the Board of Directors.

Jim Bonetti.    Mr. Bonetti joined GTCR in April 2017 and is currently a Managing Director of the firm. Prior to joining GTCR, Mr. Bonetti was a Managing Director and Co-Head of the North American Leveraged & Acquisition Finance Group at Morgan Stanley and was a member of the Capital Commitment Committee and the Global Capital Markets Operating Committee. Mr. Bonetti also functioned as the Head of the North American Syndicate Desk. Prior to Morgan Stanley, he was an analyst in the Equity Capital Markets and Asset Management Groups at Goldman, Sachs & Co. Mr. Bonetti holds an MBA from the Harvard Business School and a BS in Business Administration summa cum laude from Northeastern University.

Mr. Bonetti is head of GTCR’s Capital Markets Group. In this role, Mr. Bonetti leads the firm’s capital markets activities as part of the transaction teams and manages key financing and banking relationships.

We determined that Mr. Bonetti’s expertise in corporate finance and extensive experience in the financial services industry qualifies him to serve as a director on the Board of Directors.

Mike Gordon.    Mr. Gordon served as Chief Executive Officer of Callcredit Information Group from 2014 to 2019. Since completing his tenure at Callcredit, Mr. Gordon has actively worked as a non-executive director on several companies in the United States and United Kingdom, including Constructionline, Zoopla/Hometrack, FinTech and ArisGlobal. Prior to joining Callcredit Mr. Gordon spent nine years in a range of senior leadership roles at FICO (NYSE: FICO) joining in 2005 as Vice President — Global Insurance Industry Lead and was promoted to additional positions including FICO’s Vice President and Managing Director for EMEA and Executive Vice President of Sales, Services and Marketing. Prior to joining FICO in 2005, Mr. Gordon spent more than 13 years in the financial services industry. As a vice president at Capgemini (formerly Ernst & Young Consulting LLP), Mr. Gordon provided strategic and operational solutions to banking and insurance providers, and he led the Insurance Centre of Excellence and Solutions. Mr. Gordon has a BS in Industrial Engineering/Operations Research from Northwestern University and an MBA in Finance and Business Economics from The University of Chicago Graduate School of Business.

We determined that Mr. Gordon’s extensive public company experience, directorship experience with similar companies, and extensive experience in the financial services and payments industries qualifies him to serve as a director on the Board of Directors.

Christine Larsen.    Ms. Larsen served as Chief Operations Officer of First Data Corp (NYSE: FDC, now NASDAC: FISV) from 2013 to 2018. Prior to joining First Data Corp, Ms. Larsen held various senior operating and technology roles at JPMorgan Chase & Co. (NYSE: JPM) from 2005 to 2013, most recently as an Executive Vice President responsible for firm-wide process improvement and enterprise program management, with a focus on control and integration efforts. Prior to joining JPMorgan in 2005, Ms. Larsen spent eleven years at CITI (NYSE: C) and ten years at Andersen Consulting (now Accenture NYSE: ACN). Ms. Larsen has served as a director for the Canadian Imperial Bank Commerce (NYSE: CM) since April 2016. Ms. Larsen has a Master’s in Information Management from Syracuse University and a BA in English Literature from Cornell College.

We determined that Ms. Larsen’s extensive experience in the financial services and payments industries qualifies her to serve as a director on the Board of Directors.

Director Independence

Nasdaq listing standards require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that eight of its nine directors are independent under the Nasdaq rules. Our board of directors has determined that each of Stuart Yarbrough, Mike Gordon and Christine Larsen are independent directors under Rule 10A-3 of the Exchange Act. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with Paya and FinTech and all other facts and circumstances its board of directors deemed relevant in determining independence, including the beneficial ownership of our Common Stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Transactions.”

Status as a Controlled Company

Because Ultra possesses the ability to vote a majority of our outstanding voting Common Stock (including deemed beneficial ownership due to the voting arrangements set forth in the Sponsor Support Agreement), we are a controlled company under the Nasdaq corporate governance requirements. A controlled company need not comply with the Nasdaq corporate governance rules that require its board of directors to have a majority of independent directors and independent compensation and nominating and governance committees. We intend to utilize some or all of these exemptions. Notwithstanding our status as a controlled company, we will remain subject to the Nasdaq corporate governance requirement that requires it to have an audit committee composed entirely of independent directors. Upon ceasing to be a controlled company, we will take all action necessary to comply with the Nasdaq rules, including appointing a majority of independent directors to our board of directors and ensuring we have a compensation committee and a nominating and governance committee, each composed entirely of independent directors, subject to a permitted “phase-in” period.

Classified Board of Directors

Our directors are divided into three classes designated as Class I, Class II and Class III. At our 2021 annual meeting of shareholders, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At our 2022 annual meeting of shareholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At our 2023 annual meeting of shareholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Committees of the Board of Directors

The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition of each committee is set forth below.

Audit Committee

Our Audit Committee is composed of Stuart Yarbrough, Mike Gordon and Christine Larsen, with Mr. Yarbrough serving as chair of the committee. We intend to comply with the audit committee requirements of the SEC and Nasdaq. Our Board has determined that Mr. Yarbrough, Mr. Gordon and Ms. Larsen meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board determined that Mr. Yarbrough is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq. The Audit Committee’s responsibilities include:

•        appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•        pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•        review our policies on risk assessment and risk management;

•        reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•        reviewing the adequacy of our internal control over financial reporting;

•        establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•        recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•        monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•        preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

•        reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•        reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Compensation Committee

Our Compensation Committee is composed of Christine Larsen, Mike Gordon and Aaron Cohen, with Ms. Larsen serving as chair of the committee. The Compensation Committee’s responsibilities include:

•        annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•        evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

•        reviewing and approving the compensation of our other executive officers;

•        appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•        conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•        annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of Nasdaq;

•        reviewing and establishing our overall management compensation, philosophy and policy;

•        overseeing and administering our compensation and similar plans;

•        reviewing and making recommendations to our Board with respect to director compensation; and

•        reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Mike Gordon, KJ McConnell, and Anna May Trala, with Mr. Gordon serving as chair of the committee. The Nominating and Corporate Governance Committee’s responsibilities include:

•        developing and recommending to our Board criteria for board and committee membership;

•        subject to the rights of the Lead Sponsors under the Director Nomination Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

•        developing and recommending to our Board best practices and corporate governance principles;

•        developing and recommending to our Board a set of corporate governance guidelines; and

•        reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics that will apply to its directors, officers and employees in accordance with applicable federal securities laws, a copy of which will be available on our website at www.paya.com. We will make a printed copy of the code of conduct and ethics available to any stockholder who so requests. Requests for a printed copy may be directed to: 303 Perimeter Center North Suite 600, Atlanta, Georgia 30346, Attention: Investor Relations.

If we amend or grant a waiver of one or more of the provisions of its code of ethics, it intends to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of its code of ethics that apply to its principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at www.paya.com. The information on this website is not part of this prospectus.

Officer and Director Compensation

Overview

We have adopted an executive compensation program that is consistent with our existing compensation policies and philosophies, which are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to our long-term success. See “Business — Executive Compensation — Overview.”

Our compensation policies and philosophies are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to our long-term success. We believe our executive compensation program must be competitive in order to attract and retain executive officers. We seek to implement compensation policies and philosophies by linking a significant portion of executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

Decisions on the executive compensation program are to be made by a compensation committee of the board of directors (the “Compensation Committee”). The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Compensation Committee. The executive compensation program actually adopted will depend on the decisions of the members of the Compensation Committee and may differ from that set forth in the following discussion.

Our executive officers compensation have three primary components: base salary, an annual cash incentive bonus and long-term incentive-based compensation in the form of stock-based awards. Our decisions regarding executive compensation reflect the belief that the executive compensation program must be competitive in order to attract and retain executive officers. We anticipate that the Compensation Committee may develop formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, and among different forms of compensation.

Base Salaries

Our Named Executive Officers’ base salaries will continue as described under “Business — Executive Compensation,” and be reviewed annually by the Compensation Committee based upon advice and counsel of its advisors.

Annual Bonuses

We will continue to use annual cash incentive bonuses for the Named Executive Officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. We expect that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the Named Executive Officers. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the Named Executive Officers. Annual cash incentive bonuses will be under review and subject to change to reflect our new public company status.

Stock-Based Awards

We will use stock-based awards to reward long-term performance of the Named Executive Officers. We believe that stock-based awards will align the incentives of its Named Executive Officers with the interests of its stockholders and serve to motivate and retain the individual Named Executive Officers.

Other Compensation

We will continue to maintain various employee benefit plans, including medical, dental, disability, life insurance and 401(k) plans, in which the Named Executive Officers will participate.

New Employment Agreements

On October 16, 2020, Paya entered into employment agreements with each of Jeff Hack, Glenn Renzulli and Mark Engels that superseded the employment provisions in each executive’s existing senior management agreement. Each employment agreement sets forth the executive’s base salary, and provides that the executive is eligible to receive an annual target bonus in an amount up to 100% (in the case of Messrs. Hack and Engels) and 60% (in the case of Mr. Renzulli) of the executive’s annual base salary based upon the performance of the executive and the achievement of certain pre-established financial, operating and other objectives by Paya and its affiliates. Each of the executives is also eligible to receive severance benefits upon a termination by the executive for “good reason” or by Paya without “cause.” Mr. Hack’s severance benefits consist of (a) continued payment of base salary for a period of 12 months (the “Severance Period”); provided that Paya may elect to extend the Severance Period for an additional 12 months, and if so elected, the amount payable during the second year of the Severance Period will be $1,250,000 and paid within 60 days of Paya’s election to extend the Severance Period, (b) reimbursement of Mr. Hack’s premiums incurred for participation in Consolidated Omnibus Budget Reconciliation Act (COBRA) coverage for the applicable Severance Period to the extent Paya is permitted by law to offer such coverage and able to do so without incurring a fine or penalty, and (c) a pro-rated annual bonus for the fiscal year during which Mr. Hack’s termination occurs (the “Termination Year”), payable at the time annual bonuses are otherwise paid to senior management and calculated based on the portion of target bonuses received by the remaining senior management team members with respect to the applicable Termination Year. Mr. Renzulli’s severance benefits consist of an amount equal to one year of his base salary, payable over six months. Mr. Engels’ severance benefits consist of (i) continued payment of base salary for one year, and (ii) if his termination occurs in (a) 2020, 75% of his target annual bonus (b) 2021, pro-rated annual bonus for 2021, but in no event less than 50% of his target annual bonus, or (c) 2022 or thereafter, a pro-rated annual bonus for the year in which his employment terminates, in each case, payable at the time annual bonuses are otherwise paid to senior management. Payment of such severance benefits is contingent upon the executive’s execution and non-revocation of release of claims, and continued compliance with restrictive covenants.

Non-Employee Director Compensation

The following table provides information concerning the compensation of each director nominee to the Company Board who served as member of the Board, but did not serve as a named executive officer of the Company in fiscal 2019.

For 2019, Mr. Yarbrough was entitled to a quarterly fee of $22,500, and received a grant of 613,975 Incentive Units on March 28, 2019. Mr. Yarbrough’s Incentive Units vest 20% on each of the first five anniversaries of the grant date, and fully vest upon a “Sale of the Company”, subject to, in each case, Mr. Yarborough’s continued provision of services through the applicable vesting date or sale. In the event Mr. Yarborough’s service terminates, all then- unvested Incentive Units would be automatically forfeited for no consideration, and his vested Inventive Units would be subject to repurchase by Holdings or the Investors at fair market value.

	Fees earned or paid in cash ($)		Option Awards ($)		Total ($)
Stuart Yarbrough	$63,471	(1)	159,633	(2)	223,104

____________

(1)      Represents total director fee paid to Mr. Yarbrough in connection with his services on the Board.

(2)      Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of Class C Units of Holdings (also referred to herein as “Incentive Units”) granted to Mr. Yarbrough. The Class C Units represent membership interests in Holdings that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Class C Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” The assumptions used in calculating the grant date fair value of the Incentive Units reported in this column are set forth in Note 2 to the consolidated financial statements included elsewhere in this prospectus.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of up to 102,359,084 shares of Common Stock (including 465,000 shares issuable upon exercise of Warrants and up to 14,000,000 shares of Common Stock issuable upon the achievement of certain price thresholds) and 465,000 Warrants. The Selling Stockholders may from time to time offer and sell any or all of the Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock or Warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Common Stock and Warrants beneficially owned, the aggregate number of shares of Common Stock and Warrants that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock and Warrants beneficially owned by the Selling Stockholders after the sale of the securities offered hereby. We have based percentage ownership on 116,697,441 shares of Common Stock outstanding as of October 22, 2020.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Common Stock or Warrants. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock and Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to the Offering			Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares		%			Shares		%
2019 Grandchildren’s Trust dated 6/26/2020(1)	200,000		*	200,000	—	—		*
3FIII, LLC(2)	1,834,882	(21)	1.6%	1,632,382	202,500	—		*
Pawneet Abramowski	22,824		*	22,824	—	—		*
Alyeska Master Fund 3, LP(3)	22,748		*	12,000	—	10,748		*
Alyeska Master Fund, LP(3)	2,831,459		2.4%	1,488,000	—	1,343,459		1.0%
Madelyn Antoncic	22,824		*	22,824	—	—		*
Arete Foundation(1)	250,000		*	250,000	—	—		*
Bay Pond Partners, L.P.(4)	1,630,864	(22)	1.4%	1,000,000	—	630,864	(22)	*
BEMAP Master Fund Ltd(5)	664,681	(23)	*	545,454	—	119,227	(23)	*
The Betsy and Edward Cohen 2012 Grandchildren Trust dated 5/22/2012(1)	150,000		*	150,000	—	—		*
Betsy Z Cohen Trust dated 10/7/99(1)	200,000		*	200,000	—	—		*
Blackwell Partners LLC – Series A(6)	853,008	(24)	*	434,920	—	418,088	(24)	*

	Shares Beneficially Owned Prior to the Offering			Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares		%			Shares		%
Cantor Fitzgerald & Co.(7)	150,000	(25)	*	100,000	50,000	—		—
Daniel G. Cohen	200,000		*	200,000	—	—		—
DGC Family FinTech Trust(8)	300,000		*	300,000	—	—		—
Edward E Cohen Trust dated 10/7/99(9)	200,000		*	200,000	—	—		—
Brittain Ezzes	22,824		*	22,824	—	—		—
FinTech Investor Holdings III, LLC(2)	2,480,930	(26)	2.1%	2,268,430	212,500	—		—
FinTech Masala Advisors, LLC(2)	4,245,130		3.6%	4,245,130	—	—		—
Franklin Strategic Series – Franklin Small Cap Growth Fund(10)	2,000,000		1.7%	2,000,000	—	—		—
GTCR-Ultra Holdings, LLC(11)	55,234,022		47.3%	55,234,022	—	—		—
Ithan Creek Master Investors (Cayman) L.P.(4)	714,753	(27)	*	500,000	—	214,753	(27)	*
Jane Street Global Trading, LLC(12)	2,600,00		2.2%	2,600,000	—	—		—
John Lee Family Trust(13)	1,550,000	(28)	1.3%	500,000	—	1,050,000	(28)	*
Key Square Master Fund LP(14)	1,000,000		*	1,000,000	—	—		—
Linden Capital L.P.(15)	2,548,653	(29)	2.2%	1,500,000	—	1,048,653	(29)	*
Lugard Road Capital Master Fund, LP(16)	2,000,000		1.7%	2,000,000	—	—		—
Manulife Dividend Income Fund(17)	612,271		*	599,723	—	12,548		*
Manulife Dividend Income Private Pool(17)	143,890		*	140,930	—	2,960		*
Manulife U.S. Dividend Income(17)	83,901		*	82,333	—	1,568		*
Manulife U.S. Monthly High Income Fund(17)	180,545		*	176,809	—	3,736		*
Manulife US Dollar US Dividend Income Pooled Fund(17)	209		*	205	—	4		*
Mei-Mei Tuan	22,824		*	22,824	—	—		—
Millais Limited(18)	1,000,000		*	1,000,000	—	—		—
MMCAP International Inc. SPC(19)	1,000,000		*	1,000,000	—	—		—
Monashee Pure Alpha SPV I LP(5)	245,455		*	245,455	—	—		—
Monashee Solitario Fund LP(5)	327,273		*	327,273	—	—		—
Nantahala Capital Partners II Limited Partnership(6)	774,770	(30)	*	378,350	—	396,420	(30)	*
Nantahala Capital Partners Limited Partnership(6)	362,116	(31)	*	186,730	—	175,386	(31)	*
SFL SPV I LLC(5)	81,818		*	81,818	—	—		—
SMALLCAP World Fund, Inc.(20)	5,000,000		4.3%	5,000,000	—	—		—
Janis Hopkins Trachtman	22,824		*	22,824	—	—		—

____________

(1)      Daniel Cohen is the trustee of this trust.

(2)      The Selling Stockholder is managed by Cohen Sponsor Interests III, LLC, which is indirectly owed by FinTech Masala Holdings, LLC, which is owned and controlled by Daniel Cohen, Betsy Cohen and DGC Family FinTech Trust. Raphael Licht and Jeffrey Blomstrom are co-trustees of the DGC Family FinTech Trust.

(3)      Alyeska Investment Group, L.P., the investment manager of the Selling Stockholder, has voting and investment control of the shares held by the Selling Stockholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder.

(4)      Wellington Management Company LLP (“WMC” ) has the power to vote and dispose of the securities pursuant to WMC’s capacity as investment adviser on behalf of such Selling Stockholder. WMC is a subsidiary of Wellington Management Group LLP (WMG). WMG is a Massachusetts limited liability partnership, privately held by 172 partners (as of July 1, 2020). There are no external entities with any ownership interest in the firm. No single partner owns or has the right to vote more than 5% of the Partnership’s capital. Additional information about WMC is available in its Form ADV filed with the SEC.

(5)      Voting and investment power with respect to the securities held by the Selling Stockholder are exercised by Krista Librett, Operations Manager of Monashee Investment Management, LLC.

(6)      Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the Selling Stockholder as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the Selling Stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the securities held by the Selling Stockholder.

(7)      Howard W. Lutnick, through indirect beneficial ownership of the general partnership of Cantor Fitzgeald & Co., has voting and investment control over the shares. Mr. Lutnick disclaims beneficial ownership of the shares.

(8)      Raphael Licht and Jeffrey Blomstrom are co-trustees of this trust.

(9)      Daniel Cohen and Betsy Cohen are each trustees of this trust.

(10)    Franklin Advisers, Inc. (“FAV”) is the investment manager of the Selling Stockholder, and exercises investment discretion and voting discretion. Franklin Resources, Inc., a publicly traded company, is the parent company of FAV.

(11)    Consists of shares held directly by GTCR Ultra Holdings, LLC. This Prospectus also covers the resale by Ultra of up to 14,000,000 additional shares of Common Stock which may be issued by the Company if certain price conditions are satisfied in the future. If all 14,000,000 additional shares are issued, Ultra would beneficially own 69,234,022 shares, or 52.9% of the Company’s outstanding shares of Common Stock. The foregoing amounts exclude 9,760,062 issued and outstanding shares held by affiliates of FinTech (including shares held by the Sponsors described above) which may be deemed to be beneficially owned by GTCR by virtue of the voting arrangement described above under “— Sponsor Support Agreement.” Voting and dispositive power with respect to the shares of Common Stock held by Ultra is exercised by GTCR Investment XI LLC. Decisions of GTCR Investment XI LLC are made by a vote of a majority of its directors, and, as a result, no single person has voting or dispositive authority over such securities. Messrs. David A. Donnini, Collin E. Roche, Craig A. Bondy, Constantine S. Mihas, Mark M. Anderson, Aaron D. Cohen, Sean L. Cunningham, and Benjamin J. Daverman are each managing directors of GTCR LLC, which provides management services to GTCR Investment XI LLC and each disclaims beneficial ownership of the securities controlled by such entity, except to the extent of his pecuniary interest in such securities. The filing of this Statement shall not be construed as an admission that any such individual is, for the purpose of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of any securities covered by this Statement. The business address of each of the foregoing entities and persons is c/o GTCR Management XI LLC, 300 North LaSalle Street, Suite 5600, Chicago, Illinois 60654, and its telephone number is (312) 382-2200.

(12)    Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert A. Granieri are members of the Operating Committee of Jane Street Group, LLC.

(13)    John Lee is trustee of this trust.

(14)    Voting and dispositive power with respect to the securities held by the Selling Stockholder are exercised by Key Square Capital Management LLC.

(15)    The securities directly held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P.

(16)    Voting and dispositive power with respect to the securities held by the Selling Stockholder are exercised by Jonathan Green on behalf of Luxor Capital Group, LP, the investment manager of the Selling Stockholder.

(17)    Voting and dispositive power with respect to the securities held by the Selling Stockholder are exercised by Conrad Dabiet on behalf of Manulife Investment Management.

(18)    Voting and dispositive power with respect to the securities held by the Selling Stockholder is exercised by Millais Limited.

(19)    Voting and dispositive powers are exercised by Matthew MacIsaac, Secretary, MM Asset Management Inc., investment advisor to the Selling Stockholder.

(20)    Capital Research and Management Company (“CRMC”) is the investment adviser to SMALLCAP World Fund, Inc. (“SCWF”). CRMC and/or Capital Research Global Investors (“CRGI”) may be deemed to be the beneficial owner of all of the securities expected to be held by SCWF; however, each of CRMC and CRGI expressly disclaims that it is the beneficial owner of such securities. Gregory Wendt, Bradford Freer, Harold La, Aidan O’Connell and Michael Beckwith, as portfolio managers, are expected to have voting and investment power over the securities to be held by SCWF.

(21)    Includes 202,500 shares of Common Stock issuable upon exercise of Warrants.

(22)    Includes 162,264 shares of Common Stock issuable upon exercise of Warrants.

(23)    Includes 119,227 shares of Common Stock issuable upon exercise of Warrants.

(24)    Includes 183,260 shares of Common Stock issuable upon exercise of Warrants.

(25)    Includes 50,000 shares of Common Stock issuable upon exercise of Warrants.

(25)    Includes 183,260 shares of Common Stock issuable upon exercise of Warrants.

(26)    Includes 212,500 shares of Common Stock issuable upon exercise of Warrants.

(27)    Includes 74,750 shares of Common Stock issuable upon exercise of Warrants.

(28)    Includes 50,000 shares of Common Stock issuable upon exercise of Warrants.

(29)    Includes 1,048,653 shares of Common Stock issuable upon exercise of Warrants.

(30)    Includes 159,425 shares of Common Stock issuable upon exercise of Warrants.

(31)    Includes 78,680 shares of Common Stock issuable upon exercise of Warrants.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of undesignated preferred stock, par value $0.0001 per share. As of October 22, 2020, we had 116,697,441 shares of Common Stock outstanding held by approximately 30 holders of record and no shares of preferred stock outstanding. The following description of capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law (“DGCL”).

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our Board may determine from time to time. Holdings, Ultra III, and certain of their subsidiaries’ ability to pay dividends are limited by certain provisions of the Credit Agreement, and as a result our ability to pay dividends is restricted.

Voting Rights

Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of shares of the Company’s Common Stock shall have no cumulative voting rights.

Preemptive Rights

The Company’s Common Stock is not entitled to preemptive or other similar subscription rights to purchase any of the Company’s securities.

Conversion or Redemption Rights

The Company’s Common Stock is neither convertible nor redeemable.

Liquidation Rights

Upon The Company’s liquidation, the holders of The Company’s Common Stock are entitled to receive pro rata The Company’s assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preferred Stock

The Company’s Board may, without further action by the Company’s shareholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of the Company’s Common Stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of the Company’s liquidation before any payment is made to the holders of shares of the Company’s Common Stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the Company’s Board, without shareholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of the Company’s Common Stock and the market value of the Company’s Common Stock.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one whole share of the Company’s Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on November 15, 2020. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Common Stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. The warrants will expire on October 16, 2025, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of the Company’s Common Stock pursuant to the exercise for cash of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of the Company’s Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of the Company’s Common Stock upon exercise of a warrant unless the Company’s Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualifications requirements of the securities laws of the state of residence of the registered holder of the warrants.

We may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the reported last sale price of the Company’s Common Stock (or the closing bid price of P the Company’s Common Stock in the event shares of the Company’s Common Stock are not traded on any specific day) equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Company’s Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of the Company’s Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of the Company’s Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company’s Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Company’s Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of the Company’s Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call our warrants for redemption and our management does not take advantage of this option, FinTech’s sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of the Company’s Common Stock is increased by a stock dividend payable in shares of the Company’s Common Stock, or by a split-up of shares of the Company’s Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of the Company’s Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of the Company’s Common Stock. A rights offering to holders of the Company’s Common Stock entitling holders to purchase shares of the Company’s Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of the Company’s Common Stock equal to the product of (i) the number of shares of the Company’s Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Company’s Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of the Company’s Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for the Company’s Common Stock, in determining the price payable for the Company’s Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Company’s Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of the Company’s Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding shares of our the Company’s Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of the Company’s Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of the Company’s Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of the Company’s Common Stock.

Whenever the number of shares of the Company’s Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of the Company’s Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of the Company’s Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of the Company’s Common Stock (other than those described above or that solely affects the par value of such shares of the Company’s Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of the Company’s Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our the Company’s Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of the Company’s

Common Stock in such a transaction is payable in the form of the Company’s Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of the Company’s Common Stock and any voting rights until they exercise their warrants and receive shares of the Company’s Common Stock. After the issuance of shares of the Company’s Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of the Company’s Common Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of the Company’s Common Stock to be issued to the warrant holder.

Anti-Takeover Effects of the Company’s Certificate of Incorporation and the Company’s Bylaws

Our certificate of incorporation, bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by shareholders.

These provisions include:

Classified Board

Our certificate of incorporation provides that our Board be divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our Board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our Board.

Shareholder Action by Written Consent

Our certificate of incorporation precludes shareholder action by written consent at any time when Ultra beneficially owns, in the aggregate, less than 35% in voting power of the stock of the Company entitled to vote generally in the election of directors.

Special Meetings of Shareholders

Our certificate of incorporation and bylaws provides that, except as required by law, special meetings of our shareholders may be called at any time only by or at the direction of our Board or the chairman of our Board; provided, however, at any time when Ultra beneficially owns, in the aggregate, at least 35% in voting power of the stock of the Company entitled to vote generally in the election of directors, special meetings of our shareholders shall also be called by our Board or the chairman of our Board at the request of Ultra. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Advance Notice Procedures

Our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of the Company’s shareholders, including proposed nominations of persons for election to our Board; provided, however, at any time when Ultra beneficially owns, in the aggregate, at least 10% in voting power of the stock of the Company entitled to vote generally in the election of directors, such advance notice procedure will not apply to Ultra. Shareholders at an annual meeting are only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. Although the bylaws do not give our Board the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company. These provisions do not apply to nominations by Ultra pursuant to the Director Nomination Agreement. See “Certain Relationships and Related Party Transactions — Related Party Transactions — Director Nomination Agreement” for more details with respect to the Director Nomination Agreement.

Removal of Directors; Vacancies

Our certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when Ultra beneficially owns, in the aggregate, less than 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66⅔% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our certificate of incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director.

Supermajority Approval Requirements

Our certificate of incorporation and bylaws provide that our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a shareholder vote in any matter not inconsistent with the laws of the State of Delaware and our certificate of incorporation. For as long as Ultra beneficially owns, in the aggregate, at least 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our shareholders will require the affirmative vote of a majority in voting power of the outstanding shares of our stock entitled to vote on such amendment, alteration, change, addition, rescission or repeal. At any time when Ultra beneficially owns, in the aggregate, less than 50% in voting power of all outstanding shares of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our shareholders require the affirmative vote of the holders of at least 66⅔% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our certificate of incorporation provides that at any time when Ultra beneficially owns, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, the following provisions in our certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66⅔% (as opposed to a majority threshold that would apply if Ultra beneficially owns, in the aggregate, 50% or more) in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

•        the provision requiring a 66⅔% supermajority vote for shareholders to amend our bylaws;

•        the provisions providing for a classified board of directors (the election and term of our directors);

•        the provisions regarding resignation and removal of directors;

•        the provisions regarding entering into business combinations with interested shareholders;

•        the provisions regarding shareholder action by written consent;

•        the provisions regarding calling special meetings of shareholders;

•        the provisions regarding filling vacancies on our Board and newly created directorships;

•        the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•        the provision requiring exclusive forum in Delaware; and

•        the amendment provision requiring that the above provisions be amended only with a 66⅔% supermajority vote.

Our certificate of incorporation provides that the provision on competition and corporate opportunity be amended only with an 80% supermajority vote.

The combination of the classification of our Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing shareholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

Authorized but Unissued Shares

The Company’s authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without shareholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued Common Stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our shareholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, shareholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Shareholders’ Derivative Actions

Under the DGCL, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such shareholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, (3) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL, Our certificate of incorporation or our bylaws or (4) any other action asserting a claim against the Company or any director or officer of the Company that is governed by the internal affairs doctrine; provided that for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or shareholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or shareholders or their respective affiliates, other than those officers, directors, shareholders or affiliates who are the Company’s employees. Our certificate of incorporation provides that, to the fullest extent permitted by law, none of Ultra or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which the Company’s affiliates now engage or propose to engage or (2) otherwise competing with the Company’s affiliates. In addition, to the fullest extent permitted by law, in the event that Ultra or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate of incorporation, we have sufficient financial resources to undertake the opportunity, and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. our certificate of incorporation will include a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions will be to eliminate the rights of us and our shareholders, through shareholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior.

However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We will be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions that will be included in our certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the initial FinTech holders, purchasers of placement units, any of their respective affiliates and other third parties will be able to sell their founder shares, placement shares and placement warrants (and shares issued upon their exercise), as applicable, pursuant to and in accordance with Rule 144 without registration one year after we have completed our initial business combination. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:

•        1% of the total number of shares of Common Stock then outstanding, which was 1,166,974 shares on October 22, 2020; or

•        the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 would also limited be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

As of the date of this prospectus, we had 116,697,441 shares of our Common Stock outstanding. Of these shares, the 28,803,357 shares of Common Stock sold in FinTech’s IPO and not redeemed in connection with the Business Combination are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144. All of the 7,430,062 founder shares, 930,000 placement shares and 465,000 placement warrants are restricted securities under Rule 144 because they were issued in private transactions not involving a public offering.

As of the date of this prospectus, there are 17,715,000 warrants outstanding to purchase our Common Stock, consisting of 17,250,000 public warrants originally sold as part of units in our IPO and 465,000 placement warrants in the private placement. We have agreed to use reasonable best efforts to file a registration statement with respect to the Common Stock issuable upon exercise of the public warrants. See “— Registration Rights” below for additional information.

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 1004.

Listing

Our Common Stock and warrants on Nasdaq are under the symbols “PAYA” and “PAYAW,” respectively.

PLAN OF DISTRIBUTION

The Selling Stockholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock and/or Warrants on Nasdaq or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of our Common Stock or our Warrants:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        in underwritten transactions;

•        short sales;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price;

•        distribution to members, limited partners or stockholders of Selling Stockholders;

•        “at the market” or through market makers or into an existing market for the shares;

•        a combination of any such methods of sale; and

•        any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock or our Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares or Warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or Warrants or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Stockholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of our Common Stock or Warrants offered by them will be the purchase price of our Common Stock or Warrants less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock or Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell a portion of our Common Stock or Warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or Warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Common Stock or Warrants may be underwriting discounts and commissions under the Securities Act. If any selling security holder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling security holder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Common Stock or Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or Warrants.

The Selling Stockholders may use this prospectus in connection with resales of our Common Stock and Warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of our Common Stock or Warrants and any material relationships between us and the Selling Stockholders. The Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with our Common Stock or Warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of our Common Stock or Warrants.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of Common Stock or Warrants to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Common Stock or Warrants pursuant to the distribution through a registration statement.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of October 22, 2020:

•        each person known to be the beneficial owner of more than 5% of The Company’s outstanding shares of Common Stock;

•        each director and each of The Company’s principal executive officers and two other most highly compensated executive officers; and

•        all of our current executive officers and directors as a group;

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

The expected beneficial ownership of our Common Stock is based on an expected 116,697,441 shares of Common Stock issued and outstanding.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock(2)
Directors and Executive Officers Post-Business combination:
Jeff Hack	—	—
Glenn Renzulli	—	—
Mark Engels	—	—
Jim Bonetti	—	—
Aaron Cohen	—	—
Mike Gordon	—	—
Christine Larsen	—	—
KJ McConnell	—	—
Collin Roche	—	—
Anna May Trala	—	—
Stuart Yarbrough	—	—
All directors and executive officers post-business combination as a group (fifteen individuals)	—	—%

Five Percent Holders:
Cohen Sponsor Interests III, LLC(2)	8,560,942	7.3%
GTRC Ultra Holdings, LLC(3)	55,234,022	47.3%

____________

(1)      Unless otherwise noted, the business address of each of the directors and executive officers is: 303 Perimeter Center North Suite 600, Atlanta, Georgia 30346.

(2)      Cohen Sponsor Interests III, LLC is the manager of each of FinTech Investor Holdings III, LLC, 3FIII, LLC and FinTech Masala Advisors, LLC (collectively, the “Sponsors”), the direct beneficial owners of the shares and warrants. FinTech Masala, LLC is the sole member of Cohen Sponsor Interests III, LLC. FinTech Masala Holdings, LLC is the sole member of FinTech Masala, LLC. FinTech Masala Holdings, LLC is in turn managed by its members, none of which is deemed a beneficial owner of the securities held by FinTech Masala Holdings, LLC based on the so-called “rule of three.” As a result of the foregoing, each of Cohen Sponsor Interests III, LLC, FinTech Masala, LLC and FinTech Masala Holdings, LLC shares voting and investment power over the shares and warrants held directly by the Sponsors.

(3)      Consists of shares held directly by GTCR Ultra Holdings, LLC. Does not include 9,760,062 shares held by affiliates of FinTech (including shares held by the Sponsors described above) which may be deemed to be beneficially owned by GTCR by virtue of the voting arrangement described above under “— Sponsor Support Agreement.” Voting and dispositive power with respect to the shares of Common Stock held by Ultra is exercised by GTCR Investment XI LLC. Decisions of GTCR Investment XI LLC are made by a vote of a majority of its directors, and, as a result, no single person has voting or dispositive authority over such securities. Messrs. David A. Donnini, Collin E. Roche, Craig A. Bondy, Constantine S. Mihas, Mark M. Anderson, Aaron D. Cohen, Sean L. Cunningham, and Benjamin J. Daverman are each managing directors of GTCR LLC, which provides management services to GTCR Investment XI LLC and each disclaims beneficial ownership of the securities controlled by such entity, except to the extent of his pecuniary interest in such securities. The filing of this Statement shall not be construed as an admission that any such individual is, for the purpose of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of any securities covered by this Statement. The business address of each of the foregoing entities and persons is c/o GTCR Management XI LLC, 300 North LaSalle Street, Suite 5600, Chicago, Illinois 60654, and its telephone number is (312) 382-2200.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FinTech Related Person Transactions

Founder Shares

In March 2017, FinTech Investor Holdings III, LLC purchased 9,803,333 founder shares for an aggregate purchase price of $25,000. In August 2018, FinTech Investor Holdings III, LLC contributed back to FinTech for no consideration 2,040,833 shares of common stock. In October 2018, FinTech effected a stock dividend of 0.04847021 share per share of Class B common stock for each share of Class B common stock outstanding prior to the dividend, and in November 2018, FinTech effected a stock dividend of 0.0883121 share per share of Class B common stock for each share of Class B common stock outstanding prior to the dividend. As a result of these dividends, FinTech’s initial holders held 8,857,500 founder shares immediately prior to the Business Combination. The number of founder shares was determined based on the expectation that the founder shares would represent 20% of the aggregate of our founder shares, the placement shares and our issued and outstanding public shares after the IPO. The founder shares represented 100% of FinTech’s issued and outstanding shares of Class B common stock.

The initial FinTech holders have agreed not to transfer, assign or sell their founder shares other than in accordance with the terms of the New Registration Rights Agreement and the Sponsor Support Agreement, each as described below.

Private Placement

Simultaneously with the IPO, the Sponsor and Cantor purchased an aggregate of 930,000 placement units (830,000 placement units by FinTech’s Sponsor and 100,000 placement units by Cantor Fitzgerald) at a price of $10.00 per unit (or an aggregate purchase price of $9,300,000). Each placement unit consisted of one placement share and one-half of one placement warrant to purchase one share of FinTech Class A common stock exercisable at $11.50. The proceeds from the placement units and the proceeds from the IPO (initially totaling $345,000,000) were held in the trust account.

The placement warrants are identical to the warrants included in the units sold in the IPO, except that if held by the FinTech Sponsor, Cantor or their permitted transferees, they (a) may be exercised for cash or on a cashless basis, (b) are not subject to being called for redemption and (c) they (including common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the consummation of FinTech’s initial business combination. In addition, for as long as the placement warrants are held by Cantor or its designees or affiliates, they may not be exercised after November 15, 2023.

Promissory Note — Related Party

Prior to the closing of the IPO, FinTech Investor Holdings III loaned FinTech $229,625 for expenses related to its formation and the IPO. The loan was non-interest bearing, unsecured and due on the earlier of December 31, 2018 or the closing of the IPO. The loan was repaid upon the closing of the IPO on November 20, 2018.

Related Party Loans

On March 6, 2020, FinTech entered into a convertible promissory note with its Chairman of the Board and its Chief Executive Officer (the “Lenders”) pursuant to which the Lenders agreed to loan FinTech up to an aggregate principal amount of $1,500,000 (the “Promissory Note”). The Promissory Note was non-interest bearing and matured upon consummation of a business combination. Up to $1,500,000 of the Promissory Note was convertible by its terms into warrants at a price of $1.00 per warrant at the option of the Lenders, however such conversion option was waived in connection with the entry into the Sponsor Support Agreement on August 3, 2020. The Promissory Note was repaid in connection with the closing of the Business Combination.

Sponsor Registration Rights Agreement

Pursuant to a registration rights agreement entered into by FinTech on November 15, 2018 (the “Sponsor Registration Rights Agreement”), the holders of founder shares, placement units (including any securities contained therein) and the warrants that may be issued upon conversion of loans made by FinTech’s Sponsor, members of FinTech’s management team or any of their respective affiliates or other third parties, were entitled to registration rights to require FinTech (or its successor) to register the sale of any of FinTech’s securities held by such persons (in the case of the founder shares, only after conversion to FinTech Class A common stock). The Sponsor Registration Rights Agreement was terminated in connection with the consummation of the Business Combination.

Administrative Services

Commencing on November 16, 2018, FinTech paid an amount equal to $10,000 per month to the Sponsor or its affiliate for office space, utilities, secretarial support and administrative services provided to FinTech. This administrative services agreement terminated in accordance with its terms upon the consummation of the Business Combination.

Related Person Transactions

Contributions from Ultra

In connection with the acquisition of FBS, Ultra contributed all of its shares in Stewardship valued at $4.0 million as of the acquisition date of Stewardship to the Company as a capital contribution. Subsequent to the acquisition of FBS, Ultra also contributed all of its acquired membership interest in FBS valued at $4.5 million as of the acquisition date of FBS to the Company as a capital contribution. The Company also received cash contributions from Ultra in the amounts of $0.5 million and $3.6 million for the years ended December 31, 2019 and 2018, respectively.

Receivable from affiliate

The Company, as a wholly-owned subsidiary of Ultra, funds certain transactions on behalf of its parent company that result in an intercompany receivable between the two entities. These transactions include but are not limited to, audit and tax fees and share repurchases. The Company had a related party intercompany receivable of $24.3 million and $0 as of December 31, 2019 and December 31, 2018, respectively.

Advisory Agreement

The Company entered into an Advisory Agreement with GTCR Management XI LP, an affiliate of Ultra, on August 1, 2017 for business consulting services. In exchange for those services the Company will pay GTCR management XI LP an annual advisory fee of $1.0 million payable in advance in quarterly installments. The Company recorded total charges of $1.0 million related to the Advisory Agreement in selling, general & administrative expenses on the consolidated statement of operations for the year ended December 31, 2019 and year ended December 31, 2018, respectively. For the 5-month period ended December 31, 2017 the Company recorded total charges of $0.4 million related to the Advisory Agreement in selling, general & administrative expenses on the consolidated statement of operations. The Company recorded no related party payable — GTCR as of December 31, 2019 and 2018 on the consolidated balance sheet.

The Company reimburses Ultra for expenses incurred as a result of the Acquisition and for services related to the Advisory Agreement. The Company has recorded total charges for expenses incurred of $0 and $0.4 million for the year ended December 31, 2019 and year ended December 31, 2018, respectively, in selling, general & administrative expenses on the consolidated statement of operations. For the 5-month period ended December 31, 2017 the Company recorded total charges for expenses incurred of $0.2 million in selling, general & administrative expenses on the consolidated statement of operations. The Company recorded no related party payable — GTCR as of December 31, 2019 and 2018 on the consolidated balance sheet. The Advisory Agreement was terminated on October 16, 2020 in connection with the consummation of the Business Combination.

New Registration Rights Agreement

On October 16, 2020, Paya entered into a Registration Rights Agreement (the “New Registration Rights Agreement”) pursuant to which Ultra and certain of the stockholders party to the Sponsor Registration Rights Agreement were granted registration rights with respect to Paya securities. Pursuant to the New Registration Rights Agreement, the parties are entitled to have registered, in certain circumstances and subject to certain conditions set forth therein, the resale of the shares of Common Stock of Paya held by them. The registration rights described in this paragraph apply to (i) any shares of Common Stock issued in connection with the Transactions, (ii) any warrants or any shares of Common Stock issued or issuable upon exercise thereof, (iii) any capital stock of Paya or its subsidiaries issued or issuable with respect to the securities referred to in clause (i) or (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, and (iv) any other shares of Common Stock held by persons holding securities described above (the “registrable securities”). Ultra and certain other holders are entitled to request that the Company register its shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” In certain circumstances, Ultra will also be entitled to make demand registrations. The parties to the New Registration Rights Agreement will also be entitled to participate in certain registered offerings by Paya, subject to certain limitations and restrictions. Paya will pay expenses of the parties incurred in connection with the exercise of their rights under the New Registration Rights agreement.

Nominating Agreement

Pursuant to a Nominating Agreement entered into at the Closing, Ultra, GTCR Fund XI-C LP (“Blocker Seller”) and certain of Blocker Seller’s affiliates (collectively, “GTCR” ) will have the right to designate nominees for election to the Company’s board of directors for so long as GTCR beneficially own 5% or more of the total number of the Company’s shares of Common Stock then outstanding. The number of nominees that GTCR is entitled to nominate under the Nominating Agreement is dependent on its beneficial ownership of shares of Common Stock. For so long as GTCR beneficially owns more than 5% of the outstanding shares of Common Stock, GTCR shall have the right to nominate a specific number of directors equal to the product of (x) the total number of directors of the Company multiplied by (y) GTCR’s beneficial ownership percentage of outstanding Company Common Stock (rounded up to the nearest whole number). In addition, GTCR will have the right to designate the replacement for any of its designees whose board service has terminated prior to the end of the director’s term, regardless of GTCR’s beneficial ownership at such time. GTCR will also have the right to have its designees participate on committees of the board of directors, subject to compliance with applicable law and stock exchange listing rules.

Tax Receivable Agreement

In connection with the Closing, the Company entered into the Tax Receivable Agreement with Ultra, Blocker Seller, Holdings and Blocker. Holdings and Blocker are each subsidiaries of the Company. The Tax Receivable Agreement generally provides for the payment by the Company to Ultra and Blocker Seller, as applicable, of 85% of the net cash savings, if any, in U.S. federal, state and local income taxes that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of: (i) certain tax attributes of Blocker, Holdings and subsidiaries of Holdings that existed prior to the Transactions; (ii) certain increases in the tax basis of Holdings’ assets resulting from the Transactions; (iii) imputed interest deemed to be paid by the Company as a result of payments the Company makes under the Tax Receivable Agreement; and (iv) certain increases in tax basis resulting from payments the Company makes under the Tax Receivable Agreement.

Sponsor Support Agreement

In connection with the signing of the Merger Agreement on August 3, 2020, the Company, FinTech, Holdings and Ultra entered into a Sponsor Support Agreement with FinTech’s Sponsors, pursuant to which the Sponsors agreed to comply with the provisions of the Merger Agreement applicable to the Sponsors as well as the covenants set forth in the Sponsor Support Agreement. The Sponsors are required to vote all shares of Common Stock beneficially owned by such Sponsor in favor of the election as members of the Company’s board of directors of the Nominees (as defined in the Director Nomination Agreement), which obligation shall terminate upon the earlier of (a) Ultra’s written notice to the Sponsors as to any such termination and (b) 30 days after the Closing.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related party transactions, our Audit Committee considered the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires the Company’s Audit Committee to consider, among other factors it deems appropriate:

•        the related person’s relationship to the Company and interest in the transaction;

•        the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•        the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee;

•        the benefits to the Company of the proposed transaction;

•        if applicable, the availability of other sources of comparable products or services; and

•        an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.

In addition, under our code of business conduct and ethics, which will be adopted prior to the consummation of this offering, our employees, directors and director nominees will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

All of the transactions described above were entered into prior to the adoption of the Company’s written related party transactions policy, but all were approved by the applicable board of directors considering similar factors to those described above.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS

The financial statements of FinTech Acquisition Corp. III as of December 31, 2019, 2018 and 2017 and for the years ended December 31, 2019 and 2018 and for the period from March 20, 2017 (inception) to December 31, 2017 (which includes an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern, as described in Note 1 to the financial statements), appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of GTCR-Ultra Holdings II, LLC (the Company) at December 31, 2019 and 2018 (Successor), and for the years ended December 31, 2019 and 2018 (Successor), and the periods from August 1, 2017 to December 31, 2017 (Successor) and January 1, 2017 to July 31, 2017 (Predecessor), included in the Proxy Statement of FinTech Acquisition Corp. III, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

Paya Holdings Inc.
Attn: Investor Relations
303 Perimeter Center N, Suite 600
Atlanta, GA 30346
Telephone: (800) 261-0240

INDEX TO FINANCIAL STATEMENTS

FINTECH ACQUISITION CORP. III

Condensed Financial Statements as of September 30, 2020 and for the periods ended September 30, 2020 and 2019

Balance Sheets as of September 30, 2020 (unaudited) and December 31, 2019 (audited)	F-2
Statements of Operations for the Nine Months Ended September 30, 2020 and 2019 (unaudited)	F-3
Statements of Changes in Stockholders’ Equity for the Nine Months Ended September 30, 2020 and 2019 (unaudited)	F-4
Statements of Cash Flows for the Nine Months Ended September 30, 2020 and 2019 (unaudited)	F-5
Notes to Condensed Financial Statements (unaudited)	F-6 – F-18

Audited Financial Statements as of December 31, 2019 and 2018 and for the periods ended December 31, 2019 and 2018

Report of Independent Registered Public Accounting Firm	F-19
Balance Sheets as of December 31, 2019 and 2018	F-20
Statements of Operations for the Years Ended December 31, 2019 and 2018	F-21
Statements of Changes in Stockholders’ Equity (Deficit) for the Years Ended December 31, 2019 and 2018	F-22
Statements of Cash Flows for the Years Ended December 31, 2019 and 2018	F-23
Notes to Financial Statements	F-24 – F-35

Audited Financial Statements as of December 31, 2018 and for the periods ended December 31, 2018 and 2017

Report of Independent Registered Public Accounting Firm	F-36
Balance Sheets as of December 31, 2018 and 2017	F-37
Statements of Operations for the Year Ended December 31, 2018 and Period from March 20, 2017 (inception) through December 31, 2017	F-38
Statements of Changes in Stockholders’ Equity (Deficit) for the Year Ended December 31, 2018 and Period from March 20, 2017 (inception) through December 31, 2017	F-39
Statements of Cash Flows for the Year Ended December 31, 2018 and Period from March 20, 2017 (inception) through December 31, 2017	F-40
Notes to Financial Statements	F-41 – F-52

GTCR-Ultra Holdings II, LLC.

Consolidated Statements of Operations for the three and nine months ended September 30, 2020 and 2019	F-54
Consolidated Balance Sheets as of September 30, 2020 and December 31, 2019	F-55
Consolidated Statements of Changes in Member’s Equity for the nine months ended September 30, 2020 and 2019	F-56
Consolidated Statements of Cash Flows for the nine months ended September 30, 2020 and 2019	F-57
Notes to Consolidated Financial Statements	F-58 – F-75

Report of Independent Registered Public Accounting Firm	F-77

Consolidated Statements of Operations for the years ended December 31, 2019 and 2018 and for the period from August 1, 2017 to December 31, 2017 and for the period from January 1, 2017 to July 31, 2017

F-78
Consolidated Balance Sheets as of December 31, 2019 and 2018	F-79

Consolidated Statements of Changes in Member’s Equity for the years ended December 31, 2019, 2018 and for the period from August 1, 2017 to December 31, 2017 and for the period from January 1, 2017 to July 31, 2017

F-80
Consolidated Statements of Cash Flows for the years ended December 31, 2019, 2018 and for the period from August 1, 2017 to December 31, 2017 and for the period from January 1, 2017 to July 31, 2017	F-81
Notes to Consolidated Financial Statements	F-82 – F-109

FINTECH ACQUISITION CORP. III
CONDENSED BALANCE SHEETS

	September 30, 2020	December 31, 2019

	(unaudited)
ASSETS
Current Assets
Cash	$75,278	$450,998
Prepaid income taxes	356,053	107,755
Prepaid expenses	59,357	139,494
Total Current Assets	490,688	698,247
Investments held in Trust Account	352,842,431	351,859,705
Total Assets	$353,333,119	$352,557,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,020,760	$242,406
Promissory note – related parties	900,000	—
Total Current Liabilities	1,920,760	242,406
Deferred underwriting fee payable	14,700,000	14,700,000
Total Liabilities	16,620,760	14,942,406

Commitments and Contingencies
Common stock subject to possible redemption, 33,171,235 and 33,261,554 shares at redemption value as of September 30, 2020 and December 31, 2019, respectively	331,712,350	332,615,540

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 85,000,000 shares authorized; 2,258,765 and 2,168,446 issued and outstanding (excluding 33,171,235 and 33,261,554 shares subject to possible redemption) as of September 30, 2020 and December 31, 2019, respectively	226	217
Class B common stock, $0.0001 par value; 15,000,000 shares authorized; 8,857,500 issued and outstanding as of September 30, 2020 and December 31, 2019	886	886
Additional paid-in capital	1,084,260	181,079
Retained earnings	3,914,637	4,817,824
Total Stockholders’ Equity	5,000,009	5,000,006
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$353,333,119	$352,557,952

The accompanying notes are an integral part of the unaudited condensed financial statements.

FINTECH ACQUISITION CORP. III
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating costs	$1,469,109	$473,462	$2,245,989	$1,328,166
Franchise taxes	50,000	50,000	150,000	150,000
Loss from operations	(1,519,109)	(523,462)	(2,395,989)	(1,478,166)

Other income:
Interest earned on investments held in Trust Account	8,895	2,035,795	1,849,749	6,230,060
(Loss) Income before provision for income taxes	(1,510,214)	1,512,333	(546,240)	4,751,894
Benefit (Provision) for income taxes	8,632	(417,017)	(356,947)	(1,280,354)
Net (loss) income	$(1,501,582)	$1,095,316	$(903,187)	$3,471,540
Weighted average shares outstanding of Class A redeemable common stock	34,500,000	34,500,000	34,500,000	34,500,000
Basic and diluted net income per share, Class A	$0.00	$0.05	$0.04	$0.14
Weighted average shares outstanding of Class A and Class B non-redeemable common stock	9,787,500	9,787,500	9,787,500	9,787,500
Basic and diluted net loss per share, Class A and Class B	$(0.15)	$(0.05)	$(0.23)	$(0.14)

The accompanying notes are an integral part of the unaudited condensed financial statements.

FINTECH ACQUISITION CORP. III
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2020	2,168,446	$217	8,857,500	$886	$181,079	$4,817,824	$5,000,006
Change in value of common stock subject to possible redemption	(84,660)	(9)	—	—	(181,079)	(665,512)	(846,600)
Net income	—	—	—	—	—	846,597	846,597

Balance – March 31, 2020	2,083,786	208	8,857,500	886	—	4,998,909	5,000,003
Change in value of common stock subject to possible redemption	24,820	3	—	—	—	248,197	248,200
Net loss	—	—	—	—	—	(248,202)	(248,202)

Balance – June 30, 2020	2,108,606	$211	8,857,500	$886	$—	$4,998,904	$5,000,001
Change in value of common stock subject to possible redemption	150,159	15	—	—	1,084,260	417,315	1,501,590
Net loss	—	—	—	—	—	(1,501,582)	(1,501,582)

Balance – September 30, 2020	2,258,765	$226	8,857,500	$886	$1,084,260	$3,914,637	$5,000,009

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019

	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2019	2,596,038	$260	8,857,500	$886	$4,456,956	$541,905	$5,000,007
Change in value of common stock subject to possible redemption	(112,985)	(12)	—	—	(1,129,841)	—	(1,129,853)
Net income	—	—	—	—	—	1,129,850	1,129,850

Balance – March 31, 2019	2,483,053	248	8,857,500	886	3,327,115	1,671,755	5,000,004
Change in value of common stock subject to possible redemption	(124,638)	(12)	—	—	(1,246,365)	—	(1,246,377)
Net income	—	—	—	—	—	1,246,374	1,246,374

Balance – June 30, 2019	2,358,415	236	8,857,500	886	2,080,750	2,918,129	5,000,001
Change in value of common stock subject to possible redemption	(109,531)	(11)	—	—	(1,095,299)	—	(1,095,310)
Net income	—	—	—	—	—	1,095,316	1,095,316

Balance – September 30, 2019	2,248,884	$225	8,857,500	$886	$985,451	$4,013,445	$5,000,007

The accompanying notes are an integral part of the unaudited condensed financial statements.

FINTECH ACQUISITION CORP. III
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(903,187)	$3,471,540
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(1,849,749)	(6,230,060)
Changes in operating assets and liabilities:
Prepaid expenses	80,137	32,303
Prepaid income taxes	(248,298)	(54,187)
Accounts payable and accrued expenses	778,354	132,961
Income taxes payable	—	(182,026)
Net cash used in operating activities	(2,142,743)	(2,829,469)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise taxes and income taxes	867,023	1,633,160
Net cash provided by investing activities	867,023	1,633,160

Cash Flows from Financing Activities:
Proceeds from promissory note – related parties	900,000	—
Net cash provided by financing activities	900,000	—

Net Change in Cash	(375,720)	(1,196,309)
Cash – Beginning of period	450,998	2,300,398
Cash – End of period	$75,278	$1,104,089

Supplemental cash flow information:
Cash paid for income taxes	$605,245	$1,516,567

Non-Cash investing and financing activities:
Change in value of common stock subject to possible redemption	$(903,190)	$3,471,540

The accompanying notes are an integral part of the unaudited condensed financial statements.

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

FinTech Acquisition Corp. III (the “Company”) is a blank check company incorporated in Delaware on March 20, 2017. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction, one or more operating businesses or assets (a “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

At September 30, 2020, the Company had not yet commenced operations. All activity through September 30, 2020 relates to the Company’s formation and its initial public offering (the “Initial Public Offering”), which is described below, and, since its Initial Public Offering, identifying a target company for a Business Combination and the potential acquisition, as more fully described in Note 6. The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on November 15, 2018. On November 20, 2018, the Company consummated the Initial Public Offering of 34,500,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which included the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 930,000 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to FinTech Investor Holdings III, LLC, FinTech Masala Advisors, LLC, 3FIII, LLC (collectively, the “Sponsors”) and Cantor Fitzgerald & Co. (“Cantor”), generating gross proceeds of $9,300,000, which is described in Note 4. The manager of each of the Sponsors is Cohen Sponsor Interests III, LLC.

Transaction costs amounted to $21,527,278, consisting of $6,000,000 of underwriting fees, $14,700,000 of deferred underwriting fees and $827,278 of other costs, which were charged to stockholders’ equity upon the closing of the Initial Public Offering.

Following the closing of the Initial Public Offering on November 20, 2018, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (“Trust Account”) and were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination; (ii) the redemption of any Public Shares in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete an initial Business Combination by November 20, 2020 (the “Combination Period”); or (iii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to pay the Company’s tax obligations, if the Company is unable to complete an initial Business Combination within the Combination Period or upon any earlier liquidation of the Company.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq Capital Market (“NASDAQ”) rules provide that the Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing a definitive agreement in connection with a Business Combination. However, the Company will only complete a Business

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Combination if the post-Business Combination company owns or acquires a majority of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of the Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsors and the Company’s officers and directors (the “Insiders”) have agreed to vote their Founder Shares (as defined in Note 5), the shares of Class A common stock included in the Placement Units (the “Placement Shares”) and any Public Shares held by them in favor of approving a Business Combination.

The Company will have until the expiration of the Combination Period to consummate its initial Business Combination. If the Company is unable to consummate a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purposes of winding up of its affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account not previously released to the Company to pay its franchise and income taxes and up to $100,000 to pay dissolution expenses, pro rata to the public stockholders by way of redemption of the Public Shares (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation.

The Company will also provide its stockholders with the opportunity to redeem all or a portion of their Public Shares in connection with any stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of Public Shares if it does not complete an initial Business Combination within the Combination Period. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account, net of taxes payable). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights with respect to the Company’s warrants in connection with such a stockholder vote to approve such an amendment to the Company’s Amended and Restated Certificate of Incorporation. Notwithstanding the

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

foregoing, the Company may not redeem shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Insiders have agreed to vote any Founder Shares and any Public Shares held by them in favor of any such amendment.

The Insiders and Cantor have agreed to waive their redemption rights with respect to any Founder Shares and Placement Shares, as applicable, (i) in connection with the consummation of a Business Combination; (ii) in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete its initial Business Combination within the Combination Period, and (iii) if the Company fails to consummate a Business Combination within the Combination Period. The Insiders have also agreed to waive their redemption rights with respect to any Public Shares held by them in connection with the consummation of a Business Combination and in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete its initial Business Combination within the Combination Period. However, the Insiders will be entitled to redemption rights with respect to Public Shares if the Company fails to consummate a Business Combination or liquidates within the Combination Period. Cantor will have the same redemption rights as public stockholders with respect to any Public Shares it acquires. The underwriters have agreed to waive their rights to deferred underwriting commissions held in the Trust Account in the event the Company does not consummate a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Initial Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for service rendered, contracted for or products sold to the Company. However, he may not be able to satisfy those obligations should they arise.

Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of its Business Combination and it does not conduct redemptions in connection with its Business Combination pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to an aggregate of 20.0% or more of the shares sold in the Initial Public Offering. However, there is no restriction on the Company’s stockholders’ ability to vote all of their shares for or against a Business Combination.

Liquidity and Going Concern

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to the Initial Public Offering and such amount of proceeds from the sale of the Placement Units and the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of September 30, 2020, the Company had $75,278 in its operating bank account, $352,842,431 in cash and investments held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and a working capital deficit of approximately $1,756,125 (excluding prepaid income taxes and franchise taxes payable).

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable and deferred underwriting commissions) to complete its initial Business Combination. To the extent necessary, the Sponsors, members of the Company’s management team or any of their respective affiliates or other third parties may but are not obligated to, loan the Company funds as may be required, up to $1,500,000, of which $900,000 has been borrowed to date. Such loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Placement Warrants (see Note 4).

Until the consummation of a Business Combination, the Company will be using funds held outside of the Trust Account for identifying and evaluating target businesses, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives, reviewing corporate documents and material agreements of prospective target businesses, structuring, negotiating and completing a Business Combination.

If the Company’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to a Business Combination. Moreover, the Company may need to obtain additional financing either to complete a Business Combination or because it becomes obligated to redeem a significant number of its Public Shares upon completion of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination.

The Company’s liquidity and mandatory liquidation date raises substantial doubt about the Company’s ability to continue as a going concern through November 20, 2020, the scheduled liquidation date of the Company. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X promulgated by the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on March 13, 2020, which contains the audited financial statements and notes thereto. The interim results for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2020 and December 31, 2019.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2020 and December 31, 2019, there were 33,171,235 and 33,261,554 shares of common stock subject to possible redemption, respectively, presented as temporary equity outside of the stockholders’ equity section of the Company’s condensed balance sheets.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred that are directly related to the Initial Public Offering. Offering costs amounting to $21,527,278 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. As of September 30, 2020 and December 31, 2019, the Company had a deferred tax asset of approximately $893,000 and $421,000, respectively, which had a full valuation allowance recorded against it of approximately $893,000 and $421,000, respectively.

The Company’s currently taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three and nine months ended September 30, 2020, the Company recorded income tax benefit (expense) of approximately $9,000 and ($357,000), respectively, primarily related to interest income earned on the Trust Account. During the three and nine months ended September 30, 2019, the Company recorded income tax expense of approximately $417,000 and $1,280,000, respectively, primarily related to interest income earned on the Trust Account. The Company’s effective tax rate for the three and nine months ended September 30, 2020 was approximately 1% and 65%, respectively, and for the three and nine months ended September 30, 2019 was approximately 28% and 27%, respectively, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 17,715,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account of approximately $9,000 and $1.8 million, less applicable franchise and income taxes of approximately $9,000 and $507,000 for the three and nine months ended September 30, 2020, respectively, by the weighted average number of Class A redeemable common stock outstanding for the period. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account of approximately $2.0 million and $6.2 million, less applicable franchise and income taxes of approximately $467,000 and $1.4 million for the three and nine months ended September 30, 2019, respectively, by the weighted average number of Class A redeemable common stock outstanding for the period. Net loss per common share, basic and diluted for Class A and Class B non-redeemable common stock is calculated by dividing net income, less income attributable to Class A redeemable common stock, by the weighted average number of shares of Class A and Class B non-redeemable common stock outstanding for the period. Class A and Class B non-redeemable common stock includes the Founder Shares and the Placement Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units, at a purchase price of $10.00 per Unit, which includes the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one warrant (the “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 7).

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsors and Cantor purchased an aggregate of 930,000 Placement Units at a price of $10.00 per Placement Unit, or $9,300,000 in the aggregate, of which 830,000 Placement Units were purchased by the Sponsors and 100,000 Placement Units were purchased by Cantor. Each Placement Unit consists of one share of Class A common stock and one-half of one warrant (the “Placement Warrant”). Each whole Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Placement Warrants.

5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 20, 2017, the Company issued an aggregate of 9,803,333 shares of common stock to FinTech Investor Holdings III, LLC (the “Founder Shares”) for an aggregate purchase price of $25,000. The Company received payment for the Founder Shares in February 2018.

On August 22, 2018, the Company filed an amendment to its Certificate of Incorporation to, among other things, create two classes of common stock, Class A and Class B, and to convert the outstanding Founder Shares into shares of Class B common stock. The Founder Shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7. Also, on August 22, 2018, FinTech Investor Holdings III, LLC contributed back to the Company, for no consideration, 2,040,833 Founder Shares. On October 19, 2018, the Company completed an approximate 0.04847021 stock dividend of its common stock and FinTech Investor Holdings III, LLC transferred an aggregate of 125,000 Founder Shares to the Company’s independent directors. Additionally, on November 15, 2018, the Company completed an approximate 0.0883121 stock dividend of its common stock. As a result of the foregoing transactions, the Sponsors and the Company’s directors held 8,857,500 Founder Shares, of which 1,125,000 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part. As a result of the underwriters’ election to fully exercise their over-allotment option, 1,125,000 Founder Shares are no longer subject to forfeiture.

The Insiders have agreed not to transfer, assign or sell any of their Founder Shares (except to permitted transferees) until the earlier of (i) one year after the completion of a Business Combination, (ii) the last sale price of the Class A common stock equals or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, and (iii) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On February 15, 2018, the Company issued a promissory note to FinTech Investor Holdings III, LLC, pursuant to which FinTech Investor Holdings III, LLC loaned the Company an aggregate of $229,625 to be used for the payment of costs related to the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing, unsecured and due on the earlier of December 31, 2018 or the completion of the Initial Public Offering. The Promissory Note was repaid upon the consummation of the Initial Public Offering on November 20, 2018.

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

5. RELATED PARTY TRANSACTIONS (cont.)

Administrative Services Agreement

The Company entered into an agreement commencing on November 15, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsors $10,000 per month for office space, utilities, secretarial support and administrative services. For the three months ended September 30, 2020 and 2019, the Company incurred and paid $30,000 in fees for these services. For the nine months ended September 30, 2020 and 2019, the Company incurred and paid $90,000 in fees for these services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsors, members of the Company’s management team or any of their respective affiliates or other third parties may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”), which will be repaid only upon the consummation of a Business Combination. If the Company does not consummate a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Working Capital Loans; however, no proceeds from the Trust Account may be used for such repayment. If such funds are insufficient to repay the Working Capital Loans, the unpaid amounts would be forgiven. Up to $1,500,000 of the Working Capital Loans may be converted into warrants at a price of $1.00 per warrant at the option of the holder. The warrants would be identical to the Placement Warrants.

On March 6, 2020, the Company entered into a convertible promissory note with its Chairman of the Board and its Chief Executive Officer (the “Lenders”) pursuant to which the Lenders agreed to loan the Company up to an aggregate principal amount of $1,500,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and due on the date on which the Company consummates a Business Combination. If the Company does not consummate a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Promissory Note; however, no proceeds from the Trust Account may be used for such repayment. If such funds are insufficient to repay the Promissory Note, the unpaid amounts would be forgiven. Up to $1,500,000 of the Promissory Note may be converted into warrants at a price of $1.00 per warrant at the option of the Lenders. The warrants would be identical to the Placement Warrants. As of September 30, 2020, the outstanding balance under the Promissory Note amounted to an aggregate of $900,000.

6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on November 15, 2018, the holders of the Founder Shares, Placement Units (including securities contained therein) and the warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Placement Warrants or the warrants issued upon conversion of the Working Capital Loans) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

6. COMMITMENTS AND CONTINGENCIES (cont.)

certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $6,000,000. In addition, the representative of the underwriters is entitled to a deferred fee of $14,700,000, which will become payable to the representative of the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Consulting Arrangements

The Company has arrangements with consultants to provide services to the Company relating to identification of and negotiation with potential targets, assistance with due diligence, marketing, financial analyses and investor relations. For the three and nine months ended September 30, 2020, the Company incurred $93,750 and $459,900, respectively, of consulting fees. For the three and nine months ended September 30, 2019, the Company incurred $231,025 and $495,183, respectively, of consulting fees. As of September 30, 2020 and December 31, 2019, $31,250 and $35,208, respectively, remained unpaid and are reflected in accounts payable and accrued expenses on the condensed balance sheets.

Merger Agreement

On August 3, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GTCR-Ultra Holdings, LLC (“Seller”), GTCR Ultra-Holdings II, LLC (“Holdings”), FinTech Acquisition Corp. III Parent Corp. (“Parent”), the Company, FinTech III Merger Sub Corp. (“Merger Sub”), GTCR/Ultra Blocker, Inc. (“Blocker”), and GTCR Fund XI/C LP (“Blocker Seller”).

Pursuant to the Merger Agreement, (a) Merger Sub will be merged with and into the Company with the Company surviving the merger as a wholly-owned direct subsidiary of Parent (the “Merger”) and (b) through a series of transactions, Seller and Blocker Seller will contribute to Parent all of the equity interests in Holdings and Blocker in exchange for cash and shares of common stock of Parent (the “Contribution and Exchange” and together with the Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”).

The aggregate consideration to be paid in the Transactions will consist of (i) based on Holdings’ current capitalization, assuming no redemptions, an estimated $565 million in cash and 48 million shares of Parent’s common stock, and (ii) up to an additional 14,000,000 shares of Parent’s common stock (the “Earnout Shares”), in the event that the closing sale price of Parent’s common stock exceeds certain price thresholds for 20 out of any 30 consecutive trading days during the first five years following the closing of the Transactions. The number of shares of the equity consideration will be based on a $10.00 per share value for Parent’s common stock The cash consideration will be funded from the cash held in the Company’s trust account (after permitted redemptions) and the proceeds of the PIPE Investment (described in the Merger Agreement).

The Transactions will be consummated subject to the deliverables and provisions as further described in the Merger Agreement and summarized in the Form 8-K filed by the Company on August 3, 2020.

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At September 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 85,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2020 and December 31, 2019, there were 2,258,765 and 2,168,446 shares of Class A common stock issued and outstanding, excluding 33,171,235 and 33,261,554 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 15,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each common share. At September 30, 2020 and December 31, 2019, there were 8,857,500 shares of Class B common stock issued and outstanding.

Holders of Class B common stock will vote on the election of directors prior to the consummation of a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock issued and outstanding upon completion of the Initial Public Offering, including Placement Shares, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under the Securities Act, the Company, at its option, may require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

7. STOCKHOLDERS’ EQUITY (cont.)

accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        If, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Additionally, the Placement Warrants will be non-redeemable so long as they are held by the Sponsors, Cantor or their permitted transferees. If the Placement Warrants are held by someone other than the Sponsors, Cantor or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection

FINTECH ACQUISITION CORP. III
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMER 30, 2020
(Unaudited)

8. FAIR VALUE MEASUREMENTS (cont.)

with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At September 30, 2020, assets held in the Trust Account were comprised of $352,842,431 in money market funds which are invested in U.S. Treasury Securities. At December 31, 2019, assets held in the Trust Account were comprised of $17,627 in cash and $351,842,078 in U.S. Treasury Securities.

During the nine months ended September 30, 2020, the Company withdrew $867,023 of interest earned on the Trust Account to pay its franchise and income taxes. During the nine months ended September 30, 2019, the Company withdrew $1,633,160 of interest earned on the Trust Account to pay its franchise and income taxes.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2020
Assets:
Trust Account – U.S. Treasury Securities Money Market Fund	1	$352,842,431

The Company classifies its U. S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.

The gross holding losses and fair value of held-to-maturity securities at December 31, 2019 were as follows:

	Held-To-Maturity	Amortized Cost	Gross Holding Losses	Fair Value
December 31, 2019	U.S. Treasury Securities	$351,842,078	$(30,765)	$351,811,313

9. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify subsequent events that would have required adjustment or disclosure in the condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
FinTech Acquisition Corp. III

Opinion on the Financial Statements

We have audited the accompanying balance sheets of FinTech Acquisition Corp. III (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2019 and 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by November 20, 2020, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2018.

New York, New York
March 13, 2020

FINTECH ACQUISITION CORP. III
BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash	$450,998	$2,300,398
Prepaid income taxes	107,755	—
Prepaid expenses	139,494	92,496
Total Current Assets	698,247	2,392,894

Cash and marketable securities held in Trust Account	351,859,705	345,940,028
Total Assets	$352,557,952	$348,332,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$242,406	$111,269
Income taxes payable	—	182,026
Total Current Liabilities	242,406	293,295

Deferred underwriting fee payable	14,700,000	14,700,000
Total Liabilities	14,942,406	14,993,295

Commitments and Contingencies

Common stock subject to possible redemption, 33,261,554 and 32,833,962 shares at redemption value as of December 31, 2019 and 2018, respectively	332,615,540	328,339,620

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 85,000,000 shares authorized; 2,168,446 and 2,596,038 issued and outstanding (excluding 33,261,554 and 32,833,962 shares subject to possible redemption) as of December 31, 2019 and 2018, respectively	217	260
Class B common stock, $0.0001 par value; 15,000,000 shares authorized; 8,857,500 issued and outstanding as of December 31, 2019 and 2018, respectively	886	886
Additional paid-in capital	181,079	4,456,956
Retained earnings	4,817,824	541,905
Total Stockholders’ Equity	5,000,006	5,000,007
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$352,557,952	$348,332,922

The accompanying notes are an integral part of the financial statements.

FINTECH ACQUISITION CORP. III
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2019	Year Ended December 31, 2018
Operating costs	$1,864,650	$141,801
Franchise taxes	200,050	73,239
Loss from operations	(2,064,700)	(215,040)

Other income:
Interest earned on marketable securities held in Trust Account	7,977,405	940,028

Income before provision for income taxes	5,912,705	724,988
Provision for income taxes	(1,636,786)	(182,026)
Net income	$4,275,919	$542,962

Weighted average shares outstanding of Class A redeemable common stock	34,500,000	34,500,000
Basic and diluted net income per share, Class A	$0.18	$0.02

Weighted average shares outstanding of Class A and Class B non-redeemable common stock	9,787,500	9,787,500
Basic and diluted net loss per share, Class A and Class B	$(0.19)	$(0.01)

The accompanying notes are an integral part of the financial statements.

FINTECH ACQUISITION CORP. III
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Notes Receivable from Stockholders	Retained Earnings/ (Accumulated Deficit)	Total Stockholders’ Equity/ (Deficit)
	Shares	Amount	Shares	Amount
Balance – December 31, 2017	—	$—	8,857,500	$886	$24,114	$(25,000)	$(1,057)	$(1,057)
Collection of stock subscription receivable from stockholder	—	—	—	—	—	25,000	—	25,000
Sale of 34,500,000 Units, net of underwriting discounts and offering expenses	34,500,000	3,450	—	—	323,469,272	—	—	323,472,722
Sale of 930,000 Placement Units	930,000	93	—	—	9,299,907		—	9,300,000
Common stock subject to possible redemption	(32,833,962)	(3,283)	—	—	(328,336,337)	—	—	(328,339,620)
Net income	—	—	—	—	—	—	542,962	542,962

Balance – December 31, 2018	2,596,038	260	8,857,500	886	4,456,956	—	541,905	5,000,007
Change in value of common stock subject to possible redemption	(427,592)	(43)	—	—	(4,275,877)	—	—	(4,275,920)
Net income	—	—	—	—	—	—	4,275,919	4,275,919

Balance – December 31, 2019	2,168,446	$217	8,857,500	$886	$181,079	$—	$4,817,824	$5,000,006

The accompanying notes are an integral part of the financial statements.

FINTECH ACQUISITION CORP. III
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2019	Year Ended December 31, 2018
Cash Flows from Operating Activities:
Net income	$4,275,919	$542,962
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(7,977,405)	(940,028)
Changes in operating assets and liabilities:
Prepaid expenses	(46,998)	(92,496)
Prepaid income taxes	(107,755)	—
Accounts payable and accrued expenses	131,137	110,212
Income taxes payable	(182,026)	182,026
Net cash used in operating activities	(3,907,128)	(197,324)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	2,057,728	—
Investment of cash into Trust Account	—	(345,000,000)
Net cash provided by (used in) investing activities	2,057,728	(345,000,000)

Cash Flows from Financing Activities:
Proceeds from collection of stock subscription receivable from stockholder	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	339,000,000
Proceeds from sale of Placement Units	—	9,300,000
Payment of offering costs	—	(827,278)
Proceeds from promissory note – related party	—	229,625
Repayment of promissory note – related party	—	(229,625)
Net cash provided by financing activities	—	347,497,722

Net Change in Cash	(1,849,400)	2,300,398
Cash – Beginning of period	2,300,398	—
Cash – End of period	$450,998	$2,300,398

Supplemental cash flow information:
Cash paid for income taxes	$1,926,567	$—

Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$—	$327,792,150
Change in value of common stock subject to possible redemption	$4,275,920	$547,470
Deferred underwriting fee payable	$—	$14,700,000

The accompanying notes are an integral part of the financial statements.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

FinTech Acquisition Corp. III (the “Company”) is a blank check company incorporated in Delaware on March 20, 2017. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction, one or more operating businesses or assets (a “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

At December 31, 2019, the Company had not yet commenced operations. All activity through December 31, 2019 relates to the Company’s formation and its initial public offering (the “Initial Public Offering”), which is described below, and, since its Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on November 15, 2018. On November 20, 2018, the Company consummated the Initial Public Offering of 34,500,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which included the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 930,000 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to FinTech Investor Holdings III, LLC, FinTech Masala Advisors, LLC, 3FIII, LLC (collectively, the “Sponsors”) and Cantor Fitzgerald & Co. (“Cantor”), generating gross proceeds of $9,300,000, which is described in Note 4. The manager of each of the Sponsors is Cohen Sponsor Interests III, LLC.

Transaction costs amounted to $21,527,278, consisting of $6,000,000 of underwriting fees, $14,700,000 of deferred underwriting fees and $827,278 of other costs, which were charged to stockholders’ equity upon the closing of the Initial Public Offering. As of December 31, 2019, $450,998 of cash was held outside of the Trust Account and is available for working capital purposes.

Following the closing of the Initial Public Offering on November 20, 2018, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (“Trust Account”) and were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination; (ii) the redemption of any Public Shares in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete an initial Business Combination by November 20, 2020 (the “Combination Period”); or (iii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to pay the Company’s tax obligations, if the Company is unable to complete an initial Business Combination within the Combination Period or upon any earlier liquidation of the Company.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq Capital Market (“NASDAQ”) rules provide that the Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing a definitive agreement in connection with a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires a majority of the outstanding voting

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of the Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsors and the Company’s officers and directors (the “Insiders”) have agreed to vote their Founder Shares (as defined in Note 5), the shares of Class A common stock included in the Placement Units (the “Placement Shares”) and any Public Shares held by them in favor of approving a Business Combination.

The Company will have until the expiration of the Combination Period to consummate its initial Business Combination. If the Company is unable to consummate a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purposes of winding up of its affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account not previously released to the Company to pay its franchise and income taxes and up to $100,000 to pay dissolution expenses, pro rata to the public stockholders by way of redemption of the Public Shares (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation.

The Company will also provide its stockholders with the opportunity to redeem all or a portion of their Public Shares in connection with any stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of Public Shares if it does not complete an initial Business Combination within the Combination Period. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account, net of taxes payable). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights with respect to the Company’s warrants in connection with such a stockholder vote to approve such an amendment to the Company’s Amended and Restated Certificate of Incorporation. Notwithstanding the foregoing, the Company may not redeem shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Insiders have agreed to vote any Founder Shares and any Public Shares held by them in favor of any such amendment.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Insiders and Cantor have agreed to waive their redemption rights with respect to any Founder Shares and Placement Shares, as applicable, (i) in connection with the consummation of a Business Combination; (ii) in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete its initial Business Combination within the Combination Period, and (iii) if the Company fails to consummate a Business Combination within the Combination Period. The Insiders have also agreed to waive their redemption rights with respect to any Public Shares held by them in connection with the consummation of a Business Combination and in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete its initial Business Combination within the Combination Period. However, the Insiders will be entitled to redemption rights with respect to Public Shares if the Company fails to consummate a Business Combination or liquidates within the Combination Period. Cantor will have the same redemption rights as public stockholders with respect to any Public Shares it acquires. The underwriters have agreed to waive their rights to deferred underwriting commissions held in the Trust Account in the event the Company does not consummate a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Initial Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for service rendered, contracted for or products sold to the Company. However, he may not be able to satisfy those obligations should they arise.

Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of its Business Combination and it does not conduct redemptions in connection with its Business Combination pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to an aggregate of 20.0% or more of the shares sold in the Initial Public Offering. However, there is no restriction on the Company’s stockholders’ ability to vote all of their shares for or against a Business Combination.

Liquidity and Going Concern

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to the Initial Public Offering and such amount of proceeds from the sale of the Placement Units and the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of December 31, 2019, the Company had $450,998 in its operating bank account, $351,859,705 in cash and marketable securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and working capital of approximately $348,000 (excluding prepaid income taxes).

The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable and deferred underwriting commissions) to complete its initial Business Combination. To the extent necessary, the Sponsors, members of the Company’s management team or any of their respective affiliates or other third parties may but are not obligated to, loan the Company funds as may be required, up to $1,500,000. Such loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Placement Warrants (see Note 4).

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Until the consummation of a Business Combination, the Company will be using funds held outside of the Trust Account for identifying and evaluating target businesses, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives, reviewing corporate documents and material agreements of prospective target businesses, structuring, negotiating and completing a Business Combination.

If the Company’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to a Business Combination. Moreover, the Company may need to obtain additional financing either to complete a Business Combination or because it becomes obligated to redeem a significant number of its Public Shares upon completion of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination.

The liquidity condition and date for mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern through November 20, 2020, the scheduled liquidation date of the Company. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2019 and 2018.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2019 and 2018, 33,261,554 and 32,833,962 shares of common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred that are directly related to the Initial Public Offering. Offering costs amounting to $21,527,278 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.

Net income (loss) per common share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 17,715,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable franchise and income taxes of approximately $1,837,000 and $255,000, for the years ended December 31, 2019 and 2018, respectively, by the weighted average number of Class A redeemable common stock outstanding for the period. Net loss per common share, basic and diluted for Class A and Class B non-redeemable common stock is calculated by dividing net income, less income attributable to Class A redeemable common stock, by the weighted average number of shares of Class A and Class B non-redeemable common stock outstanding for the period. Class A and Class B non-redeemable common stock includes the Founder Shares and the Placement Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2019 and 2018, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units, at a purchase price of $10.00 per Unit, which includes the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one warrant (the “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 7).

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsors and Cantor purchased an aggregate of 930,000 Placement Units at a price of $10.00 per Placement Unit, or $9,300,000 in the aggregate, of which 830,000 Placement Units were purchased by the Sponsors and 100,000 Placement Units were purchased by Cantor. Each Placement Unit consists of one share of Class A common stock and one-half of one warrant (the “Placement Warrant”). Each whole Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Placement Warrants.

5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 20, 2017, the Company issued an aggregate of 9,803,333 shares of common stock to FinTech Investor Holdings III, LLC (the “Founder Shares”) for an aggregate purchase price of $25,000. The Company received payment for the Founder Shares in February 2018.

On August 22, 2018, the Company filed an amendment to its Certificate of Incorporation to, among other things, create two classes of common stock, Class A and Class B, and to convert the outstanding Founder Shares into shares of Class B common stock. The Founder Shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7. Also, on August 22, 2018, FinTech Investor Holdings III, LLC contributed back to the Company, for no consideration, 2,040,833 Founder Shares. On October 19, 2018, the Company completed an approximate 0.04847021 stock dividend of its common stock and FinTech Investor Holdings III, LLC transferred an aggregate of 125,000 Founder Shares to the Company’s independent directors. Additionally, on November 15, 2018, the Company completed an approximate 0.0883121 stock dividend of its common stock. As a result of the foregoing transactions, the Sponsors and the Company’s directors held 8,857,500 Founder Shares, of which 1,125,000 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part. As a result of the underwriters’ election to fully exercise their over-allotment option, 1,125,000 Founder Shares are no longer subject to forfeiture.

The Insiders have agreed not to transfer, assign or sell any of their Founder Shares (except to permitted transferees) until the earlier of (i) one year after the completion of a Business Combination, (ii) the last sale price of the Class A common stock equals or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, and (iii) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On February 15, 2018, the Company issued a promissory note to FinTech Investor Holdings III, LLC, pursuant to which FinTech Investor Holdings III, LLC loaned the Company an aggregate of $229,625 to be used for the payment of costs related to the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing, unsecured and due on the earlier of December 31, 2018 or the completion of the Initial Public Offering. The Promissory Note was repaid upon the consummation of the Initial Public Offering on November 20, 2018.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

5. RELATED PARTY TRANSACTIONS (cont.)

Administrative Services Agreement

The Company entered into an agreement commencing on November 15, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsors $10,000 per month for office space, utilities, secretarial support and administrative services. For the year ended December 31, 2019 and 2018, the Company incurred $120,000 and $15,000 in fees for these services, respectively. At December 31, 2019 and 2018, $0 and $15,000 in such fees, respectively, is included in accounts payable and accrued expenses in the accompanying balance sheets.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsors, members of the Company’s management team or any of their respective affiliates or other third parties may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”), which will be repaid only upon the consummation of a Business Combination. If the Company does not consummate a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Working Capital Loans; however, no proceeds from the Trust Account may be used for such repayment. If such funds are insufficient to repay the Working Capital Loans, the unpaid amounts would be forgiven. Up to $1,500,000 of the Working Capital Loans may be converted into warrants at a price of $1.00 per warrant at the option of the holder. The warrants would be identical to the Placement Warrants. To date, there are no borrowings under the working capital loans (see Note 10).

6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on November 15, 2018, the holders of the Founder Shares, Placement Units (including securities contained therein) and the warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Placement Warrants or the warrants issued upon conversion of the Working Capital Loans) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $6,000,000. In addition, the representative of the underwriters is entitled to a deferred fee of $14,700,000, which will become payable to the representative of the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Consulting Arrangements

The Company has arrangements with third party consultants to provide services to the Company relating to identification of and negotiation with potential targets, assistance with due diligence, marketing, financial analyses and investor relations. These arrangements provide for aggregate monthly fees of approximately $74,000. For the years ended December 31, 2019 and 2018, the Company incurred $723,463 and $39,167, respectively, of consulting fees. As of December 31, 2019 and 2018, $35,208 and $1,078, respectively, remained unpaid and are reflected in accounts payable on the balance sheets.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 85,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2019 and 2018, there were 2,168,446 and 2,596,038 shares of Class A common stock issued and outstanding, excluding 33,261,554 and 32,833,962 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 15,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each common share. At December 31, 2019 and 2018, there were 8,857,500 shares of Class B common stock issued and outstanding.

Holders of Class B common stock will vote on the election of directors prior to the consummation of a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock issued and outstanding upon completion of the Initial Public Offering, including Placement Shares, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under the Securities Act, the Company, at its option, may require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

7. STOCKHOLDERS’ EQUITY (cont.)

The Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        If, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Additionally, the Placement Warrants will be non-redeemable so long as they are held by the Sponsors, Cantor or their permitted transferees. If the Placement Warrants are held by someone other than the Sponsors, Cantor or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

8. INCOME TAX

The Company’s net deferred tax asset as of December 31, 2019 and 2018 was as follows:

	December 31, 2019	December 31, 2018
Deferred tax asset
Organizational costs/Startup expenses	$421,355	$29,778
Total deferred tax asset	421,355	29,778
Valuation allowance	(421,355)	(29,778)
Deferred tax asset, net of allowance	$—	$—

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

8. INCOME TAX (cont.)

The income tax provision for the years ended December 31, 2019 and 2018 consists of the following:

	December 31, 2019	December 31, 2018
Federal
Current	$1,636,786	$182,026
Deferred	(391,577)	(29,778)

State
Current	—	—
Deferred	—	—
Change in valuation allowance	391,577	29,778
Income tax provision	$1,636,786	$182,026

As of December 31, 2019 and 2018, the Company had no U.S. federal and state net operating loss carryovers (“NOLs”) available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of/or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2019 and 2018, the change in the valuation allowance was $391,577 and $29,778, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2019 and 2018 is as follows:

	Year Ended December 31, 2019	Year Ended December 31, 2018
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
True-ups	0.1%	0.0%
Change in valuation allowance	6.6%	4.1%
Income tax provision	27.7%	25.1%

The Company files income tax returns in the U.S. federal jurisdiction and in various state and local jurisdictions and is subject to examination by the various taxing authorities since inception.

9. FAIR VALUE MEASUREMENTS

The Company classifies its U. S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At December 31, 2019, assets held in the Trust Account were comprised of $17,627 in cash and $351,842,078 in U.S. Treasury Bills. At December 31, 2018, assets held in the Trust Account were comprised of $1,216,998 in cash and $344,723,030 in U.S. Treasury Bills.

During the year ended December 31, 2019, the Company withdrew $2,057,728 of interest earned on the Trust Account to pay its franchise and income taxes.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

9. FAIR VALUE MEASUREMENTS (cont.)

The gross holding losses and fair value of held-to-maturity securities at December 31, 2019 and 2018 are as follows:

	Held-To-Maturity	Amortized Cost	Gross Holding Losses	Fair Value
December 31, 2019	U.S. Treasury Securities (Mature on 5/21/2020)	$351,842,078	$(30,765)	$351,811,313

December 31, 2018	U.S. Treasury Securities (Mature on 5/23/2019)	$344,723,030	$(32,510)	$344,690,520

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

10. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Other than as described, the Company did not identify subsequent events that would have required adjustment or disclosure in the financial statements.

On March 6, 2020, the Company entered into a convertible promissory with its Chairman of the Board and its Chief Executive Officer (the “Lenders”) pursuant to which the Lenders agreed to loan the Company up to an aggregate principal amount of $1,500,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and due on the date on which the Company consummates a Business Combination. If the Company does not consummate a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Promissory Note; however, no proceeds from the Trust Account may be used for such repayment. If such funds are insufficient to repay the Promissory Note, the unpaid amounts would be forgiven. Up to $1,500,000 of the Promissory Note may be converted into warrants at a price of $1.00 per warrant at the option of the Lenders. The warrants would be identical to the Placement Warrants. On March 6, 2020, the Company borrowed $500,000 under the Promissory Note.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
FinTech Acquisition Corp. III

Opinion on the Financial Statements

We have audited the accompanying balance sheets of FinTech Acquisition Corp. III (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2018 and for the period from March 20, 2017 (inception) through December 31, 2017 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 and for the period from March 20, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2018.

New York, New York
March 27, 2019

FINTECH ACQUISITION CORP. III
BALANCE SHEETS

	December 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash	$2,300,398	$—
Prepaid expenses	92,496	—
Total Current Assets	2,392,894	—

Deferred offering costs	—	1,931
Cash and marketable securities held in Trust Account	345,940,028	—
Total Assets	$348,332,922	$1,931

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$111,269	$1,057
Income taxes payable	182,026	—
Accrued offering costs	—	1,931
Total Current Liabilities	293,295	2,988

Deferred underwriting fee payable	14,700,000	—
Total Liabilities	14,993,295	2,988

Commitments

Common stock subject to possible redemption, 32,833,962 and -0- shares at redemption value as of December 31, 2018 and 2017, respectively	328,339,620	—

Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 85,000,000 shares authorized; 2,596,038 and -0- issued and outstanding (excluding 32,833,962 and -0- shares subject to possible redemption) as of December 31, 2018 and 2017, respectively	260	—
Class B common stock, $0.0001 par value; 15,000,000 shares authorized; 8,857,500 issued and outstanding as of December 31, 2018 and 2017, respectively	886	886
Additional paid-in capital	4,456,956	24,114
Notes receivable from stockholders	—	(25,000)
Retain earnings (Accumulated deficit)	541,905	(1,057)
Total Stockholders’ Equity (Deficit)	5,000,007	(1,057)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$348,332,922	$1,931

The accompanying notes are an integral part of the financial statements.

FINTECH ACQUISITION CORP. III
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2018	For the Period from March 20, 2017 (inception) through December 31, 2017
Formation and operating costs	$215,040	$1,057
Loss from operations	(215,040)	(1,057)

Other income:
Interest earned on marketable securities held in Trust Account	940,028	—

Income (loss) before provision for income taxes	724,988	(1,057)
Provision for income taxes	(182,026)	—
Net Income (Loss)	$542,962	$(1,057)

Weighted average shares outstanding of Class A common stock	35,430,000	—
Basic and diluted net income per share, Class A	$0.02	$—

Weighted average shares outstanding of Class B common stock	8,857,500	7,732,500
Basic and diluted net loss per share, Class B	$(0.02)	$(0.00)

The accompanying notes are an integral part of the financial statements.

FINTECH ACQUISITION CORP. III
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Class A Common Stock		Class B Common Stock		Additional Paid in Capital	Notes Receivable from Stockholders	Retained Earnings/ Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance – March 20, 2017 (inception)	—	$—	—	$—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	8,857,500	886	24,114	(25,000)	—	—
Net loss	—	—	—	—	—	—	(1,057)	(1,057)

Balance – December 31, 2017	—	—	8,857,500	886	24,114	(25,000)	(1,057)	(1,057)
Collection of stock subscription receivable from stockholder	—	—	—	—	—	25,000	—	25,000
Sale of 34,500,000 Units, net of underwriting discounts and offering expenses	34,500,000	3,450	—	—	323,469,272	—	—	323,472,722
Sale of 930,000 Placement Units	930,000	93	—	—	9,299,907		—	9,300,000
Common stock subject to possible redemption	(32,833,962)	(3,283)	—	—	(328,336,337)	—	—	(328,339,620)
Net income	—	—	—	—	—	—	542,962	542,962

Balance – December 31, 2018	2,596,038	$260	8,857,500	$886	$4,456,956	$—	$541,905	$5,000,007

The accompanying notes are an integral part of the financial statements.

FINTECH ACQUISITION CORP. III
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2018	For the Period from March 20, 2017 (inception) Through December 31, 2017
Cash Flows from Operating Activities:
Net income (loss)	$542,962	$(1,057)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(940,028)
Changes in operating assets and liabilities:
Prepaid expenses	(92,496)	—
Accounts payable and accrued expenses	110,212	1,057
Income taxes payable	182,026	—
Net cash used in operating activities	(197,324)	—

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(345,000,000)	—
Net cash used in investing activities	(345,000,000)	—

Cash Flows from Financing Activities:
Proceeds from collection of stock subscription receivable from stockholder	25,000	—
Proceeds from sale of Units, net of underwriting discounts paid	339,000,000
Proceeds from sale of Placement Units	9,300,000
Payment of offering costs	(827,278)
Proceeds from promissory note – related party	229,625	—
Repayment of promissory note – related party	(229,625)	—
Net cash provided by financing activities	347,497,722	—

Net Change in Cash	2,300,398	—
Cash – Beginning of period	—	—
Cash – End of period	$2,300,398	$—

Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$327,792,150	$—
Change in value of common stock subject to possible redemption	$547,470	$—
Deferred underwriting fee payable	$14,700,000	$—
Offering costed included in accrued offering costs	$—	$1,931
Issuance of stock for stock subscription receivable from stockholder	$—	$25,000

The accompanying notes are an integral part of the financial statements.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

FinTech Acquisition Corp. III (the “Company”) is a blank check company incorporated in Delaware on March 20, 2017. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction, one or more operating businesses or assets (a “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

At December 31, 2018, the Company had not yet commenced operations. All activity through December 31, 2018 relates to the Company’s formation and its initial public offering (the “Initial Public Offering”), which is described below, and, since its Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on November 15, 2018. On November 20, 2018, the Company consummated the Initial Public Offering of 34,500,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which included the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 930,000 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to FinTech Investor Holdings III, LLC, FinTech Masala Advisors, LLC, 3FIII, LLC (collectively, the “Sponsors”) and Cantor Fitzgerald & Co. (“Cantor”), generating gross proceeds of $9,300,000, which is described in Note 4. The manager of each of the Sponsors is Cohen Sponsor Interests III, LLC and the manager of Cohen Sponsor Interests III, LLC is Daniel G. Cohen, the Company’s Chief Executive Officer.

Transaction costs amounted to $21,527,278, consisting of $6,000,000 of underwriting fees, $14,700,000 of deferred underwriting fees and $827,278 of other costs. As of December 31, 2018, $2,300,398 of cash was held outside of the Trust Account and is available for working capital purposes.

Following the closing of the Initial Public Offering on November 20, 2018, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (“Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination; (ii) the redemption of any Public Shares in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete an initial Business Combination by November 20, 2020 (the “Combination Period”); or (iii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to pay the Company’s tax obligations, if the Company is unable to complete an initial Business Combination within the Combination Period or upon any earlier liquidation of the Company.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq Capital Market (“NASDAQ”) rules provide that the Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing a definitive agreement in connection with a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires a majority of the outstanding voting

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of the Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsors and the Company’s officers and directors (the “Insiders”) have agreed to vote their Founder Shares (as defined in Note 5), the shares of Class A common stock included in the Placement Units (the “Placement Shares”) and any Public Shares held by them in favor of approving a Business Combination.

The Company will have until the expiration of the Combination Period to consummate its initial Business Combination. If the Company is unable to consummate a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purposes of winding up of its affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account not previously released to the Company to pay its franchise and income taxes and up to $100,000 to pay dissolution expenses, pro rata to the public stockholders by way of redemption of the Public Shares (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation.

The Company will also provide its stockholders with the opportunity to redeem all or a portion of their Public Shares in connection with any stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of Public Shares if it does not complete an initial Business Combination within the Combination Period. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account, net of taxes payable). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights with respect to the Company’s warrants in connection with such a stockholder vote to approve such an amendment to the Company’s Amended and Restated Certificate of Incorporation. Notwithstanding the foregoing, the Company may not redeem shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Insiders have agreed to vote any Founder Shares and any Public Shares held by them in favor of any such amendment.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Insiders and Cantor have agreed to waive their redemption rights with respect to any Founder Shares and Placement Shares, as applicable, (i) in connection with the consummation of a Business Combination; (ii) in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete its initial Business Combination within the Combination Period, and (iii) if the Company fails to consummate a Business Combination within the Combination Period. The Insiders have also agreed to waive their redemption rights with respect to any Public Shares held by them in connection with the consummation of a Business Combination and in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete its initial Business Combination within the Combination Period. However, the Insiders will be entitled to redemption rights with respect to Public Shares if the Company fails to consummate a Business Combination or liquidates within the Combination Period. Cantor will have the same redemption rights as public stockholders with respect to any Public Shares it acquires. The underwriters have agreed to waive their rights to deferred underwriting commissions held in the Trust Account in the event the Company does not consummate a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Initial Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for service rendered, contracted for or products sold to the Company. However, he may not be able to satisfy those obligations should they arise.

Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of its Business Combination and it does not conduct redemptions in connection with its Business Combination pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to an aggregate of 20.0% or more of the shares sold in the Initial Public Offering. However, there is no restriction on the Company’s stockholders’ ability to vote all of their shares for or against a Business Combination.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the balance sheet, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2018 and 2017.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2018, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $21,527,278 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized (see Note 8).

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2018 and 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.

Net income (loss) per common share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 17,715,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Class A common stock outstanding for the period. Net loss per common share, basic and diluted for Class B common stock is calculated by dividing the net income (loss), less income attributable to Class A common stock subject to redemption, by the weighted average number of Class B common stock outstanding for the period.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2018 and 2017, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently issued accounting standards

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, “Disclosure Update and Simplification,” amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of income is required to be filed. This final rule is effective on November 5, 2018. The Company anticipates its first presentation of the revised disclosures on the changes in stockholders’ equity will be included in its Form 10-Q for the quarter ended March 31, 2019.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 34,500,000 units, at a purchase price of $10.00 per Unit, which includes the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one warrant (the “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 7).

4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsors and Cantor purchased an aggregate of 930,000 Placement Units at a price of $10.00 per Placement Unit, or $9,300,000 in the aggregate, of which 830,000 Placement Units were purchased by the Sponsors and 100,000 Placement Units were purchased by Cantor. Each Placement Unit consists of one share of Class A common stock and one-half of one warrant (the “Placement Warrant”). Each whole Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. The proceeds from the Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Placement Warrants.

5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 20, 2017, the Company issued an aggregate of 9,803,333 shares of common stock to FinTech Investor Holdings III, LLC (the “Founder Shares”) for an aggregate purchase price of $25,000. The Company received payment for the Founder Shares in February 2018.

On August 22, 2018, the Company filed an amendment to its Certificate of Incorporation to, among other things, create two classes of common stock, Class A and Class B, and to convert the outstanding Founder Shares into shares of Class B common stock. The Founder Shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7. Also on August 22, 2018, FinTech Investor Holdings III, LLC contributed back to the Company, for no consideration, 2,040,833 Founder Shares. On October 19, 2018, the Company completed an approximate 0.04847021 stock dividend of its common stock and FinTech Investor Holdings III, LLC transferred an aggregate of 125,000 Founder Shares to the Company’s independent directors. Additionally, on November 15, 2018, the Company completed an approximate 0.0883121 stock dividend of its common stock. As a result of the foregoing transactions,

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

5. RELATED PARTY TRANSACTIONS (cont.)

the Sponsors and the Company’s directors now hold 8,857,500 Founder Shares, of which 1,125,000 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part. As a result of the underwriters’ election to fully exercise their over-allotment option, 1,125,000 Founder Shares are no longer subject to forfeiture.

The Insiders have agreed not to transfer, assign or sell any of their Founder Shares (except to permitted transferees) until the earlier of (i) one year after the completion of a Business Combination, (ii) the last sale price of the Class A common stock equals or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, and (iii) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On February 15, 2018, the Company issued a promissory note to FinTech Investor Holdings III, LLC, pursuant to which FinTech Investor Holdings III, LLC loaned the Company an aggregate of $229,625 to be used for the payment of costs related to the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing, unsecured and due on the earlier of December 31, 2018 or the completion of the Initial Public Offering. The Promissory Note was repaid upon the consummation of the Initial Public Offering on November 20, 2018.

Administrative Services Agreement

The Company entered into an agreement commencing on November 15, 2018 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsors $10,000 per month for office space, utilities, secretarial support and administrative services. For the year ended December 31, 2018, the Company incurred $15,000 in fees for these services, which is included in accounts payable and accrued expenses in the accompanying balance sheets.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsors, members of the Company’s management team or any of their respective affiliates or other third parties may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”), which will be repaid only upon the consummation of a Business Combination. If the Company does not consummate a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Working Capital Loans; however, no proceeds from the Trust Account may be used for such repayment. If such funds are insufficient to repay the Working Capital Loans, the unpaid amounts would be forgiven. Up to $1,500,000 of the Working Capital Loans may be converted into warrants at a price of $1.00 per warrant at the option of the holder. The warrants would be identical to the Placement Warrants. To date, there are no working capital loans outstanding.

6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on November 15, 2018, the holders of the Founder Shares, Placement Units (including securities contained therein) and the warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Placement Warrants or the warrants issued upon conversion of the Working Capital Loans) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock) . The holders of these securities are entitled to make up to three

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

6. COMMITMENTS AND CONTINGENCIES (cont.)

demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of $6,000,000. In addition, the representative of the underwriters is entitled to a deferred fee of $14,700,000, which will become payable to the representative of the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2018 and 2017, there were no shares of preferred stock issued or outstanding.

Common Stock

Class A Common Stock — The Company is authorized to issue 85,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2018 and 2017, there were 2,596,038 and -0- shares of Class A common stock issued or outstanding, excluding 32,833,962 and -0- shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 15,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each common share. At December 31, 2018 and 2017, there were 8,857,500 shares of Class B common stock issued and outstanding, respectively.

Holders of Class B common stock will vote on the election of directors prior to the consummation of a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock issued and outstanding upon completion of the Initial Public Offering, including Placement Shares, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

7. STOCKHOLDERS’ EQUITY (cont.)

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under the Securities Act, the Company, at its option, may require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption;

•        if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        If, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the Class A common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Additionally, the Placement Warrants will be non-redeemable so long as they are held by the Sponsors, Cantor or their permitted transferees. If the Placement Warrants are held by someone other than the Sponsors, Cantor or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

8. INCOME TAX

The Company’s deferred tax assets and provision for income taxes were deemed to be immaterial as of December 31, 2017.

The Company’s net deferred tax asset as of December 31, 2018 is as follows:

Deferred tax asset
Organizational costs/Startup expenses	$29,778
Total deferred tax asset	29,778
Valuation allowance	(29,778)
Deferred tax asset, net of allowance	$—

The income tax provision for the year ended December 31, 2018 consists of the following:

Federal
Current	$182,026
Deferred	(29,778)

State
Current	—
Deferred	—
Change in valuation allowance	29,778
Income tax provision	$182,026

As of December 31, 2018, the Company had no U.S. federal and state net operating loss carryovers (“NOLs”) available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of/or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2018, the change in the valuation allowance was $29,778.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2018 is as follows:

Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in valuation allowance	4.1%
Income tax provision	25.1%

The Company files income tax returns in the U.S. federal jurisdiction and in various state and local jurisdictions and is subject to examination by the various taxing authorities since inception.

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

9. FAIR VALUE MEASUREMENTS

The Company classifies its U. S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At December 31, 2018, assets held in the Trust Account were comprised of $1,216,998 in cash and $344,723,030 in U.S. Treasury Bills.

The gross holding losses and fair value of held-to-maturity securities at December 31, 2018 are as follows:

	Held-To-Maturity	Amortized Cost	Gross Holding Losses	Fair Value
December 31, 2018	U.S. Treasury Securities (Mature on 5/23/2019)	$344,723,030	$(32,510)	$344,690,520

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

10. SELECTED QUARTERLY INFORMATION (UNAUDITED)

The following table presents summarized unaudited quarterly financial data for each of the four quarters for the year ended December 31, 2018 and for the period from March 20, 2017 (inception) through December 31, 2017. The data has been derived from the Company’s unaudited financial statements that, in management’s opinion, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such information when read in conjunction with the financial statements and notes thereto. The results of operations for any quarter are not necessarily indicative of the results of operations for any future period.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year ended December 31, 2018
Operating costs	$809	$600	$749	$394,908
Interest income	$—	$—	$—	$940,028
Net income (loss)	$(809)	$(600)	$(749)	$545,120
Basic and diluted income per share, Class A	$—	$—	$—	$0.02
Basic and diluted loss per share, Class B	$(0.00)	$(0.00)	$(0.00)	$(0.02)

FINTECH ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS

10. SELECTED QUARTERLY INFORMATION (UNAUDITED) (cont.)

	For the Period from March 20, 2017 (inception) through March 31, 2017	Second Quarter	Third Quarter	Fourth Quarter
For the period from March 20, 2017 (inception) through December 31, 2017
Operating costs	$1,057	$—	$—	$—
Net loss	$(1,057)	$—	$—	$—
Basic and diluted loss per share, Class B	$(0.00)	$—	$—	$—

11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

GTCR-Ultra Holdings II, LLC.

Consolidated Financial Statements as of September 30,
2020 and December 31, 2019 and for the three and nine months ended September 30, 2020 and 2019

GTCR-Ultra Holdings II, LLC
Consolidated Statements of Operations
(in thousands)
(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenue	$51,819	$50,568	$152,045	$152,201
Cost of services exclusive of depreciation and amortization	(25,919)	(24,763)	(75,328)	(76,046)
Selling, general & administrative expenses	(13,963)	(16,327)	(43,548)	(50,448)
Depreciation and amortization	(5,959)	(5,816)	(17,966)	(16,593)
Income from operations	5,978	3,662	15,203	9,114
Other income (expense)
Interest expense	(4,155)	(5,052)	(13,494)	(15,316)
Other income (expense)	(25)	672	(31)	526
Total other expense	(4,180)	(4,380)	(13,525)	(14,790)

Income (loss) before income taxes	1,798	(718)	1,678	(5,676)
Income tax benefit (expense)	(196)	85	(127)	1,736
Net income (loss)	$1,602	$(633)	$1,551	$(3,940)

See accompanying notes to the unaudited consolidated financial statements.

GTCR-Ultra Holdings II, LLC
Consolidated Balance Sheets
(In thousands)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,318	$25,957
Trade receivables, net	18,696	15,175
Prepaid expenses	1,567	1,120
Income taxes receivable	1,840	1,192
Receivable from parent	2,872	24,282
Other current assets	4,267	839
Total current assets before funds held for clients	61,560	68,565
Funds held for clients	63,194	74,530
Total current assets	$124,754	$143,095

Noncurrent assets:
Property and equipment, net	11,542	10,021
Goodwill	193,885	193,885
Intangible assets, net	121,927	136,423
Other long-term assets	855	947
Total Assets	$452,963	$484,371

Liabilities and member’s equity
Current liabilities:
Trade payables	7,531	2,675
Accrued liabilities	10,497	12,413
Accrued revenue share	8,174	7,573
Other current liabilities	3,419	3,027
Total current liabilities before client funds obligations	29,621	25,688
Client funds obligations	62,455	74,345
Total current liabilities	$92,076	$100,033

Noncurrent liabilities:
Deferred tax liability, net	24,640	25,011
Long-term debt	220,509	224,152
Other long-term liabilities	779	811
Total liabilities	$338,004	$350,007

Member’s Equity:
Membership Units, 100 Units authorized and outstanding at September 30, 2020 and December 31, 2019	—	—
Additional Paid-in-Capital	126,317	147,273
Accumulated deficit	(11,358)	(12,909)
Total member’s equity	114,959	134,364
Total liabilities and member’s equity	$452,963	$484,371

See accompanying notes to the unaudited consolidated financial statements

GTCR-Ultra Holdings II, LLC
Consolidated Statements of Changes in Member’s Equity
(In thousands)
(Unaudited)

	Membership units	Additional paid-in-capital	Accumulated deficit	Non-controlling interest	Total
Balance at December 31, 2018	$—	$135,970	$(3,737)	$3,852	$136,085
Net loss	—	—	(3,940)	—	(3,940)
Share-based comp	—	1,078	—	—	1,078
Investment by GTCR Parent	—	9,030	(148)	(3,852)	5,030
Balance at September 30, 2019	$—	$146,078	$(7,825)	$—	$138,253

Balance at December 31, 2019	$—	$147,273	$(12,909)	$—	$134,364
Net Income	—	—	1,551	—	1,551
Share-based comp	—	1,115	—	—	1,115
Distribution to GTCR Parent	—	(22,071)	—	—	(22,071)
Balance at September 30, 2020	$—	$126,317	$(11,358)	$—	$114,959

See accompanying notes to the unaudited consolidated financial statements.

GTCR-Ultra Holdings II, LLC
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
CASH FLOW FROM OPERATING ACTIVITIES

Net income (loss)	$1,551	$(3,940)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation & amortization expense	17,966	16,593
Deferred tax benefit	(371)	(9,073)
Bad debt expense	1,276	333
Gain on contingent consideration	—	(680)
Stock based compensation	1,115	1,078
Amortization of debt issuance costs	813	822
Changes in assets and liabilities, net of impact of business acquisitions:
Trade receivables	(4,797)	(2,538)
Prepaid expenses	(447)	857
Other current assets	(3,428)	3,999
Other long-term assets	10	3,480
Trade payables	4,856	2,213
Accrued liabilities	(1,916)	494
Accrued revenue share	601	748
Income tax	(648)	5,412
Other current liabilities	392	232
Movements in cash held on behalf of customers, net	(554)	236
Other long-term liabilities	(31)	(3,434)
NET CASH PROVIDED BY OPERATING ACTIVITIES	16,388	16,832

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, net of impact of business acquisitions	(4,421)	(4,435)
Purchases of customer lists	(570)	—
NET CASH USED IN INVESTING ACTIVITIES	(4,991)	(4,435)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(1,773)	(1,773)
Payment of debt issuance costs	(2,601)	—
Distribution to GTCR Parent	(662)	(1,029)
Capital contributions from GTCR Parent	—	530
NET CASH USED IN FINANCING ACTIVITIES	(5,036)	(2,272)

Net change in cash and cash equivalents	6,361	10,125

Cash and cash equivalents, beginning of period	25,957	14,164
Cash and cash equivalents, end of period	32,318	24,289

Non-cash contribution related to the FBS acquisition and Stewardship interest	—	4,000

See accompanying notes to the unaudited consolidated financial statements.

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

1.     Organization, basis of presentation and summary of accounting policies

Organization

GTCR-Ultra Holdings II, LLC (the “Company”), a Delaware limited liability company, is a holding company that conducts operations through its wholly-owned subsidiaries. These operating subsidiaries are comprised of Paya, Inc. (“Paya”), Paya EFT, Inc. (“Paya EFT”), a wholly-owned subsidiary of Paya, Stewardship Technology, Inc. (“Stewardship”), and First Mobile Trust, LLC (“FBS”). The Company is wholly owned by GTCR-Ultra Holdings, LLC (“GTCR Parent”).

The Company was formed on November 13, 2018, and serves as the successor entity to GTCR Ultra Intermediate Holdings, Inc. (“Intermediate”). During 2018, Intermediate. consolidated the results of operations of Paya, Paya EFT, and Stewardship.

Prior to formation of the Company in November, 2018, the Company operated as Intermediate, a Delaware corporation. Intermediate is a holding company that conducts operations through its wholly-owned and majority-owned subsidiaries after the acquisition of Sage Payment Solutions Inc. on August 1, 2017.

In January 2019, the ownership of Stewardship was transferred to another wholly-owned subsidiary of the Company. There was no gain or loss recognized in this common control transfer. This change resulted in the transfer of Stewardship’s assets and liabilities, including goodwill and intangibles acquired from the Purchase, to Paya Vertical and the removal of the non-controlling interest from the Company.

The Company is a leading independent integrated payments platform providing Card, automated clearing house (“ACH”), & Check payment processing solutions via software to middle-market businesses in the United States. Paya’s solutions integrate with customers’ core business software to enable payments acceptance, reconcile invoice detail, and post payment information to their core accounting system. In this manner, Paya enables its customers to collect revenue from their consumer (“B2C”) and business (“B2B”) customers with a seamless experience and high-level of security across payment types.

The Company is headquartered in Atlanta, Georgia and also has operations in Reston, VA, Fort Walton Beach, FL, Mount Vernon, OH and Miamisburg, OH.

Limited liability company

The Company is formed for the objective and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act, as amended from time to time and engaging in any and all activities necessary. The entity has an indefinite life, unless otherwise amended or dissolved.

Earnings per share are not presented in the accompanying financial statements as the Company is a single member Limited Liability Company (“LLC”).

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) pertaining to interim financial information. Certain information in footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) has been condensed or omitted pursuant to those rules and regulations. The financial statements included in this report should be read in conjunction with the GTCR-Ultra Holdings, LLC financial statements for the year ended December 31, 2019.

The results of operations for the three and nine months ended September 30, 2020 are not necessarily indicative of the operating results that may be expected for the full fiscal year ending December 31, 2020 or any future period.

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

1.      Organization, basis of presentation and summary of accounting policies (cont.)

The accompanying unaudited consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, and the adjustments described as part of the Business Combination discussed in Note 3, necessary for a fair statement of financial position as of September 30, 2020, and results of operations for the three and nine months ended September 30, 2020 and 2019, and cash flows for the nine months ended September 30, 2020 and 2019. The consolidated balance sheet as of December 31, 2019, was derived from the audited consolidated balance sheets of GTCR Parent but does not contain all of the footnote disclosures from those annual financial statements.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future. The more significant estimates made by management relate to allowance for doubtful accounts, income taxes and impairment of intangibles and long-lived assets.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its subsidiary companies. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and cash equivalents

Cash and cash equivalents are short-term, highly liquid investments with a maturity of ninety days or less at the time of purchase. The fair value of our cash and cash equivalents approximates carrying value. At times, cash and cash equivalents exceed the amount insured by the Federal Deposit Insurance Corporation.

Goodwill and other intangible assets, net

Goodwill represents the premium paid over the fair value of the net tangible and identifiable intangible assets acquired in the Company’s business combinations. The Company evaluates goodwill and intangible assets in accordance with ASC 350, Goodwill and Other Intangible Assets (“ASC 350”). ASC 350 requires goodwill to be either qualitatively or quantitatively assessed for impairment annually (or more frequently if impairment indicators arise) for each reporting unit. The Company tests goodwill annually for impairment as of September 30 of each year, and at interim periods upon a potential indication of impairment, using a qualitative approach. There was no goodwill impairment recognized in any period presented in the consolidated financial statements.

Intangible assets with finite lives consist of developed technology and customer relationships and are amortized on a straight-line basis over their estimated useful lives. The Company capitalizes software development costs and website development costs incurred in accordance with ASC 350-40, Internal Use Software. Factors that could trigger an impairment review include significant under-performance relative to expected historical or projected future operating results, significant changes in the manner of our use of the acquired assets or the strategy for our overall business or significant negative industry or economic trends. If this evaluation indicates that the value of the intangible asset may be impaired, the Company makes an assessment of the recoverability of the net book value of the asset over its remaining useful life. If this assessment indicates that the intangible asset is not recoverable, based on the estimated undiscounted future cash flows of the asset over the remaining amortization period, the Company reduces the net book value of the related intangible asset to fair value and may adjust the remaining amortization period.

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

1.      Organization, basis of presentation and summary of accounting policies (cont.)

The Company evaluates its intangible assets with finite lives for indications of impairment whenever events or changes in circumstances indicate that the net book value may not be recoverable. There were no indicators of impairment identified nor was impairment recognized in intangible assets in any period presented in the consolidated financial statement

Revenue

The Company’s business model provides payment services, card processing, and ACH, to merchants through enterprise or vertically focused software partners, direct sales, reseller partners, other referral partners, and a limited number of financial institutions. The Company recognizes processing revenues on bankcard merchant accounts and ACH merchant accounts at the time merchant transactions are processed and periodic fees over the period the service is performed.

Depreciation &Amortization

Depreciation and amortization consist primarily of amortization of intangible assets, mainly including customer relationships, internally developed software, revenue share buyouts, and trade names and to a lesser extent depreciation on our investments in property, equipment, and software. We depreciate and amortize our assets on a straight-line basis in accordance with out accounting policies. These lives are 3 years for computers and equipment and acquired internal-use software, 5 years for furniture, fixtures, and office equipment, and the lesser of the asset useful life or remaining lease term for leasehold improvements. Repair and maintenance costs are expensed as incurred and included in selling, general and administrative expenses on the consolidated statements of operations. Customer relationships are amortized over a period of 5-15 years, developed technology 3-5 years, and tradenames over 25 years.

Income taxes

As an LLC classified as a disregarded entity for federal and most state and local tax purposes, the Company and its wholly owned subsidiary First Mobile Trust, LLC are generally not liable for federal and most state and local income taxes. Paya, Paya EFT, and Stewardship, all classified as C-corporations, pay taxes.

Deferred tax assets and liabilities are recognized principally for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts, using currently enacted tax rates. The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company recognizes a tax benefit for uncertain tax positions if the Company believes it is more likely than not that the position will be upheld on audit based solely on the technical merits of the tax position. The Company evaluates uncertain tax positions after the consideration of all available information.

On December 22, 2017, the Tax Cuts and Jobs Act (the “TCJA”) was signed into law. The TCJA includes a number of provisions impacting the Company, including the lowering of the U.S. corporate tax rate from 35% to 21%, effective January 1, 2018 and 100% immediate expensing for qualifying capital asset expenditures acquired and placed into service after September 27, 2017, among others. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act featured significant tax provisions and other measures to assist businesses impacted by the economic effects of the COVID-19 pandemic, a number of which impacted the Company. In particular, the CARES Act increased the 30% adjusted taxable income limitation to 50% for tax years beginning in 2019 and 2020 related to the Section 163(j) interest expense limitation provisions. Additionally, the CARES Act permitted for a delay of payment of applicable 2020 employer payroll taxes from the date of enactment through December 31, 2020 and also made a technical correction to the 2017 TCJA to

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

1.      Organization, basis of presentation and summary of accounting policies (cont.)

provide a 15-year recovery period for qualified improvement property, thus making qualified improvement property eligible for bonus depreciation. See Note 10, Income taxes, for the impact on the consolidated financial statements as a result of the TCJA. As of December 31, 2018, we completed our assessment of the tax impact of the TCJA.

Fair-Value Measurements

The Company follows ASC 820, Fair Value Measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The determination of fair value is based on the principal or most advantageous market in which the Company could participate and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. Also, determination of fair value assumes that market participants will consider the highest and best use of the asset.

The Company uses the hierarchy prescribed in ASC 820 for fair value measurements, based on the available inputs to the valuation and the degree to which they are observable or not observable in the market.

The three levels of the hierarchy are as follows:

Level 1 Inputs — Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date;

Level 2 Inputs — Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3 Inputs — Unobservable inputs for the asset or liability used to measure fair value allowing for inputs reflecting the Company’s assumptions about what other market participants would use in pricing the asset or liability, including assumptions about risk.

Recently Issued Pronouncements Not Yet Adopted

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting which provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this ASU are effective for all entities as of March 12, 2020 through December 31, 2022. An entity may elect to apply the amendments for contract modifications by Topic or Industry Subtopic as of any date from the beginning an interim period that includes or is subsequent to March 12, 2020, or prospectively from the date that the financial statements are available to be issued. Once elected for a Topic or an Industry Subtopic, the amendments must be applied prospectively for all eligible contract modifications for that Topic or Industry Subtopic. The Company may apply ASU 2020-04 as its contracts referenced in London Interbank Offered Rate (“LIBOR”) are impacted by reference rate reform. The Company is currently evaluating the effect of ASU 2020-04 on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to enhance and simplify various aspects of the accounting for income taxes. The amendments in this update remove certain exceptions to the general principles in Topic 740 related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also clarifies and amends existing guidance to improve consistent application of the accounting for franchise taxes, enacted changes in tax laws or rates and transactions that result in a step-up in the tax basis of goodwill. ASU 2019-12 is effective for annual and interim periods beginning after December 15, 2021, with early adoption permitted. We are evaluating the effect of ASU 2019-12 on our consolidated financial statements.

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

1.      Organization, basis of presentation and summary of accounting policies (cont.)

In August 2017, the Financial Accounting Standards Board (“FASB”) issued ASU 2017-12, Derivatives and Hedging (Topic 815), Targeted Improvements to Accounting for Hedging Activities. The new guidance amends the hedge accounting model in Accounting Standards Codification (“ASC”) 815 to better portray the economic results of an entity’s risk management activities in its financial statements and simplifies the application of hedge accounting in certain situations. The ASU eliminates the requirement to separately measure and report hedge ineffectiveness. The ASU is effective for annual periods beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company does not expect the adoption of this ASU to have a significant impact on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The ASU simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test which measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount. As a result, an impairment charge will be recorded based on the excess of a reporting unit’s carrying amount over its fair value. The amendments of this ASU are effective for reporting periods beginning after December 15, 2022. Early adoption of this ASU is permitted for interim and annual impairment tests performed on testing dates after January 1, 2017. The Company does not expect the adoption of this ASU to have a significant impact on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU presents a new methodology for calculating credit losses on financial instruments (e.g. trade receivables) based on expected credit losses and expands the types of information companies must use when calculating expected losses. This ASU is effective for annual periods beginning after December 15, 2022 and interim periods within those annual periods, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its Consolidated Financial Statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The ASU requires lessees to put most leases on their balance sheets. The guidance also modifies the classification criteria and the accounting for sales-type and direct financing leases for lessors and provides new presentation and disclosure requirements for both lessees and lessors. This standard is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company will adopt this ASU on January 1, 2021 and is currently evaluating the impact on its consolidated financial statements.

2.     Revenue recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”). ASC 606 supersedes the revenue recognition requirements in Accounting Standard Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). The new standard provides a five-step analysis of transactions to determine when and how revenue is recognized, based upon the core principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard also requires additional disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

The Company adopted ASC 606 on January 1, 2019 using the modified retrospective approach. As a result of adopting the new standard, the Company did not have material changes to the timing of its revenue recognition, nor an impact to the financial statements.

At contract inception, the Company assesses the goods and services promised in its contracts with customers and identifies performance obligations for each promise to transfer to the customer a good or service that is distinct. The Company’s performance obligation relating to its payment processing services revenue is to provide continuous access to the Company’s system to process as much as its customers require. Since the number or volume of transactions to be processed is not determinable at contract inception, the Company’s payment processing services

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

2.      Revenue recognition (cont.)

consist of variable consideration under a stand-ready service of distinct days of service that are substantially the same with the same pattern of transfer to the customer. As such, the stand-ready obligation is accounted for as a single-series performance obligation whereby the variability of the transaction value is satisfied daily as the performance obligation is performed. In addition, the Company applies the right to invoice practical expedient to payment processing services as each performance obligation is recognized over time and the amounts invoiced are reflective of the value transferred to the customer.

The Company uses each day as a time-based measure of progress toward satisfaction of the single performance obligation of each contract. This method most accurately depicts the pattern by which services are transferred to the merchant, as performance depends on the extent of transactions processed for that merchant on a given day. Likewise, consideration to which the Company expects to be entitled is determined according to our efforts to provide service each day.

ASC 606 requires disclosure of the aggregate amount of the transaction price allocated to unsatisfied performance obligations; however, as permitted by the standard, the Company has elected to exclude from this disclosure any contracts with an original duration of one year or less and any variable consideration that meets specified criteria. As discussed above, the Company’s core performance obligation is a stand-ready obligation comprised of a series of distinct days of service, and revenue related to this performance obligation is generally billed and recognized as the services are performed. The variable consideration allocated to this performance obligation meets the specified criteria for disclosure exclusion. The aggregate fixed consideration portion of customer contracts with an initial contract duration greater than one year is not material.

The Company’s customers are all domestic, small to medium size businesses who are underwritten to the credit standards of the Company and who each have merchant processing agreements. The Company, through its risk informed bad debt and allowance accounting, appropriately reserves for any potential risk to its revenue and cash flows. Since the cash is collected for the majority of transactions within a month, there is not a significant time lag or risk of uncollectibility in the recognition of revenue.

We do not have any material contract assets or liabilities for any period presented

The Company generates its revenue from three revenue sources which include Transaction based revenue, Service based fee revenue and Equipment revenue and are defined below:

Transaction based revenue

Transaction based revenue represents revenue generated from transaction fees based on volume, including interchange fees and convenience-based fees. The Company generates transaction based revenue from fees charged to merchants for card-based processing volume and ACH transactions. Transaction based revenues are recognized on a net basis equal to the full amount billed to the bankcard merchant, net of interchange fees and assessments. Interchange fees are fees paid to card-issuing banks and assessments paid to payment card networks. Interchange fees are set by credit card networks based on various factors, including the type of bank card, card brand, merchant transaction processing volume, the merchant’s industry and the merchant’s risk profile and are recognized at the time merchant transactions are processed. Transaction based revenue was recorded net of interchange fees and assessments of $108,909 and $109,173 for the three months ended September 30,2020 and 2019, respectively and $308,583 and $323,336 for the nine months ending September 30, 2020 and 2019, respectively.

Service based fee revenue

Service based fee revenue represents revenue generated from recurring and periodic service fees. The Company generates service based fee revenue from charging a service fee, a fee charged to the client for facilitating bankcard processing, which are recognized on a gross basis. The Company also generates service based fees related to ACH inclusive of monthly support fees and monthly statement fees.

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

2.      Revenue recognition (cont.)

Equipment revenue

Equipment revenue comprises sales of equipment which primarily consists of payment terminals.

The Company generates its revenue from two segments which include Integrated Solutions and Payment Services and are defined below:

Integrated Solutions

Our Integrated Solutions segment represents the delivery of our credit and debit card payment processing solutions to customers via integrations with software partners across our strategic vertical markets. Our Integrated Solutions partners include vertical focused front-end Customer Relationship Management software providers as well as back-end Enterprise Resource Planning and accounting solutions.

Payment Services

Our Payment Services segment represents the delivery of card payment processing solutions to our customers through resellers, as well as ACH, check, and gift card processing. Card payment processing solutions in this segment do not originate via a software integration but still utilize Paya’s core technology infrastructure. ACH, check, and gift card processing may or may not be integrated with third-party software.

The following table presents the Company’s revenue disaggregated by segment and source (in thousands):

	Integrated Solutions
	For the three month period ended September 30,		For the nine month period ended September 30,
	2020	2019	2020	2019
Revenue from contracts with customers
Transaction based revenue	$27,782	$26,910	$81,714	$81,032
Service based fee revenue	2,535	2,625	8,023	8,176
Equipment revenue	38	100	134	227
Total revenue	$30,355	$29,635	$89,871	$89,435
	Payment Services
	For the three month period ended September 30,		For the nine month period ended September 30,
	2020	2019	2020	2019
Revenue from contracts with customers
Transaction based revenue	$17,654	$16,925	$50,532	$50,437
Service based fee revenue	3,794	3,957	11,581	12,174
Equipment revenue	16	51	61	155
Total revenue	$21,464	$20,933	$62,174	$62,766

3.     Business combinations

FBS transaction overview

Paya Vertical Software, LLC, a wholly owned subsidiary, purchased First Mobile Trust, LLC on January 1, 2019 for total consideration of $56,975 which consisted of cash of $51,795, of which $343 were funds held in escrow, $680 fair value of contingent consideration to be paid based upon the achievement of certain growth metrics

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

3.      Business combinations (cont.)

related to the financial performance of FBS in the 12 months from January 1, 2019 through December 31, 2019, which were not achieved, and $4,500 of preferred and common stock of GTCR Parent which is recorded as a capital contribution, which was accounted for as a business combination as defined by ASC 805. In connection with the capital contribution, no non-controlling interest was recorded as Parent did not own any shares of FBS at the date of acquisition or as of December 31, 2019. The assets acquired and liabilities assumed are recorded at their respective fair values as of the date of the acquisition with the excess of the purchase price over those fair values recorded as goodwill. The determination of the fair values of the acquired assets and assumed liabilities required significant judgment, including estimates impacting the determination of estimated lives of tangible and intangible assets, and their related fair values. The fair values were determined considering the income, market and cost approaches. The fair value measurement is based on significant inputs that are not observable in the market and, therefore represents a Level 3 measurement.

The following table summarizes the fair values of the assets acquired and liabilities assumed by the Company and resulting goodwill at January 1, 2019:

Assets
Current Assets:
Cash and cash equivalents	$1,262
Prepaid expenses	41
Other current assets	382
Total current assets	1,685
Other assets:
Property and equipment, net	32
Goodwill	33,699
Intangible assets	21,800
Other long-term assets	126
Total assets	$57,342

Liabilities
Current liabilities:
Other accrued expenses	$367
Total current liabilities	367
Total liabilities	367

Net assets	$56,975

Intangible assets acquired consist of customer relationships of $14,000, developed technology of $4,400, and tradename of $3,400. All intangibles assets are amortized on a straight-line basis in line with Company policy. Goodwill of $33,699 resulted from the acquisition and is not deductible for tax purposes. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the expected revenue synergies. As of December 31, 2019, the measurement period for Goodwill had closed.

Transaction costs related to the transaction totaled $3,854 and are recorded in selling, general & administrative expenses on the consolidated statement of operations.

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

3.      Business combinations (cont.)

FBS contributed $10,098 and ($603) to our revenue and net income for the nine months ended September 30, 2020. For the three months ended September 30, 2020, FBS contributed $3,403 and ($255) to our revenue and net income, respectively. FBS contributed $8,636 and $639 to our revenue and net income for the nine months ended September 30, 2019. For the three months ended September 30, 2019, FBS contributed $2,768 and ($134) to our revenue and net income, respectively.

FBS did not achieve established growth metrics in the 12 months from January 1, 2019 through December 31, 2019. Accrued liabilities related to the contingent consideration of $680 were written off to Other income (expense). The Company made no payments in 2019 or 2020 for contingent consideration related to the FBS transaction.

4.     Property and equipment, net

Property and equipment, net consists of the following:

	September 30, 2020	December 31, 2019
Computers and equipment	$5,472	$5,284
Internal-use software	9,359	6,471
Office equipment	130	130
Furniture and fixtures	1,320	1,284
Leasehold improvements	2,149	1,087
Other equipment	26	26
Total property and equipment	18,456	14,282
Less: accumulated depreciation	(6,914)	(4,261)
Total property and equipment, net	$11,542	$10,021

Depreciation and amortization expense, including depreciation of assets under capital leases and acquired internal-use software, totaled $930 and $926 for the three months ended September 30, 2020 and 2019. Depreciation and amortization expense, including depreciation of assets under capital leases and acquired internal-use software, totaled $2,900 and $1,922 for the nine months ended September 30, 2020 and 2019.

5.     Goodwill and other intangible assets, net

Goodwill recorded in the consolidated financial statements was $193,885 as of September 30, 2020 and December 31, 2019, respectively. Management has evaluated goodwill for impairment as of September 30, 2020 and concluded that it was more likely than not that the recorded goodwill is not impaired. We will continue to monitor for any changes in economic conditions and have not noted any through September 30, 2020.

The following table presents changes to goodwill for the nine months ended September 30, 2020 and September 30, 2019:

Total
Balance as of December 31, 2018	$160,174
Acquisitions	33,711
Balance as of September 30, 2019	$193,885

Balance as of December 31, 2019	$193,885
Acquisitions	—
Balance as of September 30, 2020	$193,885

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

5.      Goodwill and other intangible assets, net (cont.)

Intangible assets other than goodwill at September 30, 2020 included the following:

	Weighted Average Useful Life (Years)	Useful Lives	Gross Carrying Amount at September 30, 2020	Accumulated Amortization	Net Carrying Value as of September 30, 2020
Customer Relationships	10.3	5 – 15 years	$156,826	$(46,295)	$110,531
Developed Technology	4.3	3 – 5 years	19,520	(12,015)	7,505
Tradename	25.0	25 years	4,190	(299)	3,891
	8.8		$180,536	$(58,609)	$121,927

Intangible assets other than goodwill at December 31, 2019 included the following:

	Weighted Average Useful Life (Years)	Useful Lives	Gross Carrying Amount at December 31, 2019	Accumulated Amortization	Net Carrying Value as of December 31, 2019
Customer Relationships	10.3	5 – 15 years	$156,256	$(34,712)	$121,544
Developed Technology	4.3	3 – 5 years	19,520	(8,658)	10,862
Tradename	25.0	25 years	4,190	(173)	4,017
	9.0		$179,966	$(43,543)	$136,423

Amortization expense totaled $5,029 and $4,890 for the three months ended September 30, 2020 and 2019, respectively. Amortization expense totaled $15,066 and $14,671 for the nine months ended September 30, 2020 and 2019, respectively.

The following table shows the expected future amortization expense for intangible assets at September 30, 2020:

Expected Future Amortization Expense
2020	$5,462
2021	18,892
2022	17,219
2023	17,017
2024	15,397
Thereafter	47,940
Total expected future amortization expense	$121,927

6.     Long-term debt

The Company’s long-term debt consisted of the following for the nine months ended September 30, 2020 and year ended December 31, 2019:

	September 30, 2020	December 31, 2019
Term loan credit agreement	$229,269	$231,041
Debt issuance costs, net	(6,396)	(4,525)
Total debt	222,873	226,516
Less: current portion of debt	(2,364)	(2,364)
Total long-term debt	$220,509	$224,152

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

6.      Long-term debt (cont.)

In August 2017, GTCR-Ultra Acquisition, Inc. entered into an initial term loan credit agreement for borrowings of $150,500, a $25,000 revolving credit facility (the “Revolver”), and a Delayed Draw Term Loan (“DDTL”) for borrowings up to $27,500. The DDTL was not utilized and was closed on September 15, 2017. After closing of the 2017 acquisition of Paya, Inc. and Paya EFT, Inc. (the “Acquisition”), GTCR-Ultra Acquisition, Inc. was dissolved and the term loan credit agreement was assigned to GTCR-Ultra and its subsidiaries.

In December 2018, the Company amended the credit agreement and GTCR-Ultra Holdings III, LLC (“GTCR-Ultra III”), a wholly-owned subsidiary of the Company, unconditionally guaranteed all loans and commitments. The credit agreements are secured by substantially all of the assets of the Company. As a result of the amendment, the Company increased the term loan an additional $85,000. The Revolver matures in August 2022 and the term loan matures in August 2024, with quarterly payments due throughout the term.

On July 24, 2020, the Company amended the Credit Agreement to, among other things, extend the maturity of the Revolver to July 24, 2025 and the maturity of the Term Loan to August 1, 2027. The amendment was treated as a modification with the associated fees of approximately $2,600 deferred and expenses on a straight-line basis of the term of the amendment.

The current portion of debt was included within other current liabilities on the consolidated balance sheet.

The Company had $6,396 and $4,525 of unamortized term loan debt issuance costs that were netted against the outstanding loan balance and $482 and $283 of unamortized costs associated with the Revolver as of September 30, 2020 and December 31, 2019, respectively. The Revolver debt issuance costs are recorded in other current assets and other long-term assets and are amortized over the life of term loan credit agreement. Amortization of the debt issuance costs are included in interest expense in the consolidated statement of operations.

The interest rate for the revolver and the term loan credit agreement were set at LIBOR plus a margin of 6% for the period from July 1, 2017 to December 31, 2017. In July 2018, the interest rate was reduced to LIBOR plus a margin of 5.25% and remained unchanged at September 30, 2020 and December 31, 2019. Interest expense related to long-term debt totaled $3,671 and $4,448 for the three months ending September 30, 2020 and 2019. Interest expense related to long-term debt totaled $12,009 and $13,517 for the nine months ending September 30, 2020 and 2019. Unused revolver borrowings incur administrative agent fees at a rate of 0.50% per annum on the daily average of the unused amount. Total interest expense was $4,155 and $5,052 for the three months ended September 30, 2020 and 2019 which includes amortization of debt issuance costs of $265 and $274 for the three months ended September 30, 2020 and 2019. Total interest expense was $13,494 and $15,316 for the nine months ended September 30, 2020 and 2019 which includes amortization of debt issuance costs of $813 and $822 for the nine months ended September 30, 2020 and 2019.

Principal payments on term loan of $591 were paid quarterly for the nine months ended September 30, 2020 and 2019. Annual principal payments on the term loan for the remainder of 2020 and the following years is as follows:

Future Principal Payments
2020	$591
2021	2,364
2022	2,364
2023	2,364
2024	221,587
Total future principal payments	$229,269

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

7.     Derivatives

The Company utilizes derivative instruments to manage risk from fluctuations in interest rates on its term loan credit agreement. On November 16, 2017 the Company entered into an interest rate cap agreement with a notional amount of $125,000 for the initial period, reducing consistent with the required quarterly debt payments, and an effective date of December 29, 2017. The agreement terminates on December 31, 2020. The Company paid a premium of $169 for the right to receive payments if the LIBOR rises above the cap percentage, thus effectively ensuring interest expense is capped at a maximum rate of the cap plus 6% for the duration of the agreement. The premium is recorded in other long-term assets on the consolidated balance sheet. The interest rate cap agreement is a derivative not designated as a hedging instrument for accounting purposes.

The interest rate cap rate is as follows:

Period rate is applicable		Notional Amount	Cap Rate (%)
Date From	Date To
December 31, 2018	March 29, 2019	123,750	3.00%
March 30, 2019	June 28, 2019	123,438	3.00%
June 29, 2019	September 29, 2019	123,125	3.00%
September 30, 2019	December 30, 2019	122,813	3.00%
December 31, 2019	March 30, 2020	122,500	3.00%
March 31, 2020	June 29, 2020	122,188	3.00%
June 30, 2020	September 29, 2020	121,875	3.00%
September 30, 2020	December 31, 2020	121,562	3.00%

The fair value of the interest rate cap agreement was $0 and $1 at September 30, 2020 and December 31, 2019, respectively. The fair value of the interest rate cap agreement is included in other current assets on the consolidated balance sheet. Changes in fair value are recorded in earnings in other income (expense). The Company recognized $0 and ($4) in other income (expense) for the three months ended September 30, 2020 and 2019, respectively. The Company recognized $1 and ($149) in other income (expense) for the nine months ended September 30, 2020 and 2019, respectively.

8.     Share-based compensation

GTCR Parent provides Class C Incentive Units as part of their incentive plan. As certain employees of the Company were recipients of the Class C Incentive Units discussed above, the related share-based compensation was recorded by the Company.

The total number of units associated with share-based compensation granted and forfeited during the period from December 31, 2018 to September 30, 2019 and December 31, 2019 to September 30, 2020 is as follows:

	Time Vesting	Performance Vesting	Total
December 31, 2018 balance	44,228,350	811,000	45,039,350
Granted	12,891,534		12,891,534
Forfeited	(14,030,496)		(14,030,496)
September 30, 2019 Balance	43,089,389	811,000	43,900,389

December 31, 2019 Balance	43,451,157	—	43,451,157
Granted	1,022,954		1,022,954
Forfeited	(818,225)		(818,225)
September 30, 2020 Balance	43,655,886	—	43,655,886

As of September 30, 2020, 15,346,677 of the units had vested. The units vest on a straight-line basis over the terms of the agreement as described below.

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

8.      Share-based compensation (cont.)

Class C Incentive Units

GTCR Parent provides share-based compensation awards to employees under an incentive plan, including both time vesting incentive units and performance vesting incentive units (collectively, the “Incentive Units”). GTCR Parent is authorized to issue 50,000,000 Incentive Units. There were 43,655,886 and 43,451,157 Incentive Units issued as of September 30, 2020 and December 31, 2019, respectively. Of these units issued as of September 30, 2020, 43,357,886 units were time vesting units with a five-year vesting period (vesting date varies by employee contract), 298,000 units were time vesting units with a one-year vesting period, and 0 units were performance vesting units. Of the units issued as of December 31, 2019, 43,153,157 units were time vesting units with a five-year vesting period (vesting date varies by employee contract), 298,000 units were time vesting units with a one-year vesting periods and 0 units were performance vesting units. During 2020, 818,225 of Class C units forfeited due to departures of employees from the Company. As of September 30, 2020, 15,346,677 of the incentive units were vested. Class C Incentive units are reported on the Statement of Changes in Member’s Equity when vested.

Units granted during the period had participation thresholds ranging from $0.00 to $0.57 with fair values ranging from $0.00 to $0.58 per unit.

The Company recognized $392, $490, $1,115 and $1,078 of share-based compensation, for the three and nine months ended September 30, 2020 and September 30, 2019, respectively, in selling, general & administrative expenses on the consolidated statement of operations on a straight-line basis over the vesting periods. The Company used the fair value of the awards on the grant date to determine the share-based compensation expense. To determine the fair value of units issued in 2020, the Company estimated its enterprise value (“EV”) and evaluated the value of units based on the waterfall outlined below.

Distributions

Distributions to unitholders are subject to customary waterfall provisions as defined in the Parent’s LLC Agreement. Class C Units are paid after all preferred and common units of Parent. There were no distributions made for the periods reported.

To determine the fair value of units issued in 2020, the Company used a third-party valuation firm to calculate an enterprise value of $574,000 as determined by discounted cash flow and guideline public company valuation methodologies. The Company used the aggregate implied equity value based on capital contributions and a related Black-Scholes analysis utilizing certain assumptions, such as the risk-free interest rate and equity volatility, to determine total equity value. A risk-free interest rate of 0.25% was utilized with a 2.3-year term. Volatility of 60.0% was utilized based on comparable companies publicly traded common stock prices and the capital structure of the Company. A weighted average cost of capital of 12.0% was used in the discounted cash flow analysis. Multiples of 12.0x EV/Last twelve months (“LTM”) earnings before interest taxes depreciation and amortization (“EBITDA”) and 13.0x EV/2020 EBITDA and 10.5x EV/2021 EBITDA were utilized in the guideline public company analysis.

To determine the fair value of units issued in 2019, the Company used the aggregate implied equity value based on the capital contributions and a related Black-Scholes analysis utilizing certain assumptions, such as the risk-free interest rate and equity volatility, to determine total equity value. A risk-free interest rate of 1.6% was utilized with a 5-year term. Volatility of 50.0% was utilized based on comparable companies publicly traded common stock prices and the capital structure of the Company. A weighted average cost of capital of 11.5% was used in the discounted cash flow analysis. Multiples of 13.0x EV/Last twelve months (“LTM”) earnings before interest taxes depreciation and amortization (“EBITDA”) and EV/2019 EBITDA and 10.5x EV/2020 EBITDA were utilized in the guideline public company analysis. Multiples of 13.0x EV/LTM EBITDA and 12.5x EV/Next twelve months EBITDA were utilized in the merger and acquisition analysis.

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

8.      Share-based compensation (cont.)

Performance vesting incentive units

The performance vesting incentive units shall become vested only upon the occurrence of a sale of the Company and after certain performance thresholds have been met. ASC 718, Compensation-Stock Compensation, requires a company to recognize cost for awards with performance conditions if and when the Company concludes that it is probable that the performance condition will be achieved, net of an estimate of pre-vesting forfeitures. All remaining units were forfeited in 2019 and there are no units outstanding as of September 30, 2020.

9.     Income taxes

The Company’s effective tax rate for the three months ended September 30, 2020 and September 30, 2019 was 10.90% and 11.87%, respectively. The Company’s effective tax rate for the nine months ended September 30, 2020 and September 30, 2019 was 7.55% and 30.58%, respectively. The Company recorded an income tax expense of $196 and an income tax benefit of $85 for the three months ended September 30, 2020 and September 30, 2019, respectively. The Company recorded an income tax expense of $127 and an income tax benefit of $1,736 for the nine months ended September 30, 2020 and September 30, 2019, respectively. The majority of the difference in the Company’s effective tax rate for the three and nine months ended September 30, 2020 and its federal statutory tax rate of 21% is related to discrete items.

During the three and nine months ended September 30, 2020, the Company recognized $638 and $498 of current tax payable related to the income tax expense.

ASC 740, Income Tax requires tax assets to be reduced by a valuation allowance, if, based on the weight of available positive and negative evidence; it is more likely than not that some portion or all of the deferred tax assets will not be realized. In accordance with this requirement, the Company regularly reviews the recoverability of its deferred tax assets and establishes a valuation allowance if appropriate. In determining the amount of any required valuation allowance, the Company considers the history of profitability, projections of future profitability, the reversal of future taxable temporary differences, the overall amount of deferred tax assets, and the timeframe necessary to utilize the deferred tax assets prior to their expiration.

There are no material uncertain tax positions as of September 30, 2020.

10.     Fair Value

The Company makes recurring fair value measurements of contingent liabilities arising from the FBS acquisitions using Level 3 unobservable inputs. This amount relates to expected earnout payments related to certain growth metrics of to the financial performance of FBS in the 12 months from January 1, 2019 through December 31, 2019 as laid out in the acquisition agreement. There was a $680 change in fair value of contingent consideration for the quarter ended September 30, 2019 associated with the write-off contingent consideration as established growth metrics were not expected to be achieved. The fair value of the contingent liability was zero at September 30, 2019.

The Company makes recurring fair value measurements for derivative instruments. Refer to Note 7 Derivatives for additional information.

There were no transfers between the levels of the fair value hiearchy during the nine months ended September 30, 2020 and 2019 and the year ended December 31, 2019.

Other financial instruments not measured at fair value on the Company’s Consolidated Balance Sheets at September 30, 2020 and December 31, 2019 include cash, accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses and other current liabilities as their estimated fair values reasonably approximate their carrying value as reported on the Consolidated Balance Sheets. The Company’s debt obligations are carried at their face value, which approximates fair value.

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

11.     Commitments and contingencies

Operating leases

The Company leases certain property and equipment for various periods under noncancelable operating leases. The Company’s future minimum lease payments under such agreements at September 30, 2020 were approximately:

Year ending December 31,
2020 (three months remaining)	$282
2021	1,056
2022	1,150
2023	1,123
2024	939
Thereafter	1,507
$6,057

Rental expense was $453 and $448 for the three months ended September 30, 2020 and September 30, 2019, respectively. Rental expense was $1,296 and $1,324 for the nine months ended September 30, 2020 and September 30, 2019, respectively.

The Company vacated a portion of its leased premises at Reston, VA in fiscal year 2019 and completely vacated in August, 2020. The Company accounted for the remaining lease payments attributable to the vacated portion by recording an onerous lease liability of $302 in other current liabilities in accordance with ASC 420 — Exit or Disposal Cost Obligations. The obligation related to onerous leases recorded in other current liabilities was $0 and $397 as of September 30, 2020 and December 31, 2019, respectively.

The Company entered into a new lease agreement in Reston, VA in March, 2020 with the first five months abated. Rental expense for the new lease was $34 for the three and nine months ended September 30, 2020.

Legal matters

The Company is involved in various lawsuits or claims in the ordinary course of business. Management is of the opinion that there is no pending claim or lawsuit which, if adversely determined, would have a material impact on the financial condition of the Company.

12.     Related party transactions

Contributions from GTCR Parent

In connection with the acquisition of FBS, GTCR Parent contributed all of its shares in Stewardship valued at $4,000 as of the acquisition date of Stewardship to the Company as a capital contribution. Subsequent to the acquisition of FBS, GTCR Parent also contributed all of its acquired membership interest in FBS valued at $4,500 as of the acquisition date of FBS to the Company as a capital contribution. The Company received cash contributions from GTCR Parent in the amounts of $0 and $0 for the three months ended September 30, 2020 and 2019, respectively. The Company received cash contributions from GTCR Parent in the amounts of $0 and $530 for the nine months ended September 30, 2020 and 2019, respectively.

Distribution to GTCR Parent

In the quarter ended September 30, 2020, GTCR-Ultra III forgave an intercompany balance as part of a settlement, which resulted in a distribution to GTCR-Parent in the amount of $22,071.

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

12.    Related party transactions (cont.)

Receivable from affiliate

The Company, as a wholly-owned subsidiary of GTCR Parent, funds certain transactions on behalf of its parent company that result in a receivable between the two entities. These transactions include but are not limited to, audit and tax fees and share repurchases. The Company had a related party intercompany receivable of $2,872 and $24,282 as of September 30, 2020 and December 31, 2019, respectively.

Advisory Agreement

The Company entered into an Advisory Agreement with GTCR Management XI LP, an affiliate of GTCR Parent, on August 1, 2017 for business consulting services. In exchange for those services the Company will pay GTCR management XI LP an annual advisory fee of $1,000 payable in advance in quarterly installments. The Company recorded total charges of $250 and $750 related to the Advisory Agreement in selling, general & administrative expenses on the consolidated statement of operations for the three and nine months ended September 30, 2020 and September 30, 2019, respectively. The Company recorded no related party payable — GTCR as of September 30, 2020 and December 31, 2019 on the consolidated balance sheet.

The Company reimburses GTCR Parent for expenses incurred as a result of the Acquisition and for services related to the Advisory Agreement. The Company has recorded total charges for expenses incurred of $0 and $0 for the three months ended September 30, 2020 and September 30, 2019, respectively, in selling, general & administrative expenses on the consolidated statement of operations. The Company has recorded total charges for expenses incurred of $0 and $0 for the nine months ended September 30, 2020 and September 30, 2019, respectively, in selling, general & administrative expenses on the consolidated statement of operations. The Company recorded no related party payable — GTCR as of September 30, 2020 and December 31, 2019 on the consolidated balance sheet.

Related party transactions — Antares

Antares is an investor in the Company and lender of the debt incurred to fund the Acquisition. As such, Antares is considered a related party. The Company recorded interest expense of $3,671 and $4,448 in expense on the consolidated statement of operations for the three months ended September 30, 2020 and September 30, 2019, respectively. The Company recorded interest expense of $12,009 and $13,517 in expense on the consolidated statement of operations for the nine months ended September 30, 2020 and September 30, 2019, respectively. The outstanding balance of debt at September 30, 2020 recorded on the consolidated balance sheet was $220,509, net of debt issuance costs of $6,396. As disclosed in Note 6, the Company amended the credit agreement and GTCR-Ultra III assumed all loans and commitments on December 31, 2018.

13.     Defined contribution plan

The Company maintains a 401(k) Plan as a defined contribution retirement plan for all eligible employees. The 401(k) Plan provides for tax-deferred contributions of employees’ salaries, limited to a maximum annual amount as established by the IRS. The plan enrolls employees immediately with no age or service requirement. The Company matches 50% of employees’ contributions up to the first 7% contributed. Matching contributions made to an employee’s account are 100% vested as of the date of contribution. The 401(k) Plan employer match was $143 and $122 in the three months ended September 30, 2020 and 2019, respectively. The 401(k) Plan employer match was $565 and $474 in the nine months ended September 30, 2020 and 2019, respectively.

14.     Segments

The Company determines its operating segments based on ASC 280, Segment Reporting. Based on the manner in which the chief operating decision making group (“CODM”) manages and monitors the performance of the business in 2020, the Company currently has two operating and reportable segments: Integrated Solutions and Payment Services. All prior periods are presented based on the current segment structure.

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

14.    Segments (cont.)

More information about our two reportable segments:

•        Integrated Solutions — Our Integrated Solutions segment represents the delivery of our credit and debit card payment processing solutions to customers via integrations with software partners across our strategic vertical markets. Our Integrated Solutions partners include vertical focused front-end Customer Relationship Management software providers as well as back-end Enterprise Resource Planning and accounting solutions.

Payment Services — Our Payment Services segment represents the delivery of card payment processing solutions to our customers through resellers as well as ACH, check, and gift card processing. Card payment processing solutions in this segment do not originate via a software integration but still utilize Paya’s core technology infrastructure. ACH, check, and gift card processing may or may not be integrated with third-party software.

The Company has not earned any revenue from transactions with any other operating segments as all revenue is from external customers.

The following tables present total revenues and segment gross profit, excluding depreciation and amortization, for each reportable segment and includes a reconciliation of segment gross profit to total U.S. GAAP operating profit, excluding depreciation and amortization, by including certain corporate-level expenses.

	For the three months ended		For the nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenues from External Customers:
Integrated Solutions	$30,355	$29,635	$89,871	$89,435
Payment Services	21,464	20,933	62,174	62,766
Total Revenue	51,819	50,568	152,045	152,201

Integrated Solutions gross profit	16,231	16,018	48,019	46,849

Payment Services gross profit	9,669	9,787	28,698	29,306

Total segment gross profit	25,900	25,805	76,717	76,155
Selling, general & administrative expenses	(13,963)	(16,327)	(43,548)	(50,448)
Depreciation and amortization	(5,959)	(5,816)	(17,966)	(16,593)
Interest expense	(4,155)	(5,052)	(13,494)	(15,316)
Other expense	(25)	672	(31)	526
Income (loss) before income taxes	$1,798	$(718)	$1,678	$(5,676)

Segment assets are not included in the CODM reporting package as they are not considered as part of the CODM’s allocation of resources. The Company does not have any revenue or assets outside the United States. There were no single customers from either operating segment that represented 10% or more of the Company’s consolidated revenues for the nine months ended September 30, 2020 and September 30, 2019, respectively. There were no transactions between reportable operating segments for the nine months ended September 30, 2020 and September 30, 2019, respectively.

15.     Subsequent Events

The worldwide coronavirus, or COVID-19, outbreak in the first quarter of 2020 has led to an extreme downturn and volatility of the financial markets and wide-ranging changes in consumer behavior. As the economic and regulatory environment continues to evolve, we cannot reasonably estimate the length or severity of this event or the impact to the Company’s performance and financial results. However, in general, a deterioration in general

GTCR-Ultra Holdings II, LLC.
Notes to Unaudited Consolidated Financial Statements
(In Thousands)

15.    Subsequent Events (cont.)

economic and business conditions can have a negative impact on revenues as consumer spending declines at certain merchants. The Company is monitoring recent events tied to COVID-19 and while very difficult to forecast, is ready to act and adjust operations if the economic decline is deeper and/or longer than expected. Despite recent events, there are no existing conditions or events which raise substantial doubt regarding the Company’s ability to continue as a going concern.

On September 21, 2020, the Company entered into a purchase agreement with TPG Holdco, Inc. (“TPG”) to acquire TPG for an aggregate purchase price of approximately $21.0 million in cash. TPG is a payment facilitator (“Payfac”) that specializes in providing integrated payments solutions to local municipalities for court, utility, license and permit payments.  The Company closed the transaction on October 1, 2020.

On October 7, 2020, the Company amended the Credit Agreement to establish Paya, Inc. as co-borrower with GTCR-Ultra Holdings III, LLC, jointly and severally in a cashless exchange.

On October 16, 2020, the Company and FinTech Acquisition Corp. III Parent Corp., a special purpose acquisition company, completed the business combination under which Parent, FinTech III Merger Sub Corp. acquired the Company for approximately $1.05 billion in total consideration. The business combination will be accounted for as a reverse merger with the Company being the accounting acquiror. Upon completion of the business combination, the Company changed its name to Paya Holdings Inc.

On October 16, 2020 in conjunction with the close of the business combination, the Advisory Agreement between GTCR Management XI LP and GTCR Parent was terminated.

Subsequent events have been evaluated through November 9, 2020, which is the date the financial statements were available to be issued.

GTCR-Ultra Holdings II, LLC.

Consolidated Successor and Predecessor Financial Statements
For the years ended December 31, 2019 (Successor) and
December 31, 2018 (Successor) and the periods from August 1, 2017 to December 31, 2017 (Successor)
and January 1, 2017 to July 31, 2017 (Predecessor)

Report of Independent Registered Public Accounting Firm

To the Member and the Board of Directors of GTCR-Ultra Holdings II, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of GTCR-Ultra Holdings II, LLC (the Company) as of December 31, 2019 and 2018 (Successor), the related consolidated statements of operations, changes in member’s equity and cash flows for the years ended December 31, 2019 and 2018 (Successor), and the periods from August 1, 2017 to December 31, 2017 (Successor) and January 1, 2017 to July 31, 2017 (Predecessor) and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the consolidated results of its operations and its cash flows for the years ended December 31, 2019 and 2018 (Successor), and the periods from August 1, 2017 to December 31, 2017 (Successor) and January 1, 2017 to July 31, 2017 (Predecessor), in conformity with U.S. generally accepted accounting principles.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2014.

Tysons, Virginia

August 1, 2020

GTCR-Ultra Holdings II, LLC

Consolidated Statements of Operations

(in thousands)

	Successor			Predecessor
	Year ended December 31, 2019	Year ended December 31, 2018	Period from August 1, to December 31, 2017	Period from January 1, to July 31, 2017
Revenue	$203,374	$185,078	$75,227	$106,912
Cost of services exclusive of depreciation and amortization	(101,564)	(96,027)	(40,352)	(55,586)
Selling, general & administrative expenses	(69,943)	(64,383)	(40,454)	(33,275)
Depreciation and amortization	(22,436)	(18,339)	(7,275)	(1,075)
Income from operations	9,431	6,329	(12,854)	16,976
Other income (expense)
Interest expense	(20,043)	(13,630)	(5,420)	(460)
Other income (expense)	(832)	104	(54)	110
Total other income (expense)	(20,875)	(13,526)	(5,474)	(350)
Income (loss) before income taxes	(11,444)	(7,197)	(18,328)	16,626
Income tax benefit (expense)	2,420	3,879	17,761	(6,660)
Net income (loss)	(9,024)	(3,318)	(567)	9,966
Less: Net loss attributable to non-controlling interests	—	(148)	—	—
Net income (loss) attributable to GTCR-Ultra Holdings II, LLC	$(9,024)	$(3,170)	$(567)	$9,966

See accompanying notes to the consolidated financial statements.

GTCR-Ultra Holdings II, LLC

Consolidated Balance Sheets

(In thousands, except for units data)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$25,957	$14,164
Trade receivables, net	15,175	14,569
Prepaid expenses	1,120	3,212
Income taxes receivable	1,192	2,783
Receivable from parent	24,282	—
Other current assets	839	77,819
Total current assets before funds held for clients	68,565	112,547
Funds held for clients	74,530	79,340
Total current assets	$143,095	$191,887
Noncurrent assets:
Property and equipment, net	10,021	6,005
Goodwill	193,885	160,174
Intangible assets, net	136,423	131,803
Other long-term assets	947	5,582
Total Assets	$484,371	$495,451
Liabilities and member’s equity
Current liabilities:
Trade payables	2,675	1,047
Accrued liabilities	12,413	8,980
Accrued revenue share	7,573	7,417
Other current liabilities	3,027	2,906
Total current liabilities before client funds obligations	25,688	20,350
Client funds obligations	74,345	79,128
Total current liabilities	$100,033	$99,478
Noncurrent liabilities:
Deferred tax liability, net	25,011	30,141
Long-term debt	224,152	225,528
Other long-term liabilities	811	4,219
Total liabilities	$350,007	$359,366
Member’s Equity:
Membership units, 100 units authorized and outstanding at December 31, 2019 and December 31, 2018	—	—
Additional paid-in capital	147,273	135,970
Accumulated deficit	(12,909)	(3,737)
Total GTCR-Ultra Holdings II member’s equity	134,364	132,233
Non-controlling interest	—	3,852
Total member’s equity	134,364	136,085
Total liabilities and member’s equity	$484,371	$495,451

See accompanying notes to the consolidated financial statements.

GTCR-Ultra Holdings II, LLC

Consolidated Statements of Changes in Member’s Equity

(In thousands)

Predecessor	Membership units	Additional paid-in capital	Retained earnings	Non-controlling Interest	Total equity
Balance at December 31, 2016	$—	$177,995	$86,341	$—	$264,336
Net income			9,966	—	9,966
Net transfer (to)/from parent	—	(18,181)	—		(18,181)
Balance at July 31, 2017	$—	$159,814	$96,307	$—	$256,121
Successor	Membership units	Additional paid-in capital	Accumulated deficit	Noncontrolling Interest	Total equity
Elimination of predecessor equity structure	—	(159,814)	(96,307)	—	(256,121)
Acquisition by GTCR	—	110,667	—	—	110,667
Balance at August 1, 2017	$—	$110,667	$—	$—	$110,667
Net loss	—	—	(567)	—	(567)
Stock comp	—	248	—	—	248
Investment by GTCR parent	—	20,158	—	—	20,158
Balance at December 31, 2017	$—	$131,073	$(567)	$—	$130,506
Net loss	—	—	(3,170)	(148)	(3,318)
Stock comp	—	1,309	—	—	1,309
Investment by GTCR parent	—	3,588	—	4,000	7,588
Balance at December 31, 2018	$—	$135,970	$(3,737)	$3,852	$136,085
Net loss	—	—	(9,024)	—	(9,024)
Stock comp	—	2,273		—	2,273
Investment by GTCR parent	—	9,030	(148)	(3,852)	5,030
Balance at December 31, 2019	$—	$147,273	$(12,909)	$—	$134,364

See accompanying notes to the consolidated financial statements.

GTCR-Ultra Holdings II, LLC
Consolidated Statements of Cash Flows
(in thousands)

	Successor			Predecessor
	Year ended December 31, 2019	Year ended December 31, 2018	Period from August 1, to December 31, 2017	Period from January 1, to July 31, 2017
CASH FLOW FROM OPERATING ACTIVITIES

Net income (loss)	$(9,024)	$(3,318)	$(567)	$9,966
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation & amortization expense	22,436	18,339	7,275	1,075
Loss on disposal of property, plant and equipment	69	—	30	4
Deferred tax benefit	(5,130)	(4,053)	(17,883)	(738)
Bad debt expense	632	1,391	265	966
Stock based comp	2,273	1,309	248	—
Gain on contingent consideration	(680)	—	—	—
Amortization of debt issuance costs	1,096	833	335	—
Changes in assets and liabilities, net of impact of business acquisitions:
Trade receivables	(1,238)	(2,664)	2,778	(3,363)
Prepaid expenses	1,733	324	(2,931)	(388)
Other current assets	5,101	(282)	(541)	(3,007)
Other long-term assets	3,474	(1,510)	(41)	—
Trade payables	1,628	(692)	(1,421)	3,058
Accrued liabilities	3,054	(5,626)	5,226	(2,839)
Accrued revenue share	156	894	(1,039)	714
Income tax	1,591	(955)	—	—
Other current liabilities	120	78	(940)	1,184
Movements in cash held on behalf of customers, net	28	(115)	(220)	117
Other long-term liabilities	(3,407)	794	(32)	(423)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	23,912	4,747	(9,458)	6,326
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, net of impact of business acquisitions	(5,228)	(4,608)	(1,093)	(25)
Purchases of customer lists	(2,503)	(354)	(99)	—
Assets and liabilities acquired from SPS, net of cash received	—	—	(237,772)	—
Amount paid in advance related to subsequent acquisition	—	(55,305)	—	—
Proceeds held related to subsequent acquisition	(343)	—	—	—
Acquisition of business, net of cash received	—	(5,753)	—	—
NET CASH (USED IN) INVESTING ACTIVITIES	(8,074)	(66,020)	(238,964)	(25)
CASH FLOWS FROM FINANCING ACTIVITIES
Finance lease obligations	—	—	(2)	(14)
Payments on long-term debt	(2,364)	(1,720)	(376)	—
Payment of debt issuance costs	—	(1,650)	(5,419)	—
Proceeds from issuance of long-term debt	—	85,000	150,500	—
Payments to GTCR parent	(2,211)	(22,071)	—	—
Capital contributions from GTCR parent	530	3,588	116,009	—
Net transfers to SPS	—	—	—	(18,181)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(4,045)	63,147	260,712	(18,195)
Net change in cash and cash equivalents	11,793	1,874	12,290	(11,894)
Cash and cash equivalents, beginning of period	14,164	12,290	—	13,137
Cash and cash equivalents, end of period	$25,957	$14,164	$12,290	$1,243
Supplemental disclosures:
Cash interest paid	$18,769	$12,678	$5,074	$419
Cash taxes paid, including estimated payments	$3,507	$1,248	$1,664	$320
Non-cash investing activity
Non-cash preferred and common stock for Stewardship transaction	$—	$4,000	$—	$—
Non-cash contribution related to the SPS acquisition	$—	$—	$16,733	$—
Non-cash contribution related to the FBS acquisition and Stewardship interest	$8,500	$—	$—	$—

See accompanying notes to the consolidated financial statements.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

1.    Organization, basis of presentation and summary of accounting policies

Organization

Successor

GTCR-Ultra Holdings II, LLC (“Holdings” or the “Company”), a Delaware limited liability company, is a holding company that conducts operations through its wholly-owned subsidiaries. These operating subsidiaries are comprised of Paya, Inc. (“Paya”), Paya EFT, Inc. (“Paya EFT”), a wholly-owned subsidiary of Paya, Stewardship Technology, Inc. (“Stewardship”), and First Mobile Trust, LLC (“FBS”). The Company is wholly owned by GTCR-Ultra Holdings, LLC (“GTCR Parent”).

Holdings was formed on November 13, 2018, and serves as the successor entity to GTCR Ultra Intermediate Holdings, Inc. (“Intermediate”), the predecessor entity. During 2018, Intermediate. consolidated the results of operations of Paya, Paya EFT, and Stewardship.

Prior to formation of Holdings in November, 2018, the Company operated as Intermediate, a Delaware corporation. Intermediate is a holding company that conducts operations through its wholly-owned and majority-owned subsidiaries after the acquisition of Sage Payment Solutions Inc.

In January 2019, the ownership of Stewardship was transferred to another wholly-owned subsidiary of the Company. There was no gain or loss recognized in this common control transfer. This change resulted in the transfer of Stewardship’s assets and liabilities, including goodwill and intangibles acquired from the Purchase, to Paya Vertical and the removal of the non-controlling interest from Holdings.

The Company is a leading independent integrated payments platform providing Card, automated clearing house (“ACH”), & Check payment processing solutions via software to middle-market businesses in the United States. Paya’s solutions integrate with customers’ core business software to enable payments acceptance, reconcile invoice detail, and post payment information to their core accounting system. In this manner, Paya enables its customers to collect revenue from their consumer (“B2C”) and business (“B2B”) customers with a seamless experience and high-level of security across payment types.

The Company is headquartered in Atlanta, Georgia and also has operations in Reston, VA, Fort Walton Beach, FL, Mount Vernon, OH and Miamisburg, OH.

Predecessor

Paya was previously Sage Payment Solutions, Inc. (“SPS”). Prior to the Acquisition (defined below), Paya was a wholly-owned subsidiary of Sage Software Inc. (“SSI”), which was a subsidiary of Sage Software North America (“Sage NA”), which was a wholly owned subsidiary of The Sage Group Plc (collectively, “Sage Group”, “Sage Parent”). These entities collectively represent the “former owner(s)”. Sage Group is a global provider of integrated accounting, payroll and payment solutions headquartered in the United Kingdom and publicly traded company on the London Stock Exchange (“LSE”).

SPS was comprised of two entities – Sage Payment Solutions, Inc., and Sage Payment Solutions EFT, Inc. (“SPS EFT”), a wholly-owned subsidiary of Sage Payment Solutions, Inc.

SPS was incorporated in Delaware in April 2002 and developed and provided electronic payment-processing and merchant solutions to a range of customers across select verticals. The company offered debit and credit card processing, gift and loyalty card programs, and electronic check and ACH payment solutions. SPS’s payment solutions integrated with merchant’s business management software solutions and enable them to securely accept electronic omni-channel payments.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

1.    Organization, basis of presentation and summary of accounting policies (cont.)

Limited liability company

The Company is formed for the objective and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act, as amended from time to time and engaging in any and all activities necessary. The entity has an indefinite life, unless otherwise amended or dissolved.

Earnings per share are not presented in the accompanying financial statements as the Company is a single member Limited Liability Company (“LLC”).

Basis of presentation

In the accompanying financial statements, historical results of operations reflect both the predecessor entity and successor entity. These financial statements reflect the consolidated results of operations, financial position and cash flows of the Company, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying financial statements include the consolidated accounts of Holdings and its subsidiaries where we have determined we have a controlling interest. The Company consolidates those entities it controls through a majority voting interest. Certain amounts in prior years have been reclassified to conform to the current year presentation.

Basis of presentation — Successor

On August 1, 2017, an investor group comprised of certain investment funds affiliated with GTCR, LLC (“GTCR Funds”), an unaffiliated third party, through wholly owned subsidiaries, GTCR Parent, Intermediate and GTCR-Ultra Acquisition, Inc. (“GTCR Acquisition”), acquired (the “Acquisition”) SPS from Sage Group. As part of the purchase agreement GTCR Funds agreed to pay $240,000 plus working capital adjustments and provide to Sage Group $20,000 of preferred stock of GTCR Parent, with a fair value of approximately $16,700 as of August 1, 2017 (the “Acquisition”). Total consideration for the Acquisition was approximately $255,683.

The Acquisition was funded with approximately $145,100 in debt, net of $5,400 of financing costs, and $110,667 in equity, net of $5,767 of transaction costs. The debt incurred to fund the acquisition was incurred by GTCR Acquisition. The Acquisition qualified as a business combination, and GTCR Parent elected to apply pushdown accounting, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). After closing of the Acquisition, GTCR-Ultra Acquisition, Inc. was merged with the Company and the debt incurred to fund the transaction was assigned to SPS and its subsidiary.

Transaction Services Agreement (“TSA”)

The TSA provides for the continued provision of certain corporate overhead services to the Company by Sage Group and its affiliates. The services provided primarily consist of certain accounting, information technology, human resources, and other general and administrative services associated with the Successor’s transition to a stand-alone company. The services are to be provided to the Successor for a period of up to twelve months. The Company terminated the TSA in July 2018. The TSA charges are included in selling, general & administrative expenses on the consolidated statement of operations. See Note 13, Related party transactions, for amounts related to TSA transactions as of December 31, 2017.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

1.    Organization, basis of presentation and summary of accounting policies (cont.)

Strategic Alliance Agreement (“SAA”)

The SAA establishes the terms of the business relationship between SSI and SPS, including the servicing of existing or legacy customer relationships and the referral and acquisition of new customers; the maintenance requirements of the software; the payment details of revenue share by SPS to SSI for customer referrals; the respective parties’ IP rights; and SPS’s prospective entry into the Sage Partner Program as a Preferred Partner. See Note 12, Related party transactions, for amounts related to SAA transactions as of December 31, 2017.

Basis of presentation — Predecessor

The historical costs and expenses reflected in the consolidated Predecessor financial statements include an allocation for certain corporate functions historically provided by Sage Group or its wholly-owned subsidiaries. Certain functions critical to the Company’s operations were centralized and managed by Sage Group or its wholly-owned subsidiaries. For the period ended July 31, 2017 only a sub-set of the centralized functions were allocated to the Company and consisted of general and administrative costs covering human resources, accounting, financial planning and analysis, and information technology. Charges related to marketing and technology applicable to the Company were directly charged to the Company prior to the Acquisition and pro-rated to the period ended July 31, 2017. The change between periods is a result of the decision by Sage Parent to sell SPS and the Company no longer receiving the benefit of all of the centralized functions. Additionally, the Company used office space leased by Sage NA. The cost of each of these applicable services has been allocated to the Company on the basis of the Company’s relative net sales or headcount as compared to that of Sage Group, Sage NA, and in certain cases based only on the US operations of Sage NA, depending upon which allocation methodology is more appropriate for each service. The Company believes that these allocations reasonably reflect the utilization of services provided and benefits received during each of the applicable periods. However, they may differ from the costs that would have been incurred had the Company operated as a stand-alone company for the periods presented or will be incurred by the Company in future periods. Actual costs that may have been incurred if the Company had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including legal services, accounting and finance services, human resources, marketing and contract support, customer support, treasury, facility and other corporate and infrastructural services. Income taxes have been accounted for in these financial statements on a separate-return basis.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future. The more significant estimates made by management relate to allowance for doubtful accounts, income taxes and impairment of intangibles and long-lived assets.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its subsidiary companies. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and cash equivalents

Cash and cash equivalents are short-term, highly liquid investments with a maturity of ninety days or less at the time of purchase. The fair value of our cash and cash equivalents approximates carrying value. At times, cash and cash equivalents exceed the amount insured by the Federal Deposit Insurance Corporation.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

1.    Organization, basis of presentation and summary of accounting policies (cont.)

Concentration of credit risk

Our cash, cash equivalents, trade receivables, funds receivable and customer accounts are potentially subject to concentration of credit risk. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. No individual customers represented more than 10% of the Company’s revenue.

Trade receivables, net

Trade receivables are recorded at net realizable value, which includes allowances for doubtful accounts. The Company estimates an allowance for doubtful accounts related to balances that Holdings estimates it cannot collect from merchants. These uncollectible amounts relate to chargebacks, uncollectible merchant fees, and ACH transactions that have been rejected subsequent to the payout date. The Company uses historical write-off data to estimate losses incurred relating to uncollectible accounts.

Prepaid expenses

Prepaid expenses primarily consist of prepaid insurance, prepaid rent and prepaid supplier invoices.

Other current assets

Other current assets primarily consist of current deferred debt issuance costs for the Revolver facility, other receivables, inventory equipment and funds held for the FBS acquisition. The decrease in account balance from 2018 to 2019 is primarily attributable to the amounts paid related to the FBS acquisition in the amount of $55,305, $343 of amounts held in escrow for the purchase of FBS and $22,071 transferred to Parent for a total amount of $77,719. These funds were held as of December 31, 2018 and paid out upon closing of the transaction on January 2, 2019. See Note 3, Business combinations, for further explanation.

Funds held for clients and client funds obligation

Funds held for clients and client funds obligations result from the Company’s processing services and associated settlement activities, including settlement of payment transactions. Funds held for clients are generated principally from merchant services transactions and are comprised of both settlements’ receivable and cash as of period end.

Certain merchant settlement assets that relate to settlement obligations accrued by the Company are held by partner banks. The Company records corresponding settlement obligations for amounts payable to merchants and for payment instruments not yet presented for settlement. Differences in the funds held for clients and client funds obligation are due to timing differences between when transactions are settled and when payment instruments are presented for settlement and are considered to be immaterial. The changes in settlement assets and obligations are presented on a net basis within operating activities in the consolidated statements of cash flows.

Property and equipment, net

Property and equipment, is stated at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. These lives are 3 years for computers and equipment and acquired internal-use software, 5 years for furniture, fixtures, and office equipment, and the lesser of the asset useful life or remaining lease term for leasehold improvements. Repair and maintenance costs are expensed as incurred and included in selling, general and administrative expenses on the consolidated statements of operations.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

1.    Organization, basis of presentation and summary of accounting policies (cont.)

Impairment of long-lived assets

The Company evaluates the recoverability of its long-lived assets in accordance with the provisions of ASC 360, Property, Plant and Equipment (“ASC 360”). ASC 360 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. There was no impairment of long-lived assets recognized in any period presented in the consolidated financial statements.

Goodwill and other intangible assets, net

Goodwill represents the premium paid over the fair value of the net tangible and identifiable intangible assets acquired in the Company’s business combinations. The Company evaluates goodwill and intangible assets in accordance with ASC 350, Goodwill and Other Intangible Assets (“ASC 350”). ASC 350 requires goodwill to be either qualitatively or quantitatively assessed for impairment annually (or more frequently if impairment indicators arise) for each reporting unit. The Company tests goodwill annually for impairment as of September 30 of each year, and at interim periods upon a potential indication of impairment, using a qualitative approach. There was no goodwill impairment recognized in any period presented in the consolidated financial statements.

Intangible assets with finite lives consist of developed technology and customer relationships and are amortized on a straight-line basis over their estimated useful lives. The Company capitalizes software development costs and website development costs incurred in accordance with ASC 350-40, Internal Use Software. Factors that could trigger an impairment review include significant under-performance relative to expected historical or projected future operating results, significant changes in the manner of our use of the acquired assets or the strategy for our overall business or significant negative industry or economic trends. If this evaluation indicates that the value of the intangible asset may be impaired, the Company makes an assessment of the recoverability of the net book value of the asset over its remaining useful life. If this assessment indicates that the intangible asset is not recoverable, based on the estimated undiscounted future cash flows of the asset over the remaining amortization period, the Company reduces the net book value of the related intangible asset to fair value and may adjust the remaining amortization period.

The Company evaluates its intangible assets with finite lives for indications of impairment whenever events or changes in circumstances indicate that the net book value may not be recoverable. There were no indicators of impairment identified nor was impairment recognized in intangible assets in any period presented in the consolidated financial statements.

Long-term debt and issuance costs

Eligible debt issuance costs associated with the Company’s credit facilities are deferred and amortized to interest expense over the term of the related debt using the effective interest method. Debt issuance costs associated with Company’s term debt are presented on the Company’s consolidated balance sheets as a direct reduction in the carrying value of the associated debt liability.

Revenue

The Company’s business model provides payment services, card processing, and ACH, to merchants through enterprise or vertically focused software partners, direct sales, reseller partners, other referral partners, and a limited number of financial institutions. The Company recognizes processing revenues on bankcard merchant accounts and ACH merchant accounts at the time merchant transactions are processed and periodic fees over the period the service is performed.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

1.    Organization, basis of presentation and summary of accounting policies (cont.)

Cost of services exclusive of depreciation and amortization

Cost of services includes card processing costs, ACH costs, and other fees paid to card networks, and equipment expenses directly attributable to payment processing and related services to merchants. These costs are recognized as incurred. Cost of services also includes revenue share amounts paid to reseller and referral partners and are calculated monthly based on monthly merchant activity. These expenses are recognized as transactions are processed. Accrued revenue share represent amounts earned during the month but not yet paid at the end of the period.

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of salaries, wages, commissions, marketing costs, professional services costs, technology costs, occupancy costs of leased space, and bad debt expense. Stock based compensation expense is also included in this category.

Depreciation & Amortization

Depreciation and amortization consist primarily of amortization of intangible assets, mainly including customer relationships, internally developed software, revenue share buyouts, and trade names and to a lesser extent depreciation on our investments in property, equipment, and software. We depreciate and amortize our assets on a straight-line basis in accordance with our accounting policies. These lives are 3 years for computers and equipment and acquired internal-use software, 5 years for furniture, fixtures, and office equipment, and the lesser of the asset useful life or remaining lease term for leasehold improvements. Repair and maintenance costs are expensed as incurred and included in selling, general and administrative expenses on the consolidated statements of operations. Customer relationships are amortized over a period of 5-15 years depending on the intangible, developed technology 3 – 5 years, and tradenames over 25 years.

Derivative financial instruments

The Company accounts for its derivative instruments in accordance with ASC 815, Derivatives and Hedging. ASC 815 establishes accounting and reporting standards for derivative instruments requiring the recognition of all derivative instruments as assets or liabilities in the Company’s consolidated balance sheets at fair value. The Company records its derivative instruments as assets or liabilities, depending on its rights or obligations under the applicable derivative contract. Changes in fair value are recognized in earnings in the affected period.

The Company uses an interest rate cap contract to manage risk from fluctuations in interest rates on its term loan credit agreement. Interest rate caps involve the receipt of variable-rate amounts beyond a specified strike price over the life of the agreement without exchange of the underlying principal amount. The interest rate cap is not designated as a hedging instrument. Changes in the fair value of the interest rate cap are recorded through other income (expense) in the consolidated statement of operations, other current assets and other current liabilities on the consolidated balance sheet, and in changes in other current assets in the combined statement of cash flows.

Income taxes

As an LLC classified as a disregarded entity for federal and most state and local tax purposes, Holdings and its wholly owned subsidiary First Mobile Trust, LLC are generally not liable for federal and most state and local income taxes. Paya, Paya EFT, and Stewardship, all classified as C-corporations, pay taxes.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

1.    Organization, basis of presentation and summary of accounting policies (cont.)

Deferred tax assets and liabilities are recognized principally for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts, using currently enacted tax rates. The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company recognizes a tax benefit for uncertain tax positions if the Company believes it is more likely than not that the position will be upheld on audit based solely on the technical merits of the tax position. The Company evaluates uncertain tax positions after the consideration of all available information.

On December 22, 2017, the Tax Cuts and Jobs Act (the “TCJA”) was signed into law. The TCJA includes a number of provisions impacting the Company, including the lowering of the U.S. corporate tax rate from 35% to 21%, effective January 1, 2018 and 100% immediate expensing for qualifying capital asset expenditures acquired and placed into service after September 27, 2017, among others. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act featured significant tax provisions and other measures to assist businesses impacted by the economic effects of the COVID-19 pandemic, a number of which impacted the Company. In particular, the CARES Act increased the 30% adjusted taxable income limitation to 50% for tax years beginning in 2019 and 2020 related to the Section 163(j) interest expense limitation provisions. Additionally, the CARES Act permitted for a delay of payment of applicable 2020 employer payroll taxes from the date of enactment through December 31, 2020 and also made a technical correction to the 2017 TCJA to provide a 15-year recovery period for qualified improvement property, thus making qualified improvement property eligible for bonus depreciation. See Note 10, Income taxes, for the impact on the consolidated financial statements as a result of the TCJA. As of December 31, 2018, we completed our assessment of the tax impact of the TCJA.

Fair-Value Measurements

The Company follows ASC 820, Fair Value Measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The determination of fair value is based on the principal or most advantageous market in which the Company could participate and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. Also, determination of fair value assumes that market participants will consider the highest and best use of the asset.

The Company uses the hierarchy prescribed in ASC 820 for fair value measurements, based on the available inputs to the valuation and the degree to which they are observable or not observable in the market.

The three levels of the hierarchy are as follows:

Level 1 Inputs — Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date;

Level 2 Inputs — Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3 Inputs — Unobservable inputs for the asset or liability used to measure fair value allowing for inputs reflecting the Company’s assumptions about what other market participants would use in pricing the asset or liability, including assumptions about risk.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

1.    Organization, basis of presentation and summary of accounting policies (cont.)

Recently Issued Pronouncements Not Yet Adopted

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting which provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this ASU are effective for all entities as of March 12, 2020 through December 31, 2022. An entity may elect to apply the amendments for contract modifications by Topic or Industry Subtopic as of any date from the beginning an interim period that includes or is subsequent to March 12, 2020, or prospectively from the date that the financial statements are available to be issued. Once elected for a Topic or an Industry Subtopic, the amendments must be applied prospectively for all eligible contract modifications for that Topic or Industry Subtopic. The Company may apply ASU 2020-04 as its contracts referenced in London Interbank Offered Rate (“LIBOR”) are impacted by reference rate reform. The Company is currently evaluating the effect of ASU 2020-04 on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to enhance and simplify various aspects of the accounting for income taxes. The amendments in this update remove certain exceptions to the general principles in Topic 740 related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also clarifies and amends existing guidance to improve consistent application of the accounting for franchise taxes, enacted changes in tax laws or rates and transactions that result in a step-up in the tax basis of goodwill. ASU 2019-12 is effective for annual and interim periods beginning after December 15, 2020, with early adoption permitted. We are evaluating the effect of ASU 2019-12 on our consolidated financial statements.

In August 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-12, Derivatives and Hedging (Topic 815), Targeted Improvements to Accounting for Hedging Activities. The new guidance amends the hedge accounting model in Accounting Standards Codification (“ASC”) 815 to better portray the economic results of an entity’s risk management activities in its financial statements and simplifies the application of hedge accounting in certain situations. The ASU eliminates the requirement to separately measure and report hedge ineffectiveness. The ASU is effective for annual periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company does not expect the adoption of this ASU to have a significant impact on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The ASU simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test which measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount. As a result, an impairment charge will be recorded based on the excess of a reporting unit’s carrying amount over its fair value. The amendments of this ASU are effective for reporting periods beginning after December 15, 2021. Early adoption of this ASU is permitted for interim and annual impairment tests performed on testing dates after January 1, 2017. The Company does not expect the adoption of this ASU to have a significant impact on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU presents a new methodology for calculating credit losses on financial instruments (e.g. trade receivables) based on expected credit losses and expands the types of information companies must use when calculating expected losses. This ASU is effective for annual periods beginning after December 15, 2021 and interim periods within those annual periods, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its Consolidated Financial Statements.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

1.    Organization, basis of presentation and summary of accounting policies (cont.)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The ASU requires lessees to put most leases on their balance sheets. The guidance also modifies the classification criteria and the accounting for sales-type and direct financing leases for lessors and provides new presentation and disclosure requirements for both lessees and lessors. This standard is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company will adopt this ASU on January 1, 2021 and does not expect the adoption of this ASU to have a significant impact on its consolidated financial statements.

2.    Revenue recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”). ASC 606 supersedes the revenue recognition requirements in Accounting Standard Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). The new standard provides a five-step analysis of transactions to determine when and how revenue is recognized, based upon the core principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard also requires additional disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

The Company adopted ASC 606 on January 1, 2019 using the modified retrospective approach. As a result of adopting the new standard, the Company did not have material changes to the timing of its revenue recognition, nor an impact to the financial statements.

At contract inception, the Company assesses the goods and services promised in its contracts with customers and identifies performance obligations for each promise to transfer to the customer a good or service that is distinct. The Company’s performance obligation relating to its payment processing services revenue is to provide continuous access to the Company’s system to process as much as its customers require. Since the number or volume of transactions to be processed is not determinable at contract inception, the Company’s payment processing services consist of variable consideration under a stand-ready service of distinct days of service that are substantially the same with the same pattern of transfer to the customer. As such, the stand-ready obligation is accounted for as a single-series performance obligation whereby the variability of the transaction value is satisfied daily as the performance obligation is performed. In addition, the Company applies the right to invoice practical expedient to payment processing services as each performance obligation is recognized over time and the amounts invoiced are reflective of the value transferred to the customer.

The Company uses each day as a time-based measure of progress toward satisfaction of the single performance obligation of each contract. This method most accurately depicts the pattern by which services are transferred to the merchant, as performance depends on the extent of transactions processed for that merchant on a given day. Likewise, consideration to which the Company expects to be entitled is determined according to our efforts to provide service each day.

ASC 606 requires disclosure of the aggregate amount of the transaction price allocated to unsatisfied performance obligations; however, as permitted by the standard, the Company has elected to exclude from this disclosure any contracts with an original duration of one year or less and any variable consideration that meets specified criteria. As discussed above, the Company’s core performance obligation is a stand-ready obligation comprised of a series of distinct days of service, and revenue related to this performance obligation is generally billed and recognized as the services are performed. The variable consideration allocated to this performance obligation meets the specified criteria for disclosure exclusion. The aggregate fixed consideration portion of customer contracts with an initial contract duration greater than one year is not material.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

2.    Revenue recognition (cont.)

The Company’s customers are all domestic, small to medium size businesses who are underwritten to the credit standards of the Company and who each have merchant processing agreements. The Company, through its risk informed bad debt and allowance accounting, appropriately reserves for any potential risk to its revenue and cash flows. Since the cash is collected for the majority of transactions within a month, there is not a significant time lag or risk of uncollectibility in the recognition of revenue.

We do not have any material contract assets or liabilities for any period presented and we did not recognize any impairments of any contract assets or liabilities for the years ended December 31, 2019, 2018 or for the period from August 1 to December 31, 2017.

The Company generates its revenue from three revenue sources which include Transaction based revenue, Service based fee revenue and Equipment revenue and are defined below:

Transaction based revenue

Transaction based revenue represents revenue generated from transaction fees based on volume, including interchange fees and convenience based fees. The Company generates transaction based revenue from fees charged to merchants for card-based processing volume and ACH transactions. Transaction based revenues are recognized on a net basis equal to the full amount billed to the bankcard merchant, net of interchange fees and assessments. Interchange fees are fees paid to card-issuing banks and assessments paid to payment card networks. Interchange fees are set by credit card networks based on various factors, including the type of bank card, card brand, merchant transaction processing volume, the merchant’s industry and the merchant’s risk profile and are recognized at the time merchant transactions are processed. Transaction based revenue was recorded net of interchange fees and assessments of $429,184, $425,864, $174,175 and $229,458 in the years ending December 31, 2019 and 2018, the five months ended December 31, 2017 and the seven months ended July 31, 2017, respectively.

Service based fee revenue

Service based fee revenue represents revenue generated from recurring and periodic service fees. The Company generates service based fee revenue from charging a service fee, a fee charged to the client for facilitating bankcard processing, which are recognized on a gross basis. The Company also generates service based fees related to ACH inclusive of monthly support fees and monthly statement fees.

Equipment revenue

Equipment revenue comprises sales of equipment which primarily consists of payment terminals.

The Company generates its revenue from two segments which include Integrated Solutions and Payment Services and are defined below:

Integrated Solutions

Our Integrated Solutions segment represents the delivery of our credit and debit card payment processing solutions to customers via integrations with software partners across our strategic vertical markets. Our Integrated Solutions partners include vertical focused front-end Customer Relationship Management software providers as well as back-end Enterprise Resource Planning and accounting solutions.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

2.    Revenue recognition (cont.)

Payment Services

Our Payment Services segment represents the delivery of card payment processing solutions to our customers through resellers, as well as ACH, check, and gift card processing. Card payment processing solutions in this segment do not originate via a software integration but still utilize Paya’s core technology infrastructure. ACH, check, and gift card processing may or may not be integrated with third-party software.

The following table presents the Company’s revenue disaggregated by segment and by source as follows:

	Integrated Solutions
	Year ended December 31, 2019	Year ended December 31, 2018	Period from August 1, to December 31, 2017
Revenue from contracts with customers
Transaction based revenue	$107,947	$90,153	$36,048
Service based fee revenue	11,345	9,978	3,579
Equipment revenue	475	195	308
Total revenue	$119,767	$100,326	$39,935
	Payment Services
	Year ended December 31, 2019	Year ended December 31, 2018	Period from August 1, to December 31, 2017
Revenue from contracts with customers
Transaction based revenue	$67,130	$67,875	$28,195
Service based fee revenue	16,197	16,670	6,711
Equipment revenue	280	207	386
Total revenue	$83,607	$84,752	$35,292

3.    Business combinations

Transaction overview — the Acquisition

The Successor’s financial statements reflect the Acquisition of the Predecessor that occurred on August 1, 2017, which was accounted for as a business combination as defined by ASC 805. The assets acquired and liabilities assumed are recorded at their respective fair values as of the date of the Acquisition with the excess of the purchase price over those fair values recorded as goodwill. The determination of the fair values of the acquired assets and assumed liabilities required significant judgment, including estimates impacting the determination of estimated lives of tangible and intangible assets, the calculation of the fair value of property and equipment, developed technology and customer relationship intangibles. The fair values were determined considering the income, market and cost approaches. The fair value measurement is based on significant inputs that are not observable in the market and, therefore represents a Level 3 measurement.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

3.    Business combinations (cont.)

The following table summarizes the fair values of the assets acquired and liabilities assumed by the Company at the Acquisition date:

Assets
Current Assets:
Cash and cash equivalents	$1,243
Receivables	16,339
Funds held for clients	63,618
Other current assets	7,638
Total current assets	88,838
Other assets:
Goodwill	154,772
Intangible assets	149,660
Property and equipment, net	2,087
Other long-term assets	362
Total assets	$395,719
Liabilities
Current liabilities:
Trade accounts payable	$3,145
Other accrued expenses	18,362
Client fund obligation	63,741
Total current liabilities	85,248
Other liabilities	3,620
Deferred tax liability – non-current	51,168
Total liabilities	140,036
Net assets	$255,683

Intangible assets acquired consisted of customer relationships of $138,200 and developed technology of $11,460. All intangibles assets are amortized on a straight-line basis in line with Company policy. Goodwill of $154,772 resulted from the Acquisition. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. The Company views this acquisition as an important part of its long-term strategy of expanding the Company’s business and the goodwill arising from the acquisition was attributable to strategic benefit and growth opportunities. The goodwill is not deductible for tax purposes. The goodwill balance included $801 adjustment related to the finalization of tax matters and a $65 purchase price adjustment related to the net working capital computation in the year ended December 31, 2018.

Transaction costs related to the transaction totaled $13,770 and are recorded in selling, general & administrative expenses on the consolidated Successor statement of operations. Payment for the transaction costs was funded by $13,770 of investment by GTCR Parent and is reflected as an increase in investment by GTCR Parent on the consolidated statement of changes in member’s equity as of December 31, 2017.

Acquisition financing transactions

Consideration to fund the Acquisition was provided by an equity investment of $110,667 and proceeds from third-party debt of $145,100, net of debt issuance costs of $5,400. The financing transaction also included a revolving credit facility with the ability to draw up to $25,000 and a delayed draw term loan with the ability to borrow up to $27,500. Included within the $5,400 are debt issuance costs the Company incurred related to the revolving line of credit in the amount of $500.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

3.    Business combinations (cont.)

Stewardship transaction overview

Paya purchased Stewardship Technology, Inc. on November 1, 2018 for total consideration of $9,768, which consisted of cash of $5,768 and $4,000 of preferred and common stock of GTCR Parent, which was accounted for as a business combination as defined by ASC 805. In connection with the FBS acquisition, in 2019 GTCR Parent contributed all of its preferred and common stock to the Company as a capital contribution. The assets acquired and liabilities assumed are recorded at their respective fair values as of the date of the acquisition with the excess of the purchase price over those fair values recorded as goodwill. The determination of the fair values of the acquired assets and assumed liabilities required significant judgment, including estimates impacting the determination of estimated lives of tangible and intangible assets, and their related fair values. The fair values were determined considering the income, market and cost approaches. The fair value measurement is based on significant inputs that are not observable in the market and, therefore represents a Level 3 measurement.

The following table summarizes the fair values of the assets acquired and liabilities assumed by the Company and resulting goodwill at November 1, 2018:

Assets
Current Assets:
Cash and cash equivalents	$27
Funds held for clients	1,255
Other current assets	3
Total current assets	1,285
Other assets:
Goodwill	5,405
Intangible assets	5,550
Other assets	46
Total assets	$12,286

Liabilities
Current liabilities:
Other accrued expenses	$94
Client fund obligation	1,255
Total current liabilities	1,349
Deferred tax liability – non-current	1,169
Total liabilities	2,518
Net assets	$9,768

Intangible assets acquired consist of customer relationships of $1,100, developed technology of $3,660, and tradename of $790. All intangibles assets are amortized on a straight-line basis in line with Company policy. Goodwill of $5,405 resulted from the acquisition and is not deductible for tax purposes. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the expected revenue synergies. As of December 31, 2019, the measurement period for Goodwill has closed and no further adjustments were made in 2019.

Transaction costs related to the transaction totaled $613 and are recorded in selling, general & administrative expenses on the consolidated statement of operations.

Stewardship contributed $472 and $(339) to our revenue and net loss, respectively, for 2018. Stewardship contributed $2,964 and $(2,170) million to our revenue and net loss, respectively, for 2019.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

3.    Business combinations (cont.)

FBS transaction overview

Paya Vertical Software, LLC, a wholly owned subsidiary, purchased First Mobile Trust, LLC on January 1, 2019 for total consideration of $56,975 which consisted of cash of $51,795, of which $343 were funds held in escrow, $680 fair value of contingent consideration to be paid based upon the achievement of certain growth metrics related to the financial performance of FBS in the 12 months from January 1, 2019 through December 31, 2019, which were not achieved, and $4,500 of preferred and common stock of GTCR Parent which is recorded as a capital contribution, which was accounted for as a business combination as defined by ASC 805. In connection with the capital contribution, no non-controlling interest was recorded as Parent did not own any shares of FBS at the date of acquisition or as of December 31, 2019. The assets acquired and liabilities assumed are recorded at their respective fair values as of the date of the acquisition with the excess of the purchase price over those fair values recorded as goodwill. The determination of the fair values of the acquired assets and assumed liabilities required significant judgment, including estimates impacting the determination of estimated lives of tangible and intangible assets, and their related fair values. The fair values were determined considering the income, market and cost approaches. The fair value measurement is based on significant inputs that are not observable in the market and, therefore represents a Level 3 measurement.

The following table summarizes the fair values of the assets acquired and liabilities assumed by the Company and resulting goodwill at January 1, 2019:

Assets
Current Assets:
Cash and cash equivalents	$1,262
Prepaid expenses	41
Other current assets	382
Total current assets	1,685
Other assets:
Property and equipment, net	32
Goodwill	33,699
Intangible assets	21,800
Other long-term assets	126
Total assets	$57,342

Liabilities
Current liabilities:
Other accrued expenses	$367
Total current liabilities	367
Total liabilities	367
Net assets	$56,975

Intangible assets acquired consist of customer relationships of $14,000, developed technology of $4,400, and tradename of $3,400. All intangibles assets are amortized on a straight-line basis in line with Company policy. Goodwill of $33,699 resulted from the acquisition and is not deductible for tax purposes. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the expected revenue synergies. As of December 31, 2019, the measurement period for Goodwill has closed.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

3.    Business combinations (cont.)

Transaction costs related to the transaction totaled $3,854 and are recorded in selling, general & administrative expenses on the consolidated statement of operations.

FBS contributed $11,814 and $1,211 to our revenue and income before income taxes, respectively, for 2019.

FBS did not achieve established growth metrics in the 12 months from January 1, 2019 through December 31, 2019. Accrued liabilities related to the contingent consideration of $680 were written off to Other income (expense). The Company made no payments in 2019 for contingent consideration related to the FBS transaction.

Pro Forma Results of Operations for Business Combinations

The following unaudited pro forma information presents consolidated financial information of the Company as if the Acquisition and the Stewardship transactions occurred on January 1, 2017.

Period	Revenue	Net loss
2017 Pro Forma from January 1, 2017 to December 31, 2017	$185,333	$(200)

The following unaudited pro forma information presents consolidated financial information of the Company as if the Stewardship and FBS transactions occurred on January 1, 2018.

Period	Revenue	Net loss
2018 Pro Forma from January 1, 2018 to December 31, 2018	$197,555	$(4,814)

4.    Property and equipment, net

Property and equipment, net consists of the following:

	December 31, 2019	December 31, 2018
Computers and equipment	$5,284	$3,775
Internal-use software	6,471	3,394
Office equipment	130	201
Furniture and fixtures	1,284	631
Leasehold improvements	1,087	283
Other equipment	26	24
Total property and equipment	14,282	8,308
Less: accumulated depreciation	(4,261)	(2,303)
Total property and equipment, net	$10,021	$6,005

Depreciation and amortization expense, including depreciation of assets under capital leases and acquired internal-use software, totaled $2,753 for the year ended December 31, 2019, $1,433 for the year ended December 31, 2018, $321 for the period from August 1, 2017 to December 31, 2017 and $713 for the period from January 1, 2017 to July 31, 2017.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

5.    Goodwill and other intangible assets, net

Goodwill recorded in the consolidated financial statements was $193,885 and $160,174 at December 31, 2019 and 2018, respectively. There were no indicators of impairment noted in the periods presented.

The following table presents changes to goodwill for the years ended December 31, 2019 and 2018:

Total
Balance as of December 31, 2017	$154,036
Acquisitions	5,405
Adjustment for deferred income taxes	733
Balance as of December 31, 2018	160,174
Acquisitions	33,711
Balance as of December 31, 2019	$193,885

Intangible assets other than goodwill at December 31, 2019 included the following:

	Weighted Average Useful Life (Years)	Useful Lives	Gross Carrying Amount at December 31, 2019	Accumulated Amortization	Net Carrying Value as of December 31, 2019
Customer Relationships	10.3	5 – 15 years	$156,256	$(34,712)	$121,544
Developed Technology	4.3	3 – 5 years	19,520	(8,658)	10,862
Tradename	25.0	25 years	4,190	(173)	4,017
	9.0		$179,966	$(43,543)	$136,423

Intangible assets other than goodwill at December 31, 2018 included the following:

	Weighted Average Useful Life (Years)	Useful Lives	Gross Carrying Amount at December 31, 2018	Accumulated Amortization	Net Carrying Value as of December 31, 2018
Customer Relationships	10.0	5 – 15 years	$139,753	$(19,674)	$120,079
Developed Technology	4.1	3 – 5 years	15,120	(4,181)	10,939
Tradename	25.0	25 years	790	(5)	785
	8.9		$155,663	$(23,860)	$131,803

Amortization expense totaled $19,683 for the year ended December 31, 2019, $16,906 for the year ended December 31,2018, $6,954 for the period from August 1, 2017 to December 31, 2017 and $362 for the period from January 1, 2017 to July 31, 2017.

The following table shows the expected future amortization expense for intangible assets at December 31, 2019:

Expected Future Amortization Expense
2020	$20,062
2021	18,869
2022	17,196
2023	16,994
2024	15,374
Thereafter	47,928
Total expected future amortization expense	$136,423

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

6.    Long-term debt

The Company’s long-term debt consisted of the following for the two periods presented below:

	December 31, 2019	December 31, 2018
Term loan credit agreement	$231,041	$233,404
Debt issuance costs, net	(4,525)	(5,512)
Total debt	$226,516	$227,892
Less: current portion of debt	(2,364)	(2,364)
Total long-term debt	$224,152	$225,528

In August 2017, GTCR-Ultra Acquisition, Inc. entered into an initial term loan credit agreement for borrowings of $150,500, a $25,000 revolving credit facility (the “Revolver”), and a Delayed Draw Term Loan (“DDTL”) for borrowings up to $27,500. The DDTL was not utilized and was closed on September 15, 2017. No borrowings have been made against the Revolver. After closing of the 2017 acquisition of Paya, Inc. and Paya EFT, Inc. (the “Acquisition”), GTCR-Ultra Acquisition, Inc. was dissolved and the term loan credit agreement was assigned to Holdings and its subsidiaries.

In December 2018, the Company amended the credit agreement and GTCR-Ultra Holdings III, LLC (“GTCR-Ultra III”), a wholly-owned subsidiary of the Company, unconditionally guaranteed all loans and commitments. The credit agreements are secured by substantially all of the assets of the Company. As a result of the amendment, the Company increased the term loan an additional $85,000. The Revolver matures in August 2022 and the term loan matures in August 2024, with quarterly payments due throughout the term.

The net leverage ratio is the ratio of the Company’s secured indebtedness to the consolidated adjusted EBITDA. The maximum ratio permitted by the financial covenant in the Credit Agreement is 7.75x for December 31, 2019.

The current portion of debt was included within other current liabilities on the consolidated balance sheet.

The Company had $4,525 and $5,512 of unamortized term loan debt issuance costs that were netted against the outstanding loan balance and $283 and $392 of unamortized costs associated with the Revolver as of December 31, 2019 and 2018, respectively. The Revolver debt issuance costs are recorded in other current assets and are amortized over the life of the Revolver. Amortization of the debt issuance costs are included in interest expense in the consolidated statement of operations.

The interest rate for the revolver and the term loan credit agreement were set at LIBOR plus a margin of 6% on July 1, 2017. In July 2018, the interest rate was reduced to LIBOR plus a margin of 5.25% and remained unchanged at December 31, 2019. Interest expense related to long-term debt totaled $17,669 for the year ending December 31, 2019 and $11,911 for the year ending December 31, 2018. Unused revolver borrowings incur administrative agent fees at a rate of 0.50% per annum on the daily average of the unused amount and are recorded in interest expense. Total interest expense was $20,043, $13,630 and $5,420, for the years ended December 31, 2019 and December 31, 2018, and for the period from August 1, 2017 to December 31, 2017, respectively, including the long-term debt interest expense of $17,669, $11,911 and $4,644 for the years ended December 31, 2019 and December 31, 2018, and for the period from August 1, 2017 to December 31, 2017 and amortization of debt issuance costs of $1,096, $833 and $335 for the years ended December 31, 2019 December 31, 2018 and for the period from August 1, 2017, respectively.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

6.    Long-term debt (cont.)

Principal payments on term loan of $591 were paid quarterly for the period from January 1, 2019 to December 31, 2019. Annual principal payments on term loan for the following years is as follows:

Future Principal Payments
2020	$2,364
2021	2,364
2022	2,364
2023	2,364
2024	221,585
Total future principal payments	$231,041

7.    Derivatives

The Company utilizes derivative instruments to manage risk from fluctuations in interest rates on its term loan credit agreement. On November 16, 2017 the Company entered into an interest rate cap agreement with a notional amount of $125,000 for the initial period, reducing consistent with the required quarterly debt payments, and an effective date of December 29, 2017. The agreement terminates on December 31, 2020. The Company paid a premium of $169 for the right to receive payments if the LIBOR rises above the cap percentage, thus effectively ensuring interest expense is capped at a maximum rate of the cap plus 6% for the duration of the agreement. The premium is recorded in other long-term assets on the consolidated balance sheet. The interest rate cap agreement is a derivative not designated as a hedging instrument for accounting purposes.

The interest rate cap rate is as follows:

Period rate is applicable
Date From	Date To	Notional Amount	Cap Rate (%)
December 29, 2017	March 29, 2018	125,000	2.25%
March 30, 2018	June 28, 2018	124,688	2.50%
June 29, 2018	September 28, 2018	124,375	2.75%
September 29, 2018	December 30, 2018	124,063	2.75%
December 31, 2018	March 29, 2019	123,750	3.00%
March 30, 2019	June 28, 2019	123,438	3.00%
June 29, 2019	September 29, 2019	123,125	3.00%
September 30, 2019	December 30, 2019	122,813	3.00%
December 31, 2019	March 30, 2020	122,500	3.00%
March 31, 2020	June 29, 2020	122,188	3.00%
June 30, 2020	September 29, 2020	121,875	3.00%
September 30, 2020	December 31, 2020	121,562	3.00%

The fair value of the interest rate cap agreement was $1 and $150 at December 31, 2019 and 2018, respectively. The fair value of the interest rate cap agreement is included in other current assets on the consolidated balance sheet. Changes in fair value are recorded in earnings in other income (expense). The Company recognized ($149), $8 and ($27) in other income (expense) for the years ended December 31, 2019 and December 31, 2018, for the period from August 1, 2017 to December, 31, 2017, respectively.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

8.    Share-based compensation

GTCR Parent provides Class C Incentive Units as part of their incentive plan. As certain employees of the Company were recipients of the Class C Incentive Units discussed above, the related share-based compensation was recorded by the Company.

The total number of units associated with share-based compensation granted and forfeited during the period from Inception to December 31, 2019 is as follows:

	Time Vesting	Performance Vesting	Total
Granted	45,042,000	4,252,000	49,294,000
Forfeited	(9,943,000)	—	(9,943,000)
December 31, 2017 balance	35,099,000	4,252,000	39,351,000
Granted	27,254,387	811,000	28,065,387
Forfeited	(18,125,037)	(4,252,000)	(22,377,037)
December 31, 2018 balance	44,228,350	811,000	45,039,350
Granted	13,050,652	—	13,050,652
Forfeited	(13,827,845)	(811,000)	(14,638,845)
December 31, 2019 balance	43,451,157	—	43,451,157

As of December 31, 2019, 10,538,264 of the units had vested. The units vest on a straight-line basis over the terms of the agreement as described below.

Class C Incentive Units

GTCR Parent provides share-based compensation awards to employees under an incentive plan, including both time vesting incentive units and performance vesting incentive units (collectively, the “Incentive Units”). GTCR Parent is authorized to issue 50,000,000 Incentive Units. There were 43,451,157, 45,039,350 and 39,351,000 Incentive Units issued as of December 31, 2019, 2018 and 2017, respectively. Of these units issued as of December 31, 2019, 43,153,157 units were time vesting units with a five-year vesting period (vesting date varies by employee contract), 298,000 units were time vesting units with a one-year vesting period, and 0 units were performance vesting units. Of the units issued as of December 31, 2018, 43,930,350 units were time vesting units with a five-year vesting period (vesting date varies by employee contract), 298,000 units were time vesting units with a one-year vesting periods and 811,000 units were performance vesting units. Of the units issued as of December 31, 2017, 34,801,000 units were time vesting units with a five-year vesting period (vesting date varies by employee contract). 298,000 units were time vesting units with a one-year vesting periods and 4,252,000 units were performance vesting units. During 2019, 14,638,845 of Class C units were forfeited due to departures of key members of management from the Company. As of December 31, 2019, 10,538,264 of the incentive units were vested.

Units granted during the period had participation thresholds ranging from $0.09 to $0.57 with fair values ranging from $0.12 to $0.26 per unit.

The Company recognized $2,273, $1,309 and $248 of share-based compensation, for the years ended December 31, 2019 and December 31, 2018 and for the period from August 1, 2017 to December 31, 2017, respectively, in selling, general & administrative expenses on the consolidated statement of operations on a straight-line basis over the vesting periods. The Company used the fair value of the awards on the grant date to determine the share-based compensation expense. To determine the fair value of units issued in 2019, GTCR Parent estimated its enterprise value (“EV”) and evaluated the value of units based on the distribution waterfall outlined below.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

8.    Share-based compensation (cont.)

Distributions

Distributions to unitholders are subject to customary waterfall provisions as defined in the Parent’s LLC Agreement. Class C Units are paid after all preferred and common units of Parent. There were no distributions made for the periods reported.

To determine the fair value of units issued in 2019, the Company used a third-party valuation firm to calculate an enterprise value of $602,000 as determined by discounted cash flow, guideline public company, and merger and acquisition valuation methodologies. The Company used the aggregate implied equity value based on capital contributions and a Black-Scholes Option Pricing Model utilizing certain assumptions, such as the risk-free interest rate and equity volatility, to determine total equity value. A risk-free interest rate of 1.6% was utilized with a 5-year term. Volatility of 50.0% was utilized based on comparable companies publicly traded common stock prices and the capital structure of the Company. A weighted average cost of capital of 11.5% was used in the discounted cash flow analysis. Multiples of 13.0x EV/Last twelve months (“LTM”) earnings before interest taxes depreciation and amortization (“EBITDA”) and EV/2019 EBITDA and 10.5x EV/2020 EBITDA were utilized in the guideline public company analysis. Multiples of 13.0x EV/LTM EBITDA and 12.5x EV/Next twelve months EBITDA were utilized in the merger and acquisition analysis.

To determine the fair value of units issued in 2018, the Company estimated its enterprise value (“EV”) and evaluated the value of units based on the distribution waterfall outlined within the Distributions section above. The Company selected an enterprise value of $420,000 as determined by discounted cash flow, guideline public company, and merger and acquisition valuation methodologies. A weighted average cost of capital of 11% was used in the discounted cash flow analysis. Multiples of 10.0x EV/Last twelve months (“LTM”) earnings before interest taxes depreciation and amortization (“EBITDA”) and EV/2018 EBITDA and 9.0x EV/2019 EBITDA were utilized in the guideline public company analysis. Multiples of 10.0x EV/LTM EBITDA and 9.0x EV/Next twelve months EBITDA were utilized in the merger and acquisition analysis.

To determine the fair value of units issued in 2017, the Company used the aggregate implied equity value based on capital contributions and a related Monte Carlo Simulation analysis utilizing certain assumptions, such as the risk-free interest rate and equity volatility, to determine total equity value. A risk-free interest rate of 1.8% was utilized with a 5-year term. Volatility of 37.5% was utilized based on comparable companies publicly traded common stock prices and the capital structure of the Company.

Performance vesting incentive units

The performance vesting incentive units shall become vested only upon the occurrence of a sale of the Company and after certain performance thresholds have been met. ASC 718, Compensation-Stock Compensation, requires a company to recognize cost for awards with performance conditions if and when the Company concludes that it is probable that the performance condition will be achieved, net of an estimate of pre-vesting forfeitures. All remaining units were forfeited in 2019 and there are no units outstanding units as of December 31, 2019.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

9.    Income taxes

The income tax benefits (expenses) from continuing operations were as follows:

	Successor			Predecessor
	Year ended December 31, 2019	Year ended December 31, 2018	Period from August 1, to December 31, 2017	Period from January 1, to July 31, 2017
Current:
Federal	$(2,623)	$261	$(46)	$(5,897)
State	(87)	(435)	(76)	(1,501)
Total current provision	(2,710)	(174)	(122)	(7,398)

Deferred:
Federal	$3,637	$1,963	$16,456	$721
State	1,493	2,090	1,427	17
Total deferred benefit	5,130	4,053	17,883	738
Total benefit for income taxes	$2,420	$3,879	$17,761	$(6,660)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The rate reconciliation for continuing operations presented below is based on the U.S. federal statutory tax rate of 21% for the years ended December 31, 2019 and 2018:

	Successor			Predecessor
	Year ended December 31, 2019	Year ended December 31, 2018	Period from August 1, to December 31, 2017	Period from January 1, to July 31, 2017
Tax computed at federal statutory rate	21.00%	21.00%	34.00%	34.00%
State Taxes (net of federal benefit)	12.44%	20.56%	4.87%	5.86%
Nondeductible Expenses	-0.19%	-0.48%	-0.12%	0.10%
Pass-through Income	-7.33%	1.27%	0.00%	0.00%
Stock compensation	-4.17%	-3.82%	-0.46%	-0.15%
Transaction cost	0.00%	-1.79%	-10.58%	0.00%
Deferred Financing Cost Amortization	0.00%	14.84%	0.00%	0.00%
Uncertain Tax Positions – Interest	-1.19%	-1.25%	-0.17%	0.25%
Uncertain Tax Positions – Liability	-0.81%	0.00%	0.00%	0.00%
Remeasurement of Deferred Taxes due to Tax Reform	0.00%	0.00%	69.37%	0.00%
Return to Provision Adjustments	1.39%	3.58%	0.00%	0.00%
Income tax expense	21.14%	53.91%	96.91%	40.06%

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

9.    Income taxes (cont.)

The Company’s income tax provision was computed based on the federal statutory rate and the average state statutory rates, net of the related federal benefit. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31, 2019	December 31, 2018
Deferred tax assets:
Accrued compensation	$1,082	$771
Accrued vacation	45	11
Bad debt reserve	351	425
Accrued expenses	180	183
Accrued sales tax payable	113	115
Deferred rent	124	127
State net operating loss carryforward	454	1,446
Transaction costs	405	556
Interest expense limitation	3,247	1,359
Unrealized gain/loss on change in fair value of derivative	46	5
Federal net operating loss carryforward	376	193
Federal benefit of UTP	—	666
Total net deferred tax assets	$6,423	$5,857

Deferred tax liabilities
Fixed assets	(2,755)	(2,067)
Intangible amortization	(27,831)	(32,331)
Goodwill amortization	(325)	(332)
Catch up adjustment	(20)	—
California 338(g) amortization	(489)	(288)
Total deferred tax liabilities	$(31,420)	$(35,018)

Valuation allowance	(14)	(980)
Net deferred tax liability	$(25,011)	$(30,141)

The Company had a $1,790 and $919 federal net operating loss carryforward as of December 31, 2019 and December 31, 2018, respectively, which can be carried forward indefinitely. The Company believes that it is more likely than not that the benefit from the federal net operating loss carryforward will be realized prior to expiration.

ASC 740, Income Tax requires deferred tax assets to be reduced by a valuation allowance, if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. In accordance with this requirement, the Company regularly reviews the recoverability of its deferred tax assets and establishes a valuation allowance if appropriate. In determining the amount of any required valuation allowance, the Company considers the history of profitability, projections of future profitability, the reversal of future taxable temporary differences, the overall amount of deferred tax assets, and the timeframe necessary to utilize the deferred tax assets prior to their expiration.

The Company had a $454 and $1,446 net operating loss carryforward (tax effected) for various state jurisdictions as of December 31, 2019, and December 31, 2018, respectively. Of these amounts, $14 and $980 relate to Tennessee for the periods ended December 31, 2019, and December 31, 2018, respectively. The Tennessee net operating loss has a fifteen-year carryforward period. The Company believes that it is more

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

9.    Income taxes (cont.)

likely than not that the benefit from the Tennessee net operating loss carryforwards will not be realized prior to expiration. As a result, the Company has provided for a valuation allowance against the Tennessee net operating loss as of December 31, 2019, and December 31, 2018. If in the future the Company believes that it is more likely than not that these deferred tax benefits will be realized, the valuation allowance will be reversed. The Company believes that it is more likely than not that the benefit from all other state net operating loss carryforward will be realized prior to expiration.

At December 31, 2019, and December 31, 2018, the Company has recorded a liability of $0, and $3,250, respectively for uncertain tax provisions in other long-term liabilities, of which the Company recognized approximately $0 and $114 in accrued interest expense associated with unrecognized tax benefits for the year ended December 31, 2019 and December 31, 2018, respectively. These amounts, which are fully indemnified by Sage Group, represent the gross amount of exposure in individual jurisdictions and do not reflect any additional benefits expected to be realized if such positions were sustained, such as a federal deduction that could be realized if an unrecognized state deduction was not sustained. The Company recognizes accrued interest and penalties, if any, related to unrecognized tax benefits as a component of tax expense. During the year ended December 31, 2019, the liability was settled with the state.

As of December 31, 2019, the earliest tax year open to federal and most state examinations is 2016. There are no new income tax audits open as of December 31, 2019. As of December 31, 2019, the Company had an ongoing excise tax audit in Washington State for the tax years ended December 31, 2016 through December 31, 2019. The Company believes based on the recognition and measurement principles of ASC 740 that the unrecognized tax benefits recorded for all remaining open years in all jurisdictions, including those currently under audit, is appropriate. The Company does not expect its unrecognized tax benefits to significantly change in the next 12 months.

In connection with the 2017 Acquisition, Paya entered into an indemnification agreement whereby Sage Group indemnified GTCR Parent and its affiliates from and against any loss suffered from any indemnified taxes. As such, any uncertain tax positions that exist as of the Acquisition or are uncovered after the Acquisition but related to the Predecessor period, have been accounted for in purchase accounting and in the period ended December 31, 2017. Under this provision, Holdings recognized tax indemnification assets in the amount of $3,250 as of December 31, 2018. The Company recognized tax indemnification assets in the amount of $0 as of December 31, 2019, as all were settled during the year.

As of December 31, 2019, all unrecognized tax benefits were settled for $1,730.

The aggregate change in the balance of gross unrecognized tax benefits, which excludes interest and penalties, for 2019 and 2018 is as follows:

	Year ended December 31, 2019	Year ended December 31, 2018
Beginning balance	$1,730	$1,730
Additions based on tax positions related to prior years	—	—
Additions based on tax positions related to current years	—	—
Reductions for tax positions due to lapse of statute	—	—
Other changes	(1,730)	—
Ending balance	$—	$1,730

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

10.    Fair Value

The Company makes recurring fair value measurements of contingent liabilities arising from the FBS acquisitions using Level 3 unobservable inputs. This amount relates to expected earnout payments related to certain growth metrics of to the financial performance of FBS in the 12 months from January 1, 2019 through December 31, 2019 as laid out in the acquisition agreement. The fair value of the contingent liability was zero at December 31, 2019.

The Company makes recurring fair value measurements for derivative instruments. Refer to Note 8. Derivatives for additional information.

There were no transfers into or out of Level 3 during the years ended December 31, 2019 and 2018.

Other financial instruments not measured at fair value on the Company’s Consolidated Balance Sheets at December 31, 2018 and 2019 include cash, trade receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses and other current liabilities as their estimated fair values reasonably approximate their carrying value as reported on the Consolidated Balance Sheets. The Company’s debt obligations are carried at amortized cost less debt issuance costs. Amortized cost approximates fair value.

11.    Commitments and contingencies

Operating leases

The Company leases certain property and equipment for various periods under noncancelable operating leases. The Company’s future minimum lease payments under such agreements at December 31, 2019 were approximately:

Year ending December 31,
2020	$1,346
2021	514
2022	530
2023	545
2024	494
Thereafter	1,012
$4,441

Rental expense was $1,765, $1,581, $686 and $601 for the years ended December 31, 2019 and December 31, 2018, for the period from August 1, 2017 to December 31, 2017 and for the period from January 1, 2017 to July 31, 2017, respectively.

The Company vacated a portion of its leased premises at Reston, VA in 2015. The Company accounted for the remaining lease payments attributable to the vacated portion by recording an onerous lease liability of $1,225 in other long-term liabilities. The onerous lease was fair valued through purchase accounting at the time of the Acquisition and included estimated sub-lease rental income for the vacated portion. The Company entered into a sub-lease of the space in January 2018 that will provide future minimum rental income of $1,189. The Company vacated an additional portion of its leased premises at Reston, VA in fiscal year 2019 and is expected to be completely vacated by August, 2020. The Company accounted for the remaining lease payments attributable to the vacated portion by recording an onerous lease liability of $302 in other current liabilities in accordance with ASC 420 — Exit or Disposal Cost Obligations. The obligation related to onerous leases recorded in other current liabilities was $397 and $256 as of December 31, 2019 and 2018, respectively. The obligation related to onerous leases recorded in other long-term liabilities was $0 and $155 as of December 31, 2019 and 2018, respectively.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

11.    Commitments and contingencies (cont.)

Legal matters

From time to time the Company is a party to legal proceedings arising in the ordinary course of business. In accordance with U.S. GAAP, the Company records a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed regularly and adjusted to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. The Company recently settled a Fair Labor Standards Act (“FLSA”) collective action lawsuit for which it was party to. As of December 31, 2018, a reserve of $206 had been established reflecting the Company’s liability for its portion of the settlement and legal fees. In 2019, $169 has been disbursed for settlement related payments and the remaining reserve was reversed. As of December 31, 2019, no liability remains as the matter has been closed.

12.    Related party transactions

Successor

Contributions from GTCR Parent

In connection with the acquisition of FBS, GTCR Parent contributed all of its shares in Stewardship valued at $4,000 as of the acquisition date of FBS to the Company as a capital contribution. Subsequent to the acquisition of FBS, GTCR Parent also contributed all of its acquired membership interest in FBS valued at $4,500 as of the acquisition date of FBS to the Company as a capital contribution. The Company also received cash contributions from GTCR Parent in the amounts of $530, $3,588 and $114,092 for the years ended December 31, 2019 and 2018, and for the period from August 1, 2017 to December 31, 2017, respectively.

Receivable from Parent

The Company, as a wholly-owned subsidiary of GTCR Parent, funds certain transactions on behalf of its parent company that result in a receivable from affiliate between the two entities. These transactions include but are not limited to, audit and tax fees and share repurchases. The Company had a related party receivable from affiliate of $24,282 and $0 as of December 31, 2019 and December 31, 2018, respectively.

Advisory Agreement

The Company entered into an Advisory Agreement with GTCR Management XI LP, an affiliate of GTCR Parent, on August 1, 2017 for business consulting services. In exchange for those services the Company will pay GTCR Management XI LP an annual advisory fee of $1,000 payable in advance in quarterly installments. The Company recorded total charges of $1,000 related to the Advisory Agreement in selling, general & administrative expenses on the consolidated statement of operations for the year ended December 31, 2019 and year ended December 31, 2018, respectively. For the 5-month period ended December 31, 2017 the Company recorded total charges of $416 related to the Advisory Agreement in selling, general & administrative expenses on the consolidated statement of operations. The Company recorded no related party payable — GTCR as of December 31, 2019 and 2018 on the consolidated balance sheet.

The Company reimburses GTCR Parent for expenses incurred as a result of the Acquisition and for services related to the Advisory Agreement. The Company has recorded total charges for expenses incurred of $0 and $423 for the year ended December 31, 2019 and year ended December 31, 2018, respectively, in selling, general & administrative expenses on the consolidated statement of operations. For the 5-month period ended December 31, 2017 the Company recorded total charges for expenses incurred of $228 in selling, general & administrative expenses on the consolidated statement of operations. The Company recorded no related party payable — GTCR as of December 31, 2019 and 2018 on the consolidated balance sheet.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

12.    Related party transactions (cont.)

Related party transactions — Antares

Antares is an investor in GTCR Parent and lender of the debt incurred to fund the Acquisition and the subsequent acquisition of FBS. As such, Antares is considered a related party. The Company recorded interest expense of $17,669, $11,911 and $4,644 in expense on the consolidated statement of operations for the years ended December 31, 2019, December 31, 2018 and for the period from August 1, 2017 to December 31, 2017, respectively. The outstanding balance of debt at December 31, 2019 recorded on the consolidated balance sheet was $226,516, net of debt issuance costs of $4,525. As disclosed in Note 7, the Company amended the credit agreement and GTCR-Ultra III assumed all loans and commitments on December 31, 2018.

Transaction Services Agreement

The TSA provided for the continued provision of certain corporate overhead services to the Company by Sage Group and its affiliates. The services provided primarily consisted of certain accounting, information technology, human resources, and other general and administrative services associated with the Successor’s transition to a stand-alone company. The services were provided to the Successor from August 2017 through July 2018. The TSA charges are included in selling, general & administrative expenses on the consolidated statement of operations. The Company recorded total charges related to the TSA of $1,242 and $1,234 in selling, general & administrative expenses for the year ended December 31, 2018 and for the 5-month period ended December 31, 2017, respectively, on the consolidated statement of operations. The Company completed the TSA in July 2018.

Strategic Alliance Agreement

The SAA establishes the terms of the business relationship between SSI and Paya, including the servicing of existing or legacy customer relationships and the referral and acquisition of new customers; the maintenance requirements of the software; the payment details of revenue share by Paya to SSI for customer referrals; the respective parties’ IP rights; and Paya’s prospective entry into the Sage Partner Program as a Preferred Partner. to pay a percentage of net revenues to SSI depending on the type of merchant and the number of new merchants added during the period. The Company recorded expenses related to the SAA of $6,683 and $3,114 for the year ended December 31, 2018 and for the 5-month period ended December 31, 2017, respectively, in cost of services exclusive of depreciation and amortization on the consolidated statement of operations.

13.    Defined contribution plan

Successor

The Company maintains a 401(k) Plan as a defined contribution retirement plan for all eligible employees. The 401(k) Plan provides for tax-deferred contributions of employees’ salaries, limited to a maximum annual amount as established by the IRS. The plan enrolls employees immediately with no age or service requirement. The Company matches 50% of employees’ contributions up to the first 7% contributed. Matching contributions made to an employee’s account are 100% vested as of the date of contribution. The 401(k) Plan employer match was $696, $486, $226 in the years ended December 31, 2019 and 2018 and for the period from August 1, 2017 to December 31, 2017, respectively.

Predecessor

The Predecessor’s employees participated in either a Roth 401(k) or 401(k) retirement and savings plan managed by Sage NA, which allow eligible employees to contribute up to 30% of their compensation annually up to $18 and allow highly compensated employees to contribute up to 12% of their compensation annually. Sage NA matched 50% of employees’ contributions up to the first 7% contributed. Matching contributions made to an employee’s account are 100% vested as of the date of contribution. The 401(k) Plan employer match was $301 for the period from January 1, 2017 to July 31, 2017.

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

14.    Segments

The Company determines its operating segments based on ASC 280, Segment Reporting. Based on the manner in which the chief operating decision making group (“CODM”) manages and monitors the performance of the business in 2020, the Company currently has two operating and reportable segments: Integrated Solutions and Payment Services. All prior periods, including the predecessor period, are presented based on the current segment structure.

More information about our two reportable segments:

•        Integrated Solutions — Our Integrated Solutions segment represents the delivery of our credit and debit card payment processing solutions to customers via integrations with software partners across our strategic vertical markets. Our Integrated Solutions partners include vertical focused front-end Customer Relationship Management software providers as well as back-end Enterprise Resource Planning and accounting solutions.

•        Payment Services — Our Payment Services segment represents the delivery of card payment processing solutions to our customers through resellers, as well as ACH, check, and gift card processing. Card payment processing solutions in this segment do not originate via a software integration but still utilize Paya’s core technology infrastructure. ACH, check, and gift card processing may or may not be integrated with third-party software.

The Company has not earned any revenue from transactions with any other operating segments as all revenue is from external customers.

The following tables present total revenues and segment gross profit, excluding depreciation and amortization, for each reportable segment and includes a reconciliation of segment gross profit to total U.S. GAAP operating profit, excluding depreciation and amortization, by including certain corporate-level expenses.

	Successor			Predecessor
	Year ended December 31, 2019	Year ended December 31, 2018	Period from August 1, to December 31, 2017	Period from January 1, to July 31, 2017
Revenues from external customers:
Integrated Solutions	$119,767	$100,326	$39,935	$56,948
Payment Services	83,607	84,752	35,292	49,964
Total Revenue	203,374	185,078	75,227	106,912

Integrated Solutions gross profit	62,667	49,846	18,747	27,246

Payment Services gross profit	39,143	39,205	16,128	24,080

Total segment gross profit	101,810	89,051	34,875	51,326
Selling, general & administrative expenses	(69,943)	(64,383)	(40,454)	(33,275)
Depreciation and amortization	(22,436)	(18,339)	(7,275)	(1,075)
Interest expense	(20,043)	(13,630)	(5,420)	(460)
Other income (expense)	(832)	104	(54)	110
Income (loss) before income taxes	$(11,444)	$(7,197)	$(18,328)	$16,626

GTCR-Ultra Holdings II, LLC.
Notes to Consolidated Financial Statements
(In Thousands)

14.    Segments (cont.)

Segment assets are not included in the CODM reporting package as they are not considered as part of the CODM’s allocation of resources. The Company does not have any revenue or assets outside the United States. There were no single customers from either operating segment that represented 10% or more of the Company’s consolidated revenues for the years ended December 31, 2019, 2018 and for the period from August 1, 2017 to December 31, 2017, respectively. There were no transactions between reportable operating segments for the years ended December 31, 2019, 2018 and for the period from August 1, 2017 to December 31, 2017, respectively.

15.    Subsequent Events

On July 13, 2020, the Company executed a Term Sheet with FinTech Acquisition III (FinTech) and certain GTCR affiliates to affect a business combination. Pursuant to the agreement, subject to regulatory and shareholder approval, FinTech, through a wholly-owned subsidiary, will acquire all of the issued and outstanding members’ equity interests of the Company.

On March 2, 2020, Paya Inc. entered into an agreement with Plaza Office Realty I, LLC to lease approximately 9,672 square feet of space in Reston, VA. The lease will tentatively commence on September 1, 2020, and the term will be 65 months with total minimum lease payments of $2,171.

On March 20, 2020, the Company drew down $10,000 on its revolving line of credit and on March 23, 2020 the Company drew down an additional $15,000 on its revolving line of credit for a total of $25,000. On June 5, 2020, the Company paid the outstanding balance on the revolving line of credit.

The worldwide coronavirus, or COVID-19, outbreak in the first quarter of 2020 has led to an extreme downturn and volatility of the financial markets and wide-ranging changes in consumer behavior. As the economic and regulatory environment continues to evolve, we cannot reasonably estimate the length or severity of this event or the impact to the Company’s performance and financial results. However, in general, a deterioration in general economic and business conditions can have a negative impact on revenues as consumer spending declines at certain merchants. The Company is monitoring recent events tied to COVID-19 and while very difficult to forecast, is ready to act and adjust operations if the economic decline is deeper and/or longer than expected. Despite recent events, there are no existing conditions or events which raise substantial doubt regarding the Company’s ability to continue as a going concern.

Subsequent events have been evaluated through August 1, 2020, which is the date the financial statements were available to be issued.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby.

Securities and Exchange Commission registration fee		$143,113
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total	$	*

____________

*        To be completed by Amendment

Item 14.     Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our charter provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as amended. Our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15.     Recent Sales of Unregistered Securities.

On October 16, 2020, immediately prior to the consummation of the Business Combination, FinTech Acquisition Corp. III issued 25,000,000 shares of its Class A common stock to certain private investors for an aggregate amount of $250,000,000.

The sales of these securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. The purchasers of the securities acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. The registrant believes that all recipients of securities in these transactions were accredited investors, sophisticated investors, or had adequate access, through their relationships with the registrant, to information about the registrant. The sales of these securities were made without any general solicitation or advertising. No underwriters were involved in the issuance of these securities.

Item 16.     Exhibits and Financial Statement Schedules.

(a)     Exhibits

No.	Description
2.1

Agreement and Plan of Merger, dated August 3, 2020, by and among GTCR-Ultra Holdings, LLC, GTCR-Ultra Holdings II, LLC, FinTech III Merger Sub Corp., FinTech Acquisition Corp. III, FinTech Acquisition Corp. III Parent Corp., GTCR/Ultra Blocker, Inc. and GTCR Fund XI/C LP (included as Annex A to the definitive Proxy Statement/Prospectus filed by FinTech Parent Acquisition Corp. III Parent Corp. on September 23, 2020).

3.1

Amended and Restated Certificate of Incorporation of Paya Holdings Inc., filed with the Secretary of State of the State of Delaware on October 16, 2020 (incorporated by reference to Exhibit 3.1 to Paya Holdings Inc.’s Form 8-K filed on October 22, 2020).

3.2	Amended and Restated Bylaws of Paya Holdings Inc. (incorporated by reference to Exhibit 3.2 to Paya Holdings Inc.’s Form 8-K filed on October 22, 2020).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by FinTech Acquisition Corp. III Parent Corp. on September 16, 2020).
4.2	Specimen Warrant Certificate (included in Exhibit 4.3).
4.3

Warrant Agreement, dated November 15, 2018, between Continental Stock Transfer & Trust Company and FinTech Acquisition Corp. III. (incorporated by reference to Exhibit 4.1 of FinTech Acquisition Corp. III’s Current Report on Form 8-K filed on November 21, 2018).

5.1	Opinion of Kirkland & Ellis LLP*
10.1

Registration Rights Agreement, dated October 16, 2020, by and among FinTech Acquisition Corp. III Parent Corp. and certain stockholders of Parent (incorporated by reference to Exhibit 10.1 to Paya Holdings Inc.’s Form 8-K filed on October 22, 2020).

10.2

Sponsor Support Agreement dated August 3, 2020, by and among FinTech Acquisition Corp. III, GTCR-Ultra Holdings II, LLC, FinTech Acquisition Corp. III Parent Corp., GTCR-Ultra Holdings, LLC and certain stockholders of FinTech Acquisition Corp. II (incorporated by reference to Exhibit 10.1 of FinTech Acquisition Corp. III’s Current Report on Form 8-K filed on August 3, 2020).

10.3

Director Nomination Agreement, dated as of October 16, 2020, by and among Paya Holdings Inc., GTCR-Ultra Holdings, LLC, GTCR Fund XI/B LP and GTCR Fund XI/C LP (incorporated by reference to Exhibit 10.3 to Paya Holdings Inc.’s Form 8-K filed on October 22, 2020).

10.4

Tax Receivable Agreement, dated as of October 16, 2020, by and among FinTech Acquisition Corp. III Parent Corp., GTCR-Ultra Holdings, LLC, GTCR-Ultra Holdings II, LLC, GTCR/Ultra Blocker, Inc., a Delaware Corporation and GTCR Fund XI/C LP (incorporated by reference to Exhibit 10.3 to Paya Holdings Inc.’s Form 8-K filed on October 22, 2020).

10.5	Form of Paya Holdings Inc. Omnibus Incentive Plan (included as Annex B to the definitive Proxy Statement/Prospectus filed by FinTech Parent Acquisition Corp. III Parent Corp. on September 23, 2020).
10.6	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.2 of FinTech Acquisition Corp. III’s Current Report on Form 8-K filed on August 3, 2020).
10.7	Form of Director/Officer Indemnification Agreement (incorporated by reference to Exhibit 10.7 to Paya Holdings Inc.’s Form 8-K filed on October 22, 2020).
10.8

Employment Agreement, dated as of October 16, 2020, by and between Paya Holdings Inc., Paya, Inc. and Jeffrey Hack (incorporated by reference to Exhibit 10.8 to Paya Holdings Inc.’s Form 8-K filed on October 22, 2020).

10.9

Employment Agreement, dated as of October 16, 2020, by and between Paya Holdings Inc., Paya, Inc. and Glenn Renzulli (incorporated by reference to Exhibit 10.9 to Paya Holdings Inc.’s Form 8-K filed on October 22, 2020).

10.10

Employment Agreement, dated as of October 16, 2020, by and between Paya Holdings Inc., Paya, Inc. and Mark Engels (incorporated by reference to Exhibit 10.10 to Paya Holdings Inc.’s Form 8-K filed on October 22, 2020).

21.1	Subsidiaries of the Registrant.*
23.1	Consent of WithumSmith+Brown, PC.*
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page hereto).*

____________

*        Previously filed.

(b)    Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.     Undertakings

The undersigned registrant, hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on the 10th day of November, 2020.

PAYA HOLDINGS INC.
By:	/s/ Glenn Renzulli
Glenn Renzulli
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date
*	Chief Executive Officer and Director	November 10, 2020
Jeff Hack	(Principal Executive Officer)
/s/ Glenn Renzulli	Chief Financial Officer	November 10, 2020
Glenn Renzulli	(Principal Financial Officer and Principal Accounting Officer)
*	Director	November 10, 2020
Aaron Cohen
*	Director	November 10, 2020
KJ McConnell
*	Director	November 10, 2020
Collin Roche
*	Director	November 10, 2020
Anna May Trala
*	Director	November 10, 2020
Stuart Yarbrough
*	Director	November 10, 2020
Jim Bonetti
*	Director	November 10, 2020
Mike Gordon
*	Director	November 10, 2020
Christine Larsen
* By:	/s/ Glenn Renzulli
Name: Glenn Renzulli, attorney-in-fact